                                                                  EXHIBIT 10.9

                                CHILD HEALTH PLUS
                            COMMUNITY INSURANCE PLAN
                       ELIGIBLE CHILDREN IN NEW YORK STATE

                                TABLE OF CONTENTS

                                                                                                                    PAGE
                                                                                                                    ----
  I. Introduction......................................................................................               1

 II. Expanded Program Design...........................................................................               9

III. General Information for the Bidder................................................................              40

 IV. Application Format................................................................................              48

  V. Evaluation Criteria...............................................................................              53

 VI. Review Process....................................................................................              59

APPENDICES:

     Appendix A - Income Guidelines
     Appendix B - Advisory Memoranda
     Appendix C - University of Rochester
                    Final Report to Legislature
     Appendix D - Quarterly Enrollment Report
     Appendix E - Benefit Package
     Appendix F - Procedures and Requirements for Filing
                    of Rates and Rate Filing Guidelines
     Appendix G - Reporting Requirements
     Appendix H - Model Application
     Appendix I - New York State Standard Clauses (Appendix A)
                   for all New York State Contracts
     Appendix J - Electronic Billing Process
     Appendix K - Budget Forms
     Appendix L - Bidder's Summary of Proposal
     Appendix M - Standard Contract/Bid Insert Form
                   Stock Item Specification Form

I. INTRODUCTION

      A. PURPOSE

                  The New York State Department of Health (DOH) is issuing this
            Request for Proposal (RFP) to voluntarily select and contract with organizations to provide health insurance coverage, through a managed care product, to eligible New York State children under the Child Health Plus program. The New York Health Care Reform Act of 1996 (HCRA of 1996) has expanded the eligibility of the current program to include children under the age 19 and added inpatient benefits.

                  All insurers are eligible to participate in the Child Health
            Plus Program. All New York State Medicaid managed care providers are strongly encouraged to respond to this RFP. It is the goal of the DOH that every child have a medical home, therefore managed care products need to be available to all eligible children. The benefits to insurers of creating a natural linkage between the Child Health Plus program and Medicaid managed care would include not only seamless coverage for members of that insurer but also increased enrollment for the plans.

                  Improving the health status of New York State's children is one of DOH's highest priorities. An important way to improve child health is by increasing access to primary and preventive care. New York State is taking steps to improve access to care by taking advantage of key opportunities: the reforming of the State's Medicaid Program to a managed care system; and reforming the State's hospital reimbursement methodology so that in addition to reimbursing hospitals directly for uncompensated care, the State is subsidizing health insurance for children of low income families which will emphasize preventive care.

                  New York is committed to improving the health of children. Low income children are at particular risk for illness and injury that affect their health status. In New York State, children of low - income families, including children on Medicaid, continue to be over-represented in infant mortality and low birthweight statistics. These children are more likely to receive care in emergency room settings for primary health care problems, lack a primary care provider, and become hospitalized for conditions (e.g. asthma) which are potentially preventable with high quality ambulatory care. Data show that these children are also more likely to be less than fully immunized, suffer preventable infectious diseases, and be exposed to toxins such as lead.

                  The health care system in New York State is designed to be proactive, providing children with the health care that focuses on prevention so that they can lead healthier lives. Under the Child Health Plus Program, children will have a "medical home" with a primary care provider who will coordinate his or her health care as part of a "seamless system", including referrals to specialists, when appropriate.

                  In order to promote the objective of "seamless coverage" the
            DOH is currently working to develop a joint application process for Medicaid, Child Health Plus, and the Special Supplemental Food Program for Women, Infants, and Children (WIC). This joint application will also have an objective of simplifying administrative processes for both patient and providers.

                  Children who enroll in Medicaid or Child Health Plus may
            experience changes which make them ineligible for a program. "Seamless coverage" would allow children the ability to move between insurance programs without changing providers. The children would have access to the same provider network, regardless of the payer (Medicaid or Child Health Plus).

                  Other DOH projects which are currently underway which focus on a goal of improving children's health include, but are not limited to, the following:

            -     Electronic Birth Certificates

                  Currently underway in DOH is the implementation of a system of electronic reporting of birth certificate information. This system has a goal of simplifying while expediting bi-directional transfer of information between DOH and health care providers.

                  Currently, more than 90% of hospitals (excluding New York
                  City) report births directly to DOH. Nearly that percentage of New York City hospitals report electronically to the New
                  York City Department of Health. The NYC DOH then forwards its data, once it has been validated, to the State DOH.

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            -     Immunization Registries

                  The development of a prototype child immunization registry is currently underway. This registry will build upon the electronic birth certificate data base to allow providers to have access to the immunization status of their pediatric patients.

                  DOH currently supports six regional consortia engaged in designing and promoting the electronic recording of immunization status in their area. Over time, these regions are expected to interconnect and begin to include the rest of the State as well. New York City currently mandates provider participation in an immunization registry.

            -     Lead Screening

                  The DOH Lead Poisoning Prevention Program has been successful in integrating blood lead screening as part of primary health care for children. More children are being appropriately screened within physicians' offices.

                  In summary, in order to improve the health outcomes of New
            York State's children, there must also be a corresponding increase in access to health care for children of the working poor who are neither eligible for Medicaid nor covered by health insurance through their employers. The expansion of the Child Health program, along with other State initiatives both present and future, demonstrate the State's commitment to creating a seamless system for children to access health services.

      B.    BACKGROUND OF THE CHILD HEALTH PLUS PROGRAM

                  The current Child Health Plus program provides a subsidized, primary and preventive health insurance program for uninsured and underinsured eligible children residing in New York State that are under the age of 17 (after January 1, 1997, children under the age of 19); not eligible for Medicaid; and who lack equivalent health care coverage. Children in households with gross incomes equal to or less than 222 percent of gross federal poverty levels are eligible for a premium subsidy under Child Health Plus (please refer to the income guideline chart in Appendix A). Families above these income guidelines are able to purchase Child Health Plus but do not receive a premium subsidy from New York State. Equivalent coverage is defined in the program's advisory memoranda which is enclosed as Appendix B.

      C.    LEGISLATIVE AUTHORITY

            1.    New York's Health Care Reform Act of 1996

                        Legislation enacted as part of the New York Health Care
                  Reform Act (HCRA) of 1996 continues the Child Health Plus program through December 31, 1999 and expands the program as follows:

                  - from July 1, 1996 through December 31, 1996 provides benefits for eligible children under the age of 17;

                  - effective January 1, 1997, children under the age of 19 who meet other eligibility requirements are eligible to participate in the program;

                  - inpatient care will be added as a covered benefit in 1997; and

                  - program funding has been significantly increased to allow for greater participation of the eligible population and the expanded benefit package.

            2.    LEGISLATIVE HISTORY - CHILD HEALTH PLUS

                        In 1990, Chapters 922 and 923 of the Laws of 1990
                  (Article 25 of the Public Health Law Section 2510 and 2511) authorized the Commissioner of Health, in consultation with the Superintendent of Insurance, to establish a statewide program to provide subsidized outpatient health insurance for children under age 13 in low income families. Funding for the program was limited to $20 million per year. The Department currently contracts with 15 insurers to provide statewide coverage for the program. Eligible children began receiving coverage through the Child Health Plus program in August, 1991. The legislation also authorized the Commissioner of Health to contract with qualified organizations for purposes of public education, outreach and recruitment of children. Two marketing and outreach organizations were selected through a RFP process.

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                  Chapter 731 of the Laws of 1993 continued the Child Health
            Plus program through December 31, 1995 and increased funding for the program to $120 million for the two year period. Under this legislation, contracts with existing insurers, and outreach and marketing contractors for Child Health Plus, were extended through 1995. The legislation required that the Department implement measures' to perform an annual review of the participating insurer's enrollment and recertification procedures. In addition, the Department was required to conduct a comprehensive evaluation of the implementation and effectiveness of the Child Health Plus program. A RFP for the evaluation of the program was issued in May, 1994. The University of Rochester, Child Health Studies Group, was selected as the contractor. A summary of the final report which was submitted to the Governor and Legislature in 1996 is enclosed as Appendix C.

                  Subsequent program legislation was enacted in 1994 and 1995 that expanded Child Health Plus to eligible children under age 16, continued contracts with existing insurers and required a RFP for continuing marketing and outreach activities be issued. The program's two existing marketing and outreach contractors were the sole bidders and were awarded contracts to continue this activity.

      D.    ALLOCATION AND FUNDING

                  Provisions established through HCRA of 1996 provide that the
            Child Health Plus program shall be financed through the Health Care Initiatives Pool.

                  Statewide allocations are available for the program in the following amounts:

January 1, 1997 - December 31, 1997      $109M
January 1, 1998 - December 31, 1998      $150M
January 1, 1999 - December 31, 1999      $207M

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                  It is expected that the contract period will be May 1, 1997 through December 31, 1999. Any extension of the contract period is dependent upon continuation of the Child Health Plus program by legislation and allocation of funds.

      E.    PROGRAM GOAL AND OBJECTIVES

                  The program goal for Child Health Plus is to provide access to comprehensive inpatient and outpatient health care services to low income children by removing financial barriers and providing a medical home through a managed care product.

                  Child Health Plus has the following objectives:

            - to improve the health status of children participating in the program by providing a "medical home";

            - to provide primary, preventive, outpatient and inpatient health insurance coverage to low income children by removing financial barriers to purchasing such coverage through an individual subsidy program;

            - to increase children's access to primary comprehensive and preventive health care services; and

            - to reduce and more effectively target bad debt and charity care expenditures in New York State.

      F.    ENROLLMENT TRENDS

                  The Child Health Plus Program is growing at a rapid rate and is receiving a great deal of attention as a large-scale statewide program which offers all children access to affordable health insurance coverage. It is anticipated that enrollment in the Child Health Plus program will continue to be strong and constant, increasing at a steady rate each year. Since March, 1996, enrollment in the program has been increasing at a steady rate with approximately 1,500 new enrollees per month. With the addition of older children, the Department expects this trend to increase.

                                  [BAR CHART]

                             [PLOT POINTS TO COME]

            Effective January 1, 1997, the age eligibility will be expanded to include children age 16 through 18, thereby adding a new population to the current enrollment. During 1997, inpatient care will also be added as covered benefit.

            Figure 1 is a chart depicting enrollment in the program since 1992, and the projected enrollment of the age 0-14 and age 15-18 year categories through 1999. Figure 1 depicts that, as of June, 1996, over 106,000 children were enrolled in Child Health Plus. The latest quarterly enrollment report with enrollment by age and income level is enclosed and appears as Appendix D.

            An evaluation of the Child Health Plus Program recently completed by the Rochester Child Health Studies Group, found that the Child Health Plus program has had beneficial effects on improving access to health care, utilization of primary care services, and on some measures of quality of care, to a large number of eligible children. It was also found that Hispanic and African American children, and children in the

                                       7
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      lowest eligible incomes levels were slightly under-represented in the
      Child Health Plus population. It is very important in future enrollment efforts that these populations be effectively reached as part of an aggressive community outreach effort.

                                       8
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II.   EXPANDED PROGRAM DESIGN

      A.    ELIGIBLE ORGANIZATIONS

                  Organizations eligible to submit proposals for participation in Child Health Plus are the following:

            - a commercial insurance company licensed under New York State Insurance Law; or

            - a corporation or health maintenance organization licensed under Article 43 of the Insurance Laws; or

            - a health maintenance organization certified under Article 44 of the New York State Public Health Law; or

            - a comprehensive health service plan operating under the regulations of the Department of Health.

      B.    ELIGIBILITY CRITERIA

                  A child is eligible for a subsidy payment if the following criteria are met:

            -     the child is a resident of New York State;

            -     the child is not eligible for medical assistance (Medicaid);

            -     the child does not have equivalent health insurance coverage;

            - the child resides in a household having a gross household income at or below 222% of the non-farm gross federal income official poverty level (as defined and annually revised by the U.S. Office of Management and Budget); and

            -     the child is a less than 19 years of age.

                  The RFP has stated all references to the eligibility
            thresholds in terms of gross income levels, as enrollment in the Child Health Plus program will be determined based upon gross income levels. The 1996 monthly and annual net and gross income thresholds are presented in Appendix A.

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                  The approved organization must establish a means test (income)
            for assuring that all enrollees meet defined eligibility criteria. There will be no resource test (asset) required for program eligibility.

                  The insurer is responsible for obtaining and maintaining all documentation necessary to make an eligibility determination. Detailed eligibility criteria are contained in Appendix B. Some examples of appropriate documentation are as follows:

            -     Income

                  -     annual federal and State tax return statements;

                  -     paycheck stubs or other documentation of income;

                  -     written documentation of income by employer; and/or

                  - attestation of Self-Declaration of Income (Department of Health Form which can be found in Appendix B).

            -     Age

                  -     birth certificate of enrolled;

                  -     passport or Visa;

                  -     school record which documents a child's birthdate;

                  -     religious certificate (i.e., baptismal papers); and

                  -     signed affidavit stating witness of birth.

            -     Equivalent Insurance

                  -     documentation of other insurance coverage.

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            -     Residency

                  - current school records, utility bills, or any mail addressed to the individual which has been postmarked.

                  A 60 day presumptive period of eligibility is available to applicant children as a means of providing services under Child Health Plus when a child appears eligible for the program, but, pertinent documentation is lacking. The insurer performs an initial review of the child's age, family's gross income, residency, and health care coverage, and from the completed application determines whether the child appears eligible. If one or more pieces of the documentation to support these variables is not submitted with the application, the family is allowed up to 60 days to submit the additional material or the child is disenrolled from the program. Only one period of presumptive eligibility per child is allowed. DOH will reimburse the insurer for the subsidy of a presumptively enrolled child if the child is later found to be ineligible when the missing documentation is submitted.

                  The period of eligibility means that period commencing on the first day of the month in which the child is covered by the insurer and ending on the last day of the month in which the child's coverage ceases. All applications must be approved prior to the effective date of enrollment as there is no retroactive enrollment in Child Health Plus.

      C.    BENEFITS

                  Child Health Plus insurers will be required to provide a
            uniform benefit package as part of their managed care product.

                  Included in the current benefit package, which was mandated by prior legislation (Chapters 922 and 923 of the Laws of 1990) are: well-child care; immunizations; x-ray and laboratory tests; outpatient/ambulatory surgery; diagnosis and treatment of accident,

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            illness and injury; emergency care; prescription drugs; outpatient treatment for alcoholism and substance abuse; short-term therapeutic services such as chemotherapy, hemodialysis, radiation therapy, occupational therapy and physical therapy; diabetic supplies; diabetic education; and nutritional supplements.

                  The 1997 enhanced benefit package will include inpatient care
            (excluding inpatient mental health substance abuse or alcohol treatment) as a covered benefit as mandated by HCRA of 1996. The expanded benefit package will also include limited durable medical equipment (DME) and outpatient mental health visits (up to 20 per year as part of the 60 visit maximum for outpatient alcohol and substance abuse) and home visits when in lieu of inpatient hospitalizations.

                  A detailed description of the benefit package is included in
            Appendix E. Please note, benefits provided under Child Health Plus are secondary to any other plan of insurance or benefit program under which an eligible child may have coverage. The insurer must have any primary coverage pay any applicable portion of a child's medical cost in the first instance.

                  Each provider must follow the well-child care guidelines
            established by the American Academy of Pediatrics and the immunization recommendations as delineated by The New York State Recommended Childhood Vaccination Schedule which are enclosed as part of Appendix.

      D.    CO-PAYMENTS

                  There will be a $2 co-payment required for all physician
            visits, except those provided on an inpatient basis, for well child care, or as otherwise prohibited by insurance law. A $1 to $3 co-payment also can be charged for prescriptions and nutritional supplements as defined in the benefit package. Insulin has no co-payment. A $35 co-payment for failure to notify an insurer within 24 hours of emergency room use and/or inappropriate emergency room visits

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            may be charged. No other co-payments are allowed and there are no deductibles for State subsidized children.

      E.    PREMIUMS

                  Insurance premiums that are submitted with this proposal will be reviewed by the Commissioner of Health along with the New York State Insurance Department prior to approval. The premium requests submitted should be valid at least through December 31, 1997. For premium adjustments that may be required January 1, 1998 and beyond, the insurer will be required to submit an application to DOH and the State Insurance Department for approval at least ninety
            (90) days prior to the requested effective date of such coverage.

                  In developing the premium proposal, an insurer should reflect adjustments for children under age one and pregnant women who will be eligible for Medicaid coverage. Because of expanded Medicaid eligibility rules for children under age one and pregnant women, it is expected that very few, if any, children under age one and pregnant women who are otherwise eligible for a State subsidy (99% of current enrollees) would be covered through the Child Health Plus program.

                  Since legislation also requires that the Child Health Plus benefit package be available to children who do not qualify for a premium subsidy, insurers will need to make adjustments to the premium structure that reflect utilization and cost for this population. The Child Health Plus program experience indicates that less than 600 children, who do not receive a premium subsidy, art currently enrolled. This pattern has remained constant throughout the life of the program and is expected to continue.

                  The premium rate filing should follow the format as set forth in 11 NYCRR Section 52.40 and the rate filing guidelines for the Child Health Plus insurance plan which can be found as Appendix F.

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      F.    GEOGRAPHIC AND COVERAGE PARAMETERS

                 At minimum, the plan must meet the following parameters:

            - The plan must include coverage for subsidized and non-subsidized children;

            - The plan must propose to provide coverage in at least one county. (Bidders may propose and are strongly encouraged to cover more than one county or the entire State but not partial counties. The Department reserves the right to waive this requirement for portions of a county based upon unique needs of that county);

            - DOH reserves the right to limit a bidder's requested service area; and

            - DOH reserves the right to limit at it's own discretion, the amount of available funding to a given insurer taking into account total approved insurer proposals and funding available.

      G.    SCHOOL-BASED HEALTH CENTERS

                  A number of school districts throughout the State have
            established school-based health centers to provide medical and/or behavioral health services to their students.

                  For year one of the program, health plans are encouraged to contract with school-based health centers, if such centers are operating within their borough/county. Plans should seek to contract with every center in their borough/county that wishes to participate as a network provider.

                  As another example of the State's effort to create a "seamless system", starting in year two of the program, the State will require these school-based health centers and health plans to contract with each other. The State is developing a model contract for this purpose and will make it available to both parties in the near future. Plans and schools may use the model contract, which will include specific language regarding

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            prior authorization procedures, payment and reporting requirements.

      H.    PRESUMPTIVE ELIGIBILITY PROVIDERS

                  Since 1990, New York's Medicaid program has provided access to prenatal care for pregnant women by allowing certain qualified health care providers to perform presumptive eligibility determinations at the time of first contact with the woman. The qualified provider assists the woman in completing the appropriate application forms and submitting these forms to the local Department of Social Services (LDSS), which then determines the woman's eligibility for Medicaid. There are currently about 175 presumptive eligibility providers located in various areas of the State.

                  Health plans must develop linkages with these providers (if geographically available) to facilitate referral to prenatal care for pregnant women. Plans need not develop linkages with every presumptive eligibility provider in the borough/county, but must include a sufficient number. In order to assure statewide coverage by insurers, DOH reserves the right to accept proposals from insurers who do not meet the above stated criteria for linkages with presumptive eligibility providers, if that insurer explains in detail why they do not meet the criteria and why that does not jeopardize the goals of the Child Health Plus program.

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      I.    FAMILY CONTRIBUTION TO THE PREMIUM

                  It is the insurer's responsibility to collect the family's portion of the premium for partially subsidized children. The schedule of maximum liability, by family income level, is as follows:

                        Child Health Plus Sliding Scale
                Family Contribution Schedule for Basic Coverage

  GROSS FAMILY
INCOME (% OF FPL)              REQUIRED FAMILY CONTRIBUTION
-----------------              ----------------------------
Less than 120%                        No Contribution Required
  120-159%             $ 9/month per child up to a family maximum of $36/month
  160-222%             $13/month per child up to a family maximum of $52/month
   + 222%                                 Full premium

      At least one month of a family's share of the premium for each applicant must be paid at the time of application. The balance due will be billed on a monthly basis one month before the period it covers to allow for a 30 day grace period prior to the first day of the effective month of coverage. Any child for whom the family share is not paid within the period will be disenrolled.

      As indicated in the above chart, families above 222% of the FPL will be able to purchase Child Health Plus coverage for their children, but New York State will not make any subsidy payment toward their premium costs. The cost of premium for non-subsidized children must be the same as for subsidized children. However, it is important to note that the non-subsidized number of enrollees in the current program is a very small percentage of the total population of enrollees (it represents less than 1/2 of 1%).

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      J.    OTHER PROGRAM ISSUES

            I.    Standards for Provider Participation and Enrollment

                  a.    Provider Network

                        (1)   General

                                    Health plans must establish and maintain
                              provider networks with sufficient numbers of providers and in geographically accessible locations for the populations they serve. Health plan networks must contain all of the provider types necessary to furnish the prepaid benefit package, including: hospitals, physicians (primary care and specialist), mental health and substance abuse providers, allied health professionals, pharmacies, DME providers, etc. Health plans shall not include in their networks, for purposes of serving Child Health Plus enrollees, any medical provider who has been sanctioned by Medicare or Medicaid if the provider has, as a result of the sanctions, been prohibited from serving Medicaid clients or receiving medical assistance payments.

                                    To assure statewide coverage by insurers,
                              the Department of Health shall reserve the right to accept proposals from insurers whose provider network may differ from the following requirements. In this instance, however, the bidder must explain in detail how their proposal differs and the reasons for such difference as well as be able to support that such difference does not jeopardize the goals of the Child Health Plus program.

                        (2)   Physicians

                                        All network physicians must meet at
                              least one of the following standards:

                              - be Board-Certified or -Eligible in their area of specialty;

                              -     have completed an accredited residency
                                    program; and

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                              -     have admitting privileges at one or more
                                    health plan network hospitals.

                        (3)   Primary Care Providers

                              (a)   Responsibilities

                                          Health plans must allow each enrollee
                                    to select a primary care provider (PCP) and make an assignment if one is not chosen. Members must be offered a choice of at least three primary care providers. Staff or group practice or center-based models may require that enrollees first select a site (clinic or health center) and subsequently select a PCP from among those available at the site.

                                          Primary care providers will serve as
                                    each child's initial and most important
                                    point of interaction with the provider
                                    network. To qualify as a PCP, a provider must practice at least two days per week (16 hours) at each of his/her "primary care" sites. For example, if a provider has three office locations and practices 16 hours per week at location #1, 16 hours per week at location #2, and 8 hours per week at location #3, he/she could be offered as a PCP at the first two sites, but not at the third.

                                          In addition to meeting office hour
                                    standards, PCPs also must:

                                    -     deliver medically necessary primary
                                          care services;

                                    -     make referrals for specialty care and
                                          other medically necessary services,
                                          whether or not they are included in
                                          the health plan's prepaid benefit
                                          package. However, the Child Health
                                          Plus program will not be responsible
                                          for payment of

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                                          these referrals if outside the covered
                                          benefit package;

                                    -     coordinate each child's overall course
                                          of care with out-of-network providers
                                          to the extent possible; and

                                    -     maintain a comprehensive medical
                                          record for the member.

                              (b)   Eligible Specialties

                                          Health plans generally must limit
                                    their PCPs to the following primary care specialties:

                                    -     Family Practice

                                    -     General Practice

                                    -     General Pediatrics

                                    -     General Internal Medicine

                                          Exceptions to these limits are
                                    described below.

                              (c)   OB/GYN Providers

                                          Health plans, at their option, may
                                    permit OB/GYN providers to serve as PCPs, subject to DOH qualifications. Plans must also permit direct access for female members to obstetrics and gynecology services pursuant to public Health Law Section 4406 b(1).

                              (d) Registered Physician's Assistants and Nurse Practitioners

                                          Health plans may use nurse
                                    practitioners and physician assistants as
                                    PCPs, subject to their scope of practice limitations

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

                                    under New York State Law (as put forth
                                    in Article 139 of the Education Law and
                                    Sections 94.1 and 94.2 of Title 10 of New
                                    York Codes, Rules and Regulations -
                                    Health.).

                              (e)   Medical Residents

                                          Health plans may use PGY2, PGY3 and
                                    PGY4 physicians who are enrolled in the
                                    Designated Priority Programs (formerly known as "upweighted" primary programs) in primary care as part of their PCP delivery system subject to the following guidelines:

                                    -     each resident team shall be
                                          comprised of no more than four
                                          physicians in training and must be
                                          supervised by an attending physician
                                          (please refer to the next section for
                                          additional information on PCP teams);

                                    -     PGY2s practice at least 8 continuity
                                          of care hours per week at a primary
                                          site; PGY3s and PGY4s practice at lest
                                          12 continuity of care hours per week
                                          at a primary site;

                                    -     the hours that the attending
                                          physician spends in supervision cannot
                                          also be counted as patient care hours
                                          when determining capacity;

                                    -     the following resident to enrollee
                                          ratios for calculating capacity shall
                                          apply:

                                          -  PGY4 -- 1:1,500

                                          -  PGY3 -- 1:1,125

                                          -  PGY2 -- 1:750

                                          (FTE=40) hours). For example, a PGY2
                                          who is a licensed physician and is in
                                          a designated priority program in
                                          primary care that practices 10
                                          continuity of care hours per
                                          week at a primary site can be a PCP
                                          and would be allowed to impanel 188
                                          enrollees (i.e. 10/40 times 750).

                                    -     residents comprising a team must share
                                          the caseload in a manner which assures
                                          care coordination;

                                    -     residents must comply with all
                                          health plan requirements for prior
                                          authorization, utilization review, and
                                          quality assurance and medical
                                          management of plan members; and

                                    -     members must be granted
                                          access to the attending physician if
                                          they request an appointment with this
                                          individual.

                              (f)   Primary Care Provider Teams

                                          Health plans with clinic provider
                                    sites may designate teams of physician/nurse practitioners to serve as PCPs for members receiving primary care at those sites. Such teams may include no more than four practitioners (or four medical residents and an attending physician) and, when a member chooses or is assigned to a team, one of the practitioners must be designated as "lead provider" for that member. In the case of teams comprised of medical residents under the supervision of an attending physician, the attending physician must be designated as the lead physician.

                              (g)   Distance/Travel Time for Primary Care

                                          Health plans must offer every member
                                    the opportunity to select from at least
                                    three PCPs within the following
                                    distance/travel time standards (by car or public transportation):

Normal Conditions,      20 miles;
    Primary Roads:      30 minutes

     Mountainous /      15 miles
  Secondary Roads:

      Flat Areas /      25 miles
        Interstate
         Highways:

      Metropolitan      30 minutes by
            Areas:      public
                        transportation

                                          Enrollees may, at their discretion,
                                    select plan participating PCPs located
                                    farther from their homes. If three PCPs are not located within such a distance, the plan must include the next closest PCPs available.

                              (h)   Primary Care Provider Status Change

                                          Health plans must notify their members
                                    of any of the following PCP changes within thirty (30) business days of the effective date of change:

                                    -     office address/telephone number
                                          change;

                                    -     office hours change; and

                                    -     separation from plan (termination
                                          from network).

                        (4)   Hospitals

                                    Health plans must establish hospital
                              networks capable of furnishing the full range of tertiary services to members. Plans must ensure that all members have access to at least one general acute care hospital within forty-five (45) minutes travel time (by car or public transportation) from the member's residence, unless none are located within such a distance. If none are located within forty-five (45) minutes travel time, the plan must include the next closest site in its network.

                        (5)   Pharmacies

                                    Health plans must include network pharmacies
                              in sufficient numbers to meet the following distance/travel time standards:

                              -     normal conditions/primary roads - 20
                                    miles/30 minutes

                              -     mountainous/secondary roads - 15 miles

                              -     flat areas/interstate highways - 25 miles

                              - metropolitan areas - 30 minutes by public transportation

                                    Health plans also must contract with
                              twenty-four (24) hour pharmacies and must ensure that all members have access to at least one such pharmacy within thirty (30) minutes travel time (by car or public transportation) from the member's residence, unless none are located within such a distance. If none are located within thirty
                              (30) minutes travel time, the plan must include the next closest site in its network. For certain conditions, such as PKU, and cystic fibrosis, plans are further encouraged to make pharmacy arrangements with specialty centers treating these conditions, where such centers are able to demonstrate quality and cost effectiveness. Finally, plans are encouraged to make use of mail order prescription deliveries, where clinically appropriate and desired by the member.

                        (6)   Home Health Providers

                                    Health plans must contract with and use
                              certified home health agencies (CHHAs) for provision of home health services to enrollees in each county. CHHAs may in turn subcontract with licensed home health care agencies, but plans must restrict their contracting to the CHHAs themselves.

                        (7)   Laboratory

                                    Health plans must restrict their laboratory
                              provider network to entities having either a CLIA certificate of registration or a CLIA certificate of waiver.

                        (8)   Notification Regarding Network Changes

                                    Health plans must notify the State in a
                              timely manner of any significant changes in network composition that negatively affect member access to services (for example, an inability to adhere to geographic standards, or a failure to meet appointment standards). Such changes may be grounds for contract termination.

                        (9)   Service Accessibility

                              (a)   General

                                          The State considers service
                                    accessibility to be one of the key
                                    determinants of quality of care and overall member satisfaction. Accordingly, health plans will be expected to take all necessary measures to ensure compliance with the access standards issued below. The State will actively monitor health plan performance in this area and will take prompt corrective action if and where problems are identified.

                              (b)   Twenty-Four (24) Hour Coverage

                                          Health plans must provide coverage to
                                    members, either directly or through their PCPs, on a twenty-four (24) hours a day, seven (7) days a week basis. Health plans must also instruct their members on what to do to obtain services after business hours and on weekends.

                              (c)   Telephone Access

                                          Health plans may require their PCPs to
                                    have primary responsibility for serving as an after hours "on-call" telephone resource to members with medical problems. If the PCP performs this function, he/she cannot be permitted to "sign-out" (i.e., automatically refer calls) to an emergency room.

                                          Whether or not the plan assigns
                                    primary responsibility for after hours
                                    telephone access to PCP, it also must have a twenty-four hour toll free telephone number for members to call which is answered by a live voice (answering machines are not acceptable). This number need not be stafedf by the Member Services Department and need not be equipped to respond to non-medical inquiries.

                              (d)   Emergency Services

                                          Health plans are prohibited from
                                    requiring members to seek prior
                                    authorization for services in a medical or behavioral health emergency. Plans must inform their members that access to emergency services is not restricted that if the member experiences a medical or a behavioral health emergency, he/she may obtain services from a non-plan physician or other qualified provider, without penalty. However, health plans may require members to notify the plan or their PCPs within a specified time after receiving emergency care and may require members to obtain prior authorization for any follow-up care delivered pursuant to the emergency.

                              (e)   Days to Appointment

                                          Health plans must abide by the
                                    following appointment standards:

                                    -     urgent medical or behavioral problems
                                          within 24 hours;

                                    -     non-urgent "sick visits" within 48 to
                                          72 hours, as clinically indicated;

                                    -     routine, non-urgent or preventive care
                                          visits within four weeks; and

                                    -     in-plan, non-urgent mental health or
                                          substance abuse visits within two
                                          weeks.

                        (10)  Second Opinions for Surgical Procedures

                                    Health plans must allow members to obtain
                              second opinions within the plan's network of providers for surgical procedures.

                        (11)  Member Services Function

                                    Health plans must operate a member services
                              function during regular business hours. At a minimum, the Member Services Department should be staffed at a ratio of at least one member service representative for every 4,000 members. Member services staff must be responsible for the following:

                              - explaining health plan rules for obtaining services and assisting members to make appointments;

                              -     assisting members to select or change PCPs;
                                    and

                              - fielding and responding to member questions and complaints, and advising members on the availability of their right to file a complaint with the State DOH.

                                    Health plans with both Child Health Plus and
                              non-Child Health Plus enrollment are encouraged to identify and train dedicated staff within the unit to deal with requirements of the Child Health Plus program.

                        (12)  Provider Services Function

                                    Health plans must operate a provider
                              services function during regular business hours. At a minimum, provider services staff must be responsible for the following:

                              - assisting providers with prior authorization and referral protocols;

                              - assisting providers with claims processing procedures; and

                              -     fielding and responding to provider
                                    questions and complaints.

            2.    Quality Improvement and Medical Management

                  a.    Internal Quality Improvement Program/Quality Assurance
                        Plan

                              Health plans must have internal quality assurance
                        programs and written quality improvement or assurance plans (Quality Improvement Programs/Quality Assurance Programs) for monitoring and improving the quality of care furnished to members. Such plans must address all of the following:

                        - description of quality assurance committee structure;

                        - identification of departments/individuals responsible for QAP implementation;

                        - description of manner in which network providers may participate in QAP;

                        -     credentialling/recredentialling procedures
                              (description below);

                        -     standards of care (description below);

                        -     standards of service accessibility;

                        -     medical records standards;

                        -     utilization review procedures (description below);

                        - quality indicator measures and clinical studies (description below);

                        -     quality assurance plan documentation methods; and

                        - description of the manner in which quality assurance/quality improvement activities are integrated with other management functions.

                  b.    Credentialling/Recredentialling

                              Health plans must institute a credentialling
                        process for their providers that includes, at a minimum, obtaining and verifying the following information:

                        - evidence of valid current license and valid DEA certificate, as applicable;

                        - names of hospitals, HMOs, PHPs, and medical groups which the provider has been associated;

                        -     reasons for discontinuance of such associations;

                        -     level of malpractice coverage;

                        - pending professional misconduct proceedings or malpractice actions and the substance of such allegations;

                        -     substance of any findings from such proceedings;

                        -     sanctions imposed by Medicare or Medicaid;

                        - names and relevant information of providers who will serve as on-call designees for the provider (applies to non-staff, group models only). Plans must ensure that all on-call providers are in compliance with plan credentialling standards, including any non-participating providers serving in this capacity;

                        - attestation of provider as to validity of information provided;

                        - information from other HMOs or hospitals which provider has been associated regarding professional misconduct or medical malpractice, and associated judgments/settlements, and any reports of professional misconduct a by a hospital pursuant to NYS Public Health Law Section 2803-E;

                        -     review of provider's physical site of practice;

                        - review of provider's capacity to provide such services, based on practice size and available resources; and

                        -     National Practitioner Data Bank profile.

                              Health plans must also recredential their
                        providers at least once every two years. During such recredentialling, plans should re-examine the items covered during the initial credentialling, as well as:

                        - complaints lodged against the provider by plan members; and

                        - result of chart audits and other quality reviews.

            3.    Utilization Review Procedures

                        Health plans must develop and have in place utilization
                  review policies and procedures that include protocols for prior approval and denial of services, hospital discharge planning, physician profiling, and retrospective review of both inpatient and ambulatory claims meeting pre-defined criteria. Plans also must develop procedures for identifying and correcting patterns of over- and under-utilization on the part of their enrollees.

            4.    Medical Director's Office

                        Health plans must designate a medical director with
                  responsibility for the development, implementation, and review of the internal quality assurance plan. The medical director's position need not be full time but must include sufficient hours to ensure that all medical director responsibilities are carried out in an appropriate manner. Health plans also may use assistant or associate medical directors to help perform the functions of this office.

                        The medical director must be licensed to practice
                  medicine in the State of New York and must be board-certified in his or her area of specialty. The specific responsibilities of the medical director must include, but need not be limited to the following:

                        - overseeing the health plan's Quality Assurance Committee;

                  - overseeing the development and revision of clinical standards and protocols;

                  - overseeing the plan's prior authorization/referral process for non-primary care services;

                  - overseeing the plan's recruiting, credentialling and recredentialling activities;

                  - review potential quality of care problems and overseeing development and implementation of corrective action plans;

                  - serve as a liaison between the plan and its providers, and/or;

                  -     local public health representatives; and

                  - available to the health plan's medical staff on a daily basis for consultation on referrals, denials, and complaints.

            5.    Electronic Billing

                        The selected organizations will be required to submit
                  monthly billing information electronically to the Department of Health. An electronic mail account (E-Mail) must be established with DOH in order to submit monthly billing files. The files consist of individual records for each enrollee in the program for that month. The individual record includes such information as: the child's name, address, county, zip code, date of birth, effective date of coverage, and premium information. The required file lay-out and their definitions are in Appendix G. Selected insurers will be provided with instructions for establishing an E-Mail account with DOH.

                        In addition to the electronic files, the insurer must
                  submit an original signed voucher when claiming payment. If a bidder cannot file electronically and meets the above criteria, they will be eliminated from bidding. This is a non-negotiable item. Monthly voucher bills shall be based on the actual number of children eligible for a subsidy enrolled in the program during the month for which payment is being claimed. All adjustments shall include a listing by enrollee of any change in enrollment occurring in that period.

                  All monthly voucher bills shall be submitted to the State no later than the tenth business day of the month. The State reserves the right to process vouchers received later than the tenth business day of the month in a subsequent period. The State shall notify the health care initiatives pool administrator by the first day of the following month, or the first business day following the first day of the following month, if the first day falls on a weekend or holiday, to reimburse the contractor for vouchers for which payment is being claimed. However, vouchers shall not be submitted to the State later than ninety (90) days after the ending date of the period for which reimbursement is being claimed unless the State has granted an extension for late submission of premium billing and voucher.

            6.    Department of Health Advisory Memoranda

                        DOH issues, Advisory Memoranda clarifies policies that
                  are either legislated or are in response to questions or issues raised by the insurers. Examples of past Memoranda include: updating income guidelines, updating equivalent coverage definition, explaining new legislated mandates, and outlining new processes for verifying applicant income. When issued, the insurers must comply with these Advisory Memoranda. Copies of pertinent existing policy Advisory Memoranda addressing policy issues are included in Appendix B.

            7.    Program Monitoring

                        To comply with legislation requiring the verification of
                  insurers' enrollment and recertification procedures, DOH developed an on-site monitoring program. On-site monitoring consists of at least one annual visit to each insurer to review a random sample of individual enrollee's application records. The insurers are notified in advance of the visit and told which enrollment files are selected for the sample. A report is generated to notify the insurer of any deficiencies found or corrections needed. Periodic, focused desk reviews of selected enrollment files are also performed.

            8.    Education

                        Some enrollees may not have experience participating in
                  a private, individual health insurance program. To aid these enrollees, the enrollment process is to include an educational component where new enrollees are oriented to the use of Child Health Plus benefits. This educational component must inform the enrollee how to select a provider, how to make an appointment, what benefits are covered, how to obtain emergency care, and how to obtain care when outside the insurer's service area. Charges and payment procedures must also be explained.

      K.    ENROLLMENT

            1.    Insurer Responsibility

                        Insurers will be responsible for enrolling children into
                  the Child Health Plus program. To do this, the insurer must:

                  - market the Child Health Plus program to eligible populations of children, in accordance with the provisions established by DOH and explained under sub-heading L of this Section;

                  - distribute an application to the eligible population and request the required documentation;

                  - collect and evaluate applicant submitted documentation of age, income, insurance status, and New York State residency;

                  - refer children who appear Medicaid eligible to the Medicaid program;

                  - submit names and addresses of household members of applicants to DOH for comparison with tax records in cases where the insurer has reasonable cause to believe fraudulent income documentation has been submitted;

                  - if the applicant is presumptively enrolled, request the applicant to submit missing enrollment documentation necessary to complete within 60 days. If the family fails to provide documentation, the child's coverage is terminated at the end of the 60 day; and

                  -     annual recertification of enrollee eligibility.

                        Specific program requirements and acceptable
                  documentation are given in Advisory Memoranda in Appendix B.

            2.    Transferring of Enrollees from Non-Continuing Insurers

                        Some current Child Health Plus insurers may not be
                  continuing in the program, or they may not be covering the same service area. In these instances, children will need to enroll with new insurers.

            3.    Recertification/Termination of Coverage

                        The Child Health Plus subsidy and coverage shall
                  terminate or not be renewed upon annual recertification for the following reasons:

                  -     child reaches the age of 19;

                  - family's gross income exceeds the eligibility criteria (however the child may enroll as a non-subsidized enrollee);

                  -     child becomes eligible for Medicaid;

                  - child no longer resides in the service area of the insurer; and/or

                  -     the child has equivalent coverage.

                        Children who "age out" of Child Health Plus are
                  disenrolled from the plan on the last day of the month in which they reach 19 years. Conversion policies must be made available to children who upon their 19th birthday are no longer eligible for participation in Child Health Plus. If the contractor is unable to offer a conversion policy from their own organization then they must provide information on the insurance options available with another organization to such children. Such policies need not be identical to Child Health Plus or be of the same premium cost. Recertification of income eligibility, coverage under equivalent insurance, and New York State residency must be performed on an annual basis by the anniversary date of the child's enrollment. Children who are found to be enrolled in Medicaid will be disenrolled from Child Health Plus.

                        Children who do not submit required recertification and
                  appropriate documentation by the last day of the month prior to the child's anniversary date, must be disenrolled from the program.

                        Enrollees are required to notify insurers if their
                  circumstances change and they are no longer eligible for Child Health Plus. These changes can include income changes where they are no longer eligible for subsidy, equivalent coverage, including Medicaid, or no longer residing in the service area of the insurer.

                        The effective date for a child's enrollment shall be the
                  first day of the month. There will be no retroactive enrollment of children. Disenrollment will be midnight on the last day of a month.

            4.    Coordination with Medicaid Program

                        In order to encourage potentially Medicaid eligible
                  applicants to apply to Medicaid, Child Health Plus insurers must refer applicants who appear to be Medicaid eligible to their appropriate office for Medicaid eligibility determination. Insurers will be required to screen all Child Health Plus applicants for Medicaid eligibility. If other information and/or documentation submitted by the family suggests that the family may be eligible for medical assistance, the insurer must refer the family to the Medicaid program. The insurer is to provide each applicant referred to the Medicaid program with a brochure (provided by the State) describing the Medicaid program and application process. Documentation of these referrals are required and reviewed at the time of the site visit. It is anticipated that very few cases referred to Medicaid, as a result of a screening, will not be Medicaid eligible since the screening instrument used is reliable and accurate. If children become eligible for Medicaid while enrolled in Child Health Plus, they must be disenrolled from the Child Health Plus program. The insurers should be aware of the many Medicaid outstations where families can apply for Medicaid. These "outstations" are found in many hospitals and clinics and have facilitated the ease of the application process.

                        To aid insurers in determining which Child Health Plus
                  applicants should be referred to Medicaid, DOH developed a Medicaid referral form, which can be found in Appendix B.

                        The insurers will be responsible for referring the
                  family/child directly to the local DSS or outstation, who will assist these families with applications to the Medicaid program. Likewise, local DSS will refer families with eligible children, who have been denied Medicaid or disenrolled from Medicaid, to the Child Health Plus program.

                        Currently, Child Health Plus enrollees are compared to
                  the State's Medicaid enrollment files on a monthly basis to determine dually enrolled children. Those children who are enrolled in both programs are disenrolled from Child Health Plus, provided they cannot supply proof they are not enrolled in Medicaid. It is anticipated that this process will continue.

                        The following chart identifies the income level for
                  Medicaid Coverage:

INDIVIDUAL / AGE             NET FAMILY INCOME (FEDERAL POVERTY LEVEL %)
----------------             -------------------------------------------
Pregnant women               <185% FPL
Children <1                  <185% FPL, without an asset test
Children <6                  <133% FPL, without an asset test
Children 6 - 12              <100% FPL, without an asset test
Children 13 - 19             At Medicaid income level, with an asset test

            5.    Model Application

                        Each insurer will be allowed to use an application form
                  that is unique to their plan. However, the variables that are identified in the Model Application (Appendix H) will need to be collected. The final application is subject to approval by the State Insurance Department.

                        Also, the Department is working to develop a joint
                  application process for Medicaid, Child Health Plus and Special Supplemental Food Program for Women, Infants and Children (WIC). This application will be pilot tested and selected insurers will be expected to participate in the demonstration project. When the joint application is implemented statewide all insurers will be required to use the application form. The application pilot test project is projected to be September 1, 1997. Implementation of the joint application is planned for January 1, 1998.

            6.    Subscriber Contract

                        Each insurer selected for participation in Child Health
                  Plus will be required to issue a subscriber contract to program enrollees. The contract must be approved by the State Insurance Department in conjunction with the Commissioner of Health.

                        DOH has developed a model subscriber contract to assist
                  an insurer in designing its subscriber contract. The model contract will be sent to all insurers who submit a Letter of Intent to the Department, by December 23, 1996.

                  Insurers are not required to use the model. However, if an insurer does not use the model, care should be taken to ensure that the provisions adopted from the model accurately reflect that insurer's mode of operation.

                  It is not required that a draft subscriber contract be
            included in an insurers response to this RFP. The State Insurance Department and the DOH will contact each insurer selected for participation to detail how the insurer files the subscriber contract for approval.

      L.    COMMUNITY OUTREACH AND MARKETING

            1.    Previous Efforts

                        The Department has previously contracted with two
                  organizations to provide outreach and marketing for Child Health Plus. Community outreach and marketing for the program includes a telephone hotline to refer families to Child Health Plus and/or Medicaid, printing and distributing of brochures and posters, and conducting training sessions for interested organizations. Additional activities include health fairs, immunization drives, and the establishment of linkages with schools and other community-based organizations.

                  a.    Growing Up Healthy Hotline

                              The Growing Up Healthy Hotline, a New York State
                        sponsored referral service, is an 800 telephone number which refers callers to health and social programs. Child Health Plus is one of the options available to callers and many are referred to participating insurers and/or to Medicaid. In 1995, the Growing Up Healthy Hotline made over 2,500 referrals to Child Health Plus.

            2.    Requirements for the Future

                        The insurers are responsible for marketing the Child
                  Health Plus program in their service areas. To aid in the outreach and marketing for the program, the Department of Health will undertake a mass media marketing campaign and contract with an organization to provide outreach and marketing for the program.

                        Requirements for the future include the continuation of
                  what the marketing and outreach contractors established for the program in the past (telephone hotlines to refer families to Child Health Plus and/or Medicaid, distributing of brochures and posters, and conducting training sessions for interested organizations). Additional activities required include health fairs, immunization drives, and the establishment of linkages with schools and community-based organizations.

                        Insurers must submit to the DOH a general plan of a
                  marketing program outline with their proposal along with a complete description on how they expect to conduct community outreach and marketing activities.

                        Insurers must develop a comprehensive plan of all
                  marketing and enrollment activities they will engage in during the contract period. The plan must be submitted to the DOH Child Health Plus contract manager for approval prior to implementation. An informational brochure prepared by DOH will be available for use by plans until plan-specific marketing materials are approved and printed. Any subsequent change or additions to an insurer's marketing plan must be submitted to the DOH at least thirty (30) days prior to implementation and must be approved by DOH prior to implementation of such plan or change.

                        DOH will review and approve all marketing plans and
                  materials submitted by insurance plans.

                        Insurers may use radio, television, billboards,
                  newspapers, leaflets, brochures, yellow page advertisements, Letters, posters and verbal presentations by marketing representatives as well as health fairs and events to market their product to eligible children.

                        All materials for radio, television, billboards, and
                  bus, subway and statewide/regional print advertisements must be submitted to DOH for review and approval.

                        Insurers must use the DOH official Child Health Plus
                  logo on all marketing material, applications, and correspondence.

                        Insurers may distribute marketing material in local
                  community centers and gathering places, markets, pharmacies, hospitals, schools, health fairs and other areas where potential beneficiaries are likely to gather. Door-to-door distribution of material is not permitted.

                        Themes and materials for health fairs must be submitted
                  by the insurer to DOH for approval at least thirty (30) days prior to the event.

                        Insurers may not offer incentives of any kind to Child
                  Health Plus recipients to join a health plan. Incentives are defined as any type of inducement, either monetary or in-kind which might reasonably be expected to result in the person receiving it to join a plan. However, insurers may offer nominal gifts of not more than five dollars ($5.00) in value as part of a health fair or other promotional activity to stimulate interest in the Child Health Plus program. These nominal gifts must be given to everyone who requests them regardless of whether or not they intend to enroll in the plan.

                        All material to be used in a media campaign (television,
                  radio, billboards and subway and bus posters) directed at encouraging enrollment in Child Health Plus in their plan must be reviewed and approved by DOH at least 30 days prior to the campaign.

                        The insurer may not offer financial or other kinds of
                  incentives to marketing representatives based on the number enrolled in the plan.

                        The insurer may not discriminate against a potential
                  enrollee based on his/her current health status or anticipated need for future health care. The insurer may not discriminate on the basis of disability, or perceived disability of an enrollee. Health assessment forms may not be used by plans prior to enrollment. Once a plan has been chosen and a child has been enrolled, a health assessment form may be used to assess the person's health care needs.

                        The insurers have responsibility for the local marketing
                  and working with the Department and Community Outreach Contractor.

      III.  GENERAL INFORMATION FOR THE BIDDER

            A.    ISSUING OFFICE

                        This Request for Child Health Plus Insurance Proposal is
                  issued by the Division of Health Care Financing, Office of Health Systems Management, New York State Department of Health which is responsible for the RFP's contents as well as for the evaluation of all submitted proposals.

            B. ROLE OF NEW YORK STATE AGENCIES IN IMPLEMENTING AND MONITORING CHILD HEALTH PLUS PROGRAM

                  1.    New York State Department of Health (DOH)

                              The DOH will be responsible for overall
                        coordination of the program: making subsidy payments to insurers to cover subsidy costs for children; monitoring the use of subsidy payments; monitoring overall program implementation and operation; and data collection, policy analysis, and contracting with insurers. DOH also will conduct on-site visits and desk audits to verify enrollment policies and procedures, produce quarterly enrollment reports based on insurers' submission of monthly enrollment reports and produce a legislatively mandated annual report. In addition, DOH is responsible for coordinating activities between the insurers and DSS, the marketing and outreach contractor(s), subcontractors, and for providing technical assistance to contractors.

                  2.    New York State Insurance Department (SID)

                              The following provisions of Child Health Plus are
                        subject to the approval of the Superintendent of Insurance in conjunction with the Commissioner of
                        Health:

                        - benefit packages and the cost of such benefit packages and premiums;

                        -     applications and subscriber contracts;

                        -     financial feasibility of the proposed program; and

                        - provisions for arranging for, or offering, conversion coverage in event of termination of coverage under this plan.

            C.    INFORMATION

                        All inquiries concerning this RFP should be addressed
                  to:

                        Suzanne Moore, Ph.D.
                        Director
                        Bureau of Health Economics
                        Child Health Plus Request for Proposal
                        New York State Department of Health
                        Corning Tower Building, Room 1110
                        Empire State Plaza
                        Albany, New York 12237-0722
                        (518) 486-7897

            D.    BIDDERS' CONFERENCE

                        A bidder's conference will be held on January 10, 1997,
                  12:30 to 3:30 p.m. in the Museum Theater, West Gallery, Cultural Education Center, Empire State Plaza, Albany, New York. Any bidder wishing to pose a question shall lodge such an inquiry in writing to Dr. Moore no later than close of business December 30, 1996. All such questions will be considered official inquiries and documented together with appropriate answers by publication in the official minutes of the meeting.

            E.    SUBMISSION OF PROPOSAL

                        Bidders are to notify Dr. Moore in writing by close of
                  business December 23, 1996 if they intend to submit a proposal. Failure to provide this notice will result in disqualification from the bidding.

                        Proposals are to be prepared concisely. Interested
                  bidders should submit fifteen (15) copies of their plan to Dr. Moore by close of business February 14, 1997.

                        Bidders are responsible for ensuring that their plans
                  are received on time. The content of each plan will be held in confidence and no details of any plan will be shared with any other bidder. There will be no public bid opening.

      F.    RELEVANT DATES

                  The following are dates in the State's health plan procurement schedule:

Notice Appears in Contract        December 9, 1996
Reporter

RFP is Issued                     December 9, 1996

Notice Appears in State           December 11, 1996
Register

Letter of Intent Due to           December 23, 1996
Department by Close of
Business

Due Date for the Submission       December 30, 1996
of Questions

Bidder's Conference               January 10, 1997

Due Date for Written              January 23, 1997
Response to Questions

Proposal Due to Department        February 14, 1997
by Close of Business (15
copies)

Panel Review of Proposals         February 17, 1997
                                  to March 19, 1997

Notification of Contract          March 24, 1997
Awards

Program Implementation            May 1, 1997

      G.    LIABILITIES

                  The State of New York is not responsible for any cost incurred by bidders prior to issuance of a contract.

                  The Department of Health reserves the right to:

            -     reject any or all plans received in response to this RFP;

            -     select a bidder on a basis other than apparent lowest cost;

            - consider modifications to any plans at any time prior to the awarding to contracts if such action is in the best interest of the State;

            - waive or modify minor irregularities found in any plan received after notification to, and with the concurrence of, that bidder;

            - utilize any and all ideas submitted in any plan received unless these ideas are covered by legal patent, copyright or proprietary rights;

            - amend the specifications contained herein after their release. In the event of such amendments, all competing parties will be notified and any modified schedules will also be published;

            - alter any schedules or dates specified in the RFP to accommodate changes in existing conditions;

            - limit the number of participating insurers in any region of the State; and

            - Department reserves the right to change and/or modify as it deems necessary, all forms or schedules contained within this RFP before final approval and implementation of the program by the insurer.

      H.    BIDDER PRESENTATIONS

                  Due to the time frame for this RFP process, DOH does not
            anticipate that bidders submitting acceptable plans will be requested to provide oral presentations of their proposal.

      I.    SOLE SOURCE RESPONSIBILITY

                  The selected contractors assume responsibility for all
            services and benefits covered by this contract. Plans for subcontracts should be specified in the applicant's proposal. The contractor will be held accountable as to any decision or actions made by the subcontractor. A statement to this effect must be included in the proposal submitted. A final form of the subcontract must be approved by DOH. Applicants should specify in the plan how a satisfactory performance of subcontracts will be ensured.

      J.    DATA MAINTENANCE

                  All data relating to design, implementation and outcome of
            Child Health Plus must be reported to DOH and made available for a period of six years following the conclusion of the contract. Data used as basis for the reports are considered to be patient and provider specific and are held to all confidentiality controls pursuant to DOH review standards.

      K.    REPORTS

                  The insurers will be responsible for submitting reports to DOH regarding the progress of their enrollment. An insurer should have the capability to submit reports electronically to the Department, as that may be a future requirement. However, at this time, reports can be submitted on DOH developed forms via postal service mail.

                  These reports include: monthly enrollment reports (detailing new and ongoing enrollment and disenrollment), quarterly disenrollment reports, semi-annual and annual financial and utilization reports, annual progress reports (detailing marketing and enrollment outcomes), demographic characteristics of enrollees and utilization outcomes (Appendix G). Inability of a bidder to complete these forms within the required timeframe will mean disqualification from bidding.

      L.    QUALITY ASSURANCE/UTILIZATION REVIEW

                  The insurer will be responsible for ensuring that the services and providers under Child Health Plus meet the quality of care standards pursuant to Public Health Law and regulations. If a bidder is unable to meet the quality assurance standards as required by the program, as set forth in Section II, they will be disqualified from bidding.

                  Additional DOH sponsored quality assurance studies may be
            conducted during the contract period. The insurers will have a contractual responsibility to work with the Department or its agent to complete the quality assurance study within the specified timeframes. This will include supplying the medical records of enrolled children who are selected for the study sample and responding to inquiries from the contractor.

                  As set forth in Section II, the bidder must also specify the process to be used in verifying an enrollee's health utilization and be able to forward the data to DOH electronically. This process must include a method for encouraging that well-child care visits are scheduled and kept in conformance with the standards of the American Academy of Pediatrics (Appendix E). These efforts and follow-up efforts must be documented.

      M.    QUALITY IMPROVEMENT AND MEDICAL MANAGEMENT

                  Plans must specifically provide quality performance data which is consistent with the New York State Department of Health Quality Assurance Reporting Requirements (QARR) data specifications, on an annual basis for the Child Health Plus population. Some of the required QARR data elements which will be required to be collected appear in the table below:

                  Proposed Reporting Requirements for the Child Health Plus
            Population.

Category                           Variable to Be Collected
--------                           ------------------------
Membership              -    Member Months of Enrollment by age, sex and payer
                        -    Enrollment by County

Utilization             -    Frequency of Selected Conditions
                        -    Inpatient Care
                        -    Ambulatory Care
                        -    Maternity Care
                        -    Newborn Care
                        -    Disenrollment Rate

Quality                 -     Prenatal Care
                              Low Birth Weight, Entry in first
                              trimester, initial prenatal care visit,
                              number of prenatal care visits, stage of
                              pregnancy at time of enrollment
                        -     Well Child Care Visits in First Year of Life
                        -     Age 4, 5, and 6 year old well child visits
                        -     Adolescent Well Child Care Visits (age 12-18)
                        -     HIV Education (age 12-18)
                        -     Substance Abuse Counseling (age 12-18)
                        -     Immunizations
                        -     Mental Health Follow-Up

Access &                -     Utilization of primary care providers by
Member                        children
Satisfaction            -     Availability (waiting times for scheduled
                              appointments)
                        -     Uniform Member Satisfaction

General Plan            -     Quality and Service Improvement Studies
Management              -     Case Management
                        -     Utilization Management
                        -     Risk Management
                        -     Provider Compensation
                        -     New Member Orientation/Education
                        -     Language Services
                        -     Arrangements with public health, education
                              and social services

      N.    NOTIFICATION OF PLAN ACCEPTANCE

                  The Office of Health Systems Management will notify the
            successful bidders through a Letter of Commitment. A standard State contract will be developed with the conditions and deliverables for the program. In the event that program changes are subsequently defined and agreed to during the period the contract is awarded and the implementation date, payment for costs consequent to these adjustments will be negotiated separately. The contract will incorporate this RFP and the bidder's final plan in addition to the Appendix A Standard Clauses for all New York State Contracts (Appendix I), the deliverables and the program budget.

                  If a bidder's plan is rejected, they will be notified by DOH.
            News or public announcements pertaining to this program will not be made without prior DOH approval, and then only in coordination with the Office of Health Systems Management.

      O.    CONTRACTUAL CONTENT

                  Following selection of the successful bidders, DOH and a
            bidder will negotiate a contact to include Standard State Clauses (Appendix A, found in Appendix I of this RFP), this RFP and the bidder's plan for the development and implementation of the Child Health Plus program. The contract will include, but not be limited to, the items listed below:

            -     terms and conditions of contract;

            -     State's obligations;

            -     contractor's liability;

            -     financial considerations;

            -     deliverables;

            -     subcontracting;

            -     delivery and implementation dates; and

            -     evaluation plans.

                  The forms in Appendix M must be completed and returned with your response to this RFP. The contract will incorporate these forms as completed by the successful bidders

      P.    NON-CONCLUSIVE BIDDING REQUIREMENT

                  In accordance with Section 139-d of the State Finance Law, if this contract was awarded based upon the submission of bids, the contractor warrants, under penalty of perjury, that its bid was arrived at independently and without collusion aimed at restricting competition. The contractor further warrants that, at the time Contractor submitted its bid, an authorized and responsible person executed and delivered to the State a non-conclusive bidding certification on Contractor's behalf.

      Q.    WORKERS' COMPENSATION LAW

                  Chapter 213 of the Laws of 1993 amended the Workers'
            Compensation Law by imposing two new contract requirements. Agencies cannot enter into contracts involving contractor employees unless proof duly subscribed by an insurance carrier is produced showing that workers' compensation and disability insurance benefits coverage has been secured for the employees in accordance with Sections 57.2 and 220.8(b) of the Workers' Compensation Law. Proof must be provided prior to signing a contract which will involve contractor employees. The forms which are satisfactory to the chair of the Workers' Compensation Board are C-105.2 (Application for Certificate on Workers Compensation Insurance) and DE0120.1 (Employer's Application for Certificate of Compliance with Disability Benefits Law).

      R.    TRADEMARK

                  Each insurer is obligated to use the State designated logo for
            Child Health Plus in any activities. These activities include outreach and marketing, correspondence with the applicant or enrollee, on the application, and on the benefit card. In no event is the acronym, CHP, to be used in referring to the Child Health Plus program.

IV.   APPLICATION FORMAT

      A.    GENERAL REQUIREMENTS

                  A proposal to participate in the Child Health Plus program must be submitted as outlined below. Pages should be numbered consecutively starting with number 1 and continuing through the end of the plan. Do not use separate numbering for any part of the plan. The bidder should state how the enrollment, marketing and other operating plans may change during the length of the program.

                  In addition to your proposal, please submit a proposal summary using the outline which appears as Appendix L.

      B.    SPECIFIC REQUIREMENTS

                  Follow the sequence of the format, including separate sections and appendices for each area covered and use the letters and numbers specified in each section.

            1.    Letter of Intent

                        All bidders must submit a Letter of Intent by close of
                  business on December 23, 1996, indicating that a full proposal will be submitted by the required date.

            2.    Letter of Transmittal

                        A Letter of Transmittal must accompany the proposal. The
                  letter must be signed by an official of the company or organization authorized to bind the bidder to the requirements of the RFP. The plan and all provisions of the offer price are to remain in effect for one-hundred and twenty (120) days. The plan is due by close of business February 14, 1997.

            3.    Proposal

                  a.    Background and Statement of Understanding

                              Briefly discuss the characteristics of the
                        population to be served by Child Health Plus and the estimated enrollment in the proposed service area.

                  b.    Contractor Qualifications

                        - full name and address of your organization and list responsible officers.

                        - name and position of the person entitled to negotiate a contract with the Department.

                        - name and position of the person who will have ultimate responsibility and accountability for this contract.

                        - management team which will oversee the various tasks of the project, and the level of access this team has to your corporate management.

                        - specific qualifications and experience of the person(s) having ultimate responsibility and accountability for this contract that would enable this (these) person(s) to successfully develop and implement the project design.

                        - resources that will be committed to implementing and operating this program.

                        - submit, as Appendices I and II respectively, copies of your organization's Articles of Incorporation and By-Laws. Include a narrative description of your organization including the parent and all subsidiary companies.

                        - describe the role of board members in governance and policy making.

                        - include as Appendix III, organization budgets and audited financial statements which show sources of funds for the last complete fiscal year of the organization. A narrative should accompany the financial statements, indicating the organization's long term financial projections and how cost and income from other programs are separated. It should also show the results or sources of upcoming fiscal changes.

      C.    PLAN AND PROJECT DESIGN

                  Provide a timeline of implementation of the program and a
            narrative description of your program. The proposal and narrative are to include strategies to respond to problems that may arise. The narrative description should:

            - Identify the specific county(ies) that you propose to cover in your program. Indicate whether the bid covers the entire State. Include the number of individuals you expect to serve, the capacity of your proposed program, and how you determined the need that exists in your area. Submit a projection of the number of enrollees by member months, and an estimated premium revenue based on your projection.

            - Identify the provider network (by type, number, and county) include a directory of health care providers and their geographic accessibility to enrollees. For primary care providers, you must identify the additional number of Child Health Plus enrollees that the provider is willing to accept.

            - Describe the strategies for recruiting the target population including uninsured members of the various minority communities in your county(ies). Be specific in identifying the minority communities and targeted recruitment strategies.

            - Identify the enrollment and eligibility determination procedures. This should include the identification and documentation of enrollee eligibility including the designation of other organizations which may perform such functions under a subcontract. The enrollment process should address how enrollees will be educated on the use of the provider system and should include a flowchart of the process.

            - Identify the billing process and procedures to be used. This billing process description should include the insurer's policy for disenrollment for non-payment of premiums. Also identify your capability to meet the Department's electronic premium payments (Appendix J).

            - Detail the arrangements for the reimbursement of participating providers.

            - Prepare a budget which includes the family's share of the premium and New York State's premium share. Include a short narrative on your budget plans and a description of the estimated expenses, personnel costs, marketing costs and other administrative costs. The budget should specify the resources necessary to implement the plan and be submitted on the Budget Forms in Appendix K.

            - Identify and specify the quality assurance, utilization review and managed care mechanisms that will be used for Child Health Plus enrollees.

            - Discuss your plan and capability to fulfill data analysis and reporting requirements including the submittal of the specified data.

            -     Describe in detail the benefit package and its costs.

            - Detail the provisions and/or arrangements for offering conversion of benefits in the event of termination of coverage under this plan, or for children who age out of the program.

            - Demonstrate the financial feasibility of your organization's proposed Child Health Plus program including the financial requirements of the New York State Insurance Law and Public Health Law.

            - Specify the monthly and annual premium of the Child Health Plus benefit package and the population on which the premium is based. The premium components must include covered services, assumed payment rates to providers, co-insurance and estimated utilization patterns. This should include:

                  -     schedule of rates;

                  -     actuarial memorandum including but not limited to:

                        - the formulas and assumptions used in calculating gross premiums;

                        -     expected claim costs;

                        - identification of morbidity tables, experience studies or other data sources utilized;

                        - percentage breakdown of the rates to show expected claim costs, expenses, contributions to statutory reserves, and surplus;

                        - comparison with filed rates for similar benefits and populations (if the bidder is a current Child Health Plus insurer, comparison with current rates should be included);

                        - HMOs and insurers should comment on the consistency or variance of actuarial and other pricing assumptions from those underlying approved community rates for individual products currently offered with detailed explanation for variances;

                        -     expected number of covered lives; and

                        - identify the specific counties that you propose to cover in your program.

            - Identify any services to be provided by subcontractors. These subcontractors would include providers, pharmaceutical and diagnostic laboratory networks.

            - Discuss how Child Health Plus will interact with other insurance products, including Medicaid.

V.    EVALUATION CRITERIA

            Proposals will be evaluated on a competitive basis using the criteria listed below. Each section of the proposal will be scored. The total score of all parts combined will be a maximum of 100 points. A ranking will then be assigned. Plans will be chosen in order to ensure an adequate statewide coverage.

      A.    UNDERSTANDING OF THE GOAL, OBJECTIVES AND INTENDED RESULTS OF CHILD
            HEALTH PLUS.............(15 POINTS)

                  The proposal demonstrates that the insurer understands the goal and objectives of Child Health Plus with anticipated results stated both quantitatively and qualitatively.

      B.    KNOWLEDGE/EXPERIENCE/CAPABILITY IN AREA.....(70 POINTS)

            1.    Knowledge and Experience (10 points)

                        The proposal describes the relevant experience
                  and competence of the project director(s) and other key staff in the area. The project director(s) and key staff are qualified and possess experience in this area and the variety of skills required to successfully implement the Child Health Plus program. The applicant provides evidence of understanding and knowledge of prior and ongoing work in the area. Specific information is also provided concerning how the personnel are to be organized in the project, to whom they will report, and how they will be used to accomplish specific objectives or components of the project.

                        The present capacity to provide health care services for
                  the intended target population should be discussed, including the capability to comply with New York State Insurance Law. The proposal will be evaluated on the following three criteria: network composition, fiscal, and general technical.

            2.    Network Composition (20 points)

                  a.    NYS Medicaid Managed Care Participants

                              If you are a participant in the New York State's
                        Medicaid Managed Care Initiative, then submit a copy of your Certificate of Authority and state whether or not there have been any additions, subtractions or other significant changes to the network which would alter your compliance with Department standards. Please itemize all changes to your network, if applicable. In addition, NYS Medicaid Managed Care Participants are required to submit the information as required under Section IV.

                  b.    Non-Medicaid Managed Care Participants

                              If not a participant of the State's Managed Care
                        Initiative, your network will be evaluated on a competitively scored basis, according to the following criteria:

                        (1)   General

                                 Health plans must establish and maintain
                             provider networks with sufficient numbers of providers and in geographically accessible locations for the populations they serve. Health plan networks must contain all of the provider types necessary to furnish the benefit package as a managed care product, including: hospitals, physicians (primary care and specialist), mental health and substance abuse providers, allied health professionals, pharmacies, laboratories, DME providers, etc. Health plans should not include in their networks, for purposes of service Child Health Plus enrollees, any medical provider who has been sanctioned by Medicare or Medicaid if the provider has, as a result of the sanctions, been prohibited from serving Medicaid clients or receiving medical assistance payments.

                        (2)   Completeness

                                 The insurer's network will be evaluated on the
                             presence of all required specialties to adequately meet the needs of Child Health Plus enrollees. In addition, the entire benefit package as described in Appendix E.

                        (3)   Accessibility

                                 The insurer's network will be evaluated on the
                             total number of providers and their office hours, the presence of school-based health centers, and wheelchair accessibility.

                        (4)   Training

                                 The insurer's network will be evaluated on the
                             "Board" status of the physicians within he network; hospital admitting privileges; and residency completion.

                        (5)   Mainstreaming

                                 The insurer's network will be evaluated on the
                             percent of the total network which will be open to Child Health Plus enrollees under the age of 19.

                        (6)   Cultural Competency

                                 The network will be evaluated on whether or not
                             there is an inclusion of providers who speak languages other than English.

            3.    Fiscal Evaluation Criteria (20 points)

                  a.    Premium Range

                              The premium rate proposal for the Child Health
                        Plus benefit package must be reasonable in relation to the benefits provided and may not be excessive, inadequate, or unfairly discriminatory.

                  b.    Budget

                              The resources that will be needed to conduct the
                        project must be specified, including personnel, time, budget and facilities. The project's cost must be reasonable in view of the anticipated results. Any subcontracts with other organizations must be clearly defined. All resources (personnel, travel, consultants, equipment, etc.) are detailed and budgeted. The budget forms in Appendix K must be completed with a short narrative. The proposal should provide evidence of the financial feasibility of the impact of the proposed program on overall operations of the bidder.

            4.    General Technical Evaluation Criteria (20 points)

                  a.    Marketing

                              Marketing of the Child Health Plus program to
                        targeted children and families is critical to the success of the program. Successful enrollment is dependent upon well-defined marketing plans.

                              In addition to the Child Health Plus Community
                        outreach and Marketing subcontractor which will be responsible for the marketing of the program on a statewide basis (which is being solicited through a separate RFP process), the insurer is also responsible for marketing the Child Health Plus program to the targeted population in the regions in which the insurer covers. The statewide campaign should be considered, by the insurer, as a base upon which to guide the insurer's critical local campaign. Proposals submitted should reflect the targeted enrollment and marketing effort that will be used to attract applicants. The insurer should develop a plan to ensure a smooth referral system for applicants.

                  b.    Benefit Package

                              The insurance benefit package should be described
                        in detail, along with the costs for each. The benefit package must offer the benefits as outlined in Appendix E.

                              Each provider must follow the well-child care
                        guidelines established by the American Academy of Pediatrics and the immunization recommendations as delineated by the The New York State Recommended Childhood Vaccination Schedule which are enclosed as part of Appendix E.

                              Detail the provisions and/or arranging for
                        offering conversion of benefits in the event of termination of coverage under this plan.

                  c.    Reasonable Outreach Efforts

                              The insurer should submit in their proposal, the
                        outreach strategies that will be used to disseminate information regarding Child Health Plus to the targeted population and recruit and enroll from this population. Specify methods that will be used to evaluate the effectiveness of these strategies. These strategies must follow the guidelines as established in Section II of this RFP.

                  d.    Patient Education

                              The insurer should submit in their proposal, the
                        public education strategies that will be used for the targeted population. Specify methods that will be used to evaluate the effectiveness of these strategies.

                  e.    Quality Assurance/Utilization Review/Credentialling

                              The proposal should identify and specify the
                        quality assurance, utilization review, credentialling, and managed care mechanism which will be used for Child Health Plus enrollees.

                  f.    Reporting Requirements

                              The proposal should discuss the plan and
                        capability to fulfill data analysis and reporting requirements including the submission of data outlined in the Reports section of this RFP and enrolled data.

                  g.    Electronic Billing Capacity

                              The proposal must clearly detail how the insurer
                        is able to handle the electronic billing requirements of the program.

                  h.    Provider and Member Services/Medical Director's Office

                              As detailed in Section II of this RFP, the
                        proposal should specify the provider and member services function, and the medical director's function which will be used for Child Health Plus enrollees.

                  i.    Other Requirements

                              The proposal submitted should specify how the
                        insurer will implement enrollment procedures, coordinate referrals to presumptive eligibility providers and develop contracts with school-based health centers.

      C.    Project Design and Time-
            Plan for Implementation...................(15 points)

                  The activities and resources required to ensure implementation and operation of the Child Health Plus program should be clearly defined. As previously described in detail, evaluation of the project design and time plan will be based on the following:

            - geographical location of the program and estimated number of enrollees;

            -     adequacy and quality of provider network;

            - marketing strategies to be employed and enrollment and eligibility determination procedures to be used, including a flowchart of the process;

            - payment methodologies for providers and their comparison to similar benefit plans;

            - utilization review, quality assurance and case management mechanisms;

            -     ability to meet data analysis and reporting requirements;

            -     availability of conversion provisions;

            - appropriateness of the timeframe for implementation of the program; and

            - understanding of how Child Health Plus will interact with the Medicaid program.

                  The bidder must be prepared to enroll children for coverage and provide the health services in the plan by May 1, 1997. These timeframes should be as objective as possible.

                  Specific information must be provided concerning how personnel are to be organized in the project, to whom they will report, and how they will accomplish the specific tasks of the project. The staffing pattern clearly links responsibility and levels of effort to the project tasks. Curriculum Vitae of key personnel should be included.

VI.   REVIEW PROCESS

            An independent review of submitted plans will be conducted by a panel of not less than three people selected by DOH. The review will focus on the evaluation criteria specified above.

[X] APPENDIX X    Modification Agreement Form (to accompany modified appendices for changes in term or consideration on an existing period or for renewal periods)

IN WITNESS THEREOF, the parties hereto have executed or approved this AGREEMENT on the dates below their signatures.

_____________________________________      _____________________________________
                                               Contract No. C___________________
CONTRACTOR                                   STATE AGENCY

_____________________________________      _____________________________________

_____________________________________      _____________________________________

By: _________________________________      By: _________________________________

    _________________________________          _________________________________
            Printed Name                                  Printed Name

Title: ______________________________      Title: ______________________________

Date:  ______________________________      Date:  ______________________________

                                         State Agency Certification: "In
                                         addition to the acceptance of this
                                         contract, I also certify that original
                                         copies of this signature page will be
                                         attached to all other exact copies of
                                         this contract."
_____________________________________    _______________________________________
          STATE OF NEW YORK         )
                                    )SS.:
               County of ___________)

On the _____ day of __________, 19___, before me personally appeared ____________ _________________, to me known, who being by me duly sworn, did depose and say that he/she resides at __________________, that he/she is the__________________ of the _____________________, the corporation described herein which executed the foregoing instrument; and that he/she signed his/her name thereto by order of the board of directors of said corporation.
(Notary) __________________________________

ATTORNEY GENERAL'S SIGNATURE               STATE COMPTROLLER'S SIGNATURE
_____________________________________      ____________________________________

Title: ______________________________      Title: _____________________________

Date:  ______________________________      Date:  _____________________________

                                   APPENDIX A

                               INCOME GUIDELINES

                                CHILD HEALTH PLUS
                       1996 FEDERAL POVERTY LEVELS (FPLs)
                                EFFECTIVE 4/1/96

                                                 Net Income
                 -------------------------------------------------------------------------
                         100%                       133%                       185%
Family Size      Annual       Monthly       Annual       Monthly       Annual       Monthly
-----------      ------       -------       ------       -------       ------       -------
  1               7,740          645        10,294          858        14,319        1,193
  2              10,360          863        13,779        1,148        19,166        1,597
  3              12,980        1,082        17,263        1,439        24,013        2,001
  4              15,600        1,300        20,748        1,729        28,860        2,405
  5              18,220        1,518        24,233        2,019        33,707        2,809
  6              20,840        1,737        27,717        2,310        38,554        3,213
  7              23,460        1,955        31,202        2,600        43,401        3,617
  8              26,080        2,173        34,686        2,891        48,248        4,021
Extra Person      2,620          218         3,485          290         4,847          404

Note: The above chart represents net poverty levels (FPLs).

      The chart below reflects gross poverty levels for use in determining Child Health Plus eligibility (net x 1.2 = gross)

                                                Gross Income
                 -------------------------------------------------------------------------
                         120%                       160%                       222%
Family Size      Annual       Monthly       Annual       Monthly       Annual       Monthly
-----------      ------       -------       ------       -------       ------       -------
  1               9,288          774        12,353        1,029        17,183        1,432
  2              12,432        1,036        16,535        1,378        22,999        1,917
  3              15,576        1,298        20,716        1,726        28,816        2,401
  4              18,720        1,560        24,898        2,075        34,632        2,886
  5              21,864        1,822        29,080        2,423        40,448        3,371
  6              25,008        2,084        33,260        2,772        46,265        3,855
  7              28,152        2,346        37,442        3,120        52,081        4,340
  8              31,296        2,608        41,623        3,469        57,898        4,825
Extra Person      3,144          262         4,182          349         5,816          485

(3/96)

                                   APPENDIX B

                               ADVISORY MEMORANDA

                     NEW YORK STATE - DEPARTMENT OF HEALTH

                            [CHILD HEALTH PLUS LOGO]

ADVISORY MEMORANDUM                                                  NUMBER  A-1

                                                                     DATE 2/1/92

SUBJECT:        I.  Emergency Room Copayment and Insurer Liability for
                    Inappropriate Use

               II.  Eligibility Documentation

              III.  Medicaid Eligibility

               IV.  Presumptive Eligibility - Minimum Days

                V.  Enrollment Fee

               VI.  Definition of Equivalent Coverage

              VII.  Enrollment Issues

             VIII.  Child Health Plus/Child Information Form

               IX. Annual Recertification of Child Health Plus Eligibility for Coverage

                X.  Conversion

     I.   EMERGENCY ROOM COPAYMENT AND INSURER LIABILITY FOR INAPPROPRIATE USE

          Considerable concerns were raised by insurers with the initial interpretation of the statute governing emergency room (ER)
coverage. The law was virtually interpreted to stipulate that families were liable for a $35 copayment if use of the ER was not reported to the insurer within 24 hours, but appeared to not permit denial of the claim.

Based on legislative clarification, a copayment of $35 for ER service is permissible when the beneficiary does not inform the insurer within 24 hours of use of such service or when use of the ER was not for an emergency condition. In the latter case, copayment should be waived if, given the options available, the ER was the most appropriate site of service. If the insurer determines that the use of ER was inappropriate, the insurer may deny the claim and the hospital may directly bill the family for the total charge for the ER visit. Insurers are responsible for monitoring the use of ER by enrollees and providing feedback where there is a consistent misuse of the service. The Department will be collecting information on ER usage including cases where payment is denied or a copay imposed. The forms for collecting this data are currently under development and will be issued to insurers upon completion.

It should be noted that it was not the intent of the Legislature that insurers be required to cover emergency room services in a manner inconsistent with private health insurance underwriting practices for such services. Several Child Health Plus insurers have proposed to limit the coverage of emergency room services in a HMO format, comparable to their ordinary HMO plans. This is consistent with legislative intent.

II.  ELIGIBILITY DOCUMENTATION

     Insurers have requested clarification regarding the types of documentation they must obtain from enrollees as proof of eligibility. Eligibility criteria are:

     -   the child is not enrolled in Medicaid;

     -   the child does not have equivalent health insurance coverage;

     -   the child is less than 13 years of age.

     Proof of citizenship or residency is not an eligibility requirement under Child Health Plus.

     Insurers are responsible for assuring that all enrollees meet the defined eligibility criteria and for retaining copies of proof of eligibility, which may be audited. As part of the application process, families must have proof of age, income, and if appropriate, other health insurance documentation. The following information is provided to insurers as a guide for meeting these requirements.

     A.   PROOF OF AGE

          Documentation of proof of age may include a copy of birth certificate, religious documents (baptismal papers), school records, and/or a signed affidavit stating witness of birth.

B.   PROOF OF INCOME

     The means test for income shall include any one of the following: Annual Federal and State tax returns, paycheck stubs or other documentation of income, written documentation by employer, a WIC "Income Residency Documentation Form" or an affidavit of self-income declaration (see Section II.D and E). Income for the purposes of this part means gross income before deductions for income taxes, employees' social security taxes, insurance premiums, bonds, etc. Income includes the following:

     1. Monetary compensation for services, including wages, salary, commissions or fees;

     2.  Net income from farm and non-farm employment;

     3.  Social Security;

     4. Dividends or interest on savings or bonds, income from estates or trusts, or net rental income;

     5.  Public Assistance;

     6.  Unemployment compensation;

     7. Government civilian employee or military retirement or pensions or veterans' payments;

       8.  Private pensions or annuities;

       9.  Alimony or child support payments;

      10.  Regular contributions from persons not living in the household;

      11.  Net royalties; and

      12. Other cash income. Other cash income would include but would not be limited to, cash amounts received or withdrawn from any source including savings, investments, trust accounts, and other resources which are readily available to the family.

      Copies of income documents should be retained with insurer records. However, it should be noted that proof of residency, citizenship, or documents relating denial of Medicaid eligibility are not required as proof of eligibility for the Child Health Plus Program.

C.    INCOME ELIGIBILITY DETERMINATION

      Several insurers have inquired as to whether they must use gross or net income in determining enrollee eligibility. The Department strongly recommends that the insurer use the family's gross income to determine eligibility for subsidy payment. The determination of net income is a complex administrative process and would require the development of detailed screens and exemptions. However, the State will permit insurers to use net income as a criteria in assessing a child's application, if consideration of appropriate deductions would enable a child to be eligible based on net income.

      If a household has two sources of income and one is entitlement income such as Medicaid, the entitlement income need not be adjusted to make it equivalent to gross when calculating the total family income.

D.    DECLARATION OF INCOME WITHOUT DOCUMENTATION

      Insurers have found it difficult to obtain income eligibility documentation for some potential enrollees. Specifically, insurers have found it difficult to document income earned by families who are not documented U.S. citizens, who are homeless, who have recently moved to New York, or who are self-employed and are not maintaining records or filing 1040-ES. In addition, insurers have encountered many children who have parents who work for employers who cannot or are unwilling to supply the appropriate documentation of wages. Applicants/participants who have income but cannot document it may make a self-declaration of income by completing an "Affidavit of Self-Income Declaration", (Appendix II, sample attached). Self-declaration should only be used in cases where there is truly no way to document income requirements. Insurers can expect the Department to review the use of self-declaration.



E.   USE OF WIC APPLICATION AS PROOF OF INCOME

     The Department will allow insurers to accept a copy of the WIC program, "Income and Residency Documentation Form" as proof of income eligibility for Child Health Plus (see Appendix I). WIC representatives will refer income eligible children to Child Health Plus insurers. At the time of referral, WIC providers will furnish a copy of the WIC application to the approved WIC participant together with a copy of the Child Health Plus brochure describing the program and containing a list of insurers to contact for enrollment in the program. Child Health Plus insurers may use the approved WIC application as documentation for verification of income eligibility. Insurers should review the WIC program "Income and Residency Documentation Form" to verify whether it is in effect on the date which the family applies for Child Health Plus. Only those WIC program, "Income and Residency Documentation Forms" which have an effective date which is valid concurrent with the date of enrollment into the Child Health Plus will be acceptable as income documentation. Annual recertification of Child Health Plus eligibility for coverage will be administered in accordance with
     Section IX of this memorandum.

     F.   EQUIVALENT COVERAGE

          As part of the eligibility process, insurers are required to document whether a potential enrollee has equivalent coverage. Such documentation may include a subscriber contract as proof of coverage. Many insurers have had difficulties in accessing this documentation, particularly in cases where the parent carrying the insurance for the child does not live in the same household. Insurers are responsible for assessing the validity of the subscriber contract and for determining whether a child has equivalent coverage. (Please refer to Section VI for further detail.) In such instances where a copy of the applicable insurance documentation is truly not accessible to satisfy this requirement, a signed affirmation stating that the child has no equivalent coverage is permissible.

III. MEDICAID ELIGIBILITY

     A.   SPEND-DOWN TO MEDICAID ELIGIBILITY LEVEL

          To ensure continuity of health care coverage, families enrolled in Child Health Plus who become Medicaid eligible may include the Child Health Plus premium as part of the family's expenses qualifying them as Medicaid eligible. When using the Child Health Plus premium cost in calculating Medicaid spend-down, families have the option of keeping the child enrolled in Child Health Plus while the family enrolls in Medicaid and may continue using the Child Health Plus premium to meet the spend-down calculation requirement to remain Medicaid eligible.

B.   MEDICAID REFERRAL/COORDINATION

     Insurers have requested clarification regarding their responsibility for referring potential applicants to local Department of Social Services (DSS) offices for Medicaid.

     To ensure that appropriate referrals to the Medicaid program are made, all Child Health Plus applicants whose age, income and family size meet criteria that indicate a strong potential for Medicaid eligibility, must be referred by the Child Health Plus insurers for application to Medicaid. These include children who are less than one year of age and reside in a household whose gross income is less that 222% of the federal poverty levels, and children who are less than six years of age and reside in a household whose gross income is less than 160% of the federal poverty levels.

     In addition to referring those applicants to DSS, insurers must provide all applicants with a brochure prepared by the State describing the Medicaid program and application process. Application by the family to Medicaid is not mandatory but should be strongly encouraged. Children deemed eligible for Child Health Plus shall remain covered until families referred are actually enrolled in Medicaid. All children should be accepted into Child Health Plus if all Child Health Plus eligibility criteria are met regardless of whether they appear Medicaid eligible or are not.

IV.   PRESUMPTIVE ELIGIBILITY - MINIMUM DAYS

      The presumptive eligibility process must be used by all contractors under the Child Health Plus program. Presumptive eligibility provides immediate coverage pending a full eligibility determination. If an applicant appears to meet all acceptable eligibility requirements, but does not have all appropriate documentation available at the time of enrollment, the insurer shall make the determination that the child is presumptively eligible for a maximum of 60 days after the initial date of enrollment. Only one period of presumptive eligibility per child is allowed. At the end of the presumptive eligibility period, all required documentation must have been provided to maintain the enrollee's coverage.

      If a child is determined to be ineligible, DOH will pay the subsidy for up to 60 days of presumptive eligibility. Upon request by the family, the enrollment fee must be refunded by the insurer if the family provided all required documentation and the child did not use any services during the 60 days presumptive eligible period. Insurers may claim the cost of premium incurred during the 60 day presumptive eligibility period in their monthly premium voucher submission.

V.    ENROLLMENT FEE

      According to statute, families whose gross income is between 160-222 percent of the Federal poverty level pay $25 per child per year with an annual maximum family contribution of $100. Where applicable, insurers are responsible for collecting a minimum enrollment fee of $25 at the time of enrollment regardless of the number of children being enrolled. Insurers have the discretion of working out a payment plan for up to a 12-month period for any additional fee required but not paid during the time of enrollment. However, at the time of annual recertification, payment of any outstanding balance must be satisfied plus the $25 re-enrollment fee in order to continue in the program. The insurer has the option of imposing their own payment plan for those families ineligible for subsidy coverage.

      As noted in the, "Presumptive Eligibility," Section IV of this memorandum, the State will reimburse the insurer for enrollment fees refunded to applicants who were initially deemed presumptively eligible for Child Health Plus and were subsequently determined ineligible at some point during the 60 day presumptive eligibility period.

      The insurer cannot retain a portion of any enrollment fee being refunded to defer the administrative cost related to the enrollment process. The State will reimburse the insurer the cost of the premium for the period in which the child was considered presumptively eligible and this will cover the costs associated with the enrollment processing.Any refunded enrollment fees must be reimbursed by insurers directly to families.

VI.   DEFINITION OF EQUIVALENT COVERAGE

      Many insurers continue to have questions relating to the definition of equivalent coverage. The following guidelines should be followed in determining equivalent coverage.

      - Coverage for primary health care services provided in a physician's office or other outpatient sites which is consistent with the Child Health Plus benefit package is considered equivalent coverage. Insurance plans which do not include prescription drugs or do not provide preventive care services, but meet the above definition will be deemed to offer 'equivalent coverage'.

Applicants who have the coverage specified above, but whose insurance requires a copayment and/or deductible will also be considered to have equivalent coverage. This will apply where copayments and/or payments are consistent with industry standards. These are:

      - Major medical policies underwritten by Article 43 Corporations and major commercial carriers with a copayment of 20 percent or less per visit/service.

      -     copayments for office and physicians visits are $10.00 or less.

      -     Deductibles are equal to or less that $250 per person per year.

Coverage above the cost of the above industry standards, will not be considered "Equivalent Coverage," and the applicant will be eligible for coverage under Child Health Plus. "Limited benefit policies" which pay a fixed dollar amount per episode of care (regardless of the cost of the medical care) are not considered equivalent health insurance for determining eligibility for enrollment in the Child Health Plus program.

VII.  ENROLLMENT ISSUES

      Many insurers have encountered situations where children are not living with a parent or legal guardian. In order to eliminate barriers for enrollment of those children not residing with their parents, DOH is requesting that insurers permit enrollment of eligible children by "responsible adults" other than a parent or legal guardian. In these instances, insurers may request "responsible adults" to furnish written permission (from the parent or legal guardian) which authorizes the rendering of health care services. However, this is not a mandatory requirement for enrollment.

VIII. CHILD HEALTH PLUS/CHILD INFORMATION FORM

      The purpose of the "Child Health Plus/Child Information Form" is to capture information from applicants on previous health status, utilization patterns, and demographic data. All insurers are required to distribute the "Child Health Insurance/Child Information Form" at the time of the enrollment application encounter. The completion of the form by applicants is not a mandatory part of the application or a prerequisite for enrollment. However, the form must be distributed to all applicants, and to the extent it is completed by the applicant, collected by the insurer at the time of application or to be forwarded directly to the Department by the applicant at a later time. The forms should be batched and returned to the Department in accordance with instructions provided to insurers. Insurers should strongly encourage all applicants to complete this form.

IX.   ANNUAL RECERTIFICATION OF CHILD HEALTH PLUS ELIGIBILITY FOR COVERAGE

      In accordance with statute, recertification on an annual basis is required for continued enrollment in the program. Insurers have requested guidelines regarding the timing which should be used for recertification of eligibility for coverage under Child Health Plus. Insurers may recertify all enrollees on the same day, e.g. first of the year or recertify each child on the anniversary date of his/her enrollment.

X.    CONVERSION

      Legislation requires insurers to provide conversion when enrollees age out of the program and also when the program terminates under statute on December 31, 1993, unless extended.

      The benefits offered under the conversion policies need not be equivalent to the coverage provided under Child Health Plus. The insurers may offer conversion through their existing policies. The Departments of Health and Insurance are continuing to investigate options for Child Health Plus insurers who need conversion coverage.

      Enrollees who relocate to another part of the State should be referred by their current Child Health Plus insurer to the Child Health Plus insurer in the new area. Insurers are not responsible for providing conversion when an enrollee moves out of the State.

                                                                     Appendix II
                               in effect 12/31/93
                               ------------------
                                  [ILLEGIBLE]



                                                    "DRAFT" 1/16/92

                                CHILD HEALTH PLUS

                      AFFIDAVIT OF SELF INCOME DECLARATION

NAME: ________________________________________  PHONE: _________________________

ADDRESS: _______________________________________________________________________

                                  FAMILY INCOME

       Annual          $________________             Monthly $__________________
       BiWeekly        $________________             Weekly  $__________________
       Other (specify) $________________

      ALL APPLICANTS MUST READ AND SIGN THE FOLLOWING IN ORDER TO BE CONSIDERED FOR ELIGIBILITY UNDER SELF-DECLARATION OR INCOME FOR THE CHILD HEALTH PLUS
      PROGRAM:

            I HEREBY CERTIFY that I have no means for documenting the above cash income and that all of the above information's true and correct. I understand that this information is being given in connection with the receipt of Child Health Plus services. I understand that program officials may verify information on this form. I understand that deliberate misrepresentation may subject me to repayment of benefits received and prosecution under applicable State statutes.

            _______________________________________      ___________________
                         SIGNATURE                              DATE

LOCAL AGENCY USE ONLY:

APPROVED: ______________________________    DISAPPROVED: _______________________
                     DATE                                        DATE

CHILD HEALTH INSURANCE REPRESENTATIVE:

        ______________________________________          ________________________
                     SIGNATURE                                   DATE

                                  [ILLEGIBLE]

[ILLEGIBLE] STATE DEPARTMENT OF HEALTH                         CHILD HEALTH PLUS
[ILLEGIBLE] community Health Insurance           ATTESTATION OF SELF-DECLARATION
and Finance Systems                                                    OF INCOME

INSTRUCTIONS Complete this form ONLY if you have no other proof of family income. Return the completed form to the insurer where you sent your Child Health Plus application.

Name(s)of Children Applying for Child Health Plus

1 _____________________________________  4 _____________________________________
2 _____________________________________  5 _____________________________________
3 _____________________________________  6 _____________________________________

Name of adult making application
_______________________________________    _____________________________________
             street                                    Apt. or PO Box

Address
________________________________________________________________________________
city                                       state                 zip
________________________________________________________________________________

Relationship                               Telephone Number
to children                                (including area code)  (           )
_______________________________________    _____________________________________

FAMILY INCOME

Include all income from all members
living in the household. Enter the amount
of money received by the payment source
and the time period in which it is/was
received.                                    Year income received

SOURCE OF INCOME                YEARLY          MONTHLY         EVERY TWO WEEKS         WEEKLY
----------------                ------          -------         ---------------         ------
Program(s) (Example: Cash
assistance, SSI,
unemployment, disability)

[ILLEGIBLE]                    $_______       $_________       $________________       $______

[ILLEGIBLE]                     _______        _________        ________________        ______

[ILLEGIBLE] names)             ________       __________       _________________       _______

Wages/Salary                   ________       __________       _________________       _______

Tips/Gratuities                ________       __________       _________________       _______

Commissions                    ________       __________       _________________       _______

Income from self-employment    ________       __________       _________________       _______

Contributions/gifts from
relatives or friends           ________       __________       _________________       _______

Support payments               ________       __________       _________________       _______

Income from rental property    ________       __________       _________________       _______

Interest/dividends             ________       __________       _________________       _______

Social Security                ________       __________       _________________       _______

Pension (public or private)    ________       __________       _________________       _______

Anything else for which money
is received without providing
goods or services              ________       __________       _________________       _______

TOTAL                          ________       __________       _________________       _______

ALL APPLICANTS MUST READ AND SIGN THE FOLLOWING STATEMENT IN ORDER TO BE CONSIDERED FOR ELIGIBILITY UNDER SELF-DECLARATION OF INCOME FOR THE CHILD HEALTH PLUS PROGRAM:

I hereby certify that I have no means of proving or documenting the above cash income and that all of the above information is true and correct. I understand that this information is being given in connection with application to the Child Health Plus program. I understand that program officials (Insurer or State) may verify information on this form. I understand that deliberate misrepresentation may subject me to repayment of any benefits received under the Child Health
Plus program and for prosecution under applicable State statutes.

         ____________________________________________      ______/______/_______
         Signature of Adult Making Application             Date Signed

INSURER USE ONLY                                           Child  Health Plus Insurer Represenative:
                               Approved ____/____/_____
                                                                        Date: _____/_____/______
Total
Annual Income _______________  Disapproved____/____/_____  Insurer: ____________________________

                      NEW YORK STATE - DEPARTMENT OF HEALTH

                            [CHILD HEALTH PLUS LOGO]

ADVISORY MEMORANDUM                                NUMBER A-2
                                                   DATE   April 1992

SUBJECT:    I.    NEW YORK STATE IMMUNIZATION GUIDELINES FOR HEALTH CARE
                  PROVIDERS

                  The New York State Immunization Guidelines for Health Care Providers (Appendix I) have been revised. As you know, the Child Health Plus benefit package specifies that the schedule of immunizations for Child Health Plus enrollees follow the immunization guidelines issued by the Department of Health. The enclosed guidelines have been distributed by the Office of Public Health to approximately 12,000 practicing physicians including pediatricians, family physicians and other primary care specialists. Thus, physicians within the Child Health Plus provider network will also have received these materials. Please direct any questions on the immunization schedules to the Bureau of Immunization at (518) 473-4437.

            II.   1992 FEDERAL POVERTY LEVELS

                  The enclosed 1992 Federal Poverty Levels (Appendix II) should be used effective immediately to determine Child Health Plus eligibility. Although these guidelines are provided at the net and gross levels, as noted in the first Advisory Memorandum, Child Health Plus insurers are to determine eligibility from gross income levels.

            III.  DEPARTMENT OF SOCIAL SERVICES LOCAL COMMISSIONERS' MEMORANDUM

                  The Department of Social Services issued a Local Commissioners Memorandum on Child Health Plus on February 24, 1992 explaining certain points about Child Health Plus and its relationship with Medicaid. A copy is enclosed. Questions pertaining to the NYSDSS memorandum should be directed to your Child Health Plus program liaison.

                                CHILD HEALTH PLUS

                         1 / 92 Federal Poverty Levels

                       100%                    133%                        135%
                 Annual   Monthly      Annual       Monthly       Annual         Monthly
1               $ 6,810    $  568     $  9,057     $     755     $  12,599      [ILLEGIBLE]
2                 9,190       766     $ 12,223    [ILLEGIBLE]   [ILLEGIBLE]     [ILLEGIBLE]
3                11,570       964     $ 15,388         1,282     $  21,405      [ILLEGIBLE]
4                13,950     1,163     $ 18,554         1,546     $  25,808         2,151
5                16,330     1,361     $ 21,719         1,810     $  30,211         2,518
6                18,710     1,559     $ 24,884         2,074     $  34,614         2,884
7                21,090     1,758     $ 28,050         2,337     $  39,017         3,251
8                23,470     1,956     $ 31,215         2,601     $  43,420         3,618
Extra Person:
                  2,380       198     $  3,165           264     $   4,403           367

Note: If the above chart represents net poverty levels then the chart below reflects gross poverty levels (net x 1.2=gross).

                       120%                     160%                       222%
                 Annual   Monthly       Annual         Monthly    Annual          Monthly
1               $ 8,172    $  681     $  10,869       $    906   $  15,118      $     1,260
2                11,028       919        14,667          1,222      20,402            1,700
3                13,884     1,157     [ILLEGIBLE]        1,539      25,685            2,140
4                16,740     1,395     [ILLEGIBLE]        1,855      32,969            2,581
5                19.596     1,633     [ILLEGIBLE]        2,172      36,253            3,021
6                22,452     1,871        29,861          2,488   [ILLEGIBLE]          3,461
7                25,308     2,109        33,660          2,805      46,320            3,902
8                28,164     2,347        37,458          3,122      52,103            4,342
Extra Person:
                  2,856       238         3,798            317       5,284      [ILLEGIBLE]

                         LOCAL COMMISSIONERS MEMORANDUM

                        DSS-4037 [ILLEGIBLE] (Rev. 9/89)

                                                  Transmittal No: 92 LCM-38

                                                  Date: February 24, 1992

                                                  Division: Medical Assistance

      TO: Local District Commissioners

      SUBJECT: CHILD HEALTH PLUS (CHP) Insurance Program

      ATTACHMENTS: Suggested letter to CHP providers: Attachment 1 (on-line)
                   CHILD HEALTH PLUS Poster: Attachment 2 (not available on-line)

The Department has received questions relating to the Child Health Plus (CHP) program. Many CHP questions were answered in Informational Letter 91 INF-71. This letter will respond to additional questions from the local districts.

      Question 1: Administrative Directive 91 ADM-18 notes that the CHP subsidy must stop when the Medical Assistance (MA) case includes a CHP recipient. In Section IV.A., the letter reads as follows:

            The social services district must contact the [ILLEGIBLE] [CHP] contract agency to inform it that MA eligibility has been established.

      Within this context, how must the district contact the plan?

      Response 1: The district should write a letter to the plan so that the plan has official notification of MA eligibility for that child before the plan takes action to drop CHP coverage. This written notification should detail the child's period of MA eligibility. Generally, a plan will not accept a phone call by the district as being sufficient, and will require a letter. In turn, the CHP insurer will disenroll the child from CHP. Attachment 1 is a suggested letter to CHP providers.

Date February 24, 1992

TRANS. No. 92 LCM-38                                                  Page No. 2

      Question 2: Administrative Directive 91 ADM-18, Section [ILLEGIBLE] [ILLEGIBLE] local social services districts to provide notice of CHP [ILLEGIBLE] [ILLEGIBLE] denial/closing action affects a child under 13 years of age. The suggested letter was Attachment III to that Administrative [ILLEGIBLE]. Is there a statewide hotline number that could be added to the suggested letter?

      Response 2: Yes. The Public Policy and Education Fund of New York has a contract with the New York State Department of Health for CHP outreach. Their statewide hotline number, which should be added to the letter from local social services districts, follows:

                                 1-800-698-4KIDS

      The CHILD HEALTH PLUS poster, Attachment 2, was developed by the Public Policy and Education Fund. Staff from the Fund will contact local social services districts to discuss the interface of CHP with the MA program and to supply outreach material.

      It should be noted that a separate contractor has been selected for CHP outreach in New York City. The Medical and Health Research Association of New York City will contact the New York City Human Resources Administration for CHP outreach.

      Question 3: The New York State Department of Health pays a monthly subsidy to the CHP insurance carrier. The annual subsidies were detailed in 91 LCM-136. Additionally, certain clients are required to pay a $25 fee per child per year, up to a total of $100 per household per year. How should these payments/bills be handled for spenddown?

      Response 3: The monthly subsidy amount paid to the insurance carrier by the New York State Department of Health (NYSDOH) can be used to reduce the monthly spenddown.

      For any CHP fee billed to the MA household, as with other health insurance premiums incurred by the individual or family, treat as a deduction from countable income. Therefore, the client's share of premium costs, as well as the subsidy, can be used to reduce the monthly spenddown.

      NOTE: Please remember that persons receiving MA are not eligible for CHP. Since the household can choose who may apply for MA, please remember that applicants/recipients can include or exclude persons from the MA household. Therefore, if a CHP recipient is not included in the MA application, the CHP coverage remains uninterrupted. The amount of the NYSDOH subsidy and any household premiums would reduce the monthly spenddown for the rest of the family. See Administrative Directive 91 ADM-18 for details.

Date February 24, 1992

Trans. No. 92 LCM-38                                                  Page No. 3

      Question 4: A 5 person household applied for MA and was [ILLEGIBLE] accepted as a spenddown case. The monthly spenddown [ILLEGIBLE] [ILLEGIBLE] household has not met the spenddown requirement in any [ILLEGIBLE] [ILLEGIBLE] Therefore, the Common Benefit Identification Card will not be valid, since coverage has not been authorized through [ILLEGIBLE]. The [ILLEGIBLE] appears income-eligible for CHP. Can the children in the household under age 13 apply for and get CHP?

      Response 4: Yes. This household should apply for CHP. The children are neither eligible for nor in receipt of MA at this time. Therefore, the household can apply for and receive CHP for appropriate children if otherwise eligible. Remember that the CHP subsidy and any premium payments are used to reduce the excess income of other family members.

      Question 5: Is the phone number for GHI correct as given in 91 LCM-136?

      Response 5: No. The correct phone number for GHI is 212-960-6655.

                                       ***

If there are questions on spenddown, please call Mr. Joseph Kudner on 1-800-342-3715, extension 3-5509. For questions on CHP, call Mr. John Harwick on extension 3-5878.

                                               _________________________________
                                               Jo-Ann A. Costantino
                                               Deputy Commissioner
                                               Division of Medical Assistance

                                  ATTACHMENT 1

            Suggested letter to CHP when child is on Medicaid and CHP

      Dear ______________________:

                                        NAME OF CHILD:
                                        ADDRESS:

                                        SOCIAL SEC.#:

                                        PHONE:

                                        DATES OF ELIGIBILITY
                                        FOR MEDICAL ASSISTANCE:
                                          (from-to}

      We have been advised that the above-named child is currently receiving Child Health Plus from your organization. In accord with Chapters 922 and 923 of the Laws of 1990, we are informing you that this child is enrolled in the Medical Assistance program for the time period noted above. Please call (staff name) on (phone number) if there are any questions.

                                        Sincerely,

                       NEW YORK STATE - DEPARTMENT OF HEALTH

                            [CHILD HEALTH PLUS LOGO]

ADVISORY MEMORANDUM                                     NUMBER  A-11

                                                        DATE  February 1994

SUBJECT: Child Health Plus - Supplemental Form Data Analysis

            A self-administered, optional reporting tool was developed by the Department to collect data to learn some descriptive information about the population of Child Health Plus applicants. The report was used to collect data from applicants from the inception of the program through January, 1993. The attached report is an analyses of the collected data.

            A few notes contained in the report deserve highlighting:

            - The majority of the Child Health Plus population are eligible due to loss of insurance from loss of employment, or Medicaid eligibility;

            -     Most report themselves as in good health;

            - The average income of applicants is approximately $16,000, and;

            - The population represents a fairly even distribution by age. The great majority of Child Health Plus members are white and english speaking.

      Attachment

                                CHILD HEALTH PLUS

                         SUPPLEMENTAL FORM DATA ANALYSIS

                      PLAN INCEPTION THROUGH JANUARY, 1993

                       New York State Department of Health

                      Bureau of Community Health Insurance

                               and Finance Systems

                                 November, 1993

OVERVIEW

      The Supplemental Form was an optional data collection tool developed by the Department to collect data in a uniform manner from Child Health Plus applicants on demographic, marketing, prior utilization, access, and health status elements. All but one insurer submitted forms. The form went into use at the inception of the program and was collected until April, 1993. At that time the insurers were instructed to stop including the form with the enrollment packet, but to mail in any forms which they received from previous applicants. To date, approximately 30,000 forms have been received and entered. The data in the following tables and graphs is based upon 26,000 forms collected from plan inception through January, 1993.

      While some plans submitted one form per family, others submitted a form for each child applicant. The results include applicants to Child Health Plus, not just those who were accepted. Therefore, the number of forms received does not equal the number of children enrolled. In a few instances, more forms were received than the insurer enrolled. Other insurers submitted forms for just those that were accepted into the program. In addition, the data is self-reported and may not reflect actual use. Not all respondents answered every question on the form. The results were tallied by completed question and not completed form. The graphs only include those applicants who answered the questions.

      When more than one answer was given in questions five and six regarding locus of care, the lowest level of care was entered. For question four, how coverage was lost, if left/lost job was checked with other items, the question was coded for left/lost job. For question seven, some people checked "has no problem" and wrote in: don't need an appointment for the emergency room.If more than one language was checked for question eight and one was English, the question was coded for English. Also, if more than one race/ethnicity was checked for question nine, the question was coded, as other. In many instances the items to be checked by the insurer in the FOR OFFICE ONLY section were left blank.

SUMMARY OF FINDINGS

      - Most of the applicants learned of Child Health Plus through a friend/relative.

      - Two-thirds to 90 percent of applicants did not have health insurance and most lost their coverage because parent lost/left their job.

      - Most of the applicants had a source of care for an injury or illness (physician office, clinic, health center).

      - Three-fourths of the applicants reported no problem getting access to care.

      - Close to 90 percent of the applicants spoke English, with Spanish and Chinese being spoken in New York City in two plans.

      - Almost three-fourths of the applicants report being white/non-hispanic

      - Less than 10 percent of applicants were under the age of 1 year with the remainder fairly evenly split between the age categories of 1 - 5 and 6 - 12.

      -     The male and female applicants were evenly split.

      - Approximately 30 percent of the applicants report having an ER visit in the 12 months prior to application with the average number of visits 1.8 of those report having visits.

      - Less than five percent of applicants reported having an overnight hospital admission in the 12 months prior to application; however those who did report admissions averaged 1.5 admissions.

      - Over 85 percent of applicants reported having visits to a clinic, doctor or health center in the 12 months prior to application. Of those who reported visits, the average number was 3.8 visits.

      - The majority of applicants reported their health status as good or better. Less than one-half of one percent reported their health status as poor.

      - The average income for applicants reporting income is $16,189 per family.

      - The average number of adults per family is about 2, the average number of children less than 13 per family is about 2, the average number of children older than 13 is about 1.5 with the overall average family size about 4.

NEW YORK STATE DEPARTMENT OF HEALTH
Bureau of Health Economics                  CHILD HEALTH PLUS: CHILD INFORMATION

                           Name of health plan/insurer to which you are applying
                           _____________________________________________________

[CHILD HEALTH PLUS LOGO]

                           Write in the month, day and year you filled out the application form for Child Health Plus (example, January 14, 1991).
                           _____________________________________________________

INSTRUCTIONS

Child Health Plus is a new program sponsored by this health plan and subsidized by New York Slate. The New York State Department of Health is asking the following questions to find out about the health needs of children who apply for Child Health Plus and to serve better the needs of children who enroll. Please answer these questions as completely as you can. YOUR ANSWERS WILL NOT AFFECT YOUR CHILD(REN)'S ENROLLMENT IN CHILD HEALTH PLUS. DO NOT PUT YOUR NAME ON THIS FORM. If you have any questions about this form please call (518) 474-5050. Give the completed form back to the health plan/insurer to which you are applying. Please print your answers in ink.

1.    Enter the child(ren)'s zip code (home address) [          ]

2.    Place an X in front of all the ways that you found out about Child Health
      Plus.

      [ ] Material received in the mail     [ ] Television                         [ ] Radio
      [ ] Community organization            [ ] Through the child(ren)'s school    [ ] Newspaper
      [ ] Friend/relative                   [ ] Social services/Medicaid           [ ] Health care provider (doctor, nurse, clinic)
      [ ] Other (specify)________________________________________

3.    What kind of health insurance does/do the child(ren) have now?

      [ ] No insurance                      [ ] Other insurance (specify)
      [ ] Medicaid                              ______________________________________________________________________

4. If the child(ren) were covered by health insurance in the past, how did they lose that coverage?

      [ ] Parent left/lost his/her job      [ ] Insurance was cancelled            [ ] Other (specify)
      [ ] Could not afford premium          [ ] Lost Medicaid eligibility              _______________________________

5.    Where does(do) the child(ren) usually go for routine preventive care
      (physicals, immunizations)?

      [ ] Emergency room                    [ ] Clinic                             [ ] Do not receive care
      [ ] Doctor's office                   [ ] Health center                      [ ] Other (specify)
                                                                                       _______________________________

6. Where does(do) the child(ren) usually go when they need care for an injury or illness?

      [ ] Emergency room                    [ ] Clinic                             [ ] Do not receive care
      [ ] Doctor's office                   [ ] Health center                      [ ] Other (specify)
                                                                                       _______________________________

7. The last time the child(ren) needed to get health care (illness, injury, physical), the following was true: Place an X in the box in front of the best answer.

      [ ] Had no problem getting an appointment         [ ] Was not able to get an appointment
      [ ] Had to wait too long to get an appointment    [ ] Did not try to get an appointment

8.    Place an X in the box in front of the language the child(ren) speaks most
      [ILLEGIBLE] [ILLEGIBLE] at home.

      [ ] English                [ ] French              [ ] Chinese               [ ] Hebrew
      [ ] Spanish                [ ] Italian             [ ] Korean                [ ] Other (specify)
                                                         [ ] Japanese                  _______________________________

DOH-3403(10/91)

                                    p 1 of 2

                           NUMBER OF RECORDS PER PLAN
                      CHILD HEALTH PLUS SUPPLEMENTAL FORMS
                             Through January, 1993

                                  [PIE CHART]

      PERCENT OF
  JANUARY ENROLLMENT
        BY PLAN

TBHP                .84
HCP                 7.8
CPHSP               2.4
HIP                10.2
GHI                 3.3
EBCBS              31.2
BS NENY             2.5
BCBS CNY            8.8
BCBS UW             8.5
BCBS WNY            7.1
BCBSA               8.2
WPHSP               3.6
CHP                 5.7

                    SOURCES OF REFERRAL TO CHILD HEALTH PLUS
               AS REPORTED ON THE SUPPLEMENTAL FORM FOR ALL PLANS
                              Through January, 1993

                                  [PIE CHART]

                             [PLOT POINTS TO COME]

                    SOURCES OF REFERRAL TO CHILD HEALTH PLUS
                  AS REPORTED ON THE SUPPLEMENTAL FORM BY PLAN
                              Through January, 1993

                                  [BAR CHART]

                             [PLOT POINTS TO COME]

              HEALTH INSURANCE COVERAGE HELD AT TIME OF APPLICATION
            AS REPORTED BY CHILD HEALTH PLUS APPLICANTS FOR ALL PLANS
                              Through January, 1993

                                   [PIE CHART]

                             [PLOT POINTS TO COME]

             HEALTH INSURANCE COVERAGE HELD AT TIME OF APPLICATION
              AS REPORTED BY CHILD HEALTH PLUS APPLICANTS BY PLAN
                              Through January, 1993

                                  [BAR CHART]

                             [PLOT POINTS TO COME]

                 REASONS CHILDREN LOST HEALTH INSURANCE COVERAGE
           AS REPORTED BY CHILD HEALTH PLUS APPLICANTS FOR ALL PLANS
                              Through January, 1993

                                  [PIE CHART]

                             [PLOT POINTS TO COME]

                 REASON CHILDREN LOST HEALTH INSURANCE COVERAGE
               AS REPORTED BY CHILD HEALTH PLUS APPLICANTS BY PLAN
                              Through January, 1993

                                  [BAR CHART]

                             [PLOT POINTS TO COME]

            SOURCES OF ROUTINE PREVENTIVE CARE PRIOR TO APPLICATION
           AS REPORTED BY CHILD HEALTH PLUS APPLICANTS FOR ALL PLANS
                              Through January, 1993

                                  [PIE CHART]

                             [PLOT POINTS TO COME]

            SOURCES OF ROUTINE PREVENTIVE CARE PRIOR TO APPLICATION
               AS REPORTED BY CHILD HEALTH PLUS APPLICANTS BY PLAN
                              Through January, 1993

                                  [BAR CHART]

                             [PLOT POINTS TO COME]

           SOURCES OF CARE FOR INJURY OR ILLNESS PRIOR TO APPLICATION
            AS REPORTED BY CHILD HEALTH PLUS APPLICANTS FOR ALL PLANS
                              Through January, 1993

                                  [PIE CHART]

                             [PLOT POINTS TO COME]

           SOURCES OF CARE FOR INJURY OR ILLNESS PRIOR TO APPLICATION
               AS REPORTED BY CHILD HEALTH PLUS APPLICANTS BY PLAN
                              Through January, 1993

                                  [BAR CHART]

                             [PLOT POINTS TO COME]

                   ACCESS TO HEALTH CARE PRIOR TO APPLICATION
            AS REPORTED BY CHILD HEALTH PLUS APPLICANTS FOR ALL PLANS
                              Through January, 1993

                                  [PIE CHART]

                             [PLOT POINTS TO COME]

                   ACCESS TO HEALTH CARE PRIOR TO APPLICATION
               AS REPORTED BY CHILD HEALTH PLUS APPLICANTS BY PLAN
                             Through January, 1993

                                  [BAR CHART]

                             [PLOT POINTS TO COME]

                   LANGUAGE SPOKEN MOST FREQUENTLY IN THE HOME
            AS REPORTED BY CHILD HEALTH PLUS APPLICANTS FOR ALL PLANS
                              Through January, 1993

                                  [PIE CHART]

                             [PLOT POINTS TO COME]

                   LANGUAGE SPOKEN MOST FREQUENTLY IN THE HOME
               AS REPORTED BY CHILD HEALTH PLUS APPLICANTS BY PLAN
                              Through January, 1993

                                  [BAR CHART]

                             [PLOT POINTS TO COME]

                                 RACE/ETHNICITY
            AS REPORTED BY CHILD HEALTH PLUS APPLICANTS FOR ALL PLANS
                              Through January, 1993

                                  [PIE CHART]

                             [PLOT POINTS TO COME]

                                 RACE/ETHNICITY
               AS REPORTED BY CHILD HEALTH PLUS APPLICANTS BY PLAN
                              Through January, 1993

                                  [BAR CHART]

                             [PLOT POINTS TO COME]

                      AGE AT LAST BIRTHDAY BY AGE CATEGORY
            AS REPORTED BY CHILD HEALTH PLUS APPLICANTS FOR ALL PLANS
                              Through January, 1993

                                  [PIE CHART]

                             [PLOT POINTS TO COME]

                      AGE AT LAST BIRTHDAY BY AGE CATEGORY
               AS REPORTED BY CHILD HEALTH PLUS APPLICANTS BY PLAN
                             Through, January, 1993

                                  [BAR CHART]

                             [PLOT POINTS TO COME]

                       SEX OF CHILD HEALTH PLUS APPLICANTS
                 As Reported Through January, 1993 For All Plans

                                  [PIE CHART]

                             [PLOT POINTS TO COME]

                       SEX OF CHILD HEALTH PLUS APPLICANTS
                    As Reported Through January, 1993 By Plan

                                  [BAR CHART]

                             [PLOT POINTS TO COME]

Overall average number of visits per child of those reporting visits-1.8

Overall percent of children reporting emergency room visits-29.02%

                NUMBER OF EMERGENCY ROOM VISITS IN THE 12 MONTHS
                     PRIOR TO CHILD HEALTH PLUS APPLICATION
                  AS REPORTED ON THE SUPPLEMENTAL FORM BY PLAN
                              Through January, 1993

                                  [PIE CHART]

                             [PLOT POINTS TO COME]

-     Percentage of Children Reporting Emergency Room Visits

-     Average Number of Visits of Those Reporting Visits

Overall average number of hospital admissions per child of those reporting admissions-1.5


Overall percent of children reporting hospital admissions-4.14%

                 OVERNIGHT HOSPITAL ADMISSIONS IN THE 12 MONTHS
                     PRIOR TO CHILD HEALTH PLUS APPLICATION
                  AS REPORTED ON THE SUPPLEMENTAL FORM BY PLAN
                              Through January, 1993

                                  [PIE CHART]

                             [PLOT POINTS TO COME]

-     Percent of Children Reporting Over night Admissions

-     Average Number of Admissions for Those Reporting Admissions

Overall average number of visits per child of those reporting visits-3.8

Overall percent of children reporting visits-85.7%

                   VISITS TO A CLINIC, DOCTOR OR HEALTH CENTER
             IN THE 12 MONTHS PRIOR TO CHILD HEALTH PLUS APPLICATION
                                     BY PLAN
                              Through January, 1993

                                  [PIE CHART]

                             [PLOT POINTS TO COME]

-     Percentage of Children Reporting Visits to Clinic, Doctor or Health Center

-     Average Number of Visits of Those Reporting Visits

              GENERAL HEALTH STATUS OF CHILD HEALTH PLUS APPLICANTS
               AS REPORTED ON THE SUPPLEMENTAL FORM FOR ALL PLANS
                              Through January, 1993

                                  [PIE CHART]

                             [PLOT POINTS TO COME]

              GENERAL HEALTH STATUS OF CHILD HEALTH PLUS APPLICANTS
                  AS REPORTED ON THE SUPPLEMENTAL FORM BY PLAN
                              Through January, 1993

                                  [BAR CHART]

                             [PLOT POINTS TO COME]

Overall average income of those reporting income-$16,189

                 AVERAGE FAMILY INCOME OF THOSE REPORTING INCOME
                   AS REPORTED BY CHILD HEALTH PLUS APPLICANTS
                              Through January, 1993

                                  [LINE GRAPH]

                             [PLOT POINTS TO COME]

Overall average number of adults per family-1.8

Overall average number of children greater than 13 per family-1.4

Overall average number of children less than 13 per family-2.1

Overall average number of total family members 4.1

                  AVERAGE FAMILY SIZE BY AGE CATEGORY BY PLAN
                  AS REPORTED BY CHILD HEALTH PLUS APPLICANTS
                             Through January, 1993

                                  [LINE GRAPH]

                             [PLOT POINTS TO COME]

                      NEW YORK STATE - DEPARTMENT OF HEALTH

                            [CHILD HEALTH PLUS LOGO]


ADVISORY MEMORANDUM                                     NUMBER A-12
                                                        DATE   5/1/94

SUBJECT: Definition of Equivalent Coverage

                  AMENDED POLICY - EFFECTIVE 7/1/94

            Effective 7/1/94, the following policy will supersede that contained in "Child Health Plus Advisory Memorandum #A-1, dated February 7, 1992,
      Item VI., pages 12 and 13, with respect to the Definition of Equivalent Coverage:"

      "VI. Definition of Equivalent Coverage

            When determining whether a child should be deemed as having "equivalent coverage," the following guidelines should be followed effective 7/1/94. This policy will be used to determine eligibility for new and all existing enrollees who recertify for coverage after 7/1/94:

            -Coverage for primary and preventive health care services including diagnostic and treatment of illness and injury provided in a physician's office or other outpatient site(s) which is consistent with the Child Health Plus benefit package is considered equivalent coverage, regardless of whether or not there is a co-payment for such coverage. If however, a policy has a deductible of greater than $750.00, per person per year, they will be eligible for enrollment in Child Health Plus.

            Insurance plans which do not include prescription drugs or do not provide benefits consistent with the Child Health Plus Benefit package as approved by the New York State Insurance Department, but meet the above definition, will be deemed to offer "equivalent coverage".

            "Limited Benefits Policies" which pay a fixed dollar per episode of care (regardless of the cost of the medical care provided) are not considered equivalent health insurance for determining eligibility for enrollment in the Child Health Plus program.

NEW YORK STATE DEPARTMENT OF HEALTH                           CHILD HEALTH  PLUS
CHILD HEALTH PLUS                                             MEDICAID  REFERRAL

Complete this form to help get your children into the best program available for them. Print all answers clearly in ink. Return this form with your Child Health Plus application. Answer all questions as completely as you can.

I. IDENTIFICATION OF APPLICANTS

a. Name of person completing form ______________________________________________

   Street address ______________________________________________________________

   City _________________________   State ___________________  Zip _____________

   Telephone number     Home (_______) _________  Work (__________)_____________

   Relationship to child for whom making application _______________   Birthdate

b. Name of Child applicant(s)  1. _____________________________  _______________

                               2. _____________________________  _______________

                               3. _____________________________  _______________
_
                               4. _____________________________  _______________

                               5. _____________________________  _______________

                               6. _____________________________  _______________


   Child(ren)'s street address _________________________________________________

   City _________________________ State _______________________ Zip ____________

   Telephone number   Home (______) ____________________

c. Name of child's parent/legal guardian _______________________________________
   (if different from person completing form)

   Street address ______________________________________________________________

   City _______________________   State ______________________  Zip ____________

   Telephone number   Home (_______)________________  Work (_______)____________

II. MEDICAID AND HEALTH INSURANCE

  a. Does applicant(s) currently have Medicaid coverage?  Yes [ ]  No [ ]

  b. If Yes, when will Medicaid coverage stop? _________________________________

  c. Has applicant ever received or applied for Medicaid or
     assistance?   Yes [ ]  No  [ ]

  d. If child is covered by other health insurance, how much is paid for premiums per month? _______________________________________________________

III. INCOME

a.    List all the income received by family members living in your household.

      Be sure to include all sources of gross income (before taxes) such as wages, dividends and interest, AFDC, SSI, annuities, pension, disability, child support, alimony, cash gifts, and other unearned income.

                                                                                                        f. Do you have child
b. Name of person(s)                                 d. How often is money                                   care costs?
working or receiving        c. Who provides the        received? (Weekly,                                 How much? (weekly,
money. (Attach extra          money? (Employer,         every two weeks,                                   every two weeks,
sheet if necessary)          program or person)             monthly)            e. What amount?                monthly)
--------------------        -------------------      ---------------------      ---------------         --------------------
1. Father                   ___________________      _____________________      _______________         ____________________

2. Mother                   ___________________      _____________________      _______________         ____________________

3.                          ___________________      _____________________      _______________         ____________________

4.                          ___________________      _____________________      _______________         ____________________

5.                          ___________________      _____________________      _______________         ____________________

g. Total (1+2+3+4+5)           =============             ==============
                            ___________________      _____________________      _______________         ____________________

IV. HOUSEHOLD DESCRIPTION

a. Family Size

   1. Mother ____________

   2. Father ____________

   3. Number of children under 21 in home ___________

   4. Total _________

V. CERTIFICATION

  I certify that all information is correct to the best of my knowledge.

  Signature of person who completed the form __________________________________

  Relationship to applicant(s)_________________   Date____/____/_________

DOH-3743(8/93)

                                   p. 2 of 2

                               FOR OFFICE USE ONLY

VI. DEDUCTIONS (MONTHLY)

a.  Household's monthly gross income _____________________________
    Total (from III. column e, line g) (convert to monthly equivalent, if needed.)

    1. $90 from earned income only _______________________________
       (per working parent)

    2. Child Care expenses from employment (if applicable)______________________ ($175.00 maximum per child age 2 or oven $200.00 maximum per child under age 2) (from III. column f, line g) (convert to monthly equivalent if needed)

    3. $50 from child support only _________________________
       (per household)

    4. Health insurance premiums paid ______________________
       (from II. d.)

b. Total Deductions (1+2+3+4) ______________________________

c. Net Monthly Income (a-b) ________________________________

VII. MONTHLY INCOME LEVELS (EFFECTIVE 7/1/93)

                                                                                                           Add for each
Family Size          1        2         3          4          5          6         7          8         additional person
-----------        ----      ----      ----       ----       ----       ----      ----       ----       -----------------
100% FPL
Children born
after 9-30-83,
but younger
than age 19         580       785       990       1195       1400       1605      1810       2015                 205

133% FPL
Children under
age 6               772      1045      1317       1590       1863       2135      2408       2681                 272

185% FPL
Children under
age 1              1074      1453      1833       2212       2591       2970      3350       3729                 379

VIII. REFERRAL

      Referral (Check one      1. Yes [ ]  No [ ]  Referral Date __/____/_______
               for each child  2. Yes [ ]  No [ ]
               applicant)      3. Yes [ ]  No [ ]  Review's initials ___________
                               4. Yes [ ]  No [ ]
                               5. Yes [ ]  No [ ]
                               6. Yes [ ]  No [ ]

DOH-3743(8/93)

                      NEW YORK STATE - DEPARTMENT OF HEALTH

                            [CHILD HEALTH PLUS LOGO]

ADVISORY MEMORANDUM                                             NUMBER A-14
                                                                DATE 5/16/94

SUBJECT:    I.  Requirement to maintain list of 13 and 14 year old individuals who have aged out of the Child Health Plus program.

            II. Medicaid referrals.

      I. Due to pending legislation concerning the increase in age eligibility (13 and 14 year olds) for enrollment in the Child Health Plus program, it is important that an accurate record of children currently aging out of the program be kept.

            The following procedure should be used as a means of tracking all Child Health Plus enrollees who age out of the program retroactively from January 1, 1994.

            For those plans which do not already have a system to track aged out individuals, a database should be maintained with (at a minimum) the following information:

            Policy #
            Name
            Address
            City
            State
            Zip Code
            Phone #
            Effective date (the enrollee aged out of the program)
            Date of Birth
            Social Security Number
            Name of Responsible Adult (Address and Phone Number if not same as above)

      II. Effective immediately: If your plan is not already doing so, please begin a process to refer potentially Medicaid eligible Child Health Plus enrollees, who are going to age out of the Child Health program, to Medicaid. To help you determine potentially eligible children, enclosed is a copy of the Child Health Plus Medicaid Referral form. Medicaid brochures may be obtained by calling John Harwick of DSS at (518) 432-2505. The Medicaid brochure is available in English and Spanish. Please request Medicaid brochure number 16 for the English language version. For the Spanish language version, please request Medicaid brochure form number 1615S.

NEW YORK STATE DEPARTMENT OF HEALTH                            CHILD HEALTH PLUS
CHILD HEALTH PLUS                                              MEDICAID REFERRAL

Complete this form to help get your children into the best program available for them. Print all answers clearly in ink. Return this form with your Child Health Plus application. Answer all questions as completely as you can.

I. IDENTIFICATION OF APPLICANTS

a.  Name of person completing form _____________________________________________

    Street address _____________________________________________________________

    City ____________________  State _________________  Zip ____________________

    Telephone number   Home (______)_____________  Work (______)________________

    Relationship to child for whom making application ________________ Birthdate

b.  Name of Child applicant(s) 1. _____________________   ______________________
                               2. _____________________   ______________________
                               3. _____________________   ______________________
                               4. _____________________   ______________________
                               5. _____________________   ______________________
                               6. _____________________   ______________________

   Child(ren)'s street address _________________________________________________

   City ____________________  State __________________  Zip ____________________

   Telephone number  Home (_______)__________________

c. Name of child's parent/legal guardian _______________________________________
   (If different from person completing form)

   Street address ______________________________________________________________

   City __________________________  State _________________  Zip _______________

   Telephone number   Home (______)______________  Work (_______)_______________

II. MEDICAID AND HEALTH INSURANCE

    a. Does applicant(s) currently have Medicaid coverage?  Yes [ ]  No [ ]

    b. If Yes, when will Medicaid coverage stop?________________________________

    c. Has applicant ever received or applied for Medicaid or assistance? Yes [ ] No [ ]

    d. If child is covered by other health insurance, how much is paid for premiums per month?______________________________________________________

DOH-3743(8/93)

                                    p 1 of 2

III. INCOME

a.    List all the income received by family members living in your household.

      Be sure to include all sources of gross income (before taxes) such as wages, dividends and interest, AFDC, SSI, annuities, pension, disability, child support, alimony, cash gifts, and other unearned income.

                                                                                                  f. Do you have child
b. Name of person(s)                               d. How often is money                               care costs?
working or receiving        c. Who provides the      received? (Weekly,                             How much? (weekly,
money. (Attach extra         money? (Employer,        every two weeks,                               every two weeks,
sheet if necessary)         program or person)             monthly)             e. What amount?           monthly)
-------------------         ------------------             --------             ---------------           --------
1. Father                   ___________________    _____________________        _______________   ____________________

2. Mother                   ___________________    _____________________        _______________   ____________________

3.                          ___________________    _____________________        _______________   ____________________

4.                          ___________________    _____________________        _______________   ____________________

5.                          ___________________    _____________________        _______________   ____________________

g. Total (1+2+3+4+5)           ============            =============
                            ___________________    _____________________        _______________   ____________________

IV. HOUSEHOLD DESCRIPTION

a. Family Size

   1. Mother _________

   2. Father _________

   3. Number of children under 21 in home ________________

   4. Total _____________

V. CERTIFICATION

   I certify that all information is correct to the best of my knowledge.

   Signature of person who completed the form _________________________________

   Relationship to applicant(s)_____________________  Date ____/_____/_________

DOH-3743(8/93)

                                   p. 2 of 2

                               FOR OFFICE USE ONLY

VI. DEDUCTIONS (MONTHLY)

a.  Household's monthly gross income ________________________
    Total (from III. column e, line g) (convert to monthly equivalent, if needed.)

    1. $90 from earned income only _____________________________________________
       (per working parent)

    2. Child Care expenses from employment (if applicable) _____________________ ($175.00 maximum per child age 2 or over $200.00 maximum per child under age 2) (from III. column f, line g) (convert to monthly equivalent if needed)

    3. $50 from child support only _____________________________________________
       (per household)

    4. Health insurance premiums paid __________________________________________
       (from II. d.)

b. Total Deductions (1+2+3+4) __________________________________________________

c. Net Monthly Income (a-b) ____________________________________________________

VII. MONTHLY INCOME LEVELS (EFFECTIVE 7/1/93)

                                                                                                            Add for each
Family Size           1        2         3          4           5         6         7          8          additional person
-----------          ---     -----      ----       ----       -----      ----      ----       ----        -----------------
100% FPL
Children born
after 9-30-83,
but younger
than age 19          580       785       990       1195        1400      1605      1810       2015                205

133% FPL
Children under
age 6                772      1045      1317       1590        1863      2135      2408       2681                272

185% FPL
Children under
age 1               1074      1453      1833       2212        2591      2970      3350       3729                379

VIII. REFERRAL

      Referral (Check one      1.  Yes [ ]  No [ ]  Referral date___/____/______
               for each child  2.  Yes [ ]  No [ ]
               applicant)      3.  Yes [ ]  No [ ]  Review's initials __________
                               4.  Yes [ ]  No [ ]
                               5.  Yes [ ]  No [ ]
                               6.  Yes [ ]  No [ ]

DOH-3743(8/93)

                      NEW YORK STATE - DEPARTMENT OF HEALTH

                            [CHILD HEALTH PLUS LOGO]

                              HEALTH PLAN FOR KIDS

  ADVISORY MEMORANDUM                                          NUMBER A-15
                                                               DATE June, 1994

  SUBJECT: Procedure for Child Health Plus Enrollees Enrolled With More Than One
           Insurer

As you are aware, "dual enrollment" (ie: Child Health Plus enrollees with more than one insurer) has been an ongoing coordination and billing issue. In response, the following procedure has been developed to streamline current policy related to dual enrollment. This policy should be used by all Child Health Plus insurers, and shall become effective immediately.

NYS DOH determines dual enrollment by a Child Health Plus enrollee by comparing monthly billing files between each of the Plans.

The effective dates are compared to determine the first insurer enrolled. In case of the same effective date, the first billing file received will be considered first enrolled.

Once the first enrolled plan is determined, the second plan(s) will be notified by DOH. Notification will be mailed within 5 business days of receipt of all plans billing files for the month, directing all second plan(s) to disenroll the child effective the first of the month following notification. The second enrolled plan(s) should not bill DOH and will not receive payment from DOH for the child's premium after that time.

The second plan(s) will notify the child's responsible adult that the child is being disenrolled, the reason for disenrollment, and the effective date of disenrollment.

In cases where the responsible adult wants to enroll the child with the second plan instead of remaining with the first plan the child must be disenrolled from the second plan until the following occurs:

      - Responsible adult must notify first plan of decision to disenroll child from that plan with a future effective date. Family should indicate that the purpose for disenrollment is in order to enroll in a different plan.

      - The first plan must send written confirmation of disenrollment with effective date of termination of coverage to the responsible adult.

      - The responsible adult must submit a copy of the written [ILLEGIBLE] of a disenrollment to the second plan before the child can be re-enrolled in the second plan.

      - The second plan can enroll the child upon receipt of confirmation of disenrollment. The new effective date must not be prior to the disenrollment date of the first plan and should be the first of the month following date of disenrollment from the first plan to avoid any lapse in coverage.

      - The second plan must submit a copy of the confirmation of disenrollment to the Department of Health/Child Health Plus Program upon re-enrolling the child. This documentation must be received by the Department prior to billing for premiums for the child.

If the child's name appears on subsequent billing files from the second plan before the department receives from the second plan, the copy of confirmation of disenrollment from the first plan, the monthly premium amount will automatically be posted as a negative adjustment to the second insurer's billing file by the Department.

If there is disagreement between insurers as to which insurer is first, NYS DOH's determination is final.

                      NEW YORK STATE - DEPARTMENT OF HEALTH

                            [CHILD HEALTH PLUS LOGO]

ADVISORY MEMORANDUM                                        NUMBER  A-16
                                                           DATE January 25, 1995

SUBJECT: Changes in Policies and/or Procedures Required by Chapter 731 of the Laws of 1993, and Chapters 170 and 731 of the Laws of 1994.

      I. Eligibility

     II. Change in Status

    III. Reporting

     IV. Request for Income Verification by the Department of Taxation and
         Finance

      V. Eligibility Verficiations

     VI. Pattern and Practice of Enrolling Ineligible Children

Attachments

      1. Changes Needed to Current Application Forms

      2. Report on Reasons for Denied Applicants and Disenrollments

I.   ELIGIBILITY

      A. Age - For the period of January 1, 1994 through December 31, 1995, in order to be eligible for participation in the Child Health Plus program, the child must be born on or after June 1, 1980 and must be under fifteen years of age. Documentation supporting age must be maintained by the insurer.

      B. Residency - Proof of residency is now a required element for determining eligibility. Proof of residency shall be demonstrated by adequate proof of a New York State street address. Adequate proof shall include but not be limited to school records, utility bills or any mail addressed to the individual which is postmarked. Documentation must be maintained by the insurer.

      C. Equivalent Health Insurance - The responsible adult must attest to the source and nature of any health care coverage the child is receiving. The application must contain a section inquiring about any additional health insurance. The application must contain a question (e.g. Does the child have any other health insurance or Medicaid?) which must be answered yes or no. If this question in answered yes, the insurer must maintain documentation of other insurance.

      D. Income Documentation - The most recently filed income tax return should be submitted if available. Income statements from employers or paycheck stubs may be used for income documentation if a tax return is not available. If the family indicates income has changed since a tax return was filed or if additional income is currently available to the child which is not documented on an income tax return, additional income information must be submitted in order to supplement the income tax return. The most recent form of income documentation available which accurately represents the current financial status of the family, should be used in order to determine eligibility. The self-declaration of income form may only be used if no other means of income documentation is available. Income documentation must be maintained by the insurer.

      E. Social Security Number - State law requires the collection of social security account numbers for each parent and legally responsible adult who is a member of the household and whose income is available to and being received by or on behalf of the child. In accordance with legislation, social security numbers must be reported on the application to the insurer if available.

      F. Medicaid Eligibility - In order to be eligible for participation in the Child Health Plus program, the child must not be enrolled in Medicaid. If an insurer discovers that a child enrolled in Child Health Plus is also enrolled in Medicaid, the insurer must immediately disenroll that child from Child Health Plus. This practice is known as the "transfer" of children who are eligible or who become eligible for Medicaid. The existing Medicaid referral policy remains in effect and documentation of such must be maintained by the insurer.

      G. Income Eligibility - Consistent with previous Department policy, income eligibility determinations should continue to be based upon gross household income that is available to the child. Please note that, as stated above, social security numbers and income tax returns may only be collected from parents and legally responsible adults who are members of the household and whose income is available to the child. Therefore, this information is not required to be collected on individuals who have no legal or parental relationship with the child. However, their income may continue to be used when determining eligibility and the insurer must maintain income documentation. For example, if a mother and her children are living with a boyfriend who helps financially support the children but has no legal or parental relationship with the them, his income may be counted in determining eligibility. However, his social security number may not be collected by the insurer.

11.    CHANGE IN STATUS

      A. The responsible adult is obligated to report to the insurer any change in status, such as residency, income, or other insurance, that may make the child ineligible for participation in the program, within 60 days of such change. It is the insurer's responsibility to review this information in order to redetermine eligibility and to notify the family and the Commissioner or his representative if the child is no longer eligible for subsidy, within 30 days of receipt of this information. Documentation must be maintained by the insurer.

III. REPORTING

      A. Effective July 1, 1994, the insurer must report to the Department, on a quarterly basis, the number of applicants and enrollees determined ineligible for participation in the Child Health Plus program and the reasons for such determination. This should include applicants initially determined ineligible, those disenrolled at the close of the presumptive eligibility period, those that are not recertified due to the fact that they are determined ineligible and any other disenrollment which occurs at any point during the year. This report must be received by the Department within 30 days after the close of the quarter. The attached form should be used to report this information.

      B. Effective July 1, 1994, enrollment data includes thirteen and fourteen year olds who were born on or after June 1, 1980. A new category was added on the monthly enrollment report for these children.

IV.   REQUEST FOR INCOME VERIFICATION BY THE DEPARTMENT OF TAXATION AND FINANCE

      This process is currently under development with the Department of Taxation and Finance. Pending resolution of several outstanding issues concerning what information may be collected for purposes of verifying income, a policy will be instituted via an advisory memorandum.

V.    ELIGIBILITY VERIFICATIONS

      The Department will review, on an annual basis, eligibility verification and recertification procedures by each insurer to insure appropriate enrollment of children. This may include an annual review of a statistically valid sample of cases from each insurer through site visits and/or desk audits to determine adherence to enrollment policies and procedures, the verification would first check that, based on the age, family size, residence status, insurance status, and income reported on the application, the child was actually eligible for subsidized enrollment. For applications with appropriate income levels, evidence of Medicaid referral would be checked. In addition, the presence of required documentation in support of the application would be checked.

VI. PATTERN AND PRACTICE OF ENROLLING INELIGIBLE CHILDREN

      If, when conducting a review of the insurer's eligibility process and documentation, the Department discovers that some application records do not have complete documentation attached or on their face appear invalid the Department will identify such children for further review of eligibility by the insurer.

      If the number of children with incomplete applications or documentation who are subsequently determined to be ineligible is significant, this may constitute a pattern and practice of enrolling or recertifying children who are ineligible. If this is determined, the insurer shall be required to repay, to the Bad Debt and Charity Care Pool, all subsidy payments made on behalf of these ineligible children. The insurer also may be subject to removal from the program once all eligible children can be orderly transitioned to other insurers, if it is established that a pattern and practice of enrolling or recertifying children who are ineligible exists.

      Improper enrollment based on a good faith reliance on documentation which appears accurate on its face shall not constitute a pattern or practice of enrolling or recertifying children who are ineligible and shall not subject the insurer to repayment of premiums or removal from the program.

      ATTACHMENT I

                                CHILD HEALTH PLUS
                   CHANGES NEEDED TO CURRENT APPLICATION FORMS

1.    ADDITION OF ATTESTATION/ACKNOWLEDGEMENT STATEMENT:

      As required by New York State, I attest to the following statements:

- I certify that all statements contained in this application are true and accurate.

- I hereby certify that I have provided complete and accurate information on the source and nature of all health care coverage the child is receiving.

- I understand that if the child becomes enrolled in Child Health Plus, it is my responsibility to notify (insurer name), of any change which may make the child ineligible for subsidized coverage in the Child Health Plus program, including changes in income, residency or insurance coverage, within 60 days.

- I understand that I may be liable for any premiums paid on behalf of the child which are a result of my willful misstatement of information on this application or failure to report any subsequent changes in information within 60 days of such change.

- I further understand that my income may be subject to verification by the Department of Taxation and Finance if (insurer name) has reasonable cause to believe that the income information provided is false.

____________________________                                       ________
Parent or Guardian Signature                                         Date

2.    ADDITION OF QUESTIONS REGARDING OTHER INSURANCE:

      The application must contain the question, "Does the child have any other health insurance or Medicaid?" which is answered yes or no. If yes, a section must be completed identifying the source of insurance, policy number and coverage amounts. A copy of the policy or adequate documentation of benefits such as a summary of benefits, a statement/letter from the other insurance company indicating the benefits and deductible or a statement/letter from the employer indicating the benefits and deductible must also be submitted and, retained as documentation.

3.    ADDITION OF QUESTIONS RELATING TO INCOME TAX RETURNS:

      -     Question asking if the previous year's tax return was filed.

      -     Question asking if previous year's tax return is available.

      - Question asking if the responsible party's financial status has changed subsequent to filling the tax return.

      - if the responsible adult indicates that a tax return was filed and is available, a copy must be attached to the application.

4.    REQUEST FOR SOCIAL SECURITY NUMBERS

      State law requires that social security numbers of each parent and legally responsible adult who is a member of the household and whose income is available to and being received by or on behalf of the child must be reported on the application to the insurer if available. The application must contain a question asking if a social security number for each parent or responsible adult is available. If the responsible adult indicates that a social security number is available, the number must be provided on the application.

                               CHILD HEALTH PLUS
                       ADDITIONAL REQUIRED DOCUMENTATION

1) PROOF OF RESIDENCY - i.e. school records, utility bill or any mail addressed to the individual which has been postmarked.

2) INCOME - Prior year's tax return for each parent and legally responsible adult whose income is available to and being received by or on behalf of the child, regardless of current income status.

Note that, as described in the policy memorandum, if income level has changed since last year's income, documentation supporting the current income will be needed in addition to the prior year tax return.

                                  ATTACHMENT 2

                                CHILD HEALTH PLUS
                     REPORT ON REASONS FOR DENIED APPLICANTS
                               AND DISENROLLMENTS

Instructions: Insurer must report the number of applicants and enrollees determined ineligible for participation in the Child Health Plus Program and the reasons for the determination. This should include applicants initially determined ineligible, those not enrolled at recertification due to the fact that they are determined ineligible, those disenrolled at the close of the presumptive eligibility period and disenrollment which occurs at any other point during the year. This report must be received by the Department on a quarterly basis within 30 days after the close of the quarter. The reports should be sent to:

            Bureau of Community Health Insurance and Finance Systems Child Health Plus Program
            New York State Department of Health
            Corning Tower Building, Room 1168
            Empire State Plaza
            Albany, New York 12237-0721

INSURER: _________________________________ QUARTER: ____________________________

I.    New Applicants

      A.    Ineligible due to:

            Age _____________
            Income _____________
            Equivalent insurance ____________________
            Residency ______________

      B.    Failure to pay $25 enrollment fee (if applicable) __________________

      C.    Miscellaneous/Other ___________________

II.   After Presumptive Eligibility Period

      A.    Lack of sufficient documentation _________________

      B.    Failure to pay $25 enrollment fee (if applicable) __________________

      C.    Miscellaneous/Other ______________

III.  At Recertification

      A.    Ineligible due to :

            Age _______________
            Income _________________
            Equivalent Insurance___________________________
            Residency _____________________

      B.    Lack of sufficient documentation ____________________

      C.    Failure to pay $25 enrollment fee (if applicable) _________________

      D.    Family voluntarily chose not to re-enroll __________________________

      E.    Miscellaneous/Other __________________________

IV.   Disenrollment at any Other Point During the Year

      A.    Insurer notified of any change in status of responsible party:

            Income _____________
            Residency _____________
            Equivalent insurance ______________________

      B.    Family voluntarily chose to disenroll ___________________________

      C.    Miscellaneous/Other___________________________

                                   APPENDIX C

                             UNIVERSITY OF ROCHESTER

                           FINAL REPORT TO LEGISLATURE

                      NEW YORK STATE - DEPARTMENT OF HEALTH

                            [CHILD HEALTH PLUS LOGO]

ADVISORY MEMORANDUM                                           NUMBER    A-11
                                                              DATE February 1994

SUBJECT: Child Health Plus - Supplemental Form Data Analysis

            A self-administered, optional reporting tool was developed by the Department to collect data to learn some descriptive information about the population of Child Health plus applicants. The report was used to collect data from applicants from the inception of the program through January, 1993. The attached report is an analyses of the collected data.

            A few notes contained in the report deserve highlighting:

            - The majority of the Child Health Plus population are eligible due to loss of insurance from loss of employment, or Medicaid eligibility;

            -     Most report themselves as in good health;

            - The average income of applicants is approximately $16,000, and;

            - The population represents a fairly even distribution by age. The great majority of Child Health Plus members are white and english speaking.

      Attachment

                                CHILD HEALTH PLUS

                         SUPPLEMENTAL FORM DATA ANALYSIS

                      PLAN INCEPTION THROUGH JANUARY, 1993

                       New York State Department of Health
                      Bureau of Community Health Insurance
                               and Finance Systems
                                 November, 1993

                      MEW YORK STATE - DEPARTMENT OF HEALTH

                            [CHILD HEALTH PLUS LOGO]

ADVISORY MEMORANDUM                                           NUMBER    A-11
                                                              DATE February 1994

SUBJECT: Child Health Plus - Supplemental Form Data Analysis

            A self-administered, optional reporting tool was developed by the Department to collect data to learn some descriptive information about the population of Child Health Plus applicants. The report was used to collect data from applicants from the inception of the program through January, 1993. The attached report is an analyses of the collected data.

            A few notes contained in the report deserve highlighting:

            - The majority of the Child Health Plus population are eligible due to loss of insurance from loss of employment, or Medicaid eligibility;

            -     Most report themselves as in good health;

            - The average income of applicants is approximately $16,000, and;

            - The population represents a fairly even distribution by age. The great majority of Child Health Plus members are white and english speaking.

Attachment

                                CHILD HEALTH PLUS

                        SUPPLEMENTAL FORM DATA ANALYSIS

                      PLAN INCEPTION THROUGH JANUARY, 1993

                       New York State Department of Health
                      Bureau of Community Health Insurance
                               and Finance Systems
                                 November, 1993

OVERVIEW

      The Supplemental Form was an optional data collection tool developed by the Department to collect data in a uniform manner from Child Health Plus applicants on demographic, marketing, prior utilization, access, and health status elements. All but one insurer submitted forms. The form went into use at the inception of the program and was collected until April, 1993. At that time the insurers were instructed to stop including the form with the enrollment packet, but to mail in any forms which they received from previous applicants. To date, approximately 30,000 forms have been received and entered. The data in the following tables and graphs is based upon 26,000 forms collected from plan inception through January, 1993.

      While some plans submitted one form per family, others submitted a form for each child applicant. The results include applicants to Child Health Plus, not just those who were accepted. Therefore, the number of forms received does not equal the number of children enrolled. In a few instances, more forms were received than the insurer enrolled. Other insurers submitted forms for just those that were accepted into the program. In addition, the data is self-reported and may not reflect actual use. Not all respondents answered every question on the form. The results were tallied by completed question and not completed form. The graphs only include those applicants who answered the questions.

      When more than one answer was given in questions five and six regarding locus of care, the lowest level of care was entered. For question four, how coverage was lost, if left/lost job was checked with other items, the question was coded for left/lost job. For question seven, some people checked "has no problem" and wrote in: don't need an appointment for the emergency room. If more than one language was checked for question eight and one was English, the question was coded for English. Also, if more than one race/ethnicity was checked for question nine, the question was coded as other. In many instances the items to be checked by the insurer in the FOR OFFICE ONLY section were left blank.

SUMMARY OF FINDINGS

      - Most of the applicants learned of Child Health Plus through a friend/relative.

      - Two-thirds to 90 percent of applicants did not have health insurance and most lost their coverage because parent lost/left their job.

      - Most of the applicants had a source of care for an injury or illness (physician office, clinic, health center).

      - Three-fourths of the applicants reported no problem getting access to care.

      - Close to 90 percent of the applicants spoke English, with Spanish and Chinese being spoken in New York City in two plans.

      - Almost three-fourths of the applicants report being white/non-hispanic.

      - Less than 10 percent of applicants were under the age of 1 year with the remainder fairly evenly split between the age categories of 1-5 and 6-12.

      -     The male and female applicants were evenly split.

      - Approximately 30 percent of the applicants report having an ER visit in the 12 months prior to application with the average number of visits 1.8 of those report having visits.

      - Less than five percent of applicants reported having an overnight hospital admission in the 12 months prior to application; however those who did report admissions averaged 1.5 admissions.

      - Over 85 percent of applicants reported having visits to a clinic, doctor or health center in the 12 months prior to application. of those who reported visits, the average number was [ILLEGIBLE] visits.

      - The majority of applicants reported their health status as good or better. Less than one-half of one percent reported their health status as poor.

      - The average income for applicants reporting income is $16,189 per family.

      - The average number of adults per family is about 2, the average number of children less than 13 per family is about 2, the average number of children older than 13 is about 1.5 with the overall average family size about 4.

                         EVALUATION OF CHILD HEALTH PLUS
                                       IN
                                 NEW YORK STATE
                                     SUMMARY

                                       by

                    THE ROCHESTER CHILD HEALTH STUDIES GROUP

                           Peter G. Szilagyi, MD, MPH
                               Jack Zwanziger,PhD
                             Lance E. Rodewald, MD
                                Jane L. Holl, MD
                              Dana B. Mukamel, PhD
                                Sarah Trafton, JD
                                  Laura Pollard
                                Andrew Dick, PhD
                                Lynne Jarrell, MS
                            Richard F. Raubertas, PhD

                                   April 1996

                                 Departments of:
                                   Pediatrics
                        Community and Preventive Medicine
                               Emergency Medicine

                             UNIVERSITY OF ROCHESTER

CONTENTS

NUMBER                                                                             PAGE
I        Background                                                                  1

II       Evaluation Methods                                                          1

III      Findings
4

         A. Profile of Children in Child Health Plus

4
         B. Access to Health Care                                                    6
         C. Utilization of Health care                                               6
         D. Quality of Health Care                                                   9
         E. Expenditures and the Uncompensated Care Pool
9
         F. Evaluation of Marketing and Outreach                                    11
         G. Evaluation of Insurer performance in Determination of Eligibility
             for Child Health Plus                                                  11

IV       Recommendations                                                            12
         A. Recommendations for programmatic Changes                                14
         B. Issues for Future Study                                                 16

LIST OF TABLES

                                                                                 PAGE
TABLE                              TITLE OF TABLE                               NUMBER
1     Legislative Objectives for Evaluation of Child Health Plus                   2

2     Methods for Data Collection                                                  3

3     Insurance Coverage for Children in New York State (1993) - By Region         5

4     Number of Children Enrolled in Child Health Plus, Eligible for child
      Health Plus, and Potential Child Health Plus-Eligible Children               5

5     Effects of Child Health Plus on Utilization of Primary Care Services:
      Analysis of Medical Charts for Preschool Children (0-5 yr.)                  7

6     Effects of Child Health Plus on Utilization of Primary Care and Specialty
      Services: Analysis of Parent Interviews                                      8

7     Effect of Child Health Plus on Hospitalizations                              9

LIST OF FIGURES

FIGURE                          TITLE OF FIGURE

1     Percent of Children by Race and Ethnicity

2     Percent of Children by Poverty Level

3 Percent of Children With Health Insurance Prior to Child Health Plus by Insurance Type

4 Percent of Children Who Have Specific Type of Primary Care Home During Child Health Plus and Number of Minutes to Provider

5 Percent of Children Who Changed Primary Care Providers After Enrolling in Child Health Plus

6     Number of Visits per Member per Year During Child Health Plus By Region

7 Percent of Children Who Saw a Specialist, Year Before and Year During Child Health Plus

8 Number of Hospitalization Reported, Year Before and Year During Child Health Plus

9 Percent of Children Who Were Up-to-Date on Immunizations, Before and During Child Health Plus

10 Change in Child's Health Care Due to Child Health Plus (Children with Chronic Conditions)

11 Change in Child's Health Status Due to Child Health Plus (Children with Chronic Conditions)

12    Child Health Plus Expenditures per Member per Year by Region

13 Child Health Plus Expenditures per Member Year by Visit Type and Plan Type (Upstate Regions Only)

                         EVALUATION OF CHILD HEALTH PLUS

                                    SUMMARY

I.    BACKGROUND

      A large number of children in New York State are uninsured or underinsured. Between 1989 and 1993, the rate of uninsured children in New York increased from 8.7 percent to 10.7 percent, and in the United States to 13.5 percent. In New York State and in the United States, children who are uninsured are from working poor families. Hispanic and African-American children are more likely to be uninsured than Caucasian children. Prior studies have found that uninsured children suffer from inadequate access to health care, and in some cases have poorer health outcomes.

      Child Health Plus was first included in Chapters 922 and 923 of the Laws of 1990 as a statewide program designed to: provide primary and preventive health insurance coverage to low income children, increase eligible children's access to primary and preventive health care services, improve the health status of enrolled children, and reduce and more efficiently target outpatient bad debt and charity care expenditures in New York State. The Child Health Plus benefit package covers most ambulatory care, including preventive care, ambulatory surgery, emergency care, prescription drugs, some other outpatient services, but does not include hospitalizations. Fifteen insurance plans participate in Child Health Plus (four indemnity plans and eleven managed care plans). Two marketing organizations have contracts to promote the program, one in New York City and another for the rest of the state.

      Financing of Child Health Plus comes from the Statewide Bad Debt and Charity Care pool established under the New York Prospective Hospital Reimbursement Methodology, as well as from premium contributions from families ($25 per child per year up to a $100 maximum per family per year). Only families of the partially subsidized children whose family income is between 160 percent and 222 percent of the federal poverty level must contribute the $25 to the premium. Children are eligible for Child Health Plus if they (1) were born on or after June 1, 1980 and are under the age of fifteen, (2) reside in New York State in a household having a gross income at or below 222 percent of the federal poverty level, (3) are not eligible for Medicaid, and (4) do not have equivalent coverage. Families with gross incomes that exceed 222 percent of the federal poverty level can purchase Child Health Plus for the cost of the full premium (ranging from $498 to $798 per year). The program has grown rapidly, from a first-year enrollment of 2,000 children in January, 1992, to a current enrollment of 103,407 in September, 1995.

      As a means of determining whether the program's goals have been met, legislation required a comprehensive evaluation. Chapter 731, Laws of 1993, as amended by Chapter 170, Laws of 1994, authorized the Commissioner to solicit proposals to evaluate the program, and outlined specific evaluation objectives.

II.   EVALUATION METHODS

      The Rochester Child Health Studies Group was selected in August, 1994 to conduct the evaluation of Child Health Plus. The evaluation occurred over a 15-month time period. Table 1 shows the legislative objective: for the evaluation:

ROCHESTER CHILD HEALTH STUDIES GROUP                    EVALUATION OF CHILD PLUS
                                                                    FINAL REPORT

                                     TABLE 1
          LEGISLATIVE OBJECTIVE FOR THE EVALUATION OF CHILD HEALTH PLUS
                                  TO EVALUATE:

1. The overall effect of Child Health Plus on access to, utilization and quality of primary and preventive health care services, including, but not limited to, patterns of service utilization, geographic availability of service providers, possible reductions in uncompensated care as a result of the program, and enrollee satisfaction with program administration, services and quality;

2. The impact of the child health insurance program on the health status of program participants, including the comparative impact on families that have a child enrolled in the program and other children that are not eligible and do not have coverage;

3. The effect of the child health insurance program on emergency room (ED) utilization, including the effectiveness of preventing inappropriate utilization;

4. The geographic accessibility of the child health insurance program, including the availability and accessibility of service providers, premium levels and premium increases;

5.    The effect of community-based and statewide outreach education efforts;

6. The results of a statistically valid sampling of cases verifying certification and recertification of eligibility for subsidy payments under this title including but not limited to data on failure by approved organizations to adequately verify enrollee eligibility;

7. Any recommendations for programmatic changes to improve the child health insurance program based on program evaluation and enrollee satisfaction data;

8. A cost and patient outcome comparison of indemnity plans and managed care plans offered under this program.

      The evaluation focused on children who had enrolled in Child Health Plus between July 1, 1992 and June 30, 1993, and who were enrolled for a minimum of nine continuous months. This allowed us to evaluate a recent [ILLEGIBLE] of children on Child Health Plus who also had sufficient experience with Child Health Plus to permit accurate determinations of any effect of the program on health care and outcomes.

      We employed several methods and data sources to answer the eight legislative questions. These methods are shown in the Table 2:

ROCHESTER CHILD HEALTH STUDIES GROUP                    EVALUATION OF CHILD PLUS
                                                                    FINAL REPORT

                                    TABLE 2
                          METHODS FOR DATA COLLECTION

Parent Interviews                           To determine characteristics of the population, sources of
(N=2,507 children)                          health care both before Child Health Plus and during enrollment
(N=2,126 Total Unique families)             in Child Health Plus, experience with Child Health Plus
(N=1291 Preschool children)                 and with medical care, and the impact of Child Health
(N=358 Children with Asthma)                Plus on enrolled children's health care and health status.
(N=152 Children with Attention              [Objectives 1-5,7,8]
Deficit Disorder)

Supplemental Interview                      To obtain additional information about parent experiences
(N-121 Children)                            with and opinions about insurance, and their willingness to pay for Child Health Plus. [Objectives 1-2]

Medical Chan Reviews                        To  measure, for the 1-year period before enrollment in
(N=633 Preschool children)                  Child Health Plus and the 1-year period during enrollment
(N=159 Children with Asthma)                in Child Health Plus: (1) utilization of primary,
(N=49 Children with Attention               subspecialty, and emergency care, (2) quality of care,
Deficit Disorder)                           and  (3) costs of care. Chart reviews were performed for
                                            young children (birth to 6 years of age), and for
                                            patients with asthma and attention deficit disorder
                                            (ADD). The latter two conditions were chosen because
                                            asthma is the most common chronic medical condition of
                                            childhood and ADD is one of the most common chronic
                                            developmental conditions. [Objectives 1-5,7,8]

Health Care Provider Survey                 To evaluate marketing of Child Health Plus to providers,
(N= 117 Providers)                          the impact of Child Health Plus on primary care practices, and the changes in utilization of services  by Child Health
                                            Plus patients. [Objectives 1,2,4,5]

Individual-level Claims Analysis            To Measure utilization and costs of care. [Objectives
(N=1478 Children)                           1-5,7,8]

Marketing and Outreach                      To evaluate the effectiveness of marketing and
Evaluation                                  community-based and statewide outreach efforts, both
                                            downstate and upstate.   [Objective 5]

Insurance Plan Chart Reviews                To measure documented compliance with requirements
(N=2,250 Children; 4226 Episodes of         for eligibility certification for each of the 15
enrollment)                                 insurance plans.   [Objective 6]

Analysis of Existing Datasets               Analysis of: (1) the Current Population Survey to estimate the number of Children eligible for Child Health Plus, (2)
                                            the Child Heath Plus billing file for patient selection,
                                            (3) SPARCS dataset for estimating costs of admissions,and
                                            (4) the National Health Interview Survey for population
                                            comparisons. [Objectives 1-6, 8]

Case Study                                  Interviews with key informants from insurance plans, New York
                                            State DOH, and community organizations, and parents, to assess their experience with Child Health Plus and the implementation of Child Health Plus. [Objectives 1-8]

      In order to assess regional differences, the Child Health Plus population was divided into 4 regions: (1) New York City, (2) New York City Suburbs, (3) Upstate Urban region, and (4) Upstate Rural region. A stratified sampling technique was used to sample sufficient patients from each region. Patients were selected irrespective of whether they were in an indemnity or managed care insurance plan type. To perform a comprehensive evaluation of the effect of Child Health Plus on the measures listed above it was necessary to obtain detailed information for time periods both before and after enrollment in Child Health Plus; otherwise it would have been difficult to estimate whether Child Health Plus had any effect at all.

      The study methodology allowed us to evaluate key questions for the entire Child Health Plus population in New York State; by region for each of the four regions; by plan type

ROCHESTER CHILD HEALTH STUDIES GROUP.                   EVALUATION OF CHILD PLUS
                                                                    FINAL REPORT

(indemnity or managed care); for each of three groups of children: preschool children (ages 0-5 yrs), children with asthma (the most common chronic medical disease of childhood), and children with attention deficit disorder (one of the most common chronic developmental conditions); and by level of insurance Coverage prior to Child Health Plus (either insured or uninsured). Plan type was evaluated for the two upstate regions because almost all children in the two downstate regions belonged to managed care plans. Weighting techniques were used to estimate state-wide proportions and averages for key outcome measures.

      Children who had been enrolled in Child Health Plus for less than 9 months were not included in this evaluation for several reasons. First, an effect of Child Health Plus is unlikely for children who were enrolled for only a few months. Second, the twelve percent of children who were enrolled for only one or two months probably represent presumptive enrollees who did not remain in the program beyond the presumptive period. Following initial application, families are given two months to supply supporting documentation for eligibility; this period of presumptive eligibility thus includes some children who were not enrolled in Child Health Plus beyond the two month period. Twenty-three percent of children were enrolled for 3-8 months; the findings from this evaluation may not be applicable to these children.

      Informed consent was obtained from parents for all children included in the study. Parents who spoke only Spanish or Chinese (3 main dialects) were included since interviewers were available for these languages. There were a small number of parents whom we were unable to interview because of language difficulties.

      Because of a lower rate of successful contact of parents in New York City, a separate substudy was performed in New York City to determine whether the children included in the main study were representative of the New York City Child Health Plus population. We subcontracted with an outreach organization in Manhattan (Alianza Dominicana) who attempted to contact 100 randomly selected children who were part of the sample that we had not been able to contact; methods for contact in the substudy included visits to homes and nearby health centers. Alianza was able to contact 31 children (31%). There were no major differences between key characteristics of the Alianza sample and characteristics of the remainder of the New York City sample. Thus, it appears that the New York City sample is representative of children enrolled in Child Health Plus in New York City.

      Medical chart reviews were performed either on-site throughout New York State, or by review of 1,335 photocopied charts obtained with parent and provider permission. Claims and encounter data were obtained from 13 plans for children for whom informed consent had been obtained. A uniform dataset was developed by aggregating individual claims to the visit level. Information about provider type and location was included. Average visits and costs per member per month were calculated. Multivariate analysis was performed to determine if there were differences between indemnity and managed care plans, controlling for patient characteristics.

III.  FINDINGS

A. PROFILE OF CHILDREN IN CHILD HEALTH PLUS

      Although enrollment in Child Health Plus has increased dramatically, many eligible children are not enrolled (see Tables 3 and 4). Using analysis of the Current Population Survey (CPS) and our parent interview, we found that in 1993, 37 percent of children throughout New

ROCHESTER CHILD HEALTH STUDIES GROUP.                   EVALUATION OF CHILD PLUS
                                                                    FINAL REPORT

York State who were eligible for Child Health Plus were enrolled (see Table
4). Enrollment in Child Health Plus varied by region, with lower percentages in New York City (29 percent of eligibles) than the rest of New York State (50 percent of eligibles). Increasing the Child Health Plus age limit to 17 years would increase the eligible population by about 50 percent (based on 1993 CPS data). Hispanic children and African-American children, and children in the lowest eligible income levels were slightly under-represented in the Child Health Plus population.

                                     TABLE 3
     INSURANCE COVERAGE FOR CHILDREN IN NEW YORK STATE (1993) -- BY REGION

                   PRIVATE &                     CHILD HEALTH
                    CHAMPUS          MEDICAID         PLUS            UNINSURED           TOTAL
                    -------         ----------        ----            ---------           -----
STATE TOTAL        2,047,373        903,092         71,031             274,388         3,002,902
REGION 1             606,819        519,501         29,883             133,273         1,170,818
REGION 2             515,288         72,055         14,070              59,006           623,025
REGION 3             729,237        230,065         19,833              60,507           948,319
REGION 4             196,029         81,471          7,245              21,602           260,740

Child Health Plus data are based on Child Health Plus enrollment files from March of the following year, (e.g., 1993 Child Health Plus enrollment is based on March 1994 enrollment file.) All Child Health Plus data are based on information from Child Health Plus enrollment files.

*Region 1 is New York City; Region 2 is the suburban area around New York City; Region 3 includes upstate urban counties (SMSA areas); and Region 4 includes upstate rural counties (non-SMSA areas).

                                     TABLE 4
         NUMBER OF CHILDREN ENROLLED IN CHPLUS, ELIGIBLE FOR CHPLUS, AND
                       POTENTIAL CHPLUS-ELIGIBLE CHILDREN

                                                      PERCENT OF CHILD
                    CHILD HEALTH    CHILD HEALTH        HEALTH PLUS-
                        PLUS-      PLUS-ELIGIBLE     ELIGIBLE ENROLLED      ADDITIONAL       ADDITIONAL
                      ENROLLED       POPULATION       IN CHILD HEALTH        CHILDREN         CHILDREN
 REGION              POPULATION    0 TO 12 YEARS           PLUS           13 TO 15 YEARS   16 TO 18 YEARS
 ------             ------------   -------------           ----           --------------   --------------
NEW YORK CITY          29,883         104,146               29%                42,032           29,292
OTHER 3 REGIONS        41,148          88,186               50%                20,339           27,048
                       ------         -------               --                 ------           ------
ALL NYS                71,031         192,332               37%                62,371           56,340

      As shown in Figure 1, the majority of children on Child Health Plus are Caucasian, with a greater proportion of African-American, Hispanic, and Asian children found in New York City than in other regions. Families on Child Health Plus are working poor: 91 percent have a working parent, mostly employed in non-professional, non-managerial occupations. Figure 2 shows income levels: 78 percent had family gross incomes below 160 percent of the federal poverty level. Eighty-six percent of children had a parent who completed 12th grade. More than half of children were uninsured before enrollment in Child Health Plus (Figure
3), and nearly two-thirds had no prior insurance coverage for preventive care. Half of children had lost their prior insurance because of loss of employment-related insurance benefits or because insurance was too costly. Four percent of parents stated their child received Medicaid concurrently with Child Health Plus, and six percent purchased concurrent inpatient coverage.

      Parents expressed a desire for three types of increased benefits: dental care (50 percent of parents), inpatient coverage (28%), and increasing the age limit (13%). Ten percent had

ROCHESTER CHILD HEALTH STUDIES GROUP.                   EVALUATION OF CHILD PLUS
                                                                    FINAL REPORT
services denied and 15 percent had payments denied; denials were slightly more common in indemnity plans than in managed care plans (some reported "denials" were for services not covered by Child Health Plus). Based on 121 parents interviewed for the Supplemental Interview, most parents preferred Child Health Plus to Medicaid, and most expressed a willingness to pay a $3 copayment for doctor visits, a annual premium of up to $240, and an annual deductible of up to $ 100.

B.    ACCESS TO HEALTH CARE.

      Access to the Child Health Plus program was similar across regions, and was relatively easy according to parents (though complex according to insurers). Enrollment in Child Health Plus slightly improved access to sources of both preventive care and sick care, with greatest improvements in New York City (where base line levels were lowest). After enrollment in Child Health Plus, 99 percent of children had a regular source for preventive care and for sick care. Child Health Plus resulted in an increase of 6 percent in the proportion of children who had a preventive "home" (11 percent in New York City), and an increase of 3 percent in the proportion of children who had a sick "home " (6 percent in New York City).

      Enrollment in Child Health Plus increased the proportion of children seeing private doctors from 59 percent to 65 percent, and increased the proportion of children using health centers from 13 percent to 25 percent (see Figure 4). Children in New York City, and children in managed care plans were more likely to use health centers. Parents reported a relatively short travel time to reach their child's primary care provider (Figure 4).

      Child Health Plus resulted in some discontinuity of health care for many patients, primarily because many of their prior primary care physicians were not Child Health Plus providers. As Figure 5 shows, 51 percent of patients switched primary care physicians upon enrollment in Child Health Plus. A major reason for the switch was that providers were not participating in the networks of the Child Health Plus insurers.

      The vast majority of parents found that during Child Health Plus access to primary care services was easy: more than 85 percent of parents reported that it was easy to reach their doctor by telephone, make an appointment, get to the office, and get prescriptions. Access to emergency and specialty care during Child Health Plus was also rated extremely easy by more than 80 percent of parents. Levels of access were slightly higher in the two upstate regions than in the downstate regions, (for getting to the office, and ease of use of the emergency department), and slightly higher for children in indemnity plans than children in managed care plans (for reaching their doctor by phone, and getting referrals). However, the overall levels of access were extremely high in all regions and for both plan types.

C.    UTILIZATION OF HEALTH CARE

      Parents of 91 percent of children stated that their child utilized a primary care provider for a service during the year after enrollment in Child Health Plus; these high levels were confirmed by both medical chart reviews and claims analyses. Child Health Plus enrollees averaged 5.2 visits to a health care provider, 80 percent to primary care providers, 9.6 percent to specialists,
5.1 percent for ambulatory surgery, 2 percent for emergency department (ED), and 2 percent for independent radiology and laboratory services. Visit rates were highest in the upstate urban region (5.9 visits per member per year) and lowest in the New York City suburb region (4.6 visits per member per year). The rate of emergency department (ED) visits was much

ROCHESTER CHILD HEALTH STUDIES GROUP.                   EVALUATION OF CHILD PLUS
                                                                    FINAL REPORT
higher in the two upstate regions than in the two downstate regions. Overall, utilization was very similar between indemnity and managed care plans, except that specialty care was slightly lower under managed care plans (0.7 visits per member year) than indemnity plans (1.1 visits per member year).

      Based on medical chart reviews, We found that preschool children had high rates of primary care visits during Child Health Plus. Seventy percent made at least one primary care visit during the year on Child Health Plus and 90 percent made at least one visit of any type to their primary care provider. Figure 6 shows the number of visits per member per year during Child Health Plus for preschool children (ages 0-5 years) according to region. On average, preschool children made 1.3 preventive visits, 3.7 acute visits, 1.3 follow-up visits,
0.38 chronic illness visits, and 6.7 total primary care visits per year, this is a high number of primary care visits. Children in the upstate rural region had the lowest number of visits, while children in the New York City suburban region had the highest number of visits.

      Child Health Plus resulted in substantial increases in almost all types of primary care visits, as shown in Tables 5 and 6. Controlling for age, family size, region, plan type, and prior insurance, the effect of Child Health Plus (Table 5) was to add 0.38 preventive care visits per year, 1.9 acute care visits, 0.45 follow-up visits, 0.25 chronic care visits, and 3.0 total primary care visits. Child Health Plus resulted in significant reductions in use of health department clinics for immunizations, by 88 percent. Child Health Pius increased the likelihood of preschool children using their primary care providers for preventive and for sick care (Table 6). The effect of Child Health Plus was greatest in New York City, where baseline utilization (for patients before Child Health Plus) was the lowest. For acute care visits and total primary care visits only, the effect of Child Health Plus was slightly greater for managed care plans than for indemnity plans.

                                     TABLE 5
      EFFECTS OF CHILD HEALTH PLUS ON UTILIZATION OF PRIMARY CARE SERVICES
          ANALYSIS OF MEDICAL CHARTS FOR PRESCHOOL CHILDREN (0-5 YR.)

                                                 CHANGE IN VISITS
                                                   DUE TO CHILD
           VISIT TYPE                               HEALTH PLUS       P VALUE
           ----------                               -----------       -------
# PREVENTIVE VISITS PER YEAR                         + 0.38            <.001*
# ACUTE VISITS PER YEAR                               + 1.9            <.001*
# FOLLOW-UP VISITS PER YEAR                          + 0.45            <.001*
# CHRONIC CARE VISITS PER YEAR                       + 0.25            <.001*
# NURSING VISITS IN OFFICE PER YEAR                 + 0.046              .07
# TOTAL PRIMARY CARE VISITS PER YEAR                  + 3.0            <.001*
HAD A HEALTH DEPARTMENT IMMUNIZATION                   -8.8%           <.001*
DURING THE YEAR (YES OR NO)

* REPRESENTS STATISTICALLY SIGNIFICANT DIFFERENCES

ROCHESTER CHILD HEALTH STUDIES GROUP.                   EVALUATION OF CHILD PLUS
                                                                    FINAL REPORT

                                     TABLE 6

   EFFECTS OF CHILD HEALTH PLUS ON UTILIZATION OF PRIMARY CARE AND SPECIALTY
                                    SERVICES
 ANALYSIS OF PARENT INTERVIEWS FOR ALL CHILDREN ON CHILD HEALTH PLUS (0-12 YR.)

                                       CHANGE IN PERCENT OR
                                         NUMBER OF VISITS
                                              DUE TO
         VISIT TYPE                      CHILD HEALTH PLUS     P VALUE
         ----------                      -----------------     -------
HAD A PREVENTIVE CARE HOME                    + 5.9%           < .001*
USED PREVENTIVE CARE HOME                     + 2.7%              .04
HAD SICK CARE HOME                            + 3.3%           < .001*
USED SICK CARE HOME                           + 3.0%           < .001*

* REPRESENTS STATISTICALLY SIGNIFICANT DIFFERENCES

      According to parent interviews, specialty care increased markedly due to Child Health Plus, from a rate of 13 percent use of specialists during the year before Child Health Plus enrollment to 29 percent during the year on Child Health Plus (see Figure 7). Claims analysis confirmed high rates of specialty utilization. There were no significant differences across regions or between plan types in the effect of Child Health Plus on utilization of specialty care.

      There were somewhat conflicting findings about the effect of Child Health Plus on Emergency Department (ED) utilization depending on the source of information (interviews or medical chart reviews). Parents reported an increase in ED utilization (by 0.11 ED visits per child per year, controlling for other variables; p< .001). However, the medical records showed no such increase (no significant effect of Child Health Plus on ED visits). In addition, claims data contained only about one-third the number of ED visits noted by parents. On the whole, we believe the best source of information for ED utilization is medical charts rather than parent interviews. Thus, we conclude that there was no significant effect of Child Health Plus on ED utilization. There was also no evidence that Child Health Plus decreased ED utilization. While ED utilization was not changed by Child Health Plus, children made an average of 1.1 to 2.3 more illness visits to their primary care provider because of Child Health Plus. This increase in illness visits probably represents previously unmet demand for illness care. That increase in illness care was borne almost entirely by primary care providers during Child Health Plus.

      Figure 8 shows the number of hospitalizations reported by parents during the year before and the year during Child Health Plus. For all regions of the state, the average number of hospitalizations per year was 0.072 before Child Health Plus, and 0.042 during Child Health Plus. Based on information from parent interviews, Child Health Plus reduced hospitalization rates by 4 percent, and reduced the probability of being hospitalized by up to 2 percent (controlling for age, family size, region, plan type, and prior insurance--see Table 7). However, these results may have some inaccuracies; for example, hospitalizations were not included on claims files to allow for verification. More comprehensive studies are needed (with large sample sizes) to adequately evaluate the effect of Child Health Plus on hospitalizations.

ROCHESTER CHILD HEALTH STUDIES GROUP                    EVALUATION OF CHILD PLUS
                                                                    FINAL REPORT

                                    Table 7

                EFFECT OF CHILD HEALTH PLUS ON HOSPITALIZATIONS

VISIT TYPE FROM PARENT INTERVIEWS      EFFECT OF CHILD
FOR ALL CHILDREN (0-12 YR)               HEALTH PLUS      P VALUE
--------------------------               -----------      -------
# HOSPITALIZATIONS                        -0.04           < .001*
PROBABILITY OF HOSPITALIZATION             -2.0%            .002

* REPRESENTS STATISTICALLY SIGNIFICANT DIFFERENCES

D.    QUALITY OF HEALTH CARE

      Based on measures of access, which are often used in quality assessments, Child Health Plus resulted in clinically and statistically meaningful improvements in access to preventive services. Immunization rates for Child Health Plus enrollees were similar to rates for most poor populations. However, as shown in Figure 9, Child Health Plus did not result in improved immunization rates based on medical chart reviews of all sources of care.

      One-third of parents stated that Child Health Plus improved their child's quality of care, and almost no parent stated that Child Health Plus resulted in poorer quality of care. Similarly, one-third of parents perceived that Child Health Plus improved their child's health status, and almost no parent perceived a worsening of health status due to Child Health Plus. More than 90 percent of parents in all regions and plan types were satisfied with the Child Health Plus program, with their insurer, and with their primary care doctor.

      Primary care providers gave relatively poor ratings for the promotion of Child Health Plus to their patients and to providers. However, providers gave high ratings for the impact of Child Health Plus on improving preventive visits by their patients who had enrolled in the program.

      For children with either of the two chronic conditions (asthma and attention deficit disorder), more than one-third of parents perceived that both their child's quality of care and their child's health status had both improved because of Child Health Plus, and almost none perceived worsening because of Child Health Plus (see Figures 10 and 11). Most parents stated that their children with chronic illnesses had easy access to their primary care providers, to specialists, and to the emergency department if needed. The number of visits to both primary care providers and specialists increased markedly after enrollment in Child Health Plus for these patients. Overall, results from interviews and chart reviews suggested improved quality of care for the three vulnerable subgroups: preschool children, children with asthma and children with attention deficit disorder.

E.    EXPENDITURES AND THE UNCOMPENSATED CARE POOL

      Approximately half of Child Health Plus expenditures were for primary health care services. As shown in Figure 12, there were substantial differences in average expenditures (for medical care) per member year across regions: statewide average expenditures were estimated at $477.36 per member year. Expenditures were highest in the upstate urban region ($615.72) and lowest in the New York City Suburb region ($407.04).

      Expenditures per member year were higher for managed care plans ($633.62 per member per year) compared with indemnity plans ($492.85 per member per year), as seen in Figure 13. However, these differences were due to differences in population characteristics. After

ROCHESTER CHILD HEALTH STUDIES GROUP                    EVALUATION OF CHILD PLUS
                                                                    FINAL REPORT
controlling for enrollee characteristics we found no differences in expenditures between indemnity and managed care plans. Child characteristics that were significant in the cost equation and were controlled for in the comparison of managed care and indemnity plans were: age, length of enrollment in Child Health Plus, race, household income, being underinsured prior to Child Health Plus, and utilization of the Emergency department, hospitalization, and specialist services prior to Child Health Plus (all of these variables were obtained by interview).

      Using the interview, we estimated the effect that Child Health Plus had on the probability of a hospitalization. We found that for the respondents to our survey, representing the population eligible for the study (enrollment in Child Health Plus between July 1, 1992 and June 30, 1993, that lasted at least nine months), the probability of admission was decreased by 2.0 percentage points, with no significant differences in the size of this effect for the four regions of our study. Applying this change in the probability of an admission to the entire Child Health Plus population for the calendar year 1993, we estimate that the Child Health Plus program reduced the number of admissions for uninsured children by 1.054 admissions. We assumed that the avoided admissions have the same average cost as those that occurred. Using 1993 SPARCS data, we aggregated the number of admissions for uninsured children under 13 years of age and their corresponding charges, resulting in an average charge per admission of $5,588. We multiplied the number of admissions avoided through the Child Health Plus program by this average charge per admission to find the total charges avoided. Then, applying a statewide average cost to charge ratio for 1993, we estimated the total costs that hospitals avoided in 1993 as a result of the program. Using this approach, we found that Child Health Plus had a total effect on inpatient costs of approximately $4,000.000.

      We also used claims data to calculate the average payment per member per month for outpatient hospital services in each region, and multiplied this number by the number of member months in each region. We estimate that Child Health Plus paid $3,900,000 for outpatient services in 1993.

      To estimate what the effect on hospital finances would have been in the absence of Child Health Plus, we estimated two opposing effects resulting from its presence: (1) shift of the non-ED outpatient utilization away from hospital clinics toward physician offices (obtained from the interview), and (2) increase in overall utilization (calculated from chart reviews). Combining these two factors, we find that outpatient usage would have been higher in the absence of Child Health Plus. By applying a statewide average outpatient revenue to cost ratio to the difference between the forgone revenue (in the absence of Child Health Plus) and the payments by Child Health Plus for non-ED outpatient services, we estimate that hospital outpatient costs would have been higher by $1,100,000.

      The combined effect of increased outpatient revenue and reduced outpatient costs due to Child Health Plus is approximately $5,000,000, although the cost savings are likely to be somewhat inflated as discussed in Chapter 8 of the complete report. Child Health Plus had a substantial effect on hospital finances, both by reducing admissions and by decreasing the net financial need of hospital outpatient services. While the impact of Child Health Plus on the uncompensated care pool is likely to be substantial, the program is far from self-financing--the costs of the additional ambulatory services; are greater than the above savings.

ROCHESTER CHILD HEALTH STUDIES GROUP                    EVALUATION OF CHILD PLUS
                                                                    FINAL REPORT

F.    EVALUATION OF MARKETING AND OUTREACH

      It was not possible to directly measure the effectiveness of the marketing contractors because the linkage between Child Health Plus enrollment and marketing activity is weak. A perception of both marketing contractors and insurers is that Child Health Plus enrollment consistently approached program limits. (Enrollment was frozen statewide once, in the Summer of 1992. Insurers were able to appeal for increases in allocation of slots on an individual basis, preventing a repeat of the enrollment "freeze.") The concern expressed by marketing contractors and insurers alike was that demand would exceed program resources. Child Health Plus was not designed to accomodate all eligible children in the State, thus outreach efforts were adjusted according to contractor and insurer knowledge of enrollment levels and space available. An additional limitation that was reported by marketing contractors and insurers was the limit on administrative expenditures at 10 percent for insurers. Some plans reported that the staff available to process incoming applications was only one half-time individual. If the number of applications exceeded the staff resources available to process applications, the result was a longer waiting period for potential applicants' coverage to be approved and instituted. The extent to which marketing contributed to heightend demand for Child Health Plus is not clear. Most parents heard about Child Health Plus from a friend, school, or their doctor, and very few heard about Child Health Plus from a marketing activity (such as TV, mailing or community meeting.).

      Although the marketing contractors submitted new workplans to the state effective with each contract extension, it was the marketing contractors' perception that they lacked sufficient flexibility to revise marketing strategies as the program developed and as they gained experience with marketing Child Health Plus. Clearly it would be consistent with the social marketing paradigm to encourage this flexibility to develop new strategies. Thus, contract renewal terms and eveluation of marketing contractors, performance of activities in the future should allow for revision of marketing strategies both over the length of the marketing contract as well as with contract extensions.

      Both marketing contractors engaged in major activities, including targeting schools, health centers, producing large volumes of mailings, and organizing many meetings and presentations, which more than 16,000 people attended. Their contracts did not require contractors to demonstrate success in increased enrollment to these activities. Health care providers gave poor ratings to the overall promotion of Child Health Plus to their patients and to the physician community. Children from minority populations and from the lowest eligible income categories (160-222% of federal poverty level) were under-represented in Child Health Plus, suggesting the need for more aggressive marketing and outreach to these populations.

G. EVALUATION OF INSURER PERFORMANCE IN DETERMINATION OF ELIGIBILITY FOR CHILD HEALTH PLUS

      We randomly selected 150 children from each of the fifteen Child Health Plus insurers and requested enrollment records from insurers. Children were eligible if they were enrolled for a minimum of three months, with an initial enrollment date between July 1, 1993 and June 30, 1994. All documents in the enrollment records were reviewed, either on-site at insurer offices or using photocopies of records. Documentation for 3,557 episodes of enrollment (both original enrollment and recertification) was received for the 2,250 randomly selected children. Insurer documentation was reviewed for completeness (presence of appropriate documents) across six elements as required for Child Health Plus eligibility: date of birth, residence in New York State

ROCHESTER CHILD HEALTH STUDIES GROUP                    EVALUATION OF CHILD PLUS
                                                                    FINAL REPORT

(which was not required to be documented until July, 1994), income and family size documentation (to calculate percent of federal poverty level), insurance verification, concurrent insurance (to determine if equivalent to Child Health
Plus), and Medicaid referral if appropriate. We also determined accuracy of information on the Child Health Plus application form, compared with source of documents supplied by insurers.

      Chapter 10 of the complete report shows results for each insurer. The criteria for verification of Date of Birth state that documentation must be provided upon initial enrollment, but need not be provided again at the time of recertification. Thus, the results for Date of Birth were computed by child, using the denominator 150 (number of children sampled from each insurance plan). Date of Birth was documented for 1,953 (87%) of the 2,250 randomly selected children. The remainder of outcomes were calculated by episode of enrollment (the difference is that each child may have multiple episodes of enrollment due to recertification). For the 2,250 children sampled, 3,557 episodes were documented. Residence (again, not required to be documented until July, 1994) matched for 61 percent of episodes, and federal poverty level for 73 percent of episodes; there were wide variations across plans. When documentation was present, the information was almost always recorded accurately on the Child Health Plus application form. Concurrent insurance was identified in only 4 percent of cases, similar to results from our interview. For 81 percent of cases having concurrent insurance, there was not enough information supplied to determine the type of concurrent insurance.

      Medicaid referrals were documented in 19 percent of episodes. (Not all children who apply for Child Health Plus appear to the insurer to be eligible for Medicaid, thus referrals are not expected in 100% of cases.) Documentation of referrals to Medicaid may not reflect the actual numbers of referrals that are made; according to the NYSDOH, most plans make more referrals than are documented. While the precise percentage of this sample that was Medicaid eligible is unknown, we did cross-check the accuracy of insurers' calculation of federal poverty level by calculating the percent of federal poverty level for each family based on income documentation supplied; in 95 percent of documented episodes, our calculation of percent of federal poverty level matched the calculation by the insurer. Thus, insurers were quite accurate in recording percent of federal poverty level when supporting documentation was present.

      Insurers stated that the application process was complicated for families, and that documentation of eligibility was often problematic because of patient problems with lack of appropriate documents. Most parents, however, reported that the application process was easy. Multiple documents and income worksheets were utilized. The Child Health Plus application form has undergone revisions over the past several years.

IV.   RECOMMENDATIONS

      This evaluation found that Child Health Plus was successful in meeting its objectives. It has provided insurance to a large number of poor children from primarily working families, most of whom were previously uninsured or underinsured, or who would otherwise not be able to afford private insurance. Child Health Plus resulted in increased access to primary care and specialty care. It resulted in increased utilization of primary care, substantially increased utilization of specialty care, no substantial change in emergency department care, and a probable reduction in hospitalizations. Child Health Plus improved the quality of care based on several dimensions such as preventive care visit rates and use of appropriate services by children with chronic conditions, but had no significant impact on other dimensions such as immunization

ROCHESTER CHILD HEALTH STUDIES GROUP                    EVALUATION OF CHILD PLUS
                                                                    FINAL REPORT
rates. The majority of parents reported that Child Health Plus improved their child's health care, and a significant number reported that Child Health Plus improved the health status of their child. Finally, parents reported a high level of satisfaction with the program and with the ease of use of most aspects of the program.

      The evaluation also found that in 1993, 37 percent of children eligible for Child Health Plus were enrolled in the program (29 percent of eligibles from New York City and 50 percent from the other regions). Children from families having the lowest income levels and minority children were under-represented in Child Health Plus. Since Child Health Plus was found to have beneficial effects on improving access to health care, utilization of primary care services, and on some measures of quality of care a large number of eligible children could benefit from enrollment in the program.

      The evaluation illuminated potential areas for improvement in the operations of Child Health Plus. Physicians identified a need for better promotion of Child Health Plus to their patients and improved education of parents about the program and its requirements. Parents noted a strong desire for an increased benefit package in three areas: dental coverage, inpatient coverage, and expansion of age limits. In fact, the lack of coverage for inpatient services potentially compromises physicians' ability to provide optimal care. Many parents reported that their child switched primary care physicians after enrolling in Child Health Plus, which resulted in discontinuity of care. The primary reason for changing providers, as reported by parents, was that the prior physician did not accept Child Health Plus (55%), (i.e. prior physicians were not participating in the networks of Child Health Plus insurers). Results of the assessment of insurer documentation of eligibility varied widely across plans; increased accountability may equalize performance. Insurers were concerned about the frequency and scope of reporting required by the Department of Health and about the complexity of the application process; most parents, on the other hand, did not indicate problems with the application process. Several aspects of Child Health Plus marketing worked well, however, others could be improved including determination of marketing effectiveness and more focused strategies targeting minority and poor populations. Marketing contractors as well as insurers noted constraints of program requirements that limited their abilities to adapt to changes in the Child Health Plus program.

      The Child Health Plus program is a rapidly expanding program, with enrollment increasing every year. While it was a relatively small program several years ago, it is now a large-scale statewide program. Child Health Plus has a dual role, providing both short-term "stopgap" insurance for some families, and long-term coverage for many families. Given the overall success of Child Health Plus, its rapid growth, its relatively successful model of public-private partnership, and the likelihood of long-standing need for the program, we believe it may be appropriate to redesign the Child Health Plus program now in terms of its desired population size, benefit package and structure, operations, and types and numbers of insurers. In keeping with the public-private nature of the Child Health Plus program, New York State should begin to handle the Child Health Plus program in a manner similar to that of large purchasers of health benefits: monitoring access, utilization, quality and costs, and restructuring the program to meet both the changing needs of clients and our improved understanding of the impact of the program.

ROCHESTER CHILD HEALTH STUDIES GROUP                    EVALUATION OF CHILD PLUS
                                                                    FINAL REPORT

            With the above findings and interpretations, we make recommendations 1 to 4:

A. RECOMMENDATIONS FOR PROGRAMMATIC CHANGES

1. NEW YORK STATE SHOULD ATTEMPT TO ENROLL A HIGHER PROPORTION OF ELIGIBLE CHILDREN INTO CHILD HEALTH PLUS.

            - TARGETED EFFORTS SHOULD BE IMPLEMENTED IN NEW YORK CITY, WHERE THE PROPORTION OF ELIGIBLE CHILDREN ACTUALLY ENROLLED IN CHILD HEALTH PLUS IS LOWER THAN THE REST OF THE STATE.

            - PARTICULAR EMPHASIS SHOULD BE PLACED ON ENROLLING CHILDREN FROM MINORITY FAMILIES AND FROM THE LOWEST INCOME CATEGORIES WITHIN CHILD HEALTH PLUS ELIGIBILITY.

2.    NEW YORK STATE SHOULD IMPROVE THE PROMOTION OF CHILD HEALTH PLUS.

            - KEY SITES ARE PHYSICIAN'S OFFICES (MOST CHILDREN IDENTIFIED A SOURCE OF CARE PRIOR TO CHILD HEALTH PLUS), SCHOOL, AND COMMUNITY SETTINGS.

            - MARKETING CONTRACTORS SHOULD DEVELOP BETTER STRATEGIES TO REACH MINORITIES AND OTHER SPECIAL POPULATIONS.

            - MARKETING CONTRACTORS SHOULD FUNCTION AS EDUCATORS, WITH THE GOAL OF INCREASING THE KNOWLEDGE OF POTENTIAL APPLICANTS ABOUT THE VALUE OF HEALTH INSURANCE AND PREVENTIVE HEALTH CARE, THE VALUE AND USE OF HEALTH INSURANCE, AND THE APPLICATION PROCESS (INCLUDING DOCUMENTATION OF ELIGIBILITY).

            - CONTRACT RENEWAL TERMS AND EVALUATION OF MARKETING CONTRACTORS' PERFORMANCE OF ACTIVITIES IN THE FUTURE SHOULD ALLOW FOR REVISION OF MARKETING STRATEGIES BOTH OVER THE LENGTH OF THE MARKETING CONTRACT AS WELL AS WITH CONTRACT EXTENSIONS.

            - MARKETING OBJECTIVES SHOULD BE CLEARLY DEFINED, AND INCLUDE CLEARLY DEFINED AND CONSISTENT MECHANISMS FOR EVALUATING THE EFFECTIVENESS OF THE MARKETING STRATEGIES (LINKING ACTIVITIES TO CHILD HEALTH PLUS ENROLLMENT).

            -     MARKETING CONTRACTORS SHOULD UTILIZE A COMMON REPORTING
                  STRUCTURE.

3. NEW YORK STATE SHOULD EXPAND THE SCOPE OF CHILD HEALTH PLUS BENEFITS (IN THE FOLLOWING ORDER OF PRIORITIES):

            -     AGE LIMITS SHOULD BE INCREASED.

            -     INPATIENT CARE SHOULD BE ADDED TO THE BASIC BENEFIT PACKAGE.

            -     DENTAL COVERAGE SHOULD BE ADDED TO THE BASIC BENEFIT PACKAGE.

4. NEW YORK STATE SHOULD CONSIDER RESTRUCTURING THE CHILD HEALTH PLUS PROGRAM TO FACILITATE:

            -     ENTRY OF NEW INSURERS AND PROVIDERS;

            - BETTER DOCUMENTATION OF ELIGIBILITY, INCLUDING ACCOUNTABILITY FOR BETTER PERFORMANCE;

            -     EXPANSION OF THE BASIC BENEFIT PACKAGE (AS LISTED IN #3
                  ABOVE); AND

            -     ENHANCEMENT OF MARKETING EFFORTS.

      As the purchaser of insurance, the State of New York must ensure that Child Health Plus insurance plans are maintaining acceptable standards of access and quality of care while controlling costs. Much as large employers are in the process of developing reporting requirements that will allow them to evaluate the insurance plans used by their employees, New York State must develop such measures that are designed for the Child Health Plus population and for its program objectives. Most of these measures are likely to be the same as ones

ROCHESTER CHILD HEALTH STUDIES GROUP                    EVALUATION OF CHILD PLUS
                                                                    FINAL REPORT
currently included in health insurance plan "Report Cards"; others may have to be program-specific. These reports will have to be provided periodically, enabling the state to monitor plan performance. In turn, Child Health Plus enrollees will be able to use these reports in their selection of plans.

5. NEW YORK STATE SHOULD ESTABLISH CONSISTENT AND EFFECTIVE MECHANISMS FOR ROUTINE MONITORING OF CHILD HEALTH PLUS, OR REEXAMINE CURRENT MECHANISMS FOR USEFULNESS IN PROVIDING MEANINGFUL INFORMATION ABOUT THE FOLLOWING
      COMPONENTS:

            -     ACCESS TO CARE;

            -     SPECIFIC MEASURES OF QUALITY OF HEALTH CARE; AND

            -     UTILIZATION AND COSTS OF CARE

            MECHANISMS TO FACILITATE MONITORING INCLUDE:

            - ON ENROLLMENT, PARENTS SHOULD BE ASKED TO PROVIDE CONSENT FOR ONGOING CONFIDENTIAL REVIEWS OF MEDICAL RECORDS AND INSURANCE CLAIMS BY THE STATE, WITH THE ASSURANCE THAT INDIVIDUAL-LEVEL INFORMATION WILL NOT BE REPORTED OR RELEASED. THIS WOULD PROVIDE AN AUDIT CAPABILITY FOR NEW YORK STATE.

            - INSURERS SHOULD BE REQUIRED TO REPORT TO THE STATE THE SAME WAY THEY REPORT TO ANY OTHER PAYER. THE STATE MAY CHOOSE TO MANDATE A UNIFORM STRUCTURE FOR SUCH REPORTING.

ROCHESTER CHILD HEALTH STUDIES GROUP                    EVALUATION OF CHILD PLUS
                                                                    FINAL REPORT

B.    ISSUES FOR FUTURE STUDY

      The current evaluation was not able to assess every aspect of the Child Health Plus program. A number of key questions or issues were raised regarding the health care of children on Child Health Plus. These issues include:

1. DIFFERENCES BETWEEN VARIOUS TYPES OF MANAGED CARE ORGANIZATIONS SHOULD BE EXAMINED. The category "managed care" (with no further distinction) may be too broad, since there are many variations in service delivery systems and financial structures within managed care.

2. REASONS FOR THE LARGE PROPORTION OF PATIENTS WHO SWITCHED PROVIDERS AT ENROLLMENT IN CHILD HEALTH PLUS SHOULD BE INVESTIGATED FURTHER. Switching is a marker for discontinuity of care which potentially compromises quality of care, and it should be minimized. Avenues for expanding options for enrollees have been recommended above.

3. THE STATE SHOULD INVESTIGATE ALTERNATIVES FOR RESTRUCTURING CHILD HEALTH PLUS TO ENSURE THAT EXPANSION TO NEW INSURERS IS ADEQUATE, RESULTING IN CHOICE OF SEVERAL CHILD HEALTH PLUS INSURERS WITHIN EACH GEOGRAPHIC AREA.

4. FURTHER STUDY SHOULD FOCUS ON BARRIERS TO ENROLLMENT AND CARE FOR MINORITY AND OTHER SUBPOPULATIONS, PARTICULARLY IN NEW YORK CITY. Such barriers may attenuate the benefits of any insurance coverage, including Child Health Plus. Strategies to overcome such barriers should be developed and implemented.

5. STUDIES SHOULD EVALUATE THE APPROPRIATENESS OF CARE RECEIVED BY CHILD HEALTH PLUS BENEFICIARIES, INCLUDING EMERGENCY DEPARTMENT USE, SPECIALTY CARE, PRESCRIPTION DRUG USE, AND HOSPITALIZATIONS.

6. STUDIES SHOULD EVALUATE THE ABILITY AND WILLINGNESS OF PARENTS TO CONTRIBUTE TO THE COST OF CARE VIA COPAYMENTS, MONTHLY PREMIUMS, OR ANNUAL DEDUCTIBLES. While some inferences are available from the current study, this evaluation was not designed to answer these questions and larger sample sizes are needed to address the issue of cost-sharing.

ROCHESTER CHILD HEALTH STUDIES GROUP                    EVALUATION OF CHILD PLUS
                                                                    FINAL REPORT

                                    Figure 1

                             PERCENT OF CHILDREN BY
                               RACE AND ETHNICITY

                  PARENT INTERVIEWS -- ALL CHILDREN (0-12 YRS)

                                  [BAR CHART]

                             [PLOT POINTS TO COME]

ROCHESTER CHILD HEALTH STUDIES GROUP             EVALUATION OF CHILD HEALTH PLUS
                                                                    FINAL REPORT

                                    Figure 2

                     PERCENT OF CHILDREN BY POVERTY LEVELS

                PARENT INTERVIEWS --  ALL CHILDREN (0-12 YRS)

                                  [BAR CHART]

                             [PLOT POINTS TO COME]

ROCHESTER CHILD HEALTH STUDIES GROUP             EVALUATION OF CHILD HEALTH PLUS
                                                                    FINAL REPORT

                                    Figure 3

                 PERCENT OF CHILDREN WITH HEALTH INSURANCE PRIOR
                  TO CHILD HEALTH PLUS BY PRIOR INSURANCE TYPE

                  PARENT INTERVIEWS -- ALL CHILDREN (0-12 YRS)

                                  [BAR CHART]

                             [PLOT POINTS TO COME]

ROCHESTER CHILD HEALTH STUDIES GROUP             EVALUATION OF CHILD HEALTH PLUS
                                                                    FINAL REPORT

                                    Figure 4

                      PERCENT OF CHILDREN WHO HAVE SPECIFIC
                     TYPE OF PRIMARY CARE HOME DURING CHILD
                  HEALTH PLUS AND NUMBER OF MINUTES TO PROVIDER

                   PARENT INTERVIEW -- ALL CHILDREN (0-12 YRS)

                                  [BAR CHART]

                             [PLOT POINTS TO COME]

ROCHESTER CHILD HEALTH STUDIES GROUP             EVALUATION OF CHILD HEALTH PLUS
                                                                    FINAL REPORT

                                    Figure 5

                  PERCENT OF CHILDREN WHO CHANGED PRIMARY CARE
                 PROVIDERS AFTER ENROLLING IN CHILD HEALTH PLUS

                   PARENT INTERVIEW -- ALL CHILDREN (0-12 YRS)

                                  [BAR CHART]

                             [PLOT POINTS TO COME]

ROCHESTER CHILD HEALTH STUDIES GROUP             EVALUATION OF CHILD HEALTH PLUS
                                                                    FINAL REPORT

                                    Figure 6

                      NUMBER OF VISITS PER MEMBER PER YEAR
                            DURING CHPLUS BY REGION

              MEDICAL CHART REVIEW -- PRESCHOOL CHILDREN (0-5 YRS)

                                  [BAR CHART]

                             [PLOT POINTS TO COME]

ROCHESTER CHILD HEALTH STUDIES GROUP             EVALUATION OF CHILD HEALTH PLUS
                                                                    FINAL REPORT

                                    Figure 7

                    PERCENT OF CHILDREN WHO SAW A SPECIALIST
                       YEAR BEFORE AND YEAR DURING CHPLUS
                   PARENT INTERVIEW -- ALL CHILDREN (0-12 YRS)

                                  [BAR CHART]

                             [PLOT POINTS TO COME]

ROCHESTER CHILD HEALTH STUDIES GROUP             EVALUATION OF CHILD HEALTH PLUS
                                                                    FINAL REPORT

                                    Figure 8

                       NUMBER OF HOSPITALIZATIONS REPORTED
                       YEAR BEFORE AND YEAR DURING CHPLUS
                    PARENT INTERVIEW --  ALL CHILDREN (0-12 YRS)

                                  [BAR CHART]

                             [PLOT POINTS TO COME]

ROCHESTER CHILD HEALTH STUDIES GROUP             EVALUATION OF CHILD HEALTH PLUS
                                                                    FINAL REPORT

                                    Figure 9

                        PERCENT OF CHILDREN UP-TO-DATE ON
                            IMMUNIZATIONS BY REGION
              MEDICAL CHART REVIEW -- PRESCHOOL CHILDREN (0-5 YRS)

                                  [BAR CHART]

                             [PLOT POINTS TO COME]

ROCHESTER CHILD HEALTH STUDIES GROUP             EVALUATION OF CHILD HEALTH PLUS
                                                                    FINAL REPORT

                                    Figure 10

                       PARENT REPORT OF CHANGE IN CHILD'S
                                   HEALTH CARE
                        CHILDREN WITH CHRONIC CONDITIONS

                                  [BAR CHART]

                             [PLOT POINTS TO COME]

ROCHESTER CHILD HEALTH STUDIES GROUP             EVALUATION OF CHILD HEALTH PLUS
                                                                    FINAL REPORT

                                    Figure 11

                       PARENT REPORT OF CHANGE IN CHILD'S
                                  HEALTH STATUS
                        CHILDREN WITH CHRONIC CONDITIONS

                                  [BAR CHART]

                             [PLOT POINTS TO COME]

ROCHESTER CHILD HEALTH STUDIES GROUP             EVALUATION OF CHILD HEALTH PLUS
                                                                    FINAL REPORT

                                    Figure 12

                       CHILD HEALTH PLUS EXPENDITURES PER
                           MEMBER PER YEAR BY REGION
                           CLAIMS ANALYSIS -- ALL AGES

                                  [BAR CHART]

                             [PLOT POINTS TO COME]

ROCHESTER CHILD HEALTH STUDIES GROUP             EVALUATION OF CHILD HEALTH PLUS
                                                                    FINAL REPORT

                                    Figure 13

                       CHILD HEALTH PLUS EXPENDITURES PER
                     MEMBER YEAR BY VISIT TYPE AND PLAN TYPE
                             (UPSTATE REGIONS ONLY)

                                  [BAR CHART]

                             [PLOT POINTS TO COME]

ROCHESTER CHILD HEALTH STUDIES GROUP             EVALUATION OF CHILD HEALTH PLUS
                                                                    FINAL REPORT

                                   APPENDIX D

                          QUARTERLY ENROLLMENT REPORT

                            NEW YORK STATE UNINSURED
                                    PROJECT
                                QUARTERLY REPORT

                                CHILD HEALTH PLUS
                             REGIONAL PILOT PROJECTS
                              SECOND QUARTER, 1996

                                     [LOGO]

                          N.Y.S. DEPARTMENT OF HEALTH
                        DIVISION OF HEALTH CARE FINANCING
                           BUREAU OF HEALTH ECONOMICS

                       NEW YORK STATE DEPARTMENT OF HEALTH

                               CHILD HEALTH PLUS

PROGRAM INFORMATION/USING THE DATA

Child Health Plus is a statewide program funded by an annual assessment from the Statewide Bad Debt and Charity Care Pool. Direct subsidies are paid to fifteen participating insurers to provide outpatient health insurance coverage to children meeting certain eligibility criteria related to the child's age, family income and health insurance status. Children born on or after June 1, 1980 and under the age of 15 are eligible to enroll. Recent legislation now allows children who had enrolled prior to their 15th birthday to remain in Child Health Plus until age 16.

The Child Health Plus Quarterly Report contains summary data of the insurers' enrollment progress and subscriber demographic information. The report is derived from monthly enrollment data submitted by each insurer and aggregated on a quarterly basis for the report period. The enrollment data presented on page 3 reflects only those children for whom a subsidy payment was made. The data provided on pages 4 and 5 includes subsidized and non-Subsidized enrollees.

       INSURER                             SERVICE AREA

   NEW YORK CITY METROPOLITAN AREA

       Westchester PHSP                    Westchester, Rockland

       The Bronx Health Plan, Inc.         Bronx, Manhattan

       Group Health Insurance, Inc.        Bronx, selected zip codes in
                                           Manhattan

       Health Insurance Plan of            Queens, Suffolk, Nassau
       Greater New York

       Health Plus                         Brooklyn, Richmond

       Centercare (Manhattan PHSP)         Manhattan

       Empire Blue Cross/Blue Shield       New York City, Long Island, Columbia,
                                           Delaware, Dutchess, Orange, Putnam,
                                           Rockland, Sullivan, Ulster and
                                           Westchester counties

       Blue Shield of Northeast NY         Dutchess, Orange, Putnam,
                                           Sullivan, and Ulster counties

UPSTATE

   Community Health Plan              Albany, Clinton, Columbia, Delaware,
                                      Dutchess, Essex, Greene, Orange, Otsego,
                                      Putnam, Rensselaer, Saratoga Schenectady,
                                      Schoharie, Ulster, Warren and Washington counties

   Community Health Plan/             Madison, Cayuga, Tioga,
   Health Services Medical            Tompkins, Oswego, Herkimer,
   Corp. (HSMC)                       Cortland, Oneida, Broome
                                      and Onondaga counties

   Community Health Plan/             Erie, Niagara,
   Health Care Plan (HCP)             Cattaraugus and Wyoming

   Empire Blue Cross/Blue Shield      Albany, Essex, Fulton, Greene,
                                      Montgomery, Rensselaer, Saratoga,
                                      Schenectady, Schoharie, Warren and
                                      Washington counties

   Blue Shield of Northeast NY        Albany, Clinton, Columbia, Essex,
                                      Fulton, Greene, Montgomery,
                                      Rensselaer,    Saratoga, Schenectady,
                                      Schoharie, Warren and Washington
                                      counties

   Blue Cross/Blue Shield             Chenango, Clinton,
   Utica-Watertown, Inc.              Delaware, Essex, Franklin, Fulton,
                                      Hamilton, Herkimer, Jefferson, Lewis,
                                      Madison (east), Montgomery, Oneida,
                                      Oswego, Otsego and St. Lawrence counties

   Blue Cross/Blue Shield             Broome, Cayuga,
   of Central NY, Inc.                Chemung, Cortland, Madison (west),
                                      Onondaga, Schuyler, Steuben, Tioga and
                                      Tompkins counties

   Blue Cross/Blue Shield of          Livingston, Monroe,
   Rochester                          Ontario, Seneca, Wayne and Yates counties

   Blue Cross/Blue Shield of          Allegany, Cattaraugus,
   Western NY, Inc.                   Chautaugua, Erie, Genesee, Niagara,
                                      Orleans and Wyoming counties

                          CHILD HEALTH PLUS ENROLLMENT
                                   JUNE, 1996

                                  [BAR CHART]

                             [PLOT POINTS TO COME]

      ALL PLANS SUBSIDIZED ENROLLMENT 105,518 ADDITIONAL 603 NON-SUBSIDIZED CHILDREN ALSO IN PROGRAM FOR A TOTAL ENROLLMENT OF 106.121

                          CHILD HEALTH PLUS ENROLLMENT
                               BY SUBSIDY AND AGE
                              SECOND QUARTER, 1996

[ENROLLMENT BY SUBSIDY LEVEL PIE CHART]           [ENROLLMENT BY AGE PIE CHART]

        [PLOT POINTS TO COME]                          [PLOT POINTS TO COME]

                            TOTAL ENROLLEES: 106,121

                          CHILD HEALTH PLUS ENROLLMENT
                            JANUARY 1994 - JUNE 1996

                                  [LINE GRAPH]

                             [PLOT POINTS TO COME]

                       NEW YORK STATE DEPARTMENT OF HEALTH

                            REGIONAL PILOT PROJECTS

PROGRAM INFORMATION/USING THE DATA

      The Regional Pilot Projects were developed to test, on a limited regional basis, health care coverage models for possible application on a statewide basis. The program is funded by an annual distribution from the Statewide Bad Debt and Charity Care Pool.

      There are two types of regional pilot programs: an individual subsidy program and an employer incentive program. The first assists individuals and families in purchasing health coverage through a direct subsidy. The second assists employers in purchasing health care coverage for their employees. Currently, there are four insurers participating in five Regional Pilot
Projects: three are individual subsidy programs and two are employer based.

      The Regional Pilot Project Quarterly Report contains summary data on the insurers' enrollment progress and descriptions of the employer groups participating in the Employer Incentive Programs. The report is derived from monthly enrollment data submitted by each insurer and aggregated on a quarterly basis for the report period. Enrollment reflects subsidized subscribers and their dependents receiving coverage through the Regional Pilot Projects.

      INSURER                              SERVICE AREA

      Community Health Plan                Capital District, Hudson Valley and
                                           Cooperstown Region

      Health Insurance Plan of             Brooklyn
      Greater New York

      The Bronx Health Plan, Inc.          Bronx

      Empire Blue Cross/Blue Shield

              Downstate                    Selected zip codes in the upper west
                                           side of Manhattan

              Upstate                      Essex, Hamilton, Saratoga, Warren and
                                           Washington counties

                             REGIONAL PILOT PROJECT
                             SUBSIDIZED ENROLLMENT
                               THROUGH JUNE, 1996

        [REGIONAL PILOT PROJECT SUBSIDIZED ENROLLMENT BY PLAN BAR CHART]

                             [PLOT POINTS TO COME]

            [REGIONAL PILOT PROJECT SUBSIDIZED ENROLLMENT BAR CHART]

                             [PLOT POINTS TO COME]

                             REGIONAL PILOT PROJECT
                               MONTHLY ENROLLMENT
                         JUNE, 1992 THROUGH JUNE, 1996

                                  [LINE GRAPH]

                             [PLOT POINTS TO COME]

                        ALL PLANS TOTAL ENROLLMENT 8,178

                     REGIONAL PILOT PROJECT EMPLOYER BASED
                      PERCENTAGE OF ENROLLED FIRMS BY TYPE
                          THROUGH SECOND QUARTER, 1996

[COMMUNITY HEALTH PLAN PIE CHART]              [HEALTH INSURANCE PLAN PIE CHART]

       [PLOT POINT TO COME]                            [PLOT POINT TO COME]

                      REGIONAL PILOT PROJECT EMPLOYER BASED
                   PERCENTAGE OF FIRMS BY NUMBER OF EMPLOYEES
                          THROUGH SECOND QUARTER, 1996

[COMMUNITY HEALTH PLAN PIE CHART]         [HEALTH INSURANCE PLAN PIE CHART]

      [PLOT POINTS TO COME]                      [PLOT POINTS TO COME]

                                   APPENDIX E

                                 BENEFIT PACKAGE

                       CHILD HEALTH PLUS BENEFITS PACKAGE
                (NO PRO-EXISTING CONDITION LIMITATIONS PERMITTED)
                                     PAGE 1

  GENERAL COVERAGE           SCOPE OF COVERAGE                   LEVEL OF COVERAGE          COPAYMENTS/DEDUCTIBLES
-------------------   --------------------------------  ----------------------------------  ----------------------
Pediatric             Well child care visits in         Includes all services related to            No copayment or
Health Promotion      accordance with visitation        visits. Includes immunizations,                deductibles.
visits.               schedule established by           well child care, health education,
                      American Academy of               tuberculin testing (mantoux),
                      Pediatrics, and the New York      hearing testing, dental and
                      State Department of Health        developmental screening, clinical
                      recommended immunization          laboratory and radiological tests,
                      schedule.                         eye screening, and lead screening.

Inpatient Hospital    As a registered bed patient       No benefits will be provided for any        No copayment or
Medical or Surgical   for treatment of an Illness,      out-of-hospital days, or if                    deductibles
Care                  injury or condition which         inpatient care was not necessary;
                      cannot be treated on an           no benefits are provided after
                      outpatient basis. The hospital    discharge; benefits are paid in
                      must be a short-term, acute       full for accommodations in a
                      care facility and New York        semi-private room. Includes 365
                      State licensed.                   days per year coverage for
                                                        inpatient hospital services and
                                                        services provided by physicians and
                                                        other professional personnel for
                                                        covered inpatient services: bed and
                                                        board, including special diet and
                                                        nutritional therapy; general,
                                                        special and critical care nursing
                                                        service, but not private duty nursing
                                                        services, facilities, services,
                                                        supplies and equipment related to
                                                        surgical operations, recovery
                                                        facilities, anesthesia, and
                                                        facilities for intensive or special
                                                        care (but not services of the
                                                        surgeons or anesthesiologists unless
                                                        they are employees of the hospital
                                                        and their services are included in
                                                        the hospital bill); oxygen and other
                                                        inhalation therapeutic services and
                                                        supplies; drugs and medications that
                                                        are not experimental; sera,
                                                        biologicals, vaccines, intravenous
                                                        preparations, dressings, casts, and
                                                        materials for diagnostic studies;
                                                        blood products, except when
                                                        participation in a volunteer blood
                                                        replacement program is available to
                                                        the insured or covered person, and
                                                        services and equipment related to
                                                        their administration; facilities,
                                                        services, supplies and equipment
                                                        related to physical medicine and
                                                        occupational therapy and
                                                        rehabilitation; facilities, services,
                                                        supplies and equipment related to
                                                        diagnostic studies and the monitoring
                                                        of physiologic functions, including
                                                        but not limited to laboratory,
                                                        pathology, cardiographic, endoscopic,
                                                        radiologic and
                                                        electro-encephalographic studies and
                                                        examinations; facilities, services,
                                                        supplies and equipment related to
                                                        radiation and nuclear therapy;
                                                        facilities, services, supplies and
                                                        equipment related to emergency
                                                        medical care; chemotherapy; any
                                                        additional medical, surgical, or
                                                        related services, supplies and
                                                        equipment that are customarily
                                                        furnished by the hospital.

                       CHILD HEALTH PLUS BENEFITS PACKAGE
               (NO PRE-EXISTING CONDITION LIMITATIONS PERMITTED)
                                     PAGE 2

   GENERAL COVERAGE            SCOPE OF COVERAGE                    LEVEL OF COVERAGE                  COPAYMENTS/DEDUCTIBLES
---------------------  ----------------------------------  -----------------------------------  ------------------------------------
Professional Services  Provides services on ambulatory     No limitations. Includes wound       $2 copayment for physician office
for Diagnosis and      basis by a covered provider for     dressing and casts to immobilize     visits except for well-child care.
Treatment of Illness   medically necessary diagnosis and   fractures for the immediate
and Injury             treatment of sickness and injury    treatment of the medical condition.
                       and other conditions. Includes all  Injections and medications provided
                       services related to visits.         at the time of the office visit or
                       Professional services are provided  therapy will be covered. Includes
                       on outpatient basis and inpatient   audiometric testing where deemed
                       basis.                              medically necessary.

Outpatient Surgery     Procedures performed within the     The utilization review process must  No copayments or deductibles
                       provider's office will be covered   ensure that the ambulatory surgery
                       as well as "ambulatory surgery      is appropriately provided.
                       procedures" which may be performed
                       in a hospital-based ambulatory
                       surgery service or a freestanding
                       ambulatory surgery center.

Durable Medical        All DME must be medically necessary DME limited to wheelchairs, canes,   No copayments or deductibles
Equipment              and ordered by a plan physician.    crutches, walkers and commodes.

Diagnostic and          Prescribed ambulatory clinical     No limitations.                      No copayment or deductibles
Laboratory              laboratory tests and diagnostic
Tests.                  x-rays.

                       CHILD HEALTH PLUS BENEFITS PACKAGE
                (NO PRE-EXISTING CONDITION LIMITATIONS PERMITTED)
                                     PAGE 3

  GENERAL COVERAGE              SCOPE OF COVERAGE                   LEVEL OF COVERAGE                     COPAYMENTS/DEDUCTIBLES
------------------------------------------------------------------------------------------------------------------------------------
Therapeutic Services.      Ambulatory radiation        No limitations. These therapies must be            No copayment or
                           therapy, chemotherapy.      medically necessary and under the supervision      deductibles.
                           Injections and medications  or referral of a licensed physician. Short term
                           provided at time of         physical and occupational therapies will be
                           therapy (i.e.,              covered when ordered by a physician. No procedure
                           chemotherapy) will          or services considered experimental will be
                           also be covered.            reimbursed.

                           Hemodialysis                Determination of the need for services and
                                                       whether home based or facility based treatment
                                                       is appropriate.

Pre-surgical testing       All tests, (laboratory,     Benefits are available if a physician orders the   No copayments or
                           x-ray, etc) necessary       tests; proper diagnosis and treatment require the  deductibles
                           prior to inpatient or       tests; and the surgery takes  place within 7 days
                           outpatient surgery.         after the testing. If surgery is can celled
                                                       because of pre-surgical test findings or as a
                                                       result of a Second Opinion on Surgery, the cost
                                                       of the tests will be covered.

Outpatient visits for      Services must be provided   Provides at least 60 outpatient visits per year.   No copayment or
mental health and for the  by certified and/or         A minimum of 20 of the 60 visits may be used for   deductibles.
diagnosis and treatment    licensed professionals.     family therapy visits related to the alcohol
of alcoholism and                                      abuse. A maximum of 20 of the 60 visits may be
substance abuse.                                       for mental health.

Prescription Drugs.        Prescription medications    Prescriptions must be medically necessary. May be  $1.00 - $3.00 per
                           must be authorized by a     limited to generic medications where medically     prescription.
                           professional licensed to    acceptable. Includes family planning or
                           write prescriptions.        contraceptive medications or devices. All
                                                       medications used for preventive and therapeutic
                                                       purposes will be covered. Vitamin coverage need
                                                       not be mandated except when necessary to treat a
                                                       diagnosed Illness or condition.

                       CHILD HEALTH PLUS BENEFITS PACKAGE
                (NO PRE-EXISTING CONDITION LIMITATIONS PERMITTED)
                                   [ILLEGIBLE]4

  GENERAL COVERAGE              SCOPE OF COVERAGE                    LEVEL OF COVERAGE           COPAYMENTS/DEDUCTIBLES
---------------------  -----------------------------------  -----------------------------------  ----------------------
Home Health            The care and treatment of a covered  Home care shall be provided by a            No copayment or
Care Services          person who is under the care of a    certified home health agency                   deductibles.
                       physician but only if                possessing a valid certificate of
                       hospitalization or confinement in a  approval issued pursuant to article
                       skilled nursing facility would       thirty-six of the public health
                       otherwise have been required if      law. Home care shall consist of one
                       home care was not provided and the   or more of the following: part-time
                       plan covering the home health        or intermittent home nursing care
                       service is established and approved  by or under the supervision of a
                       in writing by such physician.        registered professional nurse
                                                            (R.N.), part-time or intermittent
                                                            home health aide services which
                                                            consist primarily of caring for the
                                                            patient, physical, occupational or
                                                            speech therapy if provided by the
                                                            home health agency and medical
                                                            supplies, drugs and medications
                                                            prescribed by a physician, and
                                                            laboratory services by or on behalf
                                                            of a certified home health agency
                                                            to the extent such items would have
                                                            been covered or provided under the
                                                            contract if the covered person had
                                                            been hospitalized or confined in a
                                                            skilled nursing facility. The
                                                            contract must provide at least
                                                            forty such visits in any
                                                            calendar year.

                       CHILD HEALTH PLUS BENEFITS PACKAGE
                (NO PRE-EXISTING CONDITION LIMITATIONS PERMITTED)
                                     PAGE 5

  GENERAL COVERAGE             SCOPE OF COVERAGE            LEVEL OF COVERAGE         COPAYMENTS/DEDUCTIBLES
---------------------  -----------------------------------  -----------------   -----------------------------------
Emergency              For services to treat an emergency   No limitations.     A $35.00 copayment may be imposed
Medical                condition in hospital facilities.                        if the emergency room visit was
Services.              For the purpose of this provision,                       made for a condition or illness not
                       "emergency condition" means a                            meeting the guidelines described in
                       medical or behavioral condition,                         the scope of coverage. This
                       the onset of which is sudden, that                       copayment may be waived if given
                       manifests itself by symptoms of                          the medical options available, the
                       sufficient severity, including                           emergency room was the most
                       severe pain, that a prudent                              appropriate site of service. A
                       layperson, possessing an average                         copayment of $35.00 is permissible
                       knowledge of medicine and health,                        when the beneficiary does not
                       could reasonably expect the                              inform the insurer within 24 hours
                       absence of immediate medical                             of use of such a service.
                       attention to result in (A)
                       placing the health of the person
                       afflicted with such condition in
                       serious jeopardy, or in the case
                       of a behavioral condition placing
                       the health of such person or
                       others in serious jeopardy, or
                       (B) serious impairment to such
                       person's bodily functions: (C)
                       serious dysfunction of any bodily
                       organ or part of such person; or
                       (D) serious disfigurement of such
                       person.

                       CHILD HEALTH PLUS BENEFITS PACKAGE
                (NO PRE-EXISTING CONDITION LIMITATIONS PERMITTED)
                                     PAGE 6

GENERAL COVERAGE            SCOPE OF COVERAGE                                LEVEL OF COVERAGE              COPAYMENTS/DEDUCTIBLES
----------------            -----------------                                -----------------              ----------------------
Maternity Care    Inpatient hospital coverage for at least 48       No limitations; (however subsidized     $2 copayment for
                  hours after childbirth for any delivery other     children requiring maternity care       physician office visits.
                  than a C-Section and in at least 96 hours         services will be referred to Medicaid). All other services carry
                  following a C-Section. Also coverage of parent                                            no copayment or
                  education, assistance and training in breast or                                           deductible.
                  bottle feeding and any necessary maternal and
                  newborn clinical assessments. The mother shall
                  have the option to be discharged earlier than
                  the 48/96 hours, provided that at least one
                  home care visit is covered post-discharge.
                  Prenatal, labor and delivery care Is covered.

Dental Care       Treatment in connection with accidental injury    As stated                               No copayments or
                  to sound natural teeth within 12 months of the                                            deductibles
                  accident.

Diabetic          Insulin, Blood glucose monitors, blood            As prescribed by a physician or other   No copayments or
Supplies and      glucose monitors for legally blind, data          licensed health care provider legally   deductibles
equipment         management systems, test strips for               authorized to prescribe under title
                  monitors and visual reading, urine test           eight of the education law.
                  strips, insulin, injection aids,
                  cartridges for legally blind syringes,
                  insulin pumps and appurtenances thereto,
                  insulin infusion devices, oral agents.

                CHILD HEALTH PLUS BENEFITS PACKAGE
        (NO PRE-EXISTING CONDITION LIMITATIONS PERMITTED)
                              PAGE 7

GENERAL COVERAGE            SCOPE OF COVERAGE                            LEVEL OF COVERAGE                  COPAYMENTS/DEDUCTIBLES
----------------            -----------------                            -----------------                  ----------------------
Diabetic Education and  Diabetes self-management education      Limited to visits medically necessary       No copayments or
Home Visits             (including diet); reeducation or        where a physician diagnoses a significant   deductibles.
                        refresher. Home visits for diabetic     change in the patient's symptoms or
                        monitoring and/or education.            conditions which necessitate changes in a
                                                                patient's self-management or where
                                                                reeducation is necessary. May be provided
                                                                by a physician or other licensed health
                                                                care provider legally authorized to
                                                                prescribe under title eight of the
                                                                education law, or their staff, as part of
                                                                an office visit for diabetes diagnosis or
                                                                treatment, or by a certified diabetes
                                                                nurse educator, certified nutritionist,
                                                                certified dietitian or registered
                                                                dietitian upon the referral of a
                                                                physician or other licensed health care
                                                                provider legally authorized to prescribe
                                                                under title eight of the education law
                                                                and may be limited to group settings
                                                                wherever practicable.

                               CHILD HEALTH PLUS
                                  [ILLEGIBLE]

The following services will not be covered:

-     Experimental medical or surgical procedures.

-     Experimental drugs.

-     Inpatient Mental Health, Substance or Alcohol Abuse Services.

-     Drugs which can be bought without prescription, except as defined.

-     Private duty nursing.

-     Hospice services.

-     Home health care, except as defined.

- Care in connection with the detection and correction by manual or mechanical means of structural imbalance, distortion or subluxation in the human body for the purpose of removing nerve interference and the effects thereof, where such interference is the result of or related to distortion, misalignment or subluxation of or in the vertebral column.

-     Services in a skilled nursing facility or rehabilitation facility.

-     Cosmetic, plastic, or reconstructive surgery, except as defined.

- In vitro fertilization, artificial insemination or other means of conception and infertility services.

-     Services covered by another payment source.

- Speech and hearing services, other than audiometric testing when deemed medically necessary.

-     Durable Medical Equipment and Medical Supplies, except as defined.

-     Non-Emergency Transportation.

-     Dental care, except as defined.

-     Personal or comfort items.

- Vision examinations performed by an optometrist for the purpose of determining the need for corrective lenses, and If needed, to provide a prescription other than ophthalmologic visits for diagnostic purposes.

-     Eyeglasses and hearing aids.

NEW YORK RECOMMENDED CHILDHOOD VACCINATION SCHEDULE
(ENDORSED BY NYS AND NYC DEPARTMENTS OF HEALTH)
Immunizations should be received at the earliest recommended age

              A check [X] means your child is due for an immunization

                                     1          2      4       6          12           15        4-6       11-12
        AGE                BIRTH   MONTH     MONTHS  MONTHS  MONTHS     MONTHS       MONTHS     YEARS      YEARS
        ---                -----   -----     ------  ------  ------     ------       ------     -----      -----
      VACCINE

     Hepatitis B(1)        [X]      [X]                       [X]
                         (Birth-2 (1-4 mo)                 (6-18 mo)                                         [X](1)
                           mo)

  Diphtheria and tetanus                      [X]    [X]      [X]                    [X]         [X]         [X]
toxoids and (acellular)                                                           (12-18 mo)             (11-16 yr.Td)
   pertussis vaccine(3)

Haemophilus influenzae
      type b(4)                               [X]    [X]      [X](4)                 [X](4)
                                                                                  (12-15 mo)

       Polio(5)                               [X]    [X]      [X]
                                                           (6-18 mo)                             [X]

Measles-mumps-rubella                                                   [X]
                                                                     (12-15 mo)(4)               [X]

    Varicella-zoster                                                    [X]                                  [X](7)
                                                                     (12-18 mo)

Footnote explanations are printed on the reverse side.

( ) Indicates range of recommended ages for vaccination.

CHILDHOOD DISEASES ARE PREVENTABLE

- The major childhood diseases are dangerous and can be crippling or even deadly. THEY CAN BE PREVENTED WITH A COMPLETE SERIES OF IMMUNIZATIONS GIVEN AT THE EARLIEST RECOMMENDED AGE.

- Bring your child's official immunization record card to every visit with a health care provider or WIC center. WIC STAFF WILL EXPECT CHILDREN TO BE IMMUNIZED AT THE EARLIEST RECOMMENDED AGE.

-     Start at birth and continue to follow this schedule.

- Your child may be eligible for low cost vaccines through the Vaccines for Children Program.

- Contact your health care provider or the local health department (see list on reverse side) for assistance in locating providers in your community who immunize. Or.in New York City, call 1-800-325-CHILD (English); 1-800-945-NINO (Spanish); elsewhere in New York State 1-800-522-5006

1. Infants born to HBsAg-negative mothers should receive 2.5 (mu)g of Recombivax HB(R) (Merck) or 10 (mu)g of Engerix B(R) (Smith/Kline Beecham). The second dose should be administered at least one month after the first dose. Infants born to HBsAg-positive mothers should receive 0.5 ml hepatitis B immune globulin (HBIG) within 12 hours of birth, and either 5 (mu)g of Recombivax HB (R) or 10 (mu)g of Engerix-B(R) at a separate site. The second dose is recommended at age one to two months and the third dose at six months. Infants born to mothers whose HBsAg status is unknown should receive either 5 (mu)g of Recombivax HB(R) or 10 (mu)g of Engerix-B(R) within 12 hours of birth. The second dose of vaccine is recommended at age one month and the third dose at age six months.

2. Adolescents who have not received three doses of hepatitis B vaccine should initiate or complete the series at age 11-12 years. The second dose should be administered at least one month after the first dose, and the third dose should be administered at least four months after the first dose and at least two months after the second dose.

3.    The fourth dose of diphtheria and tetanus toxoids and pertussis vaccine
      (DTP) may be administered at age 12 months, if at least six months have elapsed since the third dose of DTP. Tripedix (R) (Connaught) diphtheria and tetanus and acellular pertussis vaccine (DTaP) is licensed for the first four doses for children aged two months, four months,six months, and 15-20 months. ACEL-IMUNE (R) (Lederle) dephtheria and tetanus and acellular pertussis vaccine (DTaP) is only licensed for the fourth and fifth vaccine dose (s) for children aged > or = 15 months. Tetanus and diphtheria toxoids, adsorbed, for adult use (Td) is recommended at age 11-12 years if at least five years have elapsed since the last dose of DTP, DTaP or diphtheria and tetanus toxoids, adsorbed, for pediatric use
      (DT).

4. Three Haemophilus influenzoe type b (Hib) conjugate vaccines are licensed for infant use. If pedvax HIB (R) (Merck) Haemophilus b conjugate vaccine (PRP.OMP) is administered at ages two and four months, a dose at six months is not required. After completing the primary series, any Hib conjugate vaccine may be used as a booster.

5. Oral poliovirus vaccine (OPV) is recommended for routine infant vaccination. Inactivated poliovirus vaccine (IPV) is recommended for persons with a congenital or acquired Immune deficiency disease or an altered immune status as a result of disease or immunosuppressive therapy, as well as their household contacts, and is an acceptable alternative for other persons. The primary three-dose series for IPV should be given with a minimum interval of four weeks between the first and second doses and six months between the second and third doses.

6.    12 months in NYC. 12.15 months in the rest of the state.

7. Unvaccinated children who lack a reliable history of chickenpox should be vaccinated at age 11-12 years.

Use of trade names and commercial sources is for identification only and does not imply endorsement by the New York State or New York City Health Departments. Influenza vaccine is recommended for children in high-risk groups between the ages of six months and 18 years of age. High risk would include children who have long-term heart or lung problems, kidney disease, cystic fibrosis or a chronic metabolic disease such as diabetes, anemia or asthma.

Pneumococcal vaccine is recommended for children who are two years of age or older in high-risk groups. High risk would include individuals who have abnormal or removed spleens, sickle cell disease, nephrotic syndrome, cerebral spinal fluid leaks or who have disease or take drugs that lower their body's resistance to infection.

Source: Advisory Committee on Immunization Practices, American Academy of Pediatrics and American Academy of Family Physicians.

  COUNTY HEALTH DEPARTMENTS

Albany       (518) 447-4612  Franklin   (518) 483-6767  Onondaga    (315) 435-3236  Steuben     (607) 776-9631
Allegany     (716) 268-9256  Fulton     (518) 762-0720  Ontario     (716) 396-4343  Suffolk     (516) 853-3055
Broome       (607) 778-2804  Genesee    (716) 344-8506  Orange      (914) 291-2330  Sullivan    (914) 292-0100
Cattaraugus  (716) 373-8050  Greene     (518) 943-6591  Orleans     (716) 589-3269  Tioga       (607) 687-8600
Cayuga       (315) 253-1404  Hamilton   (518) 648-6141  Oswego      (315) 349-3547  Tompkins    (607) 274-6616
Chautauqua   (716) 753-4491  Herkimer   (315) 866-7122  Otsego      (607) 547-4230  Ulster      (914) 340-3070
Chemung      (607) 737-2028  Jefferson  (315) 782-9289  Putnam      (914) 278-6086  Warren      (518) 761-6415
Chenango     (607) 337-1660  Lewis      (315) 376 5449  Rensselaer  (518) 270-2655  Washington  (518) 746-2400
Clinton      (518) 565 4848  Livingston (716) 243-7290  Rockland    (914) 364-2662  Wayne       (315) 946-5749
Columbia     (518) 828 3358  Madison    (315) 363-5490  St.Lawrence (315) 265-3730  Westchester (914) 593-5062
Cortland     (607) 753-5203  Monroe     (716) 274-6151  Saratoga    (518) 584-7460  Wyoming     (716) 786-8890
Delaware     (607) 746-3166  Montgomery (518) 853-3531  Schenectady (518) 346-2187  Yates       (315) 536-5160
Dutchess     (914) 486-3419  Nassau     (516) 571-1680  Schoharie   (518) 295-8474
Erie         (716) 858-6450  Niagara    (716) 694-5454

              RECOMMENDATIONS FOR PREVENTIVE PEDIATRIC HEALTH CARE

                  COMMITTEE ON PRACTICE AND AMBULATORY MEDICINE

Each child and family is unique; therefore, these Recommendations for Preventive Pedlatric Health Care are designed for the care of children who are receiving competent parenting, have no manifestations of any important health problems, and are growing and developing in satisfactory fashion. Additional visits may become necessary it circumstances suggest variations from normal.

These guidelines represent a consensus by the Committee on Practice and Ambulatory Medicine in consultation with national committees and sections of the American Academy of Pediatrics. The Committee emphasizes the great importance of continuity of care in comprehensive health supervision and the need to avoid fragmentation of care.

A prenatal visit is recommended for parents who are at high risk, for first time parents, and for those who request a conference. The prenatal visit should include anticipatory guidance and pertinent medical history. Every infant should have a newborn evaluation after birth.

                                             INFANCY(3)                      EARLY CHILDHOOD(3)          MIDDLE CHILDHOOD(3)
AGE(4)                NEWBORN(1) 2.4d(2) By 1mo  2mo  4mo  6mo  9mo 12mo   15mo 18mo 24mo  3y   4y     5y     6y     8y    10y

HISTORY
Initial/Interval         -          -      -      -    -    -    -   -      -    -    -     -    -      -     -       -     -

MEASUREMENTS
Height and Weight        -          -      -      -    -    -    -   -      -    -    -     -    -      -     -       -     -
Head Circumference       -          -      -      -    -    -    -   -      -    -    -     -    -      -     -       -     -
Blood Pressure

SENSORY SCREENING
Vision                   S          S      S      S    S     S   S   S      S    S    S   O(5)   O      O     S       S     O
Hearing(6)              S/O         S      S      S    S     S   S   S      S    S    S   O      O      O     S       S     O

DEVELOPMENTAL/           -          -      -      -    -     -   -   -      -    -    -     -    -      -     -       -     -
BEHAVIORAL
ASSESSMENT(7)

PHYSICAL
EXAMINATION(8)           -          -      -      -    -    -    -   -      -    -    -     -    -      -     -       -     -

PROCEDURES -
GENERAL(9)

Hereonary/Metabolic
Screening(10)
Immunization(11)         -                 -      -    -    -               -                           -
Lead Screening(12)                                               -                    -
Hematocnt or
Hemoglobin                                                       -                    -
Unnalysis

PROCEDURES-PATIENTS                                                                                     -
AT RISK
Tuberculin Test(15)                                                  -      -    -    -     -    -      -     -       -     -
Cholesterol Screening
(16)                                                                 -      -    -    -     -    -      -     -       -     -
STD Screening(17)
Pelvic Exam(18)

ANTICIPATORY
GUIDANCE(19)             -          -      -      -    -    -    -   -      -    -    -     -    -      -     -       -     -
Injury Prevention
(20)                     -          -      -      -    -    -    -   -      -    -    -     -    -      -     -       -     -

INITIAL DENTAL
REFERRAL(21)                                                                                -

                                                   ADOLESCENCE(3)
AGE(4)                11y  12y    13y     14y    15y    16y    17y    18y     19y     20y    21y

HISTORY
Initial/Interval       -    -      -       -      -      -      -      -       -       -      -

MEASUREMENTS
Height and Weight      -    -      -       -      -      -      -      -       -       -      -
Head Circumference
Blood Pressure         -    -      -       -      -      -      -      -       -       -      -

SENSORY SCREENINGs
Vision                 S    O      S       S      O      S     S       O       S       S      S
Hearing(6)             S    O      S       S      O      S     S       O       S       S      S

DEVELOPMENTAL/
BEHAVIORAL
ASSESSMENT(7)          -    -      -       -      -      -      -      -       -       -      -

PHYSICAL
EXAMINATION(8)         -    -      -       -      -      -      -      -       -       -      -

PROCEDURES -
GENERAL(9)

Hereonary/Metabolic
Screening(10)
Immunization(11)       -
Lead Screening(12)
Hematocnt or
Hemoglobin                                        -
Unnalysis                                         -

PROCEDURES-PATIENTS
AT RISK
Tuberculin Test(15)    -    -      -       -      -      -      -      -       -       -      -
Cholesterol Screening
(16)                   -    -      -       -      -      -      -      -       -       -      -
STD Screening(17)      -    -      -       -      -      -      -      -       -       -      -
Pelvic Exam(18)        -    -      -       -      -      -      -      -       -       -      -

ANTICIPATORY
GUIDANCE(19)           -    -      -       -      -      -      -      -       -       -      -
Injury Prevention
(20)                   -    -      -       -      -      -      -      -       -       -      -

INITIAL DENTAL
REFERRAL(21)

1     Breastleading encouraged and instruction and support offered.

2     For newborns discharged in less than 48 hours after delivery.

3 Development,psychosocial and chronic disease issues for children and adolescents may require frequent counseling and treatment visits separate from preventive care visits.

4 If a child comes under care lot the last time at any point on the schedule or if any items are not accompunished at the suggested age. The schedule should be brought up to date at the earliest possible time.

5     If the patient is uncooperative rescreen within six months.

6 Some experts recommand objective appraisal of hearing in the newborn period. The joint committee on infant Hearing has identified patients at significant risk for hearing loss. All children meating these criteria should be objectively screened. See the Joint Committee on infant Hearing 1994 Position Statement.

7 By history and appropriate physical examination if suspicious by specific objective development testing.

8 At each visit, a complete physical examination is essential with infant totally unclothed older child undressed and suitably draped.

9 These may be modified depending upon entry point into schedule and individual need.

10 Metabolic screening lag thyroid hemoglonopathes PKU galaclosemias should be done according to state law.

11 Schedule(s) per the Committee on Infectious Diseases published periodically in Pediatics. Every visit should be an opportunity to update and complete a child's immunications.

12 Blood lead screen per AAP statement Lead Poisoning From Screening to Primary Prevention [1993].

13    All menstrating adolescents should be screened.

14 Conduct dispatch unnalysis for lauhcoyetes for male and female adolescents.

15 TB testing per AAP statement "Screening for Tuberculosis an infants and Children" (1994). Testing should be done upon recognition of high risk factors of results are negative but high risk situation continues. Testing should be repeated on an annual basis.

16 Cholesterol screening for high risk patients per AAP "Statement on Cholesterol" (1992) of family history cannot be ascertained and other risk factors are present, screening should be at the discretion of the physician.

17 All sexually active patients should be screened for sexually transmitted diseases (STDs)

18 All sexually active females should have a palvic examination . A palvic examination and routine pap smear should be offered as part of preventive health maintenance between the ages of 18 and 21 years.

19 Appropriate discussion and counseling should be an integral part of each visit for care.

20 From birth to age 12 refer to AAP's injury prevention program (TIPPs) as described in " A Guide to Safety Counselling in Office Practice"(1994).

21 Earlier initial dental evaluations may be appropriate for some children. Subsequent examinations as prescribed by dentist.

Key: - - to be performed

       - to be performed for patients at risk

     S - subjective by history

       - objective by a standard testing method

   -- >  - the range during which a service may be provided, with the dot indicating the preferred age.
   < --

NB : Special chemical, Immunologic and endocrine testing is usually carried out upon specific indications. Testing other than newborn (eg. inborn errors of metabolism, sichie disease, etc.) is discrationary with the physician.

The recommendations in this publication do not indicate and exclusive course of treatment or serve as a standard of medical care. Variations,taking into account individual circumstances, may be appropriate.

-     1995 American Academy of Padistrics.

                                   APPENDIX F

                        PROCEDURES AND REQUIREMENTS FOR

                        FILING OF RATES AND RATE FILING

                                   GUIDELINES

Section 52.33                                                 TITLE 11 INSURANCE

Section 52.33 Letter of submission.

      A letter of submission in duplicate (single copy for individual forms intended for delivery by domestic insurers exclusively outside New York) shall be included in the filing, signed by a representative of the company authorized to submit forms for filing or approval, containing the following:

  (a) the identifying form number of each form submitted;

  (b) if the form is a policy, the kind of accident and health by reference to the statutory and regulatory authority therefore; and the kind of policy as defined in section 52.5, 52.6, 52.7, 52.8, 52.9, 52.10 or 52.11 of this Part;

  (c) a statement whether the form is new or supersedes an approved or filed form or forms:

  (d) if the form supersedes an approved or filed form, the form number and date of approval or filing of the superseded form and any material differences from the superseded form. If approval of the superseded form is still pending, the form number, control number assigned by the department and the submission date;

  (e) if the form had previously been submitted for preliminary review, a reference to the previous submission and a statement setting out either:

      (1)   that the form agree precisely with the previous submission; or

      (2)   the differences from the form submitted for preliminary review;

  (f) if the form is submitted in accordance with subdivision (c) of section
52.32 of this Part, identification of the prefiled group coverage;

  (g) if the form is other than a policy, give the form number and approval date of the policy or policies with which it will be used; however, if the form is for general use, the department may accept a description of the type of policy with which it may be used in lieu of the form number and approval date;

  (h) if the form is a policy, the form numbers and dates of approval of any applications previously approved to be used with the policy unless the application is required to be attached to the policy upon submission;

  (i) if the policy is designed to be used with insert page forms, a statement of the insert page forms which must always be included in the policy and a list of all optional pages, together with an explanation of their use;

  (j) if the form of a domestic insurer is intended for delivery exclusively outside New York:

            (1) a statement explaining differences in provisions and premiums, if any, from substantially comparable forms submitted or approved for delivery in New York or a statement that the form is not readily comparable to any form submitted or approved for delivery in New York; and

            (2) the name of each state or jurisdiction in which the form is to be delivered. Prompt notice shall be given to the department by a domestic insurer whenever a form issued for delivery exclusively outside New York is disapproved or approval is withdrawn by any state or jurisdiction.

                                 HISTORICAL NOTE
           Sec. filed Nov. 17.1972; repealed, new filed April 2, 1982 eff. Jan. 1, 1983.

Section 52.40 PROCEDURES AND REQUIREMENTS FOR FILING OF RATES.

      The following provisions shall apply with respect to rates:

      (a) GENERAL. (1) Supporting material for all rate filings shall be separately set forth in an actuarial memorandum or covering letter accompanying the rates being filed.

            (2) All policies, forms manuals, schedules and other material submitted shall be in duplicate.

            (3) Rate changes, additions and deletions shall be made by substituting, deleting or adding numbered pages to the rate manual or schedule of rates.

316  Insurance                  (Reissued 7/95)                          1-1-95

CHAPTER III POLICY CERTIFICATE PROVISIONS                          Section 52.40

            (4) If a rate filing precedes the filing of a form, reference should be made to the rate control number when the form is submitted. Subsequent correspondence should refer to both control numbers.

      (b) Prohibited rating practices. (1) No rates for any policy shall be predicated on a level premium age-at-issue basis except:

                 (i) with respect to conversion policies issued in accordance with sections 162 and 164 of the Insurance Law ; or

                 (ii) when the policy form is guaranteed renewable, is
            noncancellable or provides that nonrenewal is subject to the consent of the superintendent. Such consent may be given only with respect to an entire class of insured upon request in writing and determination by the superintendent that such nonrenewal is in the best interests of the public.

            (2) No rates for any policy shall be predicated upon a reduced initial premium which is less than the pro rate portion of the applicable annual premium.

      (c) Required rate filings for individual insurance including franchise, blanket insurance, and community-rated contacts of article IX-C corporations. The following rules shall apply with respect to rates for individual insurance including franchise, blanket insurance, and community-rated contracts of article IX-C corporations:

            (1) A rate filing shall accompany every policy, and rider or endorsement affecting benefits, submitted to the department for approval. Any subsequent change in rates applicable to any such policy, rider or endorsement originally delivered or issued for delivery in New York shall also be submitted to the department. If a rider or endorsement affects benefits but does not result in a change of rates, a statement of such fact shall constitute the rate filing.

            (2) Every insurer shall file and maintain two current New York rate manuals in convenient form. The active rate manual shall include rates for policy forms currently available and being actively marketed, the inactive rate manual shall include the currently applicable rates on policy forms no longer available or being actively marketed where such rates have been approved or filed subsequent to the effective date of this Part. Each manual shall include the following:

                  (i) name of the insurer on each page:

                  (ii) index in alpha-numeric form number order;

                  (iii) identification by form number of each policy, rider or endorsement to which the rates apply, and a list of riders and endorsements which can be attached;

                  (iv) the schedule of rates, including, if any, policy fees, rate changes at renewal, variations based upon age, sex, occupation or other classification, separate charges for optional or miscellaneous benefits, and if rates are graded by age, a statement of whether the rates are level based on age-at-issue or attained age at time of renewal;

                  (v) an outline of the essential benefits, coverage's,
            limitations, exclusions, renewal conditions, limit of the related policy forms, and the expected benefit ratio, defined in section 52.54(b) of this Part, which will be used under section 52.44 of this Part in the monitoring of actual loss ratios.

                  (vi) an outline of the general rules pertaining to
            underwriting limitations with respect to age, amounts and classifications of eligible risks and, in the case of a rider or endorsement, a complete list of the policy forms with which it will be used;

                  (vii) an outline of the general underwriting rules and methods of marketing the policy form, including, with respect to article IX-C corporations, a rule providing that no community-rated contract may be issued to a group whose experience under a group insurance policy with any insurer, including such article IX-C corporation indicates a rate in excess of the then current community rate; however, this rule does, not apply to a group which does not have a sufficient number of employees or members to qualify, under the article IX-C corporation's underwriting rules, for experience rating;

                  (viii) an occupational classification section or separate
            manual; and

1-1-95                          (Reissued 7/95)                  317   Insurance

Section 52.40                                                TITLE 11  INSURANCE

                  (ix) the additional premium for impaired risks on a specified impairment or class basis; applicable rate schedules may be stated in dollar amounts or percentages of the standard premium; if classes are used, the maximum classification for each impairment shall be set forth.

            (3) Every article IX-C corporation shall file and maintain current the schedule of allowances used in connection with its contract forms.

      (d) Rate filings for individual insurance, including franchise and blanket insurance written by commercial carriers, and rate filings for community-rated contracts of article 43 corporations and health maintenance organizations. All rate filings subject to this subdivision shall include the following:

            (1) With respect to rates accompanying the filing of new policy forms, to the extent appropriate:

                  (i) the specific formulas and assumptions used in calculating gross premiums;

                  (ii) the expected claim costs;

                  (iii) identification of morbidity and mortality tables or
            experience studies used, sufficient explanation for evaluation of their validity, including copies of such tables if they are not currently published;

                  (iv) the published data of other insurers;

                  (v) with respect to article IX-C corporations, percentage
            breakdown of the rates to show expected claims costs expenses, contributions to statutory reserves and surplus;

                  (vi) the range of commission rates and other fees payable to agents, brokers, salesmen or other persons except regularly salaried employees, stated separately for new and renewal business;

                  (vii) identification of specific rate manual pages being
            submitted or already on file applicable to each form and any pages being replaced or withdrawn;

                  (viii) identification of any occupational classification
            manual being submitted or already on file applicable to each form;

                  (ix) the expected future loss ratio, the loss ratio which will be monitored under section 52.44 of this Part, and the related minimum under section 52.45 of this Part. The expected future loss ratio may recognize expected future dividends beyond the second policy year as benefits, provided modifications are made in the applicable minimum loss ratio, as described in section 52.45(e) of his Part. Such dividends may be recognized as an offset to expected premiums without such modifications to the applicable minimums. Dividends expected to be paid within the first two policy years may be recognized if the company agrees not to change the dividend scale until two years from first issue:

                  (x) the expected less ratio by policy duration, where policy years three and later may be combined;

                  (xi) demonstration of compliance with the gross premium
            differential limitations as described in section 51.41 of this Part; and

                  (xii) methods and assumptions to be used in approximating
            earned premiums by duration for section 52.43(a)(1)(iii) of this Part, if exact methods will not be used.

            (2) With respect to rate revisions or additions to previously approved rate filings of commercial carriers to the extent appropriate:

                  (i) complete experience since inception, both yearly and in total, including the most recent calendar year if the submission is as of May 1st or later. Include written and earned premiums, dividends incurred, paid and incurred claims, each reserve, and earned/incurred loss ratios;

                  (ii) complete experience, as above, but with premiums adjusted to a single rate schedule, identifying the schedule, whether experience is nationwide or New York State only, and the reserve bases for each year:

 318   Insurance                   (Reissued 7/95)                       1-1-95

CHAPTER III POLICY, CERTIFICATE PROVISIONS                         SECTION 52.40

                  (iii) if applicable to policies issued prior to July 1, 1959, the method of compliance with chapters 945 and 946, Laws of 1958 (Metcalf laws);

                  (iv) derivation of the proposed revision in detail. This
            should include demonstration using interest assumptions from the applicable expected future loss ratio calculations, that:

                        (a) the expected future loss ratio, using the experience
                  in subparagraph (ii) of this paragraph, projected through the period when rates will be effective, is at least as large as the larger benefit or loss ratio used in disclosure statements for the form and that it meets the requirement of section
                  52.45 of this part. If expected dividends are included in the calculation as benefits, then the demonstration must be that the projected expected future loss ratio be a least as large as the disclosed loss ratio when modified by section 52.45(e) of this part;

                        (b) the expected lifetime loss ratio is at least as
                  large as the disclosed loss ratio. This demonstration may use future dividends as in (a) and past dividends as benefits. If no policy was issued subsequent to the effective date of the ninth amendment to this regulation, no modification in accordance with section 52.45(e) is necessary. Otherwise, such modifications are necessary;

                        (c) for policies issued prior to January 1, 1983, the
                  minimum anticipated loss ratio applicable to the policy at time of issue is to be used in place of the disclosed loss ratio referred to in clauses (a) and (b) of this subparagraph;

                  (v) description, in detail, of policy benefits;

                  (vi) complete history of previous rate revisions;

                  (vii) first and last years of policy issue and date of
            original form approval;

                  (viii) expected future loss ratio, expected lifetime loss
            ratio, and expected loss ratios by duration, as of the date of filing and as originally filed and the basis of each. If no such loss ratios have been filed, the anticipated loss ratio as originally filed;

                  (ix) a statement that the rates approved by the superintendent will be applied to all policies originally delivered or issued for delivery in New York, regardless of place of current residence;

                  (x) the accumulated value of each item in subparagraph (i) of this paragraph, except for reserves, such accumulation being made from the midpoint of each calendar year to December 31st of the most recent year for which data is submitted. Such accumulation shall employ the interest assumptions used in the applicable expected future loss ratio calculation, and shall be used in the demonstration required by subparagraph (iv) of this paragraph;

                  (xi) when a requested rate revision has been accepted for
            approval, revised rate manual pages reflecting the revision. If the revision is expressed as a percentage of existing rates, and the rates are part of the inactive rate manual, the insurer may file a single "multiplier" manual page duly referenced in the table of contents, which reflects the approved percentage revision to be applied to the manual pages which follow in lieu of a complete set of revised rate manual pages.

            (3) With respect to applications for revisions of previously approved rates of article 43 corporations and health maintenance organizations:

                  (i) information with respect to claim or utilization
            frequencies, claim costs and expenses shown for all contracts and riders, or for each coverage separately if more than one coverage is provided by a contract or rider, for a period of at least two years prior to the calendar year in which the new rates are effective, even though rates for some contracts, riders or coverages are not being changed;

                  (ii) the information required in subparagraph (i) of this
            paragraph projected for a period not more than two years beyond the effective date of the new rates;

                  (iii) a summary of projected changes in claim or utilization frequency, average claim costs and expenses;

1-1-95                           (Reissued 7/95)          319          Insurance

 SECTION 52.40                                                TITLE 11 INSURANCE

                  (iv) the current financial condition of the corporation and the financial condition projected to the effective date of the new rates and to the end of the period during which the new rates will be in effect;

                  (v) the projected operating results for the period during
            which the new rates will be in effect, showing premiums, claims and expenses;

                  (vi) such additional information as may be needed in order to assist the superintendent in determining whether the application shall become effective as filed, shall become effective as modified, or shall be disapproved;

                  (vii) as respects rate adjustment applications where such
            adjustment is only requested to reflect anticipated payments to or from the demographic or specified medical condition pooling funds, such applications shall contain such information as may be needed in order to assist the superintendent in determining the amount of the adjustment which is necessary in order to recognize such payments. Such information shall be in lieu of the material requested in subparagraphs (i), (ii), (iii) and (vi) of this paragraph; and

                  (viii) a jurat subscribed to by the corporation's president or chief executive officer, treasurer or chief financial officer, and chief actuary or, if the corporation has no chief actuary, the person responsible for preparing this rate application. All testimony of the corporation's directors, employees, agents or representatives made at any public hearing ordered by the superintendent with respect to the terms of this application shall be subscribed to under oath. The form of this jurat shall be as follows: (Note: Modify jurat if any of these persons are not in the employment of the insurer or HMO.)

            (insert name)  , president (or chief executive officer) .(insert
            name) , treasurer or chief financial officer)   ,(insert name)
            chief actuary (or person responsible for preparing this application), of the (name of insurer or HMO) being duly sworn, each deposes and says that they are the above described employees of the said insurer or HMO and hereby affirm that the information in this premium rate application including all schedules and exhibits thereto has been prepared in accordance with the applicable provisions of Parts 52,360 and 361 of Title 11 of the Official Compilation of Codes, Rules and Regulations of the State of New York (Regulations 62, 145 and 146) and the most recent instructions of the New York State Insurance Department and to the best of their knowledge and belief is accurate and complete.

            __________________      __________________        __________________
                President                Treasurer               Chief Actuary

            Subscribed and sworn to before

            me this           day of

      (e) Required rate filings for group insurance including master group contracts of article IX-C corporations. The following rules shall apply with respect to rates for group insurance including master group contracts of article IX-C corporations:

            (1) A rate filing shall accompany every policy, and rider or endorsement affecting benefits submitted to the department for approval unless schedules of rates or formulas applicable to such forms have been previously filed, in which case the rates shall be identified by reference to specific page number([ILLEGIBLE]) of the manual, formulas or schedules on file. If the filing contains rate manual pages, the requirements contained in paragraph (2) of this subdivision for group rate manual submissions must be satisfied.

            (2) Group rate manual submissions.

                  (i) Every insurer shall file and maintain current a schedule of manual rates or formulas which, to the extent applicable, shall include the following:

                        (a) the name of insurer on each page;

320     Insurance                  (Reissued 7/95)                        1-1-95

CHAPTER III POLICY, CERTIFICATE PROVISIONS                         SECTION 52.40

                        (b) table of contents;

                        (c) an outline of the essential benefits, coverages,
                  limitations and exclusions to [ILLEGIBLE]. the rate applies;

                        (d) a schedule of the premium rates, rules and
                  classification of risks including any loading for age, sex and industry;

                        (e) a definition of single risk for purpose of size
                  discounts;

                        (f) a definition and schedule of premium discounts for
                  self-administration or self-accounting;

                        (g) the manner of computation and instruction for
                  interpolating and extrapolating rates; and

                        (h) a schedule of commissions and fees.

                  (ii) The submission of rate manual pages should include the following information separate from the rate manual pages:

                        (a) specific reference to sections, pages and edition
                  dates of rates submitted, deleted or revised; and

                        (b) justification of rates being submitted or revised,
                  including reference to relevant information used in the development of such justification and a demonstration that the applicable minimum loss ratio of section 52.45 of this Part will be met.

            (3) Filings of forms on a one-case basis shall include the following information:

                  (i) insurer's name;

                  (ii) name and location of policyholder;

                  (iii) form number if a policy or, if a rider, the policy form number to which the rider is attached;

                  (iv) an outline of the essential benefits, coverages,
            limitations and exclusions to which the rate applies;

                  (v) if rates are derived from or contained in the group rate manual, the specific page number(s) where the applicable rates are found and the actual rates being used;

                  (vi) if rates for the form are neither derived from nor
            contained in the group rate manual, the actual rate being used, the nature and extent of any deviation from the manual rate and justification for such deviation; and

                  (vii) a statement of consistency with filed rates.

            (4) Every article IX-C corporation shall file and maintain current the schedule of allowances used in connection with its contract forms.

      (f) Experience-rated group insurance of insurers other than article 43 corporations. The following rules shall apply to the readjustment of the rate of premium for those policies rated in accordance with subsections (g), (h) and (j) of section 4235 of the Insurance Law.

            (1) Policies may be experience-rated in accordance with a written plan or formula approved by the board of directors of the insurer or designee thereof, provided that:

                  (i) any such plan or formula shall not unfairly discriminate between groups with similar risk characteristics (other than claim experience, health status or duration since issue) with respect to credibility factors, stop-loss limits or other rate fluctuation controls;

                  (ii) the subparagraph of section 4235(c)(1) under which
            coverage is written or the current availability of a particular plan of insurance underwritten by the insurer for any such group are not acceptable risk classification factors under any such plan or formula, however, age, sex, occupation, location, industry, family composition and other factors affecting utilization and expense are acceptable risk classification factors; and

                  (iii) any such plan or formula shall not permit the selective nonrenewal of a group or insured person thereunder solely because of claim experience or health status.

1-1-95                        (Reissued 7/95)               321        Insurance

SECTION 52.40                                                 TITLE 11 INSURANCE

            (2) Except as provided in paragraph (3) of this subdivision, policies insuring less than 50 persons at the inception of the experience-rating period, excluding dependents, may be experience-rated in accordance with a plan or formula accepted for filing by the superintendent, provided that:

                  (i) any such plan or formula shall not result in a renewal rate for any group which is more than 50 percent higher than the rate determined under the insurer's rate manual for new business filed pursuant to subdivision (e) of this section for a group with similar risk characteristics, notwithstanding claim experience, health status or duration since issue. Where a policy form is no longer available or actively marketed, the percentage change in the maximum rate for each rating period shall not exceed the percentage change in the new business rate for the same rating period for the policy form with benefits most nearly comparable to the benefits under the policy form which is no longer available or actively marketed;

                  (ii) any such plan or formula shall not result in a rate
            change for any group on renewal which exceeds the sum of:

                        (a) the percentage change in the new business rate for
                  such similar group from the first day of the prior period to the first day of the new period, adjusted to reflect changes in coverage or the group's risk characteristics, notwithstanding claim experience, health status, or duration since issue; and

                        (b) 15 percent adjusted pro rata for rating periods less
                  than one year. Where a policy form is no longer available or actively marketed, the maximum rate change on renewal shall not exceed the maximum renewal rate change as described in the previous sentence for the current actively marketed policy form with benefits most nearly comparable to the benefits under the policy form which is no longer available or actively marketed;

                  (iii) any such plan or formula shall not permit the use of a group's claims experience, health status or duration since issue in readjusting the rate of premium until the number of employee or member life/years of experience equals or exceeds 50 and shall adjust a group's incurred claims to remove unexpected, nonrecurring, catastrophic claims; and

                  (iv) any such plan or formula shall describe the risk
            classification factors, underwriting rules and participation requirements as well as transition rules applicable to existing groups with significant composition changes or to the negotiated takeover of one or more classes of policies of another insurer.

            (3) The rate of premium for policies insuring less than 50 persons at the inception of the rating period, excluding dependents, shall not be readjusted based upon claim experience, health status or duration of coverage since issue where:

                  (i) each person covered must satisfy the insurer's evidence of insurability requirements when initially eligible for coverage under the policy; or

                  (ii) the group or persons representing such group are not
            provided with reasonable written disclosure as part of the solicitation and sales materials, of the extent to which a group's claims experience, health status or duration since issue will be used by the insurer to establish or adjust the rate of premium for such group.

            (4) Experience of a preceding insurer or insurers may be relied on to the extent such experience is available according to a plan or formula filed with the department to produce higher or lower rates than those otherwise applicable in the first policy year.

            (5) Any provision contained in the policy with respect to retrospective rate adjustment or retention by the insurer shall be based on specific factors used in retrospective rating formulas or plans filed with the department.

            (6) For purposes of this subdivision, the terms group and policy shall also refer to employers which establish or participate in groups described in subparagraph (B), (D) or (H) of section 4235(c)(1) of the Insurance Law and to the insurance written thereunder which insures the employees of such employers.

322         Insurance              (Reissued 7/95)                        1-1-95

CHAPTER III POLICY CERTIFICATE PROVISIONS                          SECTION 52.40

            (7) The superintendent may accept for filing a plan or formula, or an amendment thereof which does not comply with one or more of the rules contained in this subdivision satisfactory demonstration that such noncompliance is reasonably related to the [ILLEGIBLE[ condition of the insurer and will not result in rates which are unreasonable, inequitable or untair under the circumstances.

      (g) Experience-rated group insurance of article IX-C corporations. The following rules shall apply to the adjustment of the rate of premium based on the experience of any contract of master group insurance as provided for under section 253(6)(a) of the Insurance Law:

            (1) Contracts of master group insurance may be experience-rated only in accordance with a formula or plan previously furnished to the department. Such formula or plan shall include a retention designed to provide for a contribution to surplus.

            (2) Any such plan or formula of experience rating may include provision for a rate stabilization reserve provided that the terms under which the rate stabilization reserve is created are included in the master group contract or separate written agreement previously approved by the department and which upon termination of the group contract impose an obligation on the plan in respect to the application of the funds represented by such reserve.

            (3) Experience of a preceding insurer or insurers may be relied on to the extent available according to a plan or formula filed with the department to produce higher or lower rates than those otherwise applicable in the first policy year.

      (h) Special rules for rates applicable to benefits under the disability benefits law. The following rules shall be applicable with respect to policies providing statutory benefits pursuant to article IX of the Workers' Compensation
Law:

            (1) Rate schedules for groups of 50 or more insured persons shall be based on a premium for each $10 of weekly benefit or a percentage of weekly payroll. Such weekly payroll shall be limited to two times the maximum weekly disability benefits law benefit per employee.

            (2) For groups of less than 50 insured persons, a simplified rate structure such as monthly per capita rates may be used.

      (i) Special rules for franchise insurance rates. The following rules shall apply to rates for franchise insurance:

            (1) Rates shall not unfairly discriminate between cases of the same class. Rates may recognize age, sex, occupation, location, industry, marital status, family composition and other factors affecting utilization.

            (2) With respect to employee-employer franchise, rates shall be self-supporting and reasonably related to the mortality and morbidity assumptions used by the insurer for group insurance, execpt where it is demonstrated to the satisfaction of the superintendent that some other basis is appropriate.

            (3) With respect to association or union franchise:

                  (i) Rates shall be self-supporting and shall be reasonably related to the mortality and morbidity assumptions used by the insurer for individual insurance, except where it is demonstrated to the satisfaction of the superintendent that some other basis is appropriate. Rates may differ from those used for comparable individual accident and health insurance if it is shown to the satisfaction of the superintendent that any difference results from demonstrable savings in marketing, underwriting, policy issue and administrative expenses. If no comparable plan of individual insurance is filed or approved for the insurer, rates used by the insurer for comparable group insurance shall be deemed to be self-supporting if it is shown to the satisfaction of the superintendent that marketing, underwriting, policy issue, administrative, mortality and morbidity costs will not exceed those for such group insurance.

                  (ii) Franchise cases may be experience-rated on the basis of an equitable plan or formula approved by the superintendent applicable to all franchise cases of the same class.

      (j) Group commissions, compensations, fees and allowances. Schedules of rates of commissions, compensation, fees and allowances required to be filed under section 221(7) of the

1-1-95                         (Reissued 7/95)                323      Insurance

SECTION 52.40                                                 TITLE 11 INSURANCE

Insurance Law shall be filed as part of the group rate manual and shall contain at least the following information:

            (1) the basis upon which such schedules apply (e.g., a percentage of the annual premium, a dollar amount per certificate, or a dollar amount per $100 of weekly indemnity);

            (2) if applicable to premiums, the premiums to which they apply (e.g.. monthly, annual, first year or renewal);

            (3) any variations in the application of such schedules based on policy years, alternative scales, grading, type of coverage, category of agent, territories or any other variable including a clear explanation of the variable;

            (4) if based on administrative services, the nature of the services and the allowances therefor; and

            (5) the applicability of any revisions and identification of pages being added, deleted or substituted.

      (k) Special rules for the submission of rates and supporting documentation applicable to individual and group Medicare supplement policies. The following rules shall be applicable in addition to the other requirements of this section.

            (1) All filings of rates and rating schedules shall demonstrate that expected claims in relation to premiums comply with the requirements of section 52.45(i) of this Part when combined with actual experience to date. Filings of rate revisions shall identify the number of persons insured under the New York issued policies or certificates for which revision is requested and shall also demonstrate that the anticipated loss ratio over the entire future period for which the revised rates are computed to provide coverage can be expected to meet the appropriate loss ratio standards.

            (2) An issuer of Medicare supplement policies and certificates issued before or after May 1, 1992 in this State shall file annually with the submission required in paragraph (3) of this subdivision its rates, rating schedule and supporting documentation including ratios of incurred losses to earned premiums by policy duration for approval by the superintendent in accordance with the filing requirements and procedures prescribed by the superintendent. The supporting documentation shall also demonstrate in accordance with actuarial standards of practice using reasonable assumptions that the appropriate loss ratio standards can be expected to be met over the entire period for which rates are computed. Such demonstration shall exclude active life reserves. An expected third-year loss ratio which is greater than or equal to the applicable percentage shall be demonstrated for policies and certificates in force less than three years.

            (3) As soon as practicable, but prior to the effective date of enhancements in Medicare benefits, every issuer of Medicare supplement policies or certificates in this State shall file with the superintendent, in accordance with the applicable filing procedures of this State:

                  (i) appropriate premium adjustments necessary to produce loss ratios as anticipated for the current premium for the applicable policies or certificates. Such supporting documents as necessary to justify the adjustment shall accompany the filing; and

                  (ii) an issuer shall make such premium adjustments as
            necessary to produce an expected loss ratio under such policy or certificate as will conform with minimum loss ratio standards for Medicare supplement policies and which are expected to result in a loss ratio at least as great as that originally anticipated in the rates used to produce current premiums by the issuer for such Medicare supplement policies or certificates.

            (4) Except for nonprofit health service, hospital service or medical expense indemnity corporations, no premium adjustment which would modify the loss ratio experience under the policy other than the adjustments described in paragraph (3) of this subdivision shall be made with respect to the policy at any time other than upon its renewal date or anniversary date, as may be approved by the superintendent.

            (5) In addition to any other requirement of the Insurance Law, the superintendent shall order that a public hearing be held with respect to the terms of a filing or application by or on behalf of an issuer for an increase in premiums for Medicare supplement insurance policies or

324      Insurance                  (Reissued 7/95)                       1-1-95

CHAPTER III POLICY. CERTIFICATE PROVISIONS                         SECTION 52.42

      certificates when such rate filing or application is for an increase of more than 15 percent in a 12-month period or such increase will be made on a policy or certificate form covering 10,[ILLEGIBLE] or more insureds in New York State. Public notice of such hearing shall be furnished [ILLEGIBLE] manner consistent with the requirements of section 4308(c)(2) of the Insurance Law.

                                 HISTORICAL NOTE

                  Sec. filed April 6, 1973; repealed, new filed April 2, 1982;
            amds. filed: June 26, 1984 as emergency measure, expired 60 days after filing; Sept. 14, 1984; Jan. 29, 1991; March 12, 1992; Aug.
            16, 1993 as emergency measure; Oct 19, 1993 eff. Nov. 3, 1993. Amended (d).

SECTION 52.41 GROSS PREMIUM DIFFERENTIALS BASED ON SEX.

      (a) The following requirements are established to limit maximum gross premium differentials between males and females for all accident and health policies or coverages where the insurance premium is paid by the insured:

            (1) Net or gross premium assumptions may differentiate between the sexes only for factors based on differences in morbidity or mortality between males and females.

            (2) Lapse and average size assumptions may not differ between males and females unless the insurer demonstrates to the satisfaction of the superintendent that the difference has a relationship to the morbidity or mortality assumptions such that the resulting rates are not unfairly discriminatory.

      (b) Net premium differentials shall be determined on one or more of the following bases:

            (1) a statistical analysis of the company's own experience, if credible;

            (2) published credible experience, such as the morbidity studies of the Society of Actuaries and the studies made by the New York Insurance Department;

            (3) any other valid data; or

            (4) any combination of paragraph (1), (2) or (3) of this subdivision.

      (c) Gross premium differentials between sexes in the same premium cell may reflect only the net premium differentials and those expenses which are directly related to the amount of premiums or claims (e.g., premium taxes, commissions, some claims administration expense). All other loadings for expenses shall be in the same amounts in dollars for both sexes. A company may utilize a simplified loading system if it can demonstrate that such system does not produce gross premium differentials which are generally greater than those generated by the method prescribed in this section, nor appreciably greater for any cell in the premium scale.

      (d) Unisex rates are approvable for individual accident and health insurance if all rates for such individual insurance coverages offered by the company are charged on a unisex basis, unless the insurer demonstrates to the satisfaction of the superintendent that use of unisex rates for only some coverages is not unfairly discriminatory. This limitation does not apply to group, blanket or franchise insurance.

                                 HISTORICAL NOTE

 Sec. filed April 27, 1977; repealed, new filed April 2, 1982 eff. Jan, 1, 1983.

SECTION 52.42 HEALTH MAINTENANCE ORGANIZATION (HMO) CONTRACT FORMS AND PREMIUM RATES.

      (a) Requirement for prior approval of forms and rates. (1) Contracts, certificates, applications, riders and endorsements used by an HMO to provide benefits and their proposed rates must be filed with and approved by the superintendent in accordance with section 4308 of the Insurance Law.

            (2) Reasonable differentials between group and direct payment rates may be established to reflect differences in marketing costs as well as different administrative costs in collecting payments from direct pay contract holders.

            (3) The premium adjustments of all community rated contracts are subject to the provisions of section 4308 of the Insurance Law.

1-1-95                           Reissued 7/95)                325     Insurance

                                                                      APPENDIX F

                        CHILD HEALTH PLUS INSURANCE PLAN
                             RATE FILING GUIDELINES

      The rate filing shall consist of the following:

1. An outline of the essential benefits, coverage, limitations and exclusions.

2.    Premium rate sheets.

3.    Actuarial memorandum that will include the following:

      a. The specific formulas, methods, and assumptions used in calculating premium rates including information on utilization frequencies, average charges, gross PMPM cost, co-payment PMPM, and net PMPM cost. Identify the sources of the claim cost data used and any modifications made thereto.

      b. Please identify any special assumptions you have made with respect to:

            i. children under one year of age; and

            ii. children ages 15 to 19.

      c. Comparison of the proposed rates with the currently approved rates, as applicable, for similar benefits and populations. Relate the basic assumptions in item a. above to those of the currently approved rates and support any variations in assumptions with actuarial justifications.

      d.    Experience, if any, on an existing Child Health Plus plan.

      e.    Expected incurred loss ratio.

      f. Expense components of the premium (administrative expenses, contribution to statutory reserves and surplus, etc.)

      g. Certification by your actuary (or appropriate financial officer) stating that the rate filing is in compliance with the applicable laws and regulations of the State of New York and that the proposed rates are reasonable in relation to the benefits provided.

4.    Identify the specific counties that you propose to cover with this plan.

5. All rate filing material shall be in duplicate and each page of the rate filing shall display the name of the corporation and subscriber contract number.

6. Please provide a telephone number and facsimile number of your actuary or other person(s) best able to respond to questions concerning your filing.

      Attached are examples of an acceptable rate filing and premium rate sheets.

PREMIUM RATE DEVELOPMENT FOR CHILD         PLAN NAME: __________________________
HEALTH PLUS INSURANCE PLAN

BASE PERIOD - ACTUAL EXPERIENCE            MEMBER MONTHS: ______________________

-----------------------------------------------------------------------------------------------------------------------
                SERVICE                    ACTUAL       AVERAGE    PMPM         CO-PAYMENT     CO-PAY      NET
                                          FREQUENCY     CHARGE                                 PMPM        PMPM
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
 Hospital Services
-----------------------------------------------------------------------------------------------------------------------

         Inpatient Utilization
         (Admissions)
-----------------------------------------------------------------------------------------------------------------------
         Emergency Room
-----------------------------------------------------------------------------------------------------------------------
         Hospital Outpatient
-----------------------------------------------------------------------------------------------------------------------
            Radiotherapy/Chemotherapy
-----------------------------------------------------------------------------------------------------------------------
            Outpatient Surgery
-----------------------------------------------------------------------------------------------------------------------
         Ambulance
-----------------------------------------------------------------------------------------------------------------------
 Physician
-----------------------------------------------------------------------------------------------------------------------
         Ambulatory Office Visits
-----------------------------------------------------------------------------------------------------------------------
           PCP
-----------------------------------------------------------------------------------------------------------------------
           Admission Fee
-----------------------------------------------------------------------------------------------------------------------
           Specialty
-----------------------------------------------------------------------------------------------------------------------
         Inpatient Hospital Visits
-----------------------------------------------------------------------------------------------------------------------
         Emergency Room Visits
-----------------------------------------------------------------------------------------------------------------------
         Miscellaneous Office Visits
-----------------------------------------------------------------------------------------------------------------------
         Surgery
-----------------------------------------------------------------------------------------------------------------------
           Inpatient
-----------------------------------------------------------------------------------------------------------------------
           Outpatient
-----------------------------------------------------------------------------------------------------------------------
         X-Ray
-----------------------------------------------------------------------------------------------------------------------
         Anesthesia
-----------------------------------------------------------------------------------------------------------------------
         Eye Refraction
-----------------------------------------------------------------------------------------------------------------------
         Outpt Alcohol & Subs Abuse
-----------------------------------------------------------------------------------------------------------------------
         Mental Health
-----------------------------------------------------------------------------------------------------------------------
         Obstetrics - Delivery
-----------------------------------------------------------------------------------------------------------------------
         Obstetrics - Non-Deliveries
-----------------------------------------------------------------------------------------------------------------------
         DME
-----------------------------------------------------------------------------------------------------------------------
Diagnostic & Laboratory Tests
-----------------------------------------------------------------------------------------------------------------------
Other Medical
-----------------------------------------------------------------------------------------------------------------------
Prescription Drug
-----------------------------------------------------------------------------------------------------------------------
Total Cost
-----------------------------------------------------------------------------------------------------------------------
Expenses
         Administrative Expenses
         2% Statutory Contribution
-----------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES
-----------------------------------------------------------------------------------------------------------------------

                                 SAMPLE FILING

I.    OUTLINE OF BENEFITS

      XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
      XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
      XX

      PREMIUM RATE SHEET(S)
      ABC Corporation
      Child Health Plus Insurance Plan
      Form Number XYZ

III.  ACTUARIAL MEMORANDUM

      A.    Derivation of rates

            1.    Description of rating approach
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

            2.    Sources of frequency and average charges
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

            3.    Premium rate development (See attached premium rate sheets)

      B. Comparison with currently approved rates for similar benefits, justification of differentials in basis assumptions, etc. XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXCXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
            XXXXXXXXXXXXXXXXXXCXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
            XX

      C.    Expected Incurred Loss Ratio = 90%

      D.    Expense Components of Premium
            Administrative Expenses                              X%
            Contribution to Statutory Reserves and Surplus       Y%
                                                                --
                                       TOTAL                    10%

      E.    Actuarial Certification

            I certify that this rate filing is in compliance with the applicable laws and regulations of the State of New York and that the proposed rates are reasonable in relation to the benefits provided.

            ______________________________
            (Actuary's Signature)                  (Date)

            ______________________________
            (Print/Type Name)

            ______________________________
            (Print/Type Title)

IV.   COUNTIES COVERED

      This plan will cover the following counties:
                       County A
                       County B
                       County C

PREMIUM RATE DEVELOPMENT FOR CHILD HEALTH    PLAN NAME:_________________________
PLUS INSURANCE PLAN RATE PERIOD            MEMBER MONTHS:_______________________

------------------------------------------------------------------------------------------------------------------------------------
                                                    FREQUENCY         AVERAGE               STANDARD           CO-PAY           NET
                SERVICE                             PROJECTED         CHARGE     PMPM      CO-PAYMENT           PMPM           PMPM
------------------------------------------------------------------------------------------------------------------------------------
Hospital Services                                                                              $0
------------------------------------------------------------------------------------------------------------------------------------
         Inpatient Utilization (Admissions)                                                    $0
------------------------------------------------------------------------------------------------------------------------------------
         Emergency Room                                                                        $0
------------------------------------------------------------------------------------------------------------------------------------
         Hospital Outpatient                                                                   $0
------------------------------------------------------------------------------------------------------------------------------------
            Radiotherapy/Chemotherapy                                                          $0
------------------------------------------------------------------------------------------------------------------------------------
            Outpatient Surgery                                                                 $0
------------------------------------------------------------------------------------------------------------------------------------
         Ambulance                                                                             $0
------------------------------------------------------------------------------------------------------------------------------------
Physician
------------------------------------------------------------------------------------------------------------------------------------
         Ambulatory Office Visits
------------------------------------------------------------------------------------------------------------------------------------
            PCP                                                                                $2
------------------------------------------------------------------------------------------------------------------------------------
            Admission Fee                                                                      $0
------------------------------------------------------------------------------------------------------------------------------------
            Specialty                                                                          $2
------------------------------------------------------------------------------------------------------------------------------------
         Inpatient Hospital Visits                                                             $0
------------------------------------------------------------------------------------------------------------------------------------
         Emergency Room Visits                                                                 $0
------------------------------------------------------------------------------------------------------------------------------------
         Miscellaneous Office Visits                                                           $2
------------------------------------------------------------------------------------------------------------------------------------
         Surgery
------------------------------------------------------------------------------------------------------------------------------------
            Inpatient                                                                          $0
------------------------------------------------------------------------------------------------------------------------------------
            Outpatient                                                                         $0
------------------------------------------------------------------------------------------------------------------------------------
         X-Ray                                                                                 $0
------------------------------------------------------------------------------------------------------------------------------------
         Anesthesia                                                                            $0
------------------------------------------------------------------------------------------------------------------------------------
         Eye Refraction                                                                        $0
------------------------------------------------------------------------------------------------------------------------------------
         Outpt Alcohol & Subs Abuse                                                            $0
------------------------------------------------------------------------------------------------------------------------------------
         Mental Health                                                                         $0
------------------------------------------------------------------------------------------------------------------------------------
         Obstetrics - Delivery                                                                 $0
------------------------------------------------------------------------------------------------------------------------------------
         Obstetrics - Non-Deliveries                                                           $2
------------------------------------------------------------------------------------------------------------------------------------
         DME                                                                                   $0
------------------------------------------------------------------------------------------------------------------------------------
Diagnostic & Laboratory Tests                                                                  $0
------------------------------------------------------------------------------------------------------------------------------------
Other Medical                                                                                  $0
------------------------------------------------------------------------------------------------------------------------------------
Prescription Drug                                                                              $3
------------------------------------------------------------------------------------------------------------------------------------
Total Cost                                                                                     $0
------------------------------------------------------------------------------------------------------------------------------------
Expenses

         Administrative Expenses
         2% Statutory Contribution
------------------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES
------------------------------------------------------------------------------------------------------------------------------------

PREMIUM RATE DEVELOPMENT FOR CHILD HEALTH      PLAN NAME:_______________________
PLUS INSURANCE PLAN                            MEMBER MONTHS:___________________
PREMIUM RATE SUMMARY

                                                    BASE YEAR - ACTUAL         RATE YEAR      VARIANCE
                  SERVICE                               (PMPM)                  (PMPM)         (PMPM)
---------------------------------------------------------------------------------------------------------------
Hospital Services
---------------------------------------------------------------------------------------------------------------
         Inpatient Utilization (Admissions)
---------------------------------------------------------------------------------------------------------------
         Emergency Room
---------------------------------------------------------------------------------------------------------------
         Hospital Outpatient
---------------------------------------------------------------------------------------------------------------
            Radiotherapy/Chemotherapy
---------------------------------------------------------------------------------------------------------------
            Outpatient Surgery
---------------------------------------------------------------------------------------------------------------
         Ambulance
---------------------------------------------------------------------------------------------------------------
Physician
---------------------------------------------------------------------------------------------------------------
         Ambulatory Office Visits
---------------------------------------------------------------------------------------------------------------
            PCP
---------------------------------------------------------------------------------------------------------------
            Admission Fee
---------------------------------------------------------------------------------------------------------------
            Specialty
---------------------------------------------------------------------------------------------------------------
         Inpatient Hospital Visits
---------------------------------------------------------------------------------------------------------------
         Emergency Room Visits
---------------------------------------------------------------------------------------------------------------
         Miscellaneous Office Visits
---------------------------------------------------------------------------------------------------------------
         Surgery
---------------------------------------------------------------------------------------------------------------
            Inpatient
---------------------------------------------------------------------------------------------------------------
            Outpatient
---------------------------------------------------------------------------------------------------------------
         X-Ray
---------------------------------------------------------------------------------------------------------------
         Anesthesia
---------------------------------------------------------------------------------------------------------------
         Eye Refraction
---------------------------------------------------------------------------------------------------------------
         Outpt Alcohol & Subs Abuse
---------------------------------------------------------------------------------------------------------------
         Mental Health
---------------------------------------------------------------------------------------------------------------
         Obstetrics - Delivery
---------------------------------------------------------------------------------------------------------------
         Obstetrics - Non-Deliveries
---------------------------------------------------------------------------------------------------------------
         DME
---------------------------------------------------------------------------------------------------------------
Diagnostic & Laboratory Tests
---------------------------------------------------------------------------------------------------------------
Other Medical
---------------------------------------------------------------------------------------------------------------
Prescription Drug
---------------------------------------------------------------------------------------------------------------
Total Cost
---------------------------------------------------------------------------------------------------------------
Expenses
         Administrative Expenses
         2% Statutory Contribution
---------------------------------------------------------------------------------------------------------------
TOTAL PREMIUM PMPM
---------------------------------------------------------------------------------------------------------------

                                   APPENDIX G

                                REPORTING FORMAT

                                CHILD HEALTH PLUS
                     REPORT ON REASONS FOR DENIED APPLICANTS
                               AND DISENROLLMENTS

Instructions: Insurer must report the number of applicants and enrollees determined ineligible for participation in the Child Health Plus Program and the reasons for the determination. This should include applicants initially determined ineligible, those not enrolled at recertification due to the fact that they are determined ineligible, those disenrolled at the close of the presumptive eligibility period and disenrollment which occurs at any other point during the year. This report must be received by the Department on a quarterly basis within 30 days after the close of the quarter. The reports should be sent to:

                           Bureau of Health Economics
                            Child Health Plus Program
                       New York State Department of Health
                        Corning Tower Building, Room 1110
                               Empire State Plaza
                          Albany, New York 12237-0722

INSURER: ___________________________________ QUARTER: ______________

I.    New Applicants

      A.    Ineligible due to:

            Age _____
            Income __________
            Equivalent insurance _____________
            Residency _____________

      B.    Failure to pay the family Share of Premium (if applicable)
            _______

      C.    Miscellaneous/Other _______________________________

II.   After Presumptive Eligibility Period

      A.    Lack of sufficient documentation _________

      B.    Failure to pay the family Share of Premium (if applicable)
            ___________

      C.    Miscellaneous/Other____________

`III. At Recertification

      A.    Ineligible due to:

            Age ______________
            Income ___________________
            Equivalent insurance _____________________________________
            Residency __________________________

      B.    Lack of sufficient documentation____________________________________

      B.    Failure to pay the family Share of Premium (if applicable) _________

      C.    Miscellaneous/Other ________________________________________

      D.    Family voluntarily chose not to re-enroll___________________________

      E.    Miscellaneous/Other _____________________________________________

IV. Disenrollment at any Other point During the Year

      A.    Insurer notified of any change in status of responsible party:

            Income _________________________
            Residency _______________________________
            Equivalent insurance ______________________________________

      B.    Family voluntarily chose to disenroll ______________________________

      C.    Miscellaneous/Other ________________________________________________

                               CHILD HEALTH PLUS
                            MONTHLY ENROLLMENT REPORT

General Instructions

1. The Child Health Plus Monthly Enrollment Report is intended to provide a snap shot of enrollment and disenrollment activity AS OF THE FIRST (1ST) DAY OF THE MONTH IDENTIFIED AS THE "REPORT PERIOD" in the heading of the report form. For example, for the Report Period December 1, 1996, the data reported for the current period will reflect enrollment and disenrollment as of December 1, 1996. This should equal the number of enrollees for whom a premium was billed this month plus any non-subsidized enrollees.

2. The Report Period and Name of Insurer must be recorded on this report form. The contact person and phone number of that person should also be completed on the bottom of this report.

3. The report is to be completed each month and is DUE IN THIS OFFICE NO LATER THAN THE 10TH BUSINESS DAY OF THE REPORT PERIOD MONTH. The completed form is to be returned to:

            CHILD HEALTH PLUS MONTHLY ENROLLMENT REPORT
            BUREAU OF HEALTH ECONOMICS
            NEW YORK STATE DEPARTMENT OF HEALTH
            CORNING TOWER, ROOM 1110
            EMPIRE STATE PLAZA
            ALBANY, NY 12237-0722

4. If you have questions about the report form or these instructions, please call Ms. Rosemary DeSanta of the above referenced bureau at (518) 473-7883.

The form requests enrollment/disenrollment information broken down by age category (under 1 yr., 1-5 yrs., 6-12 yrs. and 13-16 yrs.) and income level (<120% FPL, 120%-160% FPL, >160%-222% and +222%) as follows:

1. NET ENROLLMENT FROM THE PREVIOUS MONTH (COLUMN A): Specify the number of children who were actively enrolled effective the first (1st) day of the calendar month immediately preceding the Report Period Month. In the example above where December is the Report Period Month, the insurer would record enrollment effective as of November 1, 1996.

2. ADJUSTMENTS (COLUMN B) Please use this Column for transfer's between groups, either because of an age change or subsidy level change. Also add or deduct those children who were not included in previous reports or who were included more than once.

3. COLUMN C IS AN ADJUSTED ENROLLMENT FIGURE. It represents a Net Adjusted Enrollment figure which will include those children who were added and deducts those who should not be included.

4.    NEW ENROLLEES WITH COVERAGE EFFECTIVE FOR THIS REPORT PERIOD (COLUMN D):
      Specify the number of children whose enrollment became effective on the first (1st) day of the month identified as the Report Period Month -- i.e., their applications were processed to completion during the calendar month immediately preceding the Report Period Month, they were found to be eligible for enrollment in Child Health Plus (including those presumptively eligible) and their enrollment became effective on the first day of the month identified as the Report Period.

5. NUMBER DISENROLLED FOR THIS REPORT PERIOD (COLUMN E) : Specify the number of children whose disenrollment from Child Health Plus was processed to completion during the calendar month immediately preceding the Report Period Month. Hence, these children are no longer enrolled in Child Health Plus effective on the first (1st) day of the month identified as the Report Period.

6.    NET ENROLLMENT WITH COVERAGE EFFECTIVE FOR THIS REPORT PERIOD (COLUMN F):
      Specify the net number of children actively enrolled in Child Health Plus as of the first (1st) day of the month identified as the Report
      Period. This column equals the net enrollment from the previous month (Column A) add or subtract the numbers as necessary as adjustments to previous month's reports (Column B) which results in an adjusted enrollment number (Column C). To this, add the new enrollees with coverage effective for this report period (Column D) minus the number disenrolled for this report period (Column E) which will result in the net enrollment with coverage effective the first of the report period (Column
      F).

Reconciliation:

The reconciliation to premium billing section at the bottom of this page MUST be completed. The total enrollment for the current month (which is indicated in Column F, Row 5) less the number enrolled for the current month which are not subsidized (which is indicated on 4.C. subtotal) should equal the number of enrollees for whom a premium was billed for the current month. This number must reconcile with the monthly billing information submitted for premium payment. ANY DIFFERENCE MUST BE EXPLAINED IN DETAIL. Additional sheets may be attached to this page for providing necessary explanations.

10/10/96

                  CHILD HEALTH PLUS MONTHLY ENROLLMENT REPORT
                   REPORT PERIOD: MONTH _________ YEAR 19_____
NAME OF INSURER ______________________________________________

                                          A
                                         NET             B               C               D                               F
                                     ENROLLMENT     ADJUSTMENTS      ADJUSTED       NEW ENROLLEE         E          NET ENROLL
                                        FROM        TO PREVIOUS     ENROLLMENT       W/COVERAGE       NUMBER         W/COVERAGE
                                     PREV. MONTH      MONTH'S        PREVIOUS        EFFECTIVE      DISENROLLED     EFFECT. THIS
                                   (Same as Col.F     REPORT           MONTH        THIS REPORT     THIS REPORT     RPT. PERIOD
                                    prev. month)     (+ or -)     (Col.A +/- B=C)      PERIOD         PERIOD       (Col.C+D-E=F)
                                   --------------   -----------   ---------------   ------------    -----------    -------------
1. INCOME < 120% FPL AGE:

   a. 0 < 1 yr.

   b. 1 - 5 yrs.

   c. 6 - 12 yrs.

   d. 13 - 16 yrs.

      Subtotal

2. INCOME 120% - 160% FPL AGE:

   a. 0 < 1 yr.

   b. 1 - 5 yrs.

   c. 6 - 12 yrs.

   d. 13 - 16 yrs.

      Subtotal

3. INCOME 160% - 222% FPL AGE:

   a.  0 < 1 yr.

       1 - 5 yrs.

   c.  6 - 12 yrs.

   d.  13 - 16 yrs.

       Subtotal

4. TOTAL INCOME <= 222% FPL:

5. INCOME + 222% FPL AGE:

   a.  0 < 1 yr.

   b.  1 - 5 yrs.

   c.  6 - 12 yrs.

   d.  13 - 16 yrs.

       Subtotal

6.       TOTAL

   RECONCILIATION TO PREMIUM BILLING

*Please explain any differences between current monthly billing and the number of subsidized enrollees. (Attatch an additional sheet if necessary.)

                                         Contact Person: _______________________

                                         Telephone #: ( ) ______________________

                       NEW YORK STATE DEPARTMENT OF HEALTH

                           BUREAU OF HEALTH ECONOMICS

                                CHILD HEALTH PLUS

                                ANNUAL STATEMENT

                                       OF

                     CALENDAR YEAR ENDING DECEMBER 31, 19___

      This document should be completed and submitted on an annual basis directly to the New York State Department of Health. This report is due within ninety days of the close of the calendar year. Any questions or inquiries regarding this document should be directed to the Bureau of Health Economics at
(518) 473-7883.

                  A copy of this report should be submitted to:

                       New York State Department of Health
                           Bureau of Health Economics
                  The Nelson A. Rockefeller Empire State Plaza
                       Corning Tower Building - Room 1110
                           Albany, New York 12237-0722

  Attach a management narrative to this report which describes any significant problems or occurrences during the covered time period. Include a brief summary of the work completed during the report period relative to marketing, outreach and program implementation. Note changes in any major elements of the plan, such as service area, service delivery systems, enrollment, financial arrangements, management structure, etc.

              Due Date: 90 days after the end of the calendar year.

(10/96)

                                STATE OF NEW YORK
                              DEPARTMENT OF HEALTH
                                CHILD HEALTH PLUS
                                  ANNUAL REPORT

Name of Insurer:________________________________________________________________
Start Date:_____________________________________________________________________
Contract Period: From_____________________To____________________________________
Report Period:  From______________________To____________________________________

Mailing Address: (Organization Name, Street, City, State, Zip Code)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Contact Person:_________________________________________________________________
Title:__________________________________________________________________________
Telephone Number;(___)__________________________________________________________

Chief Executive Officer or Executive Director
Name:___________________________________________________________________________
Title:__________________________________________________________________________
Telephone Number:(__)___________________________________________________________

Certification Statement:

certify that all information and statements made in this annual report are true, complete and current the best of my knowledge.

_____________________________                                     ______________
Signature, Executive Director                                     Date

(10/96)

                       NEW YORK STATE DEPARTMENT OF HEALTH
                       OFFICE OF HEALTH SYSTEMS MANAGEMENT
                        DIVISION OF HEALTH CARE FINANCING
                       ANNUAL CHILD HEALTH PLUS STATEMENT

INTRODUCTION

Plans and insurers participating in Child Health Plus are required to file this report with the Department of Health no later than 90 days after the close of the calendar year, December 31. The report includes a statement of revenues and expenses, and enrollment and utilization reporting by age and income categories for the children enrolled by the plan. Copies of the report should be submitted to the New York State Department of Health, Bureau of Health Economics, as shown on the face page.

GENERAL

1. There are several categories that are not applicable to Child Health Plus activities and therefore should not be completed, e.g. inpatient expenses and utilization. Such categories are shaded as an aid in completing this report.

2. Include enrollment, disenrollment and utilization activity for children 17 years of age in the 15 less than 17 years category. Generally, this should include these children who have turned 17 and are covered until the end of the month in which they turned 17 since they were 16 on the first day of the month being covered.

3. Unanswered questions and blank lines or schedules will not be accepted as meaning anything. If no answers or entries are to be made, write "None", "Not Applicable (N/A)", or "-0-" in the space provided.

4. Any item which cannot be readily classified under one of the printed items should be entered as special item and adequately described.

5. If additional supporting statements or schedules are added in connection with answering interrogatories or providing information on the financial statement, the additions should be properly keyed to the item being answered Example- "Other Revenue, line 7") and indicate the reporting date and the name of the Plan.

6. If this report does not contain the information asked for in the blanks or is not prepared in accordance with these instructions, it will not be accepted.

(10/96)

         INSTRUCTIONS FOR COMPLETING ANNUAL CHILD HEALTH PLUS STATEMENT

TABLE ONE:

Child Health Plus Enrollment Summary By Age and Income Classes

Complete this form for each of the age and income class distinctions for which you had members enrolled. Explain any variances in excess of 10% of projected enrollment.

TABLE TWO:

Disenrollment From Plan

This table aggregates the disenrollments from the plan by number of children disenrolled and reason for disenrollment. All other reasons for disenrollment which are not specified on the table and have been classified as "Other" should be explained in the appropriate space provided.

TABLE THREE:

Statement of Revenue and Expenses

Report full accrued revenues and expenses, as defined below, in the format indicated for the period. Full expenses, whether or not the plan ultimately bears financial responsibility, should be shown. For example, the full emergency room expenses are shown in the "ER" line. Offsets to these expenses such as C.O.B. and the Insurance Recoveries are shown as revenue. Similarly, full physician services expenses are shown with a year end adjustment for withholds or other offsets returned to the plan as a contra category.

1. MEMBER MONTHS - A member month is equivalent to one person for whom the plan has recognized capitation-based premium revenue for one month.

REVENUE

2a. NYS Premium - Revenue received from NYS which is recognized on a prepaid basis for Child Health Plus enrollees for provision of a specified range of health services over a defined period of time, normally one month. if advance payments are made to the plan for more than one reporting period, only that portion of the payment applicable to the reporting period should be shown.

2b. Subscriber Premium - Revenue received from program subscribers recognized on a prepaid basis for enrollees for provision of a specified range of health services over a defined period of time, normally one month. Include premium revenue received from both subsidized and non-subsidized enrollees.

(10/96)

2c. Employer Premium - Revenue received from employers participating in the small business regional pilot projects recognized on a prepaid basis for enrollees for provision of a specified range of health services over a defined period of time, normally one month. Include premium revenue received from subsidized and non-subsidized enrollees.

2d. Total Premium - This amount equates to total premium revenue received for the report period (Rows 2A, 2B and 2C).

3. Copayments and Deductibles - Revenue recognized by the insurer/plan for provision of health services by plan providers that require a partial contribution by program enrollees.

4. Interest - Interest earned from all sources, including the Federal loan in escrow and reserve accounts.

5.    C.O.B. and Subrogation - Income from Coordination of Benefits and
      Subrogation.

6. Reinsurance Recoveries - Income from the settlement of stop-loss (reinsurance) claims.

7. Other Revenue - Revenue from sources not covered in the previous revenue accounts, such as recovery of bad debts or gain on sales of capital assets, etc.

8.    Total Revenue - Total of the above revenue accounts. (Sum of lines 2d thru
      7)

EXPENSES

Medical and Hospital: - Expenses for covered health service delivery including the following components.

9. Inpatient (N/A) - Inpatient hospital costs of routine and ancillary services for plan members while confined to an acute care hospital. Does not include out of area hospitalization.

      Routine hospital service includes regular room and board (including intensive care units, coronary care units, and other special inpatient hospital units), dietary and nursing services, medical surgical supplies, medical social services, and the use of certain equipment and facilities for which the provider does not customarily make a separate charge. Ancillary services may also include laboratory, radiology, drugs, delivery room and physical therapy services. Ancillary services may also include other special items and services for which charges are customarily made in addition to a routine service charge.

      Charges for non-plan physician services provided in a hospital are included in this line item only if included as an undefined portion of charges by a hospital to the plan. (If separately itemized or billed, physician charges should be included in physician referral services).

(10/96)

10. Primary Care Physician - Expenses for primary care physician services and/or clinic service provided under contractual arrangement to the plan including the following:

- Salaries, including fringe benefits, paid to physician for delivery of medical services;

- Capitated payments paid by the insurer/plan to physicians or clinic for delivery of medical services to plan subscribers;

- Fees paid by the insurer/plan to physicians on a fee-for-service basis for delivery of medical services to plan subscribers.

11.   Physician Referral Services - Expenses for specialist physicians.

12a. Other Professional Services: - Compensation, including fringe benefits, paid by the plan to non-physician providers engaged in the delivery of medical services and to personnel engaged in activities in direct support of the provision of medical services. This includes psychologists, podiatrists, extenders, nurses, nurse practitioners, nurse midwives, clinical personnel such as ambulance drivers, technicians, paraprofessionals, janitors, quality assurance analysts, administrative supervisors, secretaries to medical personnel, and medical record clerks.

12b. Special Therapy - Expenses for all therapeutic services provided, including but not limited to, physician therapy, occupational therapy, chemotherapy, radiation therapy and hemodialysis.

13. Emergency Room - Expenses for emergency room costs incurred by plan members for which [ILLEGIBLE] insurer/plan is responsible on a fee-for-service basis.

14. Out-Of-Area, Other: - Expenses for other non-contracted health delivery services and out-of-area service costs for emergency physician and hospital.

15. Drug and Alcohol Treatment - Expenses for all outpatient treatment and diagnosis of alcohol and substance abuse, including expenses for a maximum of 20 family visits.

16.   Dental (N/A) - Expenses for all dental services provided.

17. Pharmacy - Expenses for prescription and non-prescription pharmacy services provided.

18. Family Planning - Expenses for all family planning services provided by the plan.

19. Home Health Care Services (N/A) - Expenses for home health services provided including therapeutic and preventive nursing services, home health aide services, and rehabilitation therapies.

20. Transportation (N/A) - Expense for all emergency and non-emergency medical transportation.

(10/96)

21. Diagnostic Tests, Laboratory an X-Rays -"The cost of all diagnostic tests, laboratory and X-Rays for which the plan is separately billed.

22. Vision Care Including Eyeglasses (N/A) - The cost of testing the vision and prescribing glasses to correct eye defects. This category includes the cost of eyeglasses but excludes physician costs related to the treatment of disease or injury to the eye.

23. Other Medical - Costs directly associated with the delivery of medical services under plan arrangement which are not appropriately assignable to the medical expense categories defined above; e.g., costs of medical supplies, medical administration expense (except compensation), malpractice insurance, etc.

24. Reinsurance Expense - Expenses for Reinsurance or "Stop-loss" insurance made to a contracted re-insurer.

25. Incentive Pool Adjustment - A contra category for adjusting the full medical expenses reported. For example, physician withholds retained by the plan should be included here. Adjustments should be made on annual reports only.

26.   Total Medical and Hospital - Total of all medical and hospital expenses.

ADMINISTRATION - Costs associated with the overall management and operation of the plan including following components:

27. Compensation - All expenses for administrative services including compensation and fringe benefits for personnel time devoted to or in direct support of administration. Include expenses for management contracts. Do not include marketing expenses here.

28. Interest Expenses - Interest paid during period applicable to this program.

29. Occupancy, Depreciation and Amortization - Expenses associated with administrative services including:

      - The costs of occupancy to the plan entity that are directly associated with plan administration. Included in occupancy are an allocation of facility fire and theft insurance, utilities, maintenance, lease, etc. Do not include marketing expenses in this category;

      - The amount of depreciation and amortization expenses that is directly associated with the provision of administrative services. Depreciation expense is the incremental consumption of the value of a fixed asset during the asset's useful life. Amortization expense is the allocation of the cost of certain assets over their estimated service lives; e.g., leasehold improvements.

(10/96)

30. Marketing - Expenses directly related to marketing activities including advertising, printing, marketing representative compensation and fringe benefits, commissions, broker fees, trav occupancy, and other expenses allocated to the marketing activity.

31. Other - Costs which are not appropriately assigned to the health plan administration categories defined above. Included are costs to update subscriber records, servicing of subscriber inquiries and complaints, claims adjudication and payment, legal, audit, data processing, accounting, insurance, bad debts, all taxes except federal income taxes, etc. Do not include marketing expenses.

32.   Total Administration - Total of the above categories.

33.   Total Expenses - Total of Medical and Hospital and Administration
      Expenses.

34. Income (Loss) - Excess or deficiency of total revenues over total expenses.

35. Extraordinary item - A nonrecurring gain or loss that meets the following criteria:

- The event must be unusual; that is, it should be highly abnormal and unrelated to, or only incidentally related to, the ordinary activities of the entity;

- The event must occur infrequently; that is, it should be of a type that would not reasonably be expected to recur in the foreseeable future.

The following gains and losses are specifically not extraordinary:

- Write-down or write-off of accounts receivable, inventory, or intangible assets;

-     Gains or losses from changes in the value of foreign currency;

-     Gains or losses from the disposal of fixed assets;

-     Effects of a strike;

-     Adjustments of accruals on long-term contracts.

36. Provision for Taxes - State and federal taxes for period (for-profit organizations only).

37. Net Income (Loss) - Excess or deficiency of total revenues over total expenses less state and federal taxes for the period.

(10/96)

TABLE FOUR:

Administrative Expenses - Costs associated with the overall management and operation of the plan. Included are the administrative services of professional staff as well as cost associated with maintaining the physical plant of the plan.

Full-Time Equivalent (F.T.E.) - A numerical expression of the time for which full time and part time staff are compensated. Full time equals the definition of a work week set by the plan, but must be between 35 and 40 hours per week. Please report the number of FTE's in column A for the applicable personnel categories.

Salary - The monetary value paid to an employee for the provision of services. In column B, please report total salary expenses either paid or accrued for the applicable personnel categories during the report period.

Non-Salary - Costs associated with expenditures incurred which are not related to direct personnel services (ie, purchased and contract services, supplies, and general costs). In column C, please report all non-salary related administrative expenses.

The sum of columns B and C should equal column D. The total administrative expense shown at the bottom of column D should equal the total shown on line 32 of Table Three, Statement of Revenues and Expenses.

(Illegible) expenses which are not specified on this table and have been classified as "Other" should be explained in the appropriate space provided.

TABLE FIVE:

AMBULATORY CARE AND ANCILLARY UTILIZATION - TOTAL VISITS, PROCEDURES ETC.

Actual Utilization

Please report the number of actual visits/procedures for ambulatory care and ancillary services received by program enrollees during the report period by the categories listed for the applicable age groups. In addition, for each category listed, enter the sum total utilization rate per member per year for the report period. Per member per year utilization is defined as follows:

Rate per Member Per Year = (total visits/member months) *12.

Accrued Utilization

Below the entry for Rate Per Member Per Year-Actual, enter the total number of accrued visits, procedures, etc., including the plan's estimate of incurred but not reported utilization, for each of the service categories listed. The utilization Rate per Member Per Year-Accrued should also be entered.

(10/96)

TABLE SIX:

CLAIMS ANALYSIS

Section A: Claims Incurred

Claims incurred shall include medical expenses for services provided in the report period which are either paid or unpaid and are reflected in lines 9, 10, 11, and 13 of the Statement of Revenue and Expenses in Table Three.

The sum of the amounts reported in columns B, C, and D should equal the amounts reported in column A.

Enter in column B all payments actually made during the year for inpatient care, primary physician services, physician referral services and emergency room services provided in the report period.

Enter in column C the amount of claims which have been reported but not paid during the report period.

Enter in column D the amount of claims that the plan estimates have been incurred during the report period but not reported by providers.

Section B: Claims Unpaid

Enter in column A the amount of reported unpaid claims incurred during prior years for each of the categories of service indicated.

Enter in column B the amount of reported unpaid claims incurred during the current year for each of the categories of service indicated.

Enter in column C the amount of incurred but not reported claims during prior years for the categories of service indicated.

Enter in column D the amount of incurred but not reported claims during the current year for the categories of service indicated.

The cum of columns A, B, C, and D should equal column E.

(10/96)

TABLE SEVEN:

EMERGENCY ROOM VISITS

Please report the number of paid and denied emergency room claims by age group, emergency status and reasons for denial.

TABLE EIGHT:

USER RATES OF SERVICE

Please report the number of users and non-users of medical services by age group.

(10/96)

                                CHILD HEALTH PLUS
                                    TABLE ONE
                    ENROLLMENT SUMMARY BY AGE/INCOME CLASSES

                                                                                                                  F
                                  A                                                                           Projected        G
                               Number of             B             C               D              E         Member Months  Variance
                             Enrollees at     New Enrollees  Disenrollments  Net Enrollees      Total         For Report     From
                           End of Prior Year      During Report Period       At End of Year  Member Months     Period     Projected*
                           -----------------  -----------------------------  --------------  -------------  ------------- ----------
INCOME < 120% FPL
AGE
a. 0 < 1 yr.
b. 1 < 6 yrs.
c. 6 < 13 yrs.
d. 13 < 15 yrs.
e. 15 < 17 yrs.

INCOME 120% - 160%, FPL
AGE:
a. 0 < 1 yr.
b. 1 < 6 yrs.
c. 6 < 13 yrs.
d. 13 < 15 yrs.
e. 15 < 17 yrs.

INCOME + 222% FPL.
AGE:
a. 0 < 1 yr.
b. 1 < 6 yrs.
c. 6 < 13 yrs.
d. 13 < 15 yrs.
e. 15 < 17 yrs.

TOTAL

Explain total variances in excess of 10% of projection:

Plan Name: ______________                           Year Ending: _______________

                                CHILD HEALTH PLUS
                                    TABLE TWO
                             DISENROLLMENT FROM PLAN

REASON FOR DISENROLLMENT                                 NUMBER OF CHILDREN DISENROLLED
------------------------                                 ------------------------------
Obtained Equivalent Coverage
Also Enrolled in Medicaid
Moved From Service Area
Age 13 Years or Older
Presumptively Enrolled-Found Ineligible*
Other**
TOTAL

* DETAIL OF PRESUMPTIVELY ENROLLED WHO WERE
FOUND INELIGIBLE                                         NUMBER OF INELIGIBLE BY CATEGORY:
----------------                                         ---------------------------------
Age
Income
Equivalent Coverage
Medicaid Eligible
Other

**Explanation of Other:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Plan Name: ______________                           Year Ending: _______________

                                CHILD HEALTH PLUS
                                   TABLE THREE
                    ANNUAL STATEMENT OF REVENUES AND EXPENSES

ALL UNFAVORABLE VARIANCES IN EXCESS OF .50 PMPM MUST BE EXPLAINED ON A SEPARATE PAGE

                                                                                                           E            F
                                                A             B            C               D             ACTUAL      VARIANCE
                                              BUDGET        ACTUAL      VARIANCE       BUDGET PMPM       PMPM         PMPM
                                              ------        ------      --------       -----------      ------      --------
1.  Member Months

REVENUE:
2a. NYS Premium
 b. Subscriber Premium
 c. Employer Premium
 d. Total Premium Revenues
3.  Copay & Deductible
4.  Interest
5.  C.O.B. & Subrogation
6.  Reinsurance Recoveries
7.  Other Revenue
8.  TOTAL REVENUE

EXPENSES
   Medical and Hospital:
9.  Inpatient
10. Primary Care Physician
11. Physician Specialty Services
12a.Other Professional Services
  b.Special Therapies
13. Emergency Room
14. Out-of-Area, Other
15. Drug & Alcohol Treatment
16. Dental
17. Pharmacy/Prescription Drugs
18. Family Planning
19. Home Health Care
20. Transportation
21. Diagnostic Test, Lab & X-Ray
22. Vision Care Inc. Eyeglasses
23. Other Medical
24. Reinsurance Expenses
25. Incentive Pool Adjustment
26. Total Medical & Hospital

Plan Name: ______________                           Year Ending: _______________

                                CHILD HEALTH PLUS
                                   TABLE THREE
                                   (CONTINUED)

ALL UNFAVORABLE VARIANCES IN EXCESS OF .50 PMPM MUST BE EXPLAINED ON A SEPARATE PACE

                                                                                                          E              F
                                                A             B           C                 D           ACTUAL        VARIANCE
                                              BUDGET        ACTUAL     VARIANCE        BUDGET PMPM       PMPM           PMPM
                                              ------        ------     --------        -----------      ------        --------
    ADMINISTRATION
27. Compensation
28. Interest Expense
29. Occupancy, Deprecation & Amortization
30. Marketing
31. Other
32. TOTAL ADMINISTRATION
33. TOTAL EXPENSES
34. INCOME (LOSS)
35. Extraordinary Item
36. Provision for taxes
37. NET INCOME (LOSS)

Plan Name: ______________                           Year Ending: _______________

                                CHILD HEALTH PLUS
                                   TABLE FOUR
                             ADMINISTRATIVE EXPENSES

                                                     A              B               C                    D
                                                    FTE's         SALARY        NON-SALARY        TOTAL EXPENSES
                                                    -----         ------        ----------        --------------
Depreciation & Amortization
Occupancy
Lease/Rental Expense
Office Equipment/Supplies
Interest
Finance
Marketing
Legal
MIS
Management/Administration
* Other
Total Administrative Expense

* Please provide detail on administrative expenses included in this category:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Note: Total Administrative Expense should equal Column B line 32 of Table 3.

Plan Name: ______________                           Year Ending: _______________

                                CHILD HEALTH PLUS
                                   TABLE FIVE
    AMBULATORY CARE AND ANCILLARY UTILIZATION - TOTAL VISITS, PROCEDURES ETC.

A. AMBULATORY CARE

                                                     C                    E
                                                 Physician     D     Mental Health,                           H           I
                         A              B        Referral   Special  Drug & Alcohol        F         G     Family    Ambulatory
Age Group          Emergency Room  Primary Care  Services   Therapy     Therapy       Vision Care  Dental  Planning   Surgery
---------          --------------  ------------  ---------  -------  --------------   -----------  ------  --------  ----------
 0 < 1yr.
 1 < 6 yrs.
 6 < 13 yrs.
 13 < 15 yrs.
 15 < 17 yrs.

TOTALS - ACTUAL

Rate Per Member
Per Year - ACTUAL

TOTALS - ACCRUED*

Rate Per Member
Per Year - ACCRUED*

B. OTHER SERVICES

                            A
                       Diagnostic
                          Tests,                      C                   D                                    F             G
                        Labs and       B       Medical Supplies        Medical              E                Other      Total Number
Age Group                X-rays     Pharmacy       and Equip.      Transportation    Home Health Care    Professional  Immunizations
---------              ----------   --------   ----------------    --------------    ----------------    ------------  -------------
 0 < 1 yr.
 1 <  6 yrs.
 6 <  13 yrs.
 13 < 15 yrs.
 15 < 17 yrs.

TOTALS - ACTUAL

Rate Per Member
Per Year - ACTUAL

TOTALS - ACCRUED*

Rate Per Member
Per Year - ACCRUED*

Plan Name: ______________                           Year Ending: _______________

                                CHILD HEALTH PLUS
                                    TABLE SIX
                                 CLAIMS ANALYSIS

A. CLAIMS INCURRED

                                                                                                                 (D)
             Category of Service                                                             (C)           Claims Incurred
         Revenue & Expense Statement                       (A)             (B)         Claims Reported          But Not
                (Table Three)                         Total Expense    Claims Paid      But Not Paid       Reported (IBNR)
---------------------------------------------         -------------    -----------     ---------------     ---------------
1. lnpatient....line 9
2. Primary Care...line 10
3. Physician Specialty Services .... line 11
4. Emergency Room....line 13
5. All Other Medical
6. TOTAL

B. CLAIMS UNPAID

                                                                                       (C)              (D)
                                          (A)                  (B)                  Incurred But Not Reported              (E)
                                   Reported Claims That Are Unpaid                               ON CLAIMS INCURRED   TOTAL UNPAID
                                  On Claims Incurred   On Claims Incurred    On Claims Incurred     DURING CURRENT       CLAIMS
      Category of Service         During Prior Years   During Current Year   During Prior Years         YEAR         (A + B + C + D)
-------------------------------   ------------------   -------------------   ------------------  ------------------  ---------------
1. Inpatient
2. Primary Care
3. Physician Specialty Services
4. Emergency Room
5. All Other Medical
6. TOTAL

Plan Name: ______________                           Year Ending: _______________

                                CHILD HEALTH PLUS
                                   TABLE SEVEN

EMERGENCY ROOM VISITS

                                                    NUMBER OF PAID CLAIMS
                                  -------------------------------------------------------
                                  APPROPRIATE ER    INAPPROPRIATE ER                           TOTAL NUMBER OF DENIED
  Category of Service                 USAGE              USAGE          TOTAL PAID CLAIMS             CLAIMS
-----------------------           --------------    ----------------    -----------------      ----------------------
0 < 1 YR.
1 < 6 YRS.
6 < 13 YRS.
13 < 15 YRS.
15 < 17 YRS.
TOTAL

                                  TABLE EIGHT

USER RATES OF SERVICE

                                             USERS                                               NON-USERS
                          -----------------------------------------------      ------------------------------------------
                          NUMBER MEMBERS WHO USED MEDICAL SERVICES DURING      NUMBER MEMBERS WHO DID NOT USE ANY MEDICAL
Category of Service                         PERIOD                                        SERVICES DURING PERIOD               TOTAL
-------------------       -----------------------------------------------      ------------------------------------------      -----
0 < 1 YR.
1 < 6 YRS.
6 < 13 YRS.
13 < 15 YRS.
15 < 17 YRS.
TOTAL

                                   APPENDIX H

                                MODEL APPLICATION

                                CHILD HEALTH PLUS
                                Model Application

CHILD HEALTH PLUS IS A NEW YORK STATE SUBSIDIZED HEALTH INSURANCE PROGRAM FOR CHILDREN WHO:

      Live in New York State;
      Under the age of 19;
      Not eligible for Medicaid; and
      Do not have equivalent health care coverage.

TO APPLY FOR CHILD HEALTH PLUS, A PARENT OR RESPONSIBLE ADULT MUST:

      Complete and sign an application for each child and supply proof of:

      THE CHILD'S AGE: birth certificate, hospital record, passport, Visa, school record, or religious record;

      RESIDENCE IN NEW YORK STATE: recent (within 3 months) utility bill, rent receipt, or tax bill. You must supply proof of physical address not of a mailing address i.e. a post office box number.

      INCOME TAX RETURN: If questions l0a and b were answered yes, a signed copy of the previous year's tax return must be submitted.

      HOUSEHOLD INCOME: If household income has changed since the tax return was filed, then additionally one of the following should be submitted for each parent and responsible adult who is a member of the household who has income: a W-2, at least three paycheck stubs, an unemployment stub, copy of social security check or letter from social security or a letter from employer written on company letterhead. A self-statement of income will be accepted only in cases where there is no other means of documenting income.

      You must also show proof of other income: if you receive child support or alimony, you must submit a copy of the court order or statement from the person paying the support or alimony or a copy of a support or alimony check; if you are self-employed, a copy of your quarterly tax return; if in the military, a copy of your pay statement or a leave and earnings statement; if you receive veteran's benefits, you must submit a copy of your benefit check or correspondence with the Veteran's Administration; if you receive worker's compensation, you must submit a copy of your award letter or a check stub; and if you receive income from rent, you must submit a copy of a current check or statement from your tenant.

      OTHER INSURANCE: If the child has any other health care coverage, supply one of the following: copy of policy, summary of benefits, statement/letter from the other insurance company indicating the benefits and the deductibles, or a statement/letter from your employer indicating the benefits and the deductible.

PREMIUM COSTS:

      There is no family contribution when households' gross annual, combined incomes are below 120% of the gross non-farm federal poverty level. These income levels are updated annually. A copy of the current federal poverty level guidelines is attached. For families whose gross annual income is 120% or above, the family contribution is as follows:

            Between 120 and 159% of the gross, non-farm federal poverty level, $9 per child per month up to a maximum of $36 per family per month.

            Between 160 and 222% of the gross, non-farm federal poverty level, $13 per child per month up to a maximum of $52 per family per month.

            If the household's gross annual income is over 222% of the non-farm federal poverty level, the family must pay the entire premium amount.

      At least one months family share of the premium for each applicant must be paid at the time of application. The balance due will be billed on a monthly basis one month prior to the period it covers.

PRIMARY CARE PHYSICIAN:

      You must choose a primary care physician (PCP) from the Primary Care Physician Directory included with this application.

RECERTIFICATION:

      You must recertify your child every year before their anniversary date by submitting an application and the required documentation. We will send you the forms to be completed and the information needed prior to that date. If you do not recertify by submitting an application and necessary documentation prior to the child's anniversary date, your child will be disenrolled from Child Health Plus at midnight on the last day of the month prior to their anniversary date. If you do not receive a recertification application 45 days before your child's recertification date, it is your responsibility to contact us to obtain the required forms.

DEPARTMENTS OF SOCIAL SERVICES AND TAXATION AND FINANCE VERIFICATION:

      The New York State Department of Health reserves the right to confer with the Department of Social Services to determine the Medicaid eligibility status of the child applying for Child Health Plus and with the Department of Taxation and Finance to verify household income.

If a subsidized enrollee becomes pregnant while enrolled in Child Health Plus, it is your responsibility to apply for Medicaid within 30 days of discovering the pregnancy as this change in circumstance would result in the pregnant individual being eligible for Medicaid under the Prenatal Care Assistance Program (PCAP).

By completing this application you will be applying for the Child Health Plus program. The information entered on pages 1 and 2 of this form will be used for the purposes of determining eligibility for this program.

YOU WILL BE NOTIFIED WHEN YOUR CHILD'S COVERAGE BECOMES EFFECTIVE. UNTIL YOU RECEIVE IDENTIFICATION CARDS FOR THE CHILD, THERE IS NO CHILD HEALTH PLUS COVERAGE. If you have questions or need help in completing this application, call xxx-xxx-xxxx.

1.    Name of Person Completing This Application:
      Last:______________First:__________________Middle Initial:________________
      Address:__________________________________________________________________
      State:__________Zip Code:______________Home Phone Number (  )_____________
      Relationship to Child:  / /Self  / /Parent
                 / /Legal Guardian  / /Other (specify)__________________________

2.    Child's Home Address:_____________________________________________________
      State:__________Zip Code:____________Home Phone Number: (  )______________
      Work Number of Father:_____________________Mother_________________________
      Emergency Contact: Name_____________________________Phone No._____________

3.    Billing Address (if different):___________________________________________
      State:_______________________Zip Code:____________________

4.    Does the child have any other health insurance coverage?
      / /Yes  / /No If yes, complete the following:

         Child's Social    Name of    Type of
          Security No.    Insurance   Coverage:
              or         Company or  Impatient,
Child's  Identification    Health    Outpatient  Deductible
 Name         No.          Plan        or Both   per Person
-------  --------------  ----------  ----------  ----------
_______  ______________  __________  __________  __________

5.    Is the child enrolled in Medicaid?  /  / Yes   /  / No

6. Is anyone in the family receiving Public Assistance or SSI? / / Yes / / No If yes explain ___________________________________________________________
                     ___________________________________________________________

7.    Is the child currently enrolled in Child Health Plus?  / / Yes / / No

      If yes______________________________Eff. date of Termination______________
                   Name of Insurer

8.    Are there any other children in the household enrolled in Child Health
      Plus?  / /Yes    / /No  If yes, complete the following:

                    Child's          Name of Child
Child's Name  Identification No.  Health Plus Insurer
------------  ------------------  -------------------
____________  __________________  ___________________
____________  __________________  ___________________
____________  __________________  ___________________
____________  __________________  ___________________

9.    How many people are in your household?
      Parents_______________Children under 19__________Over 19__________________
      Other Adults________________Total Household Members_______________________

10.   a. Was the previous year's tax return filed? / /Yes  / /No
      b. Is the previous year's tax return available? / /Yes / /No
      c. Has the household income changed since the tax return was filed?
      / /Yes  / /No If yes, explain_____________________________________________

11.   Complete the following chart for the child's household:

                                  Social    Applying
Family/     Name:                 Security    for
House-      Last,    Date         Number,    Child
 hold      First,     of            if       Health   Annual
Member   Middle Int  Birth  Sex  available   Plus?    Income
-------  ----------  -----  ---  ---------  --------  ------
Father

Mother

Head of
House

Child 1

Child 2

Child 3

Child 4

Other
Adult 1

Other
Adult 2

Total
Income

12.   Is any other income available to the child? / / Yes / /No
      If yes: Amount: __________________________ Source_________________________

13.   Total Annual Household Income ____________________________________________

14.   Primary Care Physician Name_______________________________________________

DECLARATION:

As required by New York State, I attest to the following statements:

I certify that:

      All statements contained in this application are true and accurate. I have provided complete and accurate information on the source and nature of all health care coverage the child is receiving.

I understand that:

      If the child becomes enrolled in Child Health Plus, it is my responsibility to notify (insurer name), of any change which may make the child ineligible for subsidized coverage in the Child Health Plus program, including changes in income, residency or insurance coverage, within 60 days.

      I may be liable for any premiums paid on behalf of the child which are a result of my willful misstatement of information on this application or failure to report any subsequent changes in information within 60 days of such change.

      The income of each parent and legally responsible adult in the child(ren)'s household may be subject to verification by the Department of Taxation and Finance if (insurer name) has reasonable cause to believe that the income information provided is false.

      "Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed five thousand dollars and the stated value of the claim for each such violation."

      _______________________________________________         __________________
      Parent, Guardian or Responsible Adult Signature               Date

      _______________________________________________
      Relationship to Child(ren)

REMEMBER:

      YOU MUST ATTACH PROOF OF:
            The child(ren)'s age
            The child(ren)'s New York State Residency
            Last year's income tax return (if available)
            The household's income
            A copy of the insuranYce policy, if the child has other health coverage

FOR OFFICE USE ONLY:                                       Reviewer:____________
Presumptively Eligible:  / /Yes  / /No
      / /Fully Subsidized  / / Partially Subsidized  / /Unsubsidized
More than 4 children applying?  / /Yes  / /No
      1st months family contribution paid? / /Yes  / /No
      Amount Paid_______
Referral to Medicaid?  / /Yes  / /No  / /Not Applicable

                                   APPENDIX I

                                STANDARD CLAUSES

                                     FOR ALL

                            NEW YORK STATE CONTRACTS

                                   APPENDIX A

                          STANDARD CLAUSES FOR ALL NEW
                              YORK STATE CONTRACTS

      The parties to the attached contract, license, lease, amendment or other agreement of any kind (hereinafter, "the contract" or "this contract") agree to be bound by the following clauses which are hereby made a part of the contract (the word "Contractor" herein refers to any party other than the State, whether a contractor, licensor, licensee, lessor, lessee or any other party):

      1. EXECUTORY CLAUSE. In accordance with Section 41 of the State Finance Law, the State shall have no liability under this contract to the Contractor or to anyone else beyond funds appropriated and available for this contract.

      2. NON-ASSIGNMENT CLAUSE. In accordance with Section 138 of the State Finance Law, this contract may not be assigned by the Contractor or its right, title or interest therein assigned, transferred, conveyed, sublet or otherwise disposed of without the previous consent, in writing, of the State and any attempts to assign and contract without the State's written consent are null and void. The Contractor may, however, assign its right to receive payment without the State's prior written consent unless this contract concerns Certificates of Participation pursuant to Article 5-A of the State Finance Law.

      3. COMPTROLLER'S APPROVAL. In accordance with Section 112 of the State Finance Law (or, if this contract is with the State University or City University of New York, Section 355 or Section 6218 of the Education Law), if this contract exceeds $5,000 ($20,000 for certain S.U.N.Y. and C.U.N.Y. contracts), of if this is an amendment for any amount to a contract which, as so amended, exceeds said statutory amount, or if, by this contract, the State agrees to give something other than money, it shall not be valid, effective or binding upon the State until it has been approved by the State Comptroller and filed in his office.

      4. WORKERS' COMPENSATION BENEFITS. In accordance with Section 142 of the State Finance Law, this contract shall be void and of no force and effect unless the Contractor shall provide and maintain coverage during the life of this contract for the benefit of such employees as are required to be covered by the provisions of the Workers' Compensation Law.

      5. NON-DISCRIMINATION REQUIREMENTS. In accordance with Article 15 of the Executive Law (also known as the Human Rights Law) and all other State and Federal statutory and constitutional non-discrimination provisions, the Contractor will not discriminate against any employee or applicant for employment because of race, creed, color, sex, national origin, age, disability or marital status. Furthermore, in accordance with Section 220-e of the Labor Law, if this is a contract for the construction, alteration or repair of any public building or public work or for the manufacture, sale or distribution of materials, equipment or supplies, and to the extent that this contract shall be performed within the State of New York, Contractor agrees that neither it not its subcontractors shall, by reason of race, creed, color, disability, sex or national origin: (a) discriminate in hiring against any New York State citizen who is qualified and available to perform the work; or (b) discriminate against or intimidate any employee hired for the performance of work under this contract. If this is a building service contract as defined in
Section 230 of the Labor Law, then, in accordance with Section 239 thereof, Contractor agrees that neither it not its subcontractors shall, by reason of race, creed, color, national origin, age, sex or disability: (a) discriminate in hiring against any New York State citizen who is qualified and available to perform the work; or (b) discriminate against or intimidate any employee hired for the performance of work under this contract. Contractor is subject to fines of $50.00 per person per day for any violation of Section 220-e or Section 239 as well as possible termination of this contract and forfeiture of all moneys due hereunder for a second or subsequent violation.

      6. WAGE AND HOURS PROVISIONS. If this is a public work contract covered by
Article 8 of the Labor Law or a building service contract covered by Article 9 thereof, neither Contractor's employees nor the employees of its subcontractors may be required or permitted to work more than the number of hours or days stated in said statutes, except as otherwise provided in the Labor Law and as set forth in prevailing wage and supplement schedules issued by the State Labor Department. Furthermore, Contractor and its subcontractors must pay at least the prevailing wage rate and pay or provide the prevailing supplements, including the premium rates for overtime pay, as determined by the State Labor Department in accordance with the Labor Law.

      7. NON-COLLUSIVE BIDDING REQUIREMENT. In accordance with Section 139-d of the State Finance Law, if this contract was awarded based upon the submission of bids, Contractor warrants, under penalty of perjury, that its bid was arrived at independently and without collusion aimed at restricting competition. Contractor further warrants that, at the time Contractor submitted its bid, an authorized and responsible person executed and delivered to the State a non-collusive bidding certification on Contractor's behalf.

      8. INTERNATIONAL BOYCOTT PROHIBITION. In accordance with Section 220-f of the Labor Law and Section 139-h of the State Finance Law, if this contract exceeds $5,000, the Contractor agrees, as a material condition of the contract, that neither the Contractor nor any substantially owned or affiliated person, firm, partnership or corporation has participated, is participating, or shall participate in an international boycott in violation of the federal Export Administration Act of 1979 (50 USC App. Sections 2401 et seq.) or regulations thereunder. If such Contractor, or any of the aforesaid affiliates of Contractor, is convicted or is otherwise found to have violated said laws or regulations upon the final determination of the United States Commerce Department or any other appropriate agency of the United States subsequent to the contract's execution, such contract, amendment or modification thereto shall be rendered forfeit and void. The Contractor shall so notify the State Comptroller within five (5) business days of such conviction, determination or disposition of appeal (2 NYCRR 105.4).

      9. SET-OFF RIGHTS. The State shall have all of its common law, equitable and statutory rights of set-off. These rights shall include, but not be limited to, the State's option to withhold for the purposes of set-off any moneys due to the Contractor under this contract up to any amounts due and owing to the State with regard to this contract, any other contract with any State department or agency including any contract for a term commencing prior to the term of this contract, plus any amounts due and owing to the State for any other reason including, without limitation, tax delinquencies, fee delinquencies or monetary penalties relative thereto. The State shall exercise its set-off rights in accordance with normal State practices including, in cases of set-off pursuant to an audit, the finalization of such audit by the State agency, its representatives, or the State Comptroller.

      10. RECORDS. The Contractor shall establish and maintain complete and accurate books, records, documents, accounts and other evidence directly pertinent to performance under this contract (hereinafter, collectively, "the Records"). The Records must be kept for the balance of the calendar year in which they were made and for six (6) additional years thereafter. The State Comptroller, the Attorney General and any other person or entity authorized to conduct an examination, as well as the agency or agencies involved in this contract, shall have access to the Records during normal business hours at an office of the Contractor within the State of New York or, if no such office is available, at a mutually agreeable and reasonable venue within the State, for the term specified above for the purposes of inspection, auditing and copying. The State shall take reasonable steps to protect from public disclosure any of the records which are exempt from disclosure under Section 87 of the Public Officers Law (the "Statute") provided that: (i) the Contractor shall timely inform an appropriate State official, in writing, that said records should not be disclosed; and (ii) said records shall be sufficiently identified; and (iii) designation of said records as exempt under the Statute is reasonable. Nothing contained herein shall diminish, or in any way adversely affect, the State's right to discovery in any pending or future litigation.

      11. IDENTIFYING INFORMATION AND PRIVACY NOTIFICATION:

          (a) FEDERAL EMPLOYER IDENTIFICATION NUMBER and/or FEDERAL SOCIAL SECURITY NUMBER.

      All invoices or New York State standard vouchers submitted for payment for the sale of goods or services or the lease of real or personal property to a New York State agency must include the payee's identification number, i.e., the seller's or lessor's identification number. The number is either the payee's Federal employer identification number or Federal social security number, or both such numbers when the payee has both such numbers. Failure to include this number or numbers may delay payment. Where the payee does not have such number or numbers, the payee, on his invoice or New York State standard voucher, must give the reason or reasons why the payee does not have such number or numbers.

          (b)  PRIVACY NOTIFICATION.

               (1) The authority to request the above personal information from a seller of goods or services or a lessor of real or personal property, and the authority to maintain such information, is found in Section 5 of the State Tax Law. Disclosure of this information by the seller or lessor to the State is mandatory. The principal purpose for which the information is collected is to enable the State to identify individuals, businesses, and others who have been delinquent in filing tax returns or may have understated their tax liabilities and to generally identify persons affected by the taxes administered by the Commissioner of Taxation and Finance. The information will be used for tax. administration purposes and for any other purpose authorized by law.

               (2) The personal information is requested by the purchasing unit of the agency contracting to purchase the goods or services or lease the real or personal property covered by this contract or lease. The information is maintained in New York State's Central Accounting System by the Director of State Accounts, Office of the State Comptroller, AESOB, Albany, New York 12236.

      12. EQUAL EMPLOYMENT OPPORTUNITIES FOR MINORITIES AND WOMEN: In accordance with Section 312 of the Executive Law, if this contract is: (i) a written agreement or purchase order instrument, providing for a total expenditure in excess of $25,000.00, whereby a contracting agency is committed to expend or does expend funds in return for labor, services, supplies, equipment, materials or any combination of the foregoing, to be performed for, or rendered or furnished to the contracting agency; or (ii) a written agreement in excess of $100,000.00 whereby a contracting agency is committed to expend or does expend funds for the acquisition, construction, demolition, replacement, major repair or renovation of real property and improvements thereon; or (iii) a written agreement in excess of $100,000.00 whereby the owner of a State assisted housing project is committed to expend or does expend funds for the acquisition, construction, demolition, replacement, major repair or renovation of real property and improvements thereon for such project, then:

            (a) The contractor will not discriminate against employees or applicants for employment because of race, creed, color, national origin, sex, age, disability or marital status, and will undertake or continue existing programs of affirmative action to ensure that minority group members and women are afforded equal employment opportunities without discrimination. Affirmative action shall mean recruitment, employment, job assignment, promotion, upgradings, demotion, transfer, layoff, or termination and rates of pay or other forms of compensation;

            (b) at the request of the contracting agency, the Contractor shall request each employment agency, labor union, or authorized representative of workers with which it has a collective bargaining or other agreement or understanding, to furnish a written statement that such employment agency, labor union or representative will not discriminate on the basis of race, creed, color, national origin, sex, age, disability or marital status and that such union or representative will affirmatively cooperate in the implementation of the contractor's obligations herein; and

            (c) the Contractor shall state, in all solicitations or advertisements for employees, that, in the performance of the State contract, all qualified applicants will be afforded equal employment opportunities without discrimination because of race, creed, color, national origin, sex, age, disability or marital status.

      Contractor will include the provisions of "a", "b" and "c", above, in every subcontract over $25,000.00 for the construction, demolition, replacement, major repair, renovation, planning or design of real property and improvements thereon (the "Work") except where the Work is for the beneficial use of the Contractor. Section 312 does not apply to: (i) work, goods or services unrelated to this contract; or (ii) employment outside New York State; or (iii) banking services, insurance policies or the sale of securities. The State shall consider compliance by a contractor or subcontractor with the requirements of any federal law concerning equal employment opportunity which effectuates the purpose of this section. The contracting agency shall determine whether the imposition of the requirements of the provisions hereof duplicate or conflict with any such federal law and if such duplication or conflict exists, the contracting agency shall waive the applicability of Section 312 to the extent of such duplication or conflict. Contractor will comply with all duly promulgated and lawful rules and regulations of the Governor's Office of Minority and Women's Business Development pertaining hereto.

      13. CONFLICTING TERMS. In the event of a conflict between the terms of the contract (including any and all attachments thereto and amendments thereof) and the terms of this Appendix A, the terms of this Appendix A shall control.

      14. GOVERNING LAW. This contract shall be governed by the laws of the State of New York except where the Federal supremacy clause requires otherwise.

      15. LATE PAYMENT. Timeliness of payment and any interest to be paid to Contractor for late payment shall be governed by Article XI-A of the State Finance Law to the extent required by law.

      16. NO ARBITRATION. Disputes involving this contract, including the breach or alleged breach thereof, may not be submitted to binding arbitration (except where statutorily authorized) but must, instead, be heard in a court of competent jurisdiction of the State of New York.

      17. SERVICE OF PROCESS. In addition to the methods of service allowed by the State Civil Practice Law & Rules ("CPLR"), Contractor hereby consents to service of process upon it by registered or certified mail, return receipt requested. Service hereunder shall be complete upon Contractor's actual receipt of process or upon the State's receipt of the return thereof by the United States Postal Service as refused or undeliverable. Contractor must promptly notify the State, in writing, or each and every change of address to which service of process can be made. Service by the State to the last known address shall be sufficient. Contractor will have thirty (30) calendar days after service hereunder is complete in which to respond.

August, 1989

                                   APPENDIX J

                           ELECTRONIC BILLING PROCESS

                       NEW YORK STATE DEPARTMENT OF HEALTH

                                Child Health Plus

                            Monthly Voucher Bill and

                              Adjustment Guidelines

      This document provides instructions for the submission of monthly voucher bills and adjustments to the Department of Health for the State's share of the premium costs for children enrolled in Child Health Plus.

MONTHLY VOUCHER BILLS

      Contractors should submit their monthly voucher bill data files by the tenth business day of the month for which payment is being claimed. The billing data files should be based on the actual number of children enrolled in the program during the month for which payment is being claimed. The billing data files should contain a record for each child enrolled during the month for which payment is being claimed as well as a record for each child disenrolled.

      Contractors must also submit a State of New York Standard Voucher for receipt by the Department of Health by the tenth business day of the month. Samples of the data file layout and the standard voucher form, as well as instructions for completing them are enclosed (Exhibits A through D).

ADJUSTMENTS

      Adjustments should be submitted in conjunction with monthly voucher bills. Adjustment data files should document any overpayments or underpayments relating to the addition or deletion of enrollees, changes in coverage, audit citations, and any other adjustments relating to monthly voucher bills submitted during a previous period.

      Contractors should submit adjustments on a monthly basis. Samples of the data file layout and instructions for completion are enclosed (Exhibits E through F).

SUBMITTING MONTHLY VOUCHER BILLS AND ADJUSTMENTS

      Please review all New York State Standard Vouchers and all billing and adjustment data files for completeness and accuracy. Submissions containing errors may be returned for correction.

      Billing and adjustment data files should be submitted, via the Department of Health's electronic mail network, by the tenth business day of the month for which payment is being claimed.

      All corresponding New York State Standard Vouchers should be submitted for receipt by the Department of Health by the seventh business day of the month, and should be accompanied by a brief cover letter which identifies the name and telephone number of the individual to be contacted in the event that questions arise regarding the bill and/or adjustment.

      Mail completed New York State Standard Vouchers to:

                              Suzanne Moore, Ph.D.
                                    Director
                           Bureau of Health Economics
                       New York State Department of Health
                        Corning Tower Building, Room 1110
                               Empire State Plaza
                          Albany, New York 12237-0722

                                                                       Exhibit A

                      NEW YORK STATE DEPARTMENT OF HEALTH
                               CHILD HEALTH PLUS

           INSTRUCTIONS FOR COMPLETING FORMS AND DATA FILES REQUIRED
                  FOR THE SUBMISSION OF MONTHLY VOUCHER BILLS

A. COMPLETE A STATE OF NEW YORK STANDARD VOUCHER FORM (EXHIBIT B), photocopies are acceptable.

Complete the Standard Voucher form as follows:

ORIGINATING AGENCY: Enter "New York State Department of Health"

ORIGINATING AGENCY CODE: Enter "12000"

P-CONTRACT: Enter your State contract number.

PAYEE ID: Enter your organization's Federal Tax Identification number (your voucher will not be processed without this number).

PAYEE NAME, ADDRESS, CITY, STATE AND ZIP CODE: Enter the complete name and address, including zip code, of the person or organization to appear on the check.

DESCRIPTION OF MATERIAL/SERVICE:

Enter Child Health Plus Program.

Monthly voucher bill for the month ending _______/________/_______ (Enter the appropriate date).

Enter the Data Control Number (DCN) assigned to the billing data file submitted electronically to substantiate the monthly billing amount claimed on the standard voucher form.

If an adjustment is being submitted in conjunction with the monthly voucher bill, enter:

Adjustment for the period ending _____/______/_______ (Enter the appropriate data).

Enter the DCN assigned to the adjustment data file submitted electronically to substantiate the adjustment amount claimed on the standard voucher form.

AMOUNT: Add the amounts entered into the field labeled, "State Share" on your billing data file, Exhibit C, and enter the result.

If an adjustment is being submitted in conjunction with the monthly voucher bill, add the amounts entered into the field labeled, "Adj_SS" on your adjustment data file, Exhibit F, and enter the result.

TOTAL AND NET: Enter the sum of the amounts entered above.

NOTE: Please verify that the dollar amounts claimed on the standard voucher form for all bills and adjustments equal the sum of the amounts entered into the fields labeled "State Share" and "Adj_SS" on the billing and adjustment data files submitted via the Department's electronic mail network. If the standard voucher and data files are not in agreement, payment cannot be processed.

PAYEE CERTIFICATION:

The person authorized to process monthly voucher bills must sign and date the standard voucher form. Enter the title of the person authorized to sign the form and the name of the company.

B. SUPPORTING DOCUMENTATION - BILLING DATA FILE (EXHIBIT C)

      Each monthly billing amount claimed on a New York State Standard Voucher must be substantiated by a data file containing information for children enrolled in the program during the month for which payment is being claimed, as well as a record for each child disenrolled. The data file should contain the following information for each child. The specifications for the file layout are provided as Exhibit C. The data files must be submitted via the Department's electronic mail network.

FOR THE PERIOD ENDING: Enter the last day of the month for which payment is being claimed. Entry must be six digits and in date format (MMDDYY). Check to ensure a valid date was entered.

PLAN IDENTIFIER (NAME): Enter your organization's plan identifier, Exhibit G. Entry must be left justified. Check to ensure the correct plan identifier was entered.

CONTRACT NUMBER: Enter your State contract number, Exhibit G. Check to ensure the correct contract number was entered.

SOCIAL SECURITY NUMBER: Enter the individual's Federal Tax Identification number (if available). The Federal Tax Identification number must be nine digits. If a Federal Tax Identification number is not available, projects must assign a unique identifier. The first character in an assigned identifier must be alphabetic. The assigned identifier may be nine characters or less. The Federal Tax Identification number or assigned identifier shall be used for all billing and claims processing functions. Entry must be left justified. Check to ensure an entry was made in this field.

LAST NAME: Enter the individual's last name. Entry may be alphanumeric and seventeen characters or less. Entry must be left justified. Check to ensure an entry was made in this field.

FIRST NAME: Enter the individual's first name. Entry may be alphanumeric and ten characters or less. Entry must be left justified. Check to ensure an entry was made in this field.

MIDDLE INITIAL: Enter the individual's middle initial. Entry may be alphabetic (A through Z) or blank. Check to ensure the entry is alphabetic or blank.

BIRTH DATE: Enter the individual's date of birth. Entry must be six digits and in date format (MMDDYY). Check to ensure the child listed is less than thirteen years of age on the last day of the previous month and that a valid date was entered.

SEX: Enter the individual's gender. Entry must be M or F. Check to ensure M or F was entered.

P.O. BOX OR HOUSE NUMBER AND STREET ADDRESS: Enter the individual's residential street address. Entry may be alphanumeric and thirty-five characters or less. Entry must be left justified. Check to ensure an entry was made in this field.

CITY: Enter the individual's city of residence. Entry may be alphanumeric and fifteen characters or less. Entry must be left justified. Check to ensure an entry was made in this field.

COUNTY: Enter the individual's county of residence as specified on the listing of counties and corresponding codes, Exhibit D. Entry must be a numeral and two digits. Check to ensure a valid code, Exhibit D, that is within the contractors service area was entered.

STATE: Enter the individual's state of residence. Entry must be NY. Check to ensure NY was entered.

ZIP CODE: Enter the individual's residential zip code. Entry must be a five digit numeral. Check to ensure a valid New York State zip code within the contractor's service area was entered.

APPLICATION NUMBER: Enter the application number assigned to the individual and entered onto the supplemental enrollment form during the enrollment process. Entry may be alphanumeric and nine characters or less. Entry must be left justified.

ORIGINAL ENROLLMENT DATE: Enter the effective date of health insurance coverage. Entry must be six digits and in date format (MMDDYY). Check to ensure a valid date was entered and the entry represents a date that occurred on or after the date the contractor began enrolling children and before the date entered into the field labeled "PERIOD". Do not change the original enrollment date for the duration of the child's Child Health Plus coverage. NOTE: All children must be enrolled effective the first day of the month.

TERMINATION DATE: Enter the date that health insurance coverage is terminated. Entry must be six digits and in date format (MMDDYY). If a date has been entered, check to ensure a valid date was entered and the entry represents a date that occurred after the date entered into the field labeled "Enrollment Date" for that child. If the entry represents a date that occurred before the date entered into the field labeled "PERIOD", check to ensure 0 was entered into the field labeled "State Share of Premium". If the entry represents a date that occured on or after the date entered into the field labeled "PERIOD", check to ensure a numeral was entered into the field labeled "STATE SHARE". NOTE: All children must be terminated on the last day of the month.

STATE SHARE OF PREMIUM: Enter the State's share of the monthly premium. This must be a signed numeric field and eleven digits or less. Entry must be right justified. (e.g. -$35.00 should be entered as -3500, +$35.00 should be entered as 3500). Check to ensure the State's share of a valid premium rate or 0 was entered.

NOTE: Please add the amounts entered into this field and verify that the result is equal to the billing amount entered onto the State of New York Standard Voucher form. Also, please verify that the DCN assigned to the data file was entered onto the standard voucher form.

CURRENT ENROLLMENT/RECERTIFICATION DATE: Enter the current enrollment or recertification date. Entry must be 6 digits and in date format (MMDDYY). Check to ensure a valid date was entered and the entry represents a date that occurred on or after the date the contractor began enrolling children and before the date entered into the field labeled "PERIOD". NOTE: All children must be enrolled and recertified effective the first day of the month.

TELEPHONE NUMBER: Enter the individual's area code and telephone number. Entry must be numeric and ten numerals. (Not a required entry).

HOUSEHOLD/FAMILY IDENTIFIER: Enter the individual's household/family identifier. All children in a household must be assigned an identifier. The identifier must be identical for all members of a household/family. A unique identifier must be assigned to each household/family. Entry may be alphanumeric and nine characters or less. Entry must be left justified. Check to ensure entry was made in this field.

PRESUMPTIVE ELIGIBILITY: This field identifies whether or not the child entered Child Health Plus through the presumptive eligibility process. Enter a "P" if the child was enrolled presumptively. If the child did not enroll presumptively, leave this field blank.

PAYMENT CATEGORY: Enter the individual's subsidy level. Entry must be an F, A, B, or S. (F=Full Subsidy, P=Partial Subsidy (120% - 160% FPL), B=Partial Subsidy (160% - 222% FPL), and, S=Selfpay). Check to ensure F, A, B, or S was entered.

               SEE INSTRUCTIONS ON REVERSE SIDE BEFORE COMPLETING

C 92 (Rev. 6/94)



                                STANDARD VOUCHER          EXHIBIT
                                                             B
                [ILLEGIBLE]
                   OF
                 NEW YORK

                                                                                                    Voucher No.
[ILLEGIBLE] Agency                       Orig. Agency Code           Interest Eligible (Y/N)         2 P-Contract
New York State Department of Health          12000                                                    123456
Payment Date (MM) (DD) (YY)              OSC Use Only                Liability Date (MM) (DD) (YY)
                 /    /                                                                /    /
3 Payee ID       Additional              Zip Code  Route Payee Amount                               MIR Date (MM) (DD) (YY)
  123456789                                                                                                      /    /

4 PAYEE NAME (Limit to 30 spaces)                        IRS Code    IRS Amount
XYZ Insurance Company
PAYEE NAME (Limit to 30 spaces)                          Stat. Type  Statistic    Indicator-Dept.   Indicator-Statewide
Attn: John Smith, President
Address (Limit to 30 spaces)                             5 Ref/Inv. No. (Limit to 20 spaces)
30 Park Place
Address (Limit to 30 spaces)                             Ref/Inv. Date (MM) (DD) (YY)
Room 160                                                                   /    /
City (Limit to 20 spaces) (Limit to 2 spaces) -    State Zip Code
Albany                                              NY    12208

6 Purchase                        Description of Material'Service
  Order No.      If items are too numerous to be incorporated into the block below.
  and Date                    use Form AC 93 and carry total forward.                 Quantity  Unit  Price   Amount
----------       ------------------------------------------------------------------   --------  ----  -----   ------
                 CHILD HEALTH PLUS PROGRAM 01/31/96

                 BILLING FILE DCN#_________________________________________________
                 # OF SUBSCRIBERS                        APPROVED RATE

                 __________________________      X       __________________________                           ______________________
                 __________________________      X       __________________________                           ______________________
                 __________________________      X       __________________________                           ______________________

                 ADJUSTMENT FILE DCN #_____________________________________________                           SUB-TOTAL BILL
                                                                                                              ==================
                 ITEM/DESCRIPTION                        PERIOD OF ADJ.      # SUBSCRIBERS      APPROVED RATE

                 Retroactive adjust _________________________________________   _______   X     __________________  ________________

                 Duplicate adjusts __________________________________________   _______   X     __________________  ________________

                                                                                                              SUB-TOTAL.ADJUSTMENT
                                                                                                              ====================
PAYEE CERTIFICATION:
I certify that the above bill is just, true and correct; that part thereof has been paid              Total        TOTAL BILL
except as stated and that the balance is actually due and owing, and that taxes from which            Discount
the State is exempt are excluded.                                                                           %

/S/ [ILLEGIBLE]                                                           DIRECTOR ACCTS RECEIVABLE
---------------------------------                                     --------------------------------
  Payee's Signature in Ink                                                          Title

1/3/96                               XYZ INSURANCE COMPANY
-------------    -------------------------------------------------------------------------------------            TOTAL MONTHLY
    Date                                           Name of Company                                        Net        BILLING

                                FOR AGENCY USE ONLY                                              STATE COMPTROLLER'S PRE-AUDIT
                                -------------------                                              -----------------------------
Merchandise Received  I certify that this voucher is correct and just. and payment is approved and the goods or services rendered or furnished are for use in the
                      services and performance of the official functions and duties of this                             Certified
                      agency.                                                                                        For Payment of
Date                                                                                             Verified               Net Amount
                      -----------------------------------------------------------------------
                                          Authorized Signature
Page No.                                                                                         Audited

   By                 Date                                                      Title            Special Approval      By___________
                                                                                                  (as Required)


                       EXPENDITURE                                                             LIQUIDATION
      Cost Center Code                            Accum
pt.   Cost Center Unit Var   Yr     Object        Dept.     Statewide  Amount    Orig. Agency  PO/Contract    Line   [ILLEGIBLE]

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

                                      OSC              [ ]Check if Continuation

                                                                       Exhibit C

                      NEW YORK STATE DEPARTMENT OF HEALTH
                           CHILD HEALTH PLUS PROGRAM

File Layout for the Submission of Monthly Voucher Bills

FILE NAME: Child Health Plus Billing/Data               Date:        Page 1 of 1

Field                                 Position       Field
No.        Field Label               To    From      Size    Pic    Field Description/Remarks
-----      -----------               --    ----      ----    ---    -------------------------
 1         PERIOD                     1       6         6      9    For the period ending (MMDDYY)
 2         PLAN IDENTIFIER            7      43        37      X    Plan Identifier (NAME)
 3         CON - NO                  44      49         6      9    Contract Number
 4         SS - NO                   50      58         9      X    Social Security Number
 5         LAST NAME                 59      75        17      X    Last Name
 6         FIRST NAME                76      85        10      X    First Name
 7         M                         86      86         1      X    Middle Initial
 8         BIRTHDAY                  87      92         6      9    Birth Date (MMDDYY)
 9         S                         93      93         1      X    Sex Code
10         ADDRESS                   94     128        35      X    PO Box or House Number and Street Address
11         CITY                     129     143        15      X    City
12         CO                       144     145         2      9    County Code
13         ST                       146     147         2      X    State
14         ZIP                      148     152         5      9    Zip Code
15         APP-NO                   153     161         9      X    Application Number
16         0-ENR-D                  162     167         6      9    Original Enrollment Date (MMDDYY)
17         TERM-D                   168     173         6      9    Termination Date (MMDDYY)
18         STATE SHARE              174     184        11      9    State Share Premium (SIGNED NUMERIC)
19         O - ENR - D              185     190         6      9    Current Enrollment/Recertification Date (MMDDYY)
20         TEL - NO                 191     200        10      X    Telephone Number
21         FAMILY - ID              201     209         9      X    Family Identifier
22         PRESUMPTIVE ELIG         210     210         1      X    Presumptive Eligibility
23         PAY CATEGORY             211     211         1      X    Payment Category

                                                                       Exhibit D
                                  COUNTY CODES

CODE          COUNTY             CODE       COUNTY
----          ------             ----       ------
   1          Albany              33      Orange
   2          Allegany            34      Orleans
   3          Broome              35      Oswego
   4          Cattaraugus         36      Otsego
   5          Cayuga              37      Putnam
   6          Chautauqua          38      Rensselaer
   7          Chemung             39      Rockland
   8          Chenango            40      St. Lawrence
   9          Clinton             41      Saratoga
  10          Columbia            42      Schenectady
  11          Cortland            43      Schoharie
  12          Delaware            44      Schuyler
  13          Dutchess            45      Seneca
  14          Erie                46      Steuben
  15          Essex               47      Suffolk
  16          Franklin            48      Sullivan
  17          Fulton              49      Tioga
  18          Genesee             50      Tompkins
  19          Greene              51      Ulster
  20          Hamilton            52      Warren
  21          Herkimer            53      Washington
  22          Jefferson           54      Wayne
  23          Lewis               55      Westchester
  24          Livingstone         56      Wyoming
  25          Madison             57      Yates
  26          Monroe              58      Bronx
  27          Montgomery          59      Kings
  28          Nassau              60      New York
  29          Niagara             61      Queens
  30          Oneida              62      Richmond
  31          Onondaga
  32          Ontario

                                                                       Exhibit E

                       NEW YORK STATE DEPARTMENT OF HEALTH
                                Child Health Plus

                           Instructions for Completing
                          Data - Files for Adjustments

A.    SUPPORTING DOCUMENTATION (Exhibit F)

      Each adjustment amount claimed on a New York State Standard Voucher must be substantiated by a data file containing information for each child for whom an adjustment is necessary. The data file should contain the following information for each child. The specifications for the file layout are provided as Exhibit F. The data files must be submitted via the Department's electronic mail network.

FOR THE PERIOD ENDING: Enter the last day of the period for which the adjustments are being billed. Entry must be six digits and in date format (MMDDYY). Check to ensure a valid date was entered.

PLAN IDENTIFIER (NAME): Enter your organization's plan identifier, Exhibit G. Entry must be left justified. Check to ensure the correct plan identifier was entered.

CONTRACT NUMBER: Enter your State contract number, Exhibit G. Check to ensure the correct contract number was entered.

SOCIAL SECURITY NUMBER: Enter the individual's Federal Tax Identification number (if available). The Federal Tax Identification number must be nine digits. If a Federal Tax Identification number is not available, projects must assign a unique identifier. The first character in an assigned identifier must be alphabetic. The assigned identifier may be nine characters or less. Entry must be left justified. Check to ensure an entry was made in this field.

LAST NAME: Enter the individual's last name. Entry may be alphanumeric and seventeen characters or less. Entry must be left justified. Check to ensure an entry was made in this field.

FIRST NAME: Enter the individual's first name. Entry may be alphanumeric and ten character or less. Entry must be left justified. Check to ensure an entry was made in this field.

MIDDLE INITIAL: Enter the individual's middle initial. Entry may be alphabetic or blank. Check to ensure the entry is alphabetic (A through Z) or blank.

Period of Adjustment:

- From: Enter the date representing the first day of the period for which the adjustment is being claimed. Entry must be the first day of the month. Entry must be six digits and in date format (MMDDYY). Check to ensure a valid date was entered and the entry represents a date that occurred on or after the date the contractor began enrolling children and no later than the date entered into the field labeled "PERIOD".

- To: Enter the date representing the last day of the period for which the adjustment is being claimed. Entry must be the last day of the month. Entry must be six digits and in date format (MMDDYY). Check to ensure a valid date was entered and the entry represents a date that occurred after the date entered into the field labeled "FROM" for that child and no later than the date entered into the field labeled "PERIOD".

      e.g. Individual's coverage terminated effective 03/01/91. State was billed for the period 03/01/91 through 04/30/91. Enter 030191 in the column labeled "from" and 043091 in the column labeled "to".

ADJUSTMENT TO STATE SHARE: Enter the State's share of the adjustment amount. This must be a signed numeric field and eleven digits or less. Entry must be right justified. (e.g. +$35.62 should be entered as 3562, - $35.62 should be entered as -3562). Check to ensure a numeral was entered.

NOTE: Please add the amounts entered into this field and verify that the result is equal to the adjustment amount entered onto the New York State Standard Voucher form. Also, please verify that the DCN assigned to the data file was entered onto the standard voucher form.

                                                                       Exhibit F

                       NEW YORK STATE DEPARTMENT OF HEALTH
                            CHILD HEALTH PLUS PROGRAM

File Layout for the Submission of Adjustments
FILE NAME: Child Health Plus Adjustment                 Date:        Page 1 of 1

Field                                 Position        Field
No.         Field Label              To     From      Size       Pic   Field Description/Remarks
-----       -----------              --     ----      ----       ---   -------------------------
 l          PERIOD                    1        6        6         9    For the period ending (MMDDYY)
 2          PLAN IDENTIFIER           7       43       37         X    Plan Identifier (NAME)
 3          CON - NO                 44       49        6         9    Contract Number
 4          SS - NO                  50       58        9         X    Social Security Number
 5          LAST NAME                59       75       17         X    Last Name
 6          FIRST NAME               76       85       10         X    First Name
 7          M                        86       86        1         X    Middle Initial
 8          FROM                     87       92        6         9    Period of Adjustment "from" Date (MMDDYY)
 9          TO                       93       98        6         9    Period of Adjustment "to" Date (MMDDYY)
10          ADJ_SS                   99      109       11         9    Adjustment to State Share (Signed Numeric Field)

                                   APPENDIX K

                                  BUDGET FORMS

                                 PROJECT BUDGET
                               PERSONNEL EXPENSES

Budget Form 1

PERSONNEL EXPENSES:
                      (1)       (2)        (3)          (4)          (5)
                      Annual    Fringe                  # of             Entire
Title                 Salary    Benefits   % FTE        Months       Expense Project
-----                 ------    --------   -----        ------       ---------------
Subtotal for personnel

(1) Annual Salary should be listed for salaried personnel and should reflect the amount which would be paid for a full-time equivalent employee for 12 months. For consultants, give the rate/hour. Please label each item, for example: Annual Salary - AS and Rate/Hour - R/H.

(2) Fringe Benefits should be calculated on the annual salary amount from column (1) and the percent given.

(3) Use only for salaried personnel. List the percentage of time the person will be working, for example, a person working 20 hours/week of a 40 hour work week should be shown as 50% of a full-time equivalent (FTE) in this column.

(4) List the total of months for the contract period that the salaried person is working and label it (mos.). For consultants, list the number of hours which the person is contracted to provide and label (hrs.).

(5) For salaried personnel, the "Entire Project Expense" should reflect the annual salary (1) plus fringe benefits (2) times the percentage FTE (3) (i.e., 0.5 for half-time), adjusted by the number of months (4). For consultants, the "Entire Project Expense" should reflect the rate/hour (1) times the number of hours (4). Note that the consultants, (2) and (3) are not acceptable.

                                 PROJECT BUDGET
                             NON-PERSONNEL EXPENSES

Budget Form 2

NON - PERSONNEL EXPENSES:*
Items and unit cost                                     Project Total
------------------------                                -------------

---------------------------------------------------------------------
Subtotal for Non - Personnel
Subtotal for Personnel (from Budget Form 1)
GRAND TOTAL (Personnel + Non Personnel)

*Include equipment and supplies, travel to sites, other travel, and any other non-personnel items. List the unit cost, number of units, and total cost.

                                   APPENDIX L

                                BIDDER'S SUMMARY

                                  OF PROPOSAL

                               CHILD HEALTH PLUS
                               APPLICANT SUMMARY
                                   INSURER RFP

APPLICANT INFORMATION:

Organization Name: _____________________________________________________________

Date of Incorporation: _________________________________

Federal Identification Number: _________________________

Charity Registration Number: ___________________________

DESIGNATED PRIMARY CONTACT:

Name: __________________________________________________

Position/Title: ________________________________________

Address: _______________________________________________

         _______________________________________________

         _______________________________________________

Telephone: (__)_________________

Fax: (__)_______________________

PROJECT INFORMATION:

Project Name (If Different): ___________________________________________________

Proposal Submission Date: _________________

Premium Requested: Annual : $______________ Monthly:$___________________________

Service Area Requested (By County) : ___________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Projected Year End Enrollment: Year 1: _________________

                               Year 2: _________________

                               Year 3: _________________

                               TOTAL:  _________________

ORGANIZATION NAME: ___________________________________

Projected Amount Requested:   Year 1: $_______________  (April 1-December 1, 1997)

Projected Annual Request:     Year 2: $_______________  (January 1-December 31, 1998)

Projected Annual Request:     Year 3: $_______________  (January 1-December 31, 1999)

                              TOTAL:  $_______________

SUBCONTRACT INFORMATION:

Subcontractor Organization: __________________________

Federal Identification Number: _______________________

Primary Contact: _____________________________________

Address: _____________________________________________

         _____________________________________________

         _____________________________________________

Telephone: (__)_______________________________________

On a separate sheet, please list the name, position, address, telephone number and affiliation of any other project subcontractors.

ORGANIZATION NAME: ___________________________________

                                  PLAN OUTLINE

                          ACTIVITIES :
                          Tasks to be
                          performed to
STATEMENT OF              achieve the                       Person(s)     OUTCOMES/
OBJECTIVE: 1              objectives        TIME FRAME:     Responsible   PRODUCT
------------              ------------      -----------     -----------   ---------
                               1a.                                           1a.
                               1b.                                           1b.
                               1c.                                           1c.
                               1d.                                           1d.
                               1e.                                           1e.
STATEMENT OF
OBJECTIVE: 2
                               2a.                                           2a.
                               2b.                                           2b.
                               2c.                                           2c.
                               2d.                                           2d.
                               2e.                                           2e.

                                   APPENDIX M

                             STANDARD CONTRACT/BID

                                  INSERT FORM

                         STOCK ITEM SPECIFICATION FORM

                                  OF PROPOSAL

          BIDDER'S NAME:_______________________________________________________
          RFP NUMBER____________

                       STANDARD CONTRACT/BID INSERT FORM

      This form must be completed and returned with your response to this proposal. If awarded to you, the contract will incorporate this form as completed by you.

              NONDISCRIMINATION IN EMPLOYMENT IN NORTHERN IRELAND:
                       MacBRIDE FAIR EMPLOYMENT PRINCIPLES

      Note: Failure to stipulate to these principles may result in the contract being awarded to another bidder. Governmental and non-profit organizations are exempted from this stipulation requirement.

      In accordance with Chapter 807 of the Laws of 1992 (State Finance Law
Section 174 - b), the bidder, by submission of this bid, certifies that it or any individual or legal entity in which the bidder holds a 10% or greater ownership interest, or any individual or legal entity that holds a 10% or greater ownership interest in the bidder, either:

      -     has business operations in Northern Ireland: Y __ N __

      - if yes to above, shall take lawful steps in good faith to conduct any business operations they have in Northern Ireland in accordance with the MacBride Fair Employment Principles relating to nondiscrimination in employment and freedom of workplace opportunity regarding such operations in Northern Ireland, and shall permit independent monitoring of their compliance with such Principles:
             Y __ N __.

                              OMNIBUS PROCUREMENT ACT OF 1992

      Is the Bidder a New York State Business Enterprise? Y __ N __

      The State Finance Law defines a "New York State Business Enterprise" as a business enterprise, including a sole proprietorship, partnership, or corporation, which offers for sale or lease or other form of exchange, goods which are sought by the department and which are substantially manufactured produced or assembled in New York State, or services which are sought by the department and which are substantially performed within New York State. The Department of Health considers "substantially" to mean "over 50%".

      - It is the policy of New York State to maximize opportunities for the participation of New York State business enterprises, including minority-and women-owned business enterprises as bidders, subcontractors and suppliers on its procurement contracts.

      - Information on the availability of New York State subcontractors and suppliers is available from:

                    NYS Department of Economic Development
                    Division for Small Business
                    (518) 474 - 7756

      - A directory of minority- and women-owned business enterprises is available from:

                    NYS Department of Economic Development
                    Minority and Women's Business Development
                    Division
                    (518) 474-6346

      FOR ALL CONTRACTS WHERE THE TOTAL BID AMOUNT IS $1 MILLION OR MORE

      The Omnibus Procurement Act of 1992 requires that, by signing this bid proposal, contractors certify that whenever the total bid amount is greater than $1 million:

      1. The contractor has made all reasonable efforts to encourage the participation of New York State Business Enterprises as suppliers and subcontractors on this project, and has retained the documentation of these efforts to be provided upon request to the State;

      2. The contractor has complied with the Federal Equal Opportunity Act of 1972 (P.L. 92 - 261), as amended;

      3. The contractor agrees to make all reasonable efforts to provide notification to New York State residents of employment opportunities on this project through listing any such positions with the Job Service Division of the New York State Department of Labor, or providing such notification in such manner as is consistent with existing collective bargaining contracts or agreements. The contractor agrees to document these efforts and to provide said documentation to the State upon request;

      4. The contractor acknowledges notice that New York State may seek to obtain offset credits from foreign countries as a result of this contract and agrees to cooperate with the State in these efforts.

                   CHECKLIST TO DETERMINE "REASONABLE" EFFORT

           BY BIDDERS/CONTRACTORS FOR CONTRACTS OF $1 MILLION OR MORE

      A copy of this form should be completed and retained on file by the Contractor. The completed form should be available for review for the duration of the contract.

      The contractor:

      1. has a copy of the NYS Directory of Certified Minority and Women-Owned Business Enterprises? Y __ N __

      2.    has solicited quotes from firms listed in the Directory? Y __ N __

      3. has contacted the NYS Department of Economic Development to obtain listings of NYS subcontractors and suppliers for products and services currently purchased from out-of-state/foreign firms?
            Y __ N __

      4. has utilized other sources to identify NYS subcontractors and suppliers (such as Thomas Register, in-house vendor list)?
            Y __ N __ (If YES, Source: _______________)

      5.    has placed advertisements in NYS newspapers? Y __ N __

      6.    has participated in vendor outreach conferences?  Y __ N __

      7. has provided New York State residents notice of new employment opportunities resulting from this contract through listing any such positions with the Job Service Division of the NYS Department of Labor, or providing such notification by another method? Y __ N __

                       NEW YORK STATE DEPARTMENT OF HEALTH
                       STOCK ITEM SPECIFICATION FORM
                       (Submission of this form is optional)

      Whenever possible, practical, feasible and consistent with open competitive bidding, the stock item specifications of manufacturers, producers and/or assemblers located in New York State are used in the preparation of bid documents for the commodity requirements of State agencies. Companies are responsible for updating information as changes are made in their stocked items' technology and/or design.

      The DOH maintains Stock Item Specification Forms and corresponding specifications for a two year period; it is anticipated that within that time companies will refile with updated information. These forms and updates may be submitted to:

                       New York State
                       Department of Health
                       Purchase Unit
                       Corning Tower Room 1354
                       Albany, New York 12237-0016

      Please provide the information requested below, sign and date this form where indicated, and submit the completed form and accompanying specifications to the address given above.

      1.    Company Name and Principal Place of Business:

      2.    Number of persons employed at above location:____

      3.    Stocked Item (only one per form):

      4. Production of Stocked Item (Name and address of Manufacturer, Producer, and/or assembler):

      5.    Product Specification (briefly below, or attach specification):

      To the best of my knowledge, the information provided is accurate. It may be used by the State for the purpose of helping to retain jobs, business and industry presently in the State of New York and attracting new business and industry to the State of New York. False statements knowingly made herein are punishable as a Class A misdemeanor under Section 210.45 of the Penal Law of the State of New York.

      Company Representative (please print):

      Title and Telephone:

      Signature and Date:

                                  APPENDIX B-1

                       NEW YORK STATE DEPARTMENT OF HEALTH
                       OFFICE OF HEALTH SYSTEMS MANAGEMENT
                           BUREAU OF HEALTH ECONOMICS

                            CHILD HEALTH PLUS PROGRAM
                       INSURANCE PLAN REQUEST FOR PROPOSAL

                              QUESTIONS AND ANSWERS
                   SUBMITTED IN WRITING BY DECEMBER 30, 1996

                               BIDDERS CONFERENCE:
                            FRIDAY, JANUARY 10, 1997

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                 PAGE 2

                                  INTRODUCTION

      This document contains answers to questions submitted by health plans with respect to the Child Health Plus Insurance Plan Request for Proposal (RFP). The questions and answers are grouped by evaluation category into three sections:

      I.   General Technical,

      II.  Network Comprehensiveness, and

      III. Fiscal Evaluation Criteria.

      The questions and answers presented here are questions which were submitted in writing to the Department by December 30, 1996. Questions which were handed in by insurance plans at the bidder's conference will be mailed to everyone who submitted a letter of intent by January 23, 1997.

      Plans are reminded that in many instances, similar questions were asked by multiple organizations. Where this occurred, the State in some cases selected one or more representative questions to answer, rather than responding in writing to every question asked. In doing so, the State has made a good faith effort to ensure that all material issues raised by health plans are being responded to in as complete a manner as possible.

      It is important to read this document in its entirety to assure that you are informed about all policy statements being made with respect to individual issues.

      To the extent to which the answers contained in this document are in conflict with information provided in the RFP, these answers shall control.

                                    PART I -

                          GENERAL TECHNICAL QUESTIONS

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                 PAGE 4

I.    GENERAL TECHNICAL QUESTIONS

      A.    ENROLLMENT/[ILLEGIBLE]

1*. UNDER THE CURRENT PROGRAM, AN, APPLICANT WHO ONLY HAS INPATIENT COVERAGE IS DEEMED ELIGIBLE FOR CHILD HEALTH PLUS SINCE SUCH COVERAGE IS NOT CONSIDERED "EQUIVALENT HEALTH INSURANCE COVERAGE." UNDER THE NEW PROGRAM, WITH INCLUSION OF INPATIENT CARE, WILL SUCH APPLICANTS BE INELIGIBLE FOR CHILD HEALTH PLUS ENROLLMENT? IF YES, DOES THIS MEAN THAT CURRENT ENROLLEES WHO HAVE SEPARATE INPATIENT COVERAGE MUST BE DISENROLLED FROM CHILD HEALTH PLUS UPON IMPLEMENTATION OF THE NEW PROGRAM?

The current equivalent coverage policy will be revised prior to implementation of the expanded program. It is likely that if a policy was not deemed equivalent in the current program, it will not be equivalent in the expanded program as it is anticipated that the current definition will merely be expanded to include inpatient. A policy would still not be equivalent if it only covered inpatient care.

2. CAN THE EDUCATIONAL ORIENTATION AND APPLICATION PROCESS BE CONDUCTED OVER THE PHONE OR BY MAIL?

The current application process is typically conducted by mail. Completed applications cannot be taken over the phone because documentation must be submitted and the parent/guardian or legally responsible adult must provide an original signature. Educational orientation may be conducted over the phone with follow-up written information sent to enrollees.

3. WHAT SHOULD CURRENT CHILD HEALTH PLUS INSURERS DO WHEN SUBSCRIBERS RESPOND PRIOR TO THE APPROVAL OF THE PROPOSAL?

Children should be enrolled using the existing eligibility review criteria prior to implementation of the expanded program. Upon implementation, new enrollees will be evaluated based upon new income levels. The plan will be allowed a 90 day period to transition existing enrollees to the expanded program by determining their family contribution levels and collecting premiums. If the family income level does not require a family contribution or if the first month's family contribution is paid prior to implementation, the child can transition upon implementation of the expanded program. Others will have up to 90 days to make payment and transition to the expanded program.

4.    ARE MARRIED MEMBERS ALLOWED TO ENROLL IN CHILD HEALTH PLUS?

Married members are allowed to enroll if they meet all eligibility criteria. However,

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                 PAGE 5

coverage will be on an individual, rather than family, basis.

5.    ARE MOTHERS WITH CHILDREN [ILLEGIBLE] ENROLL IN CHILD HEALTH PLUS?
      IF SO, WILL CHILD HEALTH PLUS COVERAGE [ILLEGIBLE] BE ON AN INDIVIDUAL RATHER THAN FAMILY BASIS?

Mothers with children are allowed to enroll if they meet all eligibility criteria. However, coverage will always be on an individual, rather than family, basis.

6. CAN A CHILD HEALTH PLUS PLAN REQUIRE A SIX-MONTH "LOCK IN" PERIOD FOR ENROLLMENT? IF YES, WILL THE STATE ENSURE PAYMENT OF AT LEAST ITS PORTION OF THE PREMIUM DURING THE LOCK-IN PERIOD ONCE INITIAL ELIGIBILITY HAS BEEN DETERMINED?

A Child Health Plus cannot require a six-month "lock-in" period for enrollment.

7*. ARE THERE ANY NOTIFICATION REQUIREMENTS OR PROTOCOLS TO FOLLOW WHEN DISENROLLLNG A CHILD HEALTH PLUS MEMBER FOR NON-PAYMENT OF THE PREMIUM (I.E. PROPER DOCUMENTATION OF ADEQUATE NOTICE, OUTREACH ATTEMPTS, ETC.?)

Based upon general insurance practices no notice is required for non-payment of premium. However, a plan may choose to notify a family if they have been disenrolled for nonpayment.

8*. WITH REGARD TO THE ISSUE OF MEMBER DISENROLLMENT DUE TO NON-PAYMENT OF PREMIUMS, THE DEPARTMENT HAS TRADITIONALLY ASKED INSURERS TO BE LENIENT IN DEALING WITH THIS SITUATION. WILL THE DEPARTMENT BE MORE EXPLICIT IN ITS DIRECTIVE ON THIS ISSUE?

Non-payment of premium is cause for automatic disenrollment. Disenrollment would occur on the last day for which premium has been paid by an insurer. Legislation allows an insurer flexibility in the temporal aspects of collection. However, it is at the discretion of the family as to what payment schedule they choose to abide by.

9*. FOR PREGNANT ENROLLEES: SHOULD A MEMBER BE AUTOMATICALLY DISENROLLED FROM CHILD HEALTH PLUS WHEN THE PLAN FINDS OUT THAT SHE IS PREGNANT?

A member should not be automatically disenrolled from the Child Health Plus program once the plan finds out she is pregnant. However, once a plan discovers an enrollee is pregnant, that individual should be referred to Medicaid (presumptive eligibility provider, local DSS Medicaid office, or outstation) as a subsidized enrollee under Child Health Plus should qualify for the Medicaid program. It should also be noted that a newborn child will also qualify for Medicaid coverage. Plans should specify the

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                 PAGE 6

identification procedure(s) that will be implemented to expedite the referral of a pregnant women to the Medicaid program. For example, a plan may require their prenatal care providers to automatically notify the [ILLEGIBLE] a pregnant women, covered by the Child Health Plus program, presents, for her first prenatal visit.

10. HOW "DELINQUENT" DOES A MEMBER HAVE TO BE BEFORE THE PLAN TAKES ACTION TO DISENROLL HIM OR HER?

Any delinquency is grounds for immediate disenrollment. All family contributions to the premium must be paid in advance to the period in which coverage is in effect.

11. IN THE RFP THE STATE REQUESTS THAT THE BIDDER DETAIL PROVISIONS AND OR ARRANGEMENTS FOR OFFERING CONVERSION OF BENEFITS IN THE EVENT OF TERMINATION OF COVERAGE UNDER THE PLAN, OR FOR CHILDREN WHO AGE OUT OF THE PROGRAM. PLEASE CLARIFY WHAT PROVISIONS AND OR ARRANGEMENTS ARE REQUIRED.
      SECTION II.K.3 OF THE RFP STATES, "IF THE CONTRACTOR IS UNABLE TO OFFER A CONVERSION POLICY FROM THEIR OWN ORGANIZATION, THEN THEY MUST PROVIDE INFORMATION ON THE INSURANCE OPTIONS AVAILABLE WITH ANOTHER ORGANIZATION TO SUCH CHILDREN" IN THIS EVENT, IS THE PLAN REQUIRED TO MAKE CONTRACTUAL ARRANGEMENTS WITH OTHER INSURANCE ORGANIZATIONS TO OFFER NON-CHILD HEALTH PLUS PRODUCTS, OR IS THE PLAN REQUIRED TO SIMPLY PROVIDE A LIST OF AVAILABLE PLANS (INCLUDING ADDRESSES AND TELEPHONE NUMBERS)?

For organizations, such as Prepaid Health Services Plans, who cannot offer conversion options, the plan should have information available on other insurance options for enrollees who age out of the Child Health Plus program. If an individual or child is ineligible due to income, Child Health Plus coverage can be purchased at the un-subsidized level (i.e., full premium price). The plan is not required to make contractual arrangements with other organizations to offer non-Child Health Plus products.

12. AT WHAT POINT DO WE DISENROLL A PREGNANT MEMBER? EFFECTIVE AT THE END OF THE MONTH IN WHICH REFERRAL TO A PRESUMPTIVE ELIGIBILITY PROVIDER IS MADE?

Individuals are not to be disenrolled because they become pregnant. Disenrollment occurs when the insurer is advised that woman has been enrolled in Medicaid. Such disenrollment is effective at midnight on the last day of a month.

      B.    ELIGIBILITY

13*. THE CHILD'S EFFECTIVE DATE FOR COVERAGE IN THE RFP IS STATED TO BE THE FIRST DAY OF THE MONTH. PLEASE EXPLAIN FURTHER. FOR MEDICAID MANAGED CARE, A PERSON ENROLLED BEFORE THE 15TH OF THE MONTH BECOMES EFFECTIVE THE
      FIRST

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                 PAGE 7

      DAY OF THE FOLLOWING MONTH. (i.e., ENROLLS MAY 6 - EFFECTIVE JUNE 1). IF THE PERSON ENROLLS AFTER THE 15TH, THE COVERAGE EFFECTIVE DATE WILL BE THE FIRST DAY OF THE SECOND FOLLOWING MONTH (i.e., ENROLLS [ILLEGIBLE] EFFECTIVE JULY 1). FOR CHILD HEALTH PLUS, WILL THE SAME BE TRUE?

Under Child Health Plus, all enrollment is effective the first day of the month and disenrollment is effective midnight the last day of the month. There is no retroactive enrollment or disenrollment allowed under the program. The effective month of coverage is dependent on the insurer's internal processing procedures and cut-off dates. For example, a plan may process applications between the first and the 25th day of the month for the first day of the following month while applications processed from the 26th of the month to the last day of the month for the first day of the month two months following the application. An insurer's specific enrollment policies needs to be presented in their proposal.

14*. CAN SDOH EXPLAIN IN MORE DETAIL WHAT IT EXPECTS IN TERMS OF PROVIDING INFORMATION ON THE "INSURANCE OPTIONS AVAILABLE WITH ANOTHER ORGANIZATION" WHEN THE CHILD AGES OUT OF THE CHILD HEALTH PLUS PROGRAM, OR IS INELIGIBLE DUE TO INCOME?

For organizations, such as Prepaid Health Services Plans, who cannot offer conversion options, the plan should have information available on other insurance options for enrollees who age out of the Child Health Plus program. If an individual or child is ineligible due to income, Child Health Plus coverage can be purchased at the un-subsidized level (i.e., full premium price).

15*. IT IS OUR UNDERSTANDING THAT THE CURRENT SIXTY (60) DAY PRESUMPTIVE ELIGIBILITY PERIOD WILL ALSO BE AVAILABLE UNDER THE NEW PROGRAM. ARE THERE ANY CHANGES TO THE PRESUMPTIVE ELIGIBILITY PROCEDURES?

There are no changes to presumptive eligibility procedures contemplated at this time.

16. WHO IS RESPONSIBLE FOR THE COST OF MEDICAL CARE IF A PLAN IS NOTIFIED BY THE STATE THAT A CHILD HEALTH PLUS ENROLLEE IS NOT ELIGIBLE AT A TIME WHEN THE CHILD IS HOSPITALIZED AND RECEIVING INPATIENT CARE?

This situation should never occur as the individual insurer, not the State, would be making the eligibility determination. The plan would not be responsible for services rendered if the child was not enrolled.

17. ARE THE RESPONSES PROVIDED IN THE ADVISORY MEMORANDUM STILL CORRECT? SPECIFICALLY, IS THE INFORMATION REGARDING INAPPROPRIATE EMERGENCY ROOM USE AND PRESUMPTIVE ELIGIBILITY UP TO DATE?

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                 PAGE 8

Advisory memoranda currently in effect will be reviewed and updated, as needed, prior to implementation of the program. However, the policies regarding inappropriate emergency room use and presumptive eligibility are not expected to change.

18.   WILL THE NEW REGULATIONS APPLY ONLY TO NEW ENROLLMENT EFFECTIVE MAY 1,
      1997?

New eligibility requirements for equivalent coverage and family contribution level changes will apply to all program enrollees. However, existing insurers will be allowed a 90-day period beyond the date of program implementation to transition existing enrollees to the expanded program.

19. IF A CHILD HAS A PERIOD OF PRESUMPTIVE ELIGIBILITY UNDER THE CURRENT PROGRAM, WILL HE OR SHE BE ALLOWED ANOTHER PRESUMPTIVE PERIOD UNDER THE NEW PROGRAM?

If a child has a period of presumptive eligibility under the current program, they will not be allowed another presumptive period under the new program.

20. WHAT ARE THE PRESUMPTIVE ELIGIBILITY PROCEDURES FOR CHILDREN WHO HAVE NOT PAID THE FIRST MONTH PREMIUM?

There are no presumptive eligibility procedures for children who have not paid the first month of premium as a child cannot be enrolled without payment of the first month.

21. WHAT IS THE NEW DEFINITION FOR EQUIVALENT COVERAGE? WOULD BLUE CROSS AND BLUE SHIELD OF ROCHESTER AREA'S VALUE MED PROGRAM BE CONSIDERED EQUIVALENT COVERAGE?

The equivalent coverage definition will be revised prior to implementation of the expanded program.

22. FOR THOSE CHILDREN THAT ARE CURRENTLY IN CHILD HEALTH PLUS AND HAVE OTHER INSURANCE COVERAGE THAT TO DATE HAS NOT BEEN CONSIDERED EQUIVALENT COVERAGE, WHAT ARE THE PROCEDURES FOR REVIEW OF THESE POLICIES AND ARE THERE SUBSEQUENT PROCEDURES IF THESE POLICIES ARE CONSIDERED EQUIVALENT UNDER THE NEW PROGRAM?

A revised equivalent coverage policy will be formulated prior to implementation of the expanded program. It is likely that if a policy was not deemed equivalent in the current program, it will not be equivalent in the expanded program as it is anticipated that the current definition will merely be expanded to include inpatient.

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                 PAGE 9

23. WILL AN ENROLLEE BE DEEMED ELIGIBLE BY THE STATE FOR A FULL YEAR, EVEN IF THE ENROLLEE BECOMES INELIGIBLE SOONER BUT FAILS TO REPORT SUCH INELIGIBILITY TO THE PLAN?

The State does not make an eligibility determination, it is up to the insurance contractor to make an eligibility determination. It is the responsibility of the individual to report any changes in circumstance that may make the individual ineligible for subsidized coverage within sixty (60) days of such change.

24. IF ONLY ONE PERIOD OF PRESUMPTIVE ELIGIBILITY PER CHILD IS ALLOWED, HOW WOULD MANAGED CARE PLANS KNOW WHETHER THE PRESUMPTIVE ELIGIBILITY PROVISION HAS ALREADY BEEN USED BY ANOTHER MANAGED CARE PLAN?

One period of presumptive eligibility per child, per plan, is allowed.

25. WHAT HAPPENS IF A PREGNANT WOMAN REFERRED TO A PRESUMPTIVE ELIGIBILITY PROVIDER NEVER GOES TO THE PROVIDER FOR DETERMINATION OF PRESUMPTIVE ELIGIBILITY OR IS FOUND INELIGIBLE FOR MEDICAID, BUT HAS BEEN DISENROLLED FROM CHILD HEALTH PLUS?

If a pregnant women does not go to the provider for determination of presumptive eligibility, she is not disenrolled from the Child Health Plus program. Because a woman is not disenrolled until she is enrolled in Medicaid, she would have maintained her coverage under Child Health Plus.

26. WHAT, IF ANY, DOCUMENTATION OF ESTABLISHED LINKAGES WITH PRESUMPTIVE ELIGIBILITY PROVIDERS MUST APPLICANTS SUBMIT WITH THEIR PROPOSALS?

Such documentation can include, but not be limited to, a listing of such providers within an insurer's proposed service area(s).

27. WHEN SIGNED TAX FORMS ARE SUBMITTED AS PROOF OF INCOME, CAN THE ADDRESS ON THESE FORMS ALSO BE USED AS PROOF OF ADDRESS (IN LIEU OF REQUESTING OTHER DOCUMENTATION), IF THE ADDRESS ON THE FORM IS THE SAME AS THAT ON THE APPLICATION?

Such documentation is acceptable only if it had been signed and sent within three (3) months of the individual's application to the Child Health Plus program.

28. IS COMPLETION OF A HEALTH SCREENING FORM (BEYOND THAT WHICH A PCP FILLS OUT DURING THE INITIAL PHYSICAL EXAMINATION OF A NEW MEMBER) REQUIRED OR OPTIONAL?

Completion of such a form is optional.

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 10

29. IN REGARDS TO "PRESUMPTIVE ELIGIBILITY PROVIDERS" LISTED ON PAGE 15, WHAT DOES THE DEPARTMENT OF HEALTH CONSIDER TO BE A "SUFFICIENT NUMBER" OF PRESUMPTIVE ELIGIBILITY PROVIDERS?

The number of presumptive eligibility providers with which a plan affiliates is left to the bidder based on how many such providers the bidder believes is necessary to fulfill the objective of this aspect of the program.

30. APPENDIX B. ADVISORY MEMORANDUM 2/1/92, PAGE 6. THERE ARE REFERENCES TO UNDOCUMENTED ALIENS IN RELATIONSHIP TO THE SELF-DECLARATION OF INCOME. WILL THERE BE REPERCUSSIONS FROM THE WELFARE REFORM BILL ON THE CHILD HEALTH PLUS COVERAGE OF CHILDREN WHO MAY BE UNDOCUMENTED ALIENS?

 The State has yet to pass legislation implementing the provisions of the Welfare Reform Bill. Plans will be expected to comply with any future requirements resulting from the any welfare reform legislation enacted by the State.

      C.    RECERTIFICATION

31*. WHEN MUST THE ANNUAL RECERTIFICATION OF ELIGIBILITY BE CONDUCTED? CAN RECERTIFICATION BE SPACED OUT OVER THE YEAR? MUST ELIGIBILITY BE TERMINATED IF THE ENROLLEE FAILS TO MAKE TIMELY RECERTIFICATION?

 Annual recertification must occur on or prior to the year anniversary of coverage. An enrollees recertification date is determined by their effective month of coverage, and will vary by individual according to such anniversary date. An enrollee must have their coverage terminated if they fail to make timely recertification.

32. WHEN WILL THE NEW PROGRAMMATIC CHANGES BECOME EFFECTIVE FOR CHILD HEALTH PLUS SUBSCRIBERS WHO ARE ALREADY ENROLLED IN THE CURRENT PROGRAM AND CERTIFIED BEYOND MAY 1, 1997?

For subscribers already enrolled in the program, existing insurers will be allowed a 90 day period after implementation of the expanded program to transition enrollees. Insurers should try to transition current enrollees to the expanded program as quickly as possible.

33. WILL CURRENT SUBSCRIBERS BE GRANDFATHERED IN? (FOR EXAMPLE, WILL THOSE CHILDREN RECEIVING THE CURRENT PROGRAM AT FULL SUBSIDY CONTINUE AT FULL SUBSIDY UNTIL THEIR CURRENT RECERTIFICATION DATE.)

Current subscribers will be allowed to maintain their current recertification date and do not need to reapply to the program. Insurers must review income levels and

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 11

determine what family contribution level will be required. Insurers will have an additional 90 days from the date of program implementation to collect family contributions for existing enrollees and to transition them to the expanded program. If an existing enrollee fails to make the required family contribution within this period, he or she will be disenrolled. If the family income level does not require a family contribution or if the first months family contribution is paid prior to implementation, the child can transition to the expanded program at implementation. Others will have up to 90 days to make payment and transition to the expanded program.

34. THE MAY, 1997 RECERTIFICATION ARE DUE TO BE MAILED FEBRUARY 1, 1997. ARE THERE ANY CHANGES TO THIS RECERTIFICATION PROCESS?

The current recertification process will remain in effect. Upon implementation of the expanded program, new family contribution levels will go into effect. Insurers will be given a 90 day period to notify families of existing enrollees of the revised family contribution levels and to collect premiums, where applicable.

35. WILL THERE BE A LIMIT TO THE NUMBER OF REINSTATEMENTS A FAMILY MAY HAVE DURING THE COURSE OF THE YEAR?

The Department is currently considering a reenrollment process in the instances where an enrollee is cancelled because of nonpayment of premium. Plans will be notified of the new policy when the Department completes its review.

36. IF FAMILIES ARE REQUIRED TO PAY PREMIUMS ON A MONTHLY BASIS, IS IT LIKELY THAT THERE WILL BE A SUBSTANTIAL NUMBER OF CANCELLATIONS EACH MONTH FOR NON-PAYMENT OF PREMIUM. WILL REINSTATEMENTS BE ALLOWED AFTER CANCELLATION FOR NON-PAYMENT OF PREMIUM? IF SO, WHAT ARE THE GUIDELINES AND PROCEDURES?

The Department is currently considering a reenrollment process in the instances where an enrollee is cancelled because of nonpayment of premium. Plans will be notified of the new policy when the Department completes its review.

      D.    BENEFIT PACKAGE

37. PLEASE CLARIFY - SPEECH AND HEARING SERVICES ARE NOT COVERED EXCEPT FOR AUDIOMETRIC TESTING WHEN MEDICALLY NECESSARY. DOES THIS MEAN THAT THE PLAN WOULD COVER THE AUDIOMETRIC TESTING THAT WOULD BE DONE PERIODICALLY AS PART OF THE CHILD'S SPEECH AND HEARING THERAPY REGIMEN?

Audiometric testing performed periodically as part of a child's speech and hearing

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 12

therapy regimen are not covered. Audiometric testing performed to rule out or diagnose a medical condition is covered.

38. PLEASE CLARIFY - CO-PAYS. IF A MEMBER IS DELINQUENT ON CO-PAYS, DOES THIS COUNT TOWARDS DELINQUENCY OF PREMIUM PAYMENT?

There is no relation between delinquency of co-payments and premium payments. Co-payments are made to the provider of service, not the insurer.

39. ARE ABORTIONS AND STERILIZATIONS COVERED IF MEDICALLY NECESSARY? IF NOT MEDICALLY NECESSARY?

Pregnant members should be referred to Medicaid. Consistent with the Insurance Law requirements, elective abortion and voluntary sterilizations are not required to be covered.

40. IS "SPEECH THERAPY" COVERED OR NOT? APPENDIX E, UNDER "LEVEL OF COVERAGE" FOR HOME HEALTH CARE SEEMS TO INDICATE THAT IT IS COVERED, BUT IT IS ALSO LISTED AS AN EXCLUDED BENEFIT.

Speech therapy as a "stand alone" benefit is not covered. However, as is currently required by Insurance Law, speech therapy which is part of an authorized home health care visit which is provided by the certified home health care agency is covered within the parameters of that visit.

41*. NON-EMERGENCY TRANSPORTATION IS LISTED AS AN EXCLUDED BENEFIT. PLEASE DEFINE EMERGENCY TRANSPORTATION. IN ADDITION TO AMBULANCE, DOES IT INCLUDE MEDICALLY NECESSARY AMBULETTE TRANSPORTATION? DOES IT INCLUDE TAXI TRANSPORTATION WHEN AN AFTER HOURS EMERGENCY ROOM VISIT IS AUTHORIZED BY THE PLAN THAT DOES NOT REQUIRE AN AMBULANCE, BUT THE MEMBER NEEDS TRANSPORTATION"?

The schedule of non-covered services should include all forms of transportation since transportation is NOT a covered benefit under the Child Health Plus program.

42. IN THE BENEFIT PACKAGE, INPATIENT HOSPITAL MEDICAL OR SURGICAL CARE, LEVEL OF COVERAGE INDICATES THAT THE SERVICES OF SURGEONS AND ANESTHESIOLOGISTS ARE ONLY COVERED IF INCLUDED IN THE HOSPITAL BILL. WHY AREN'T THESE SERVICES COVERED IF BILLED SEPARATELY AS LONG AS THEY ARE MEDICALLY NECESSARY? AS WRITTEN, THIS LIMITATION WOULD PREVENT HIP FROM USING ANESTHESIOLOGY GROUPS AND SURGEONS WITH WHICH WE CONTRACT, BUT WHO ARE NOT HOSPITAL EMPLOYEES.

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 13

The intent of the language in the benefit package description was not to exclude the services of surgeons and anesthesiologist if billed separately. Such services are as covered.

43.   ARE THE SERVICES OF ANESTHESIOLOGISTS COVERED FOR OUTPATIENT SURGERY?

Services of the anesthesiologist for outpatient surgery are covered under the general benefit of "outpatient surgery". All costs associated with such surgery are covered.

44*. PLEASE DESCRIBE THE SCOPE OF THE OBSTETRICAL AND GYNECOLOGICAL SERVICES THAT ARE TO BE PROVIDED BY THE PLAN FOR CHILD HEALTH PLUS ENROLLEES.

The scope of OB/GYN services to be provided by the insurer are those identified under the maternity care provision of Appendix E, as well as those required by PHL Section 4406-b and DOH Memorandum Series 95-17, dated December 6, 1995.

45*. DOES THE OUTPATIENT MENTAL HEALTH BENEFIT INCLUDE COLLATERAL VISITS FOR FAMILY MEMBERS WHO ARE NOT COVERED BY CHILD HEALTH PLUS?

The outpatient mental health benefit package does not include collateral visits for family members who are not covered by Child Health Plus. Only the outpatient alcohol/substance abuse treatment benefit contains a family visit requirement.

46*. THE SIXTY (60) VISIT LIMIT FOR CHEMICAL DEPENDENCY AND MENTAL HEALTH HAVE A MINIMUM OF TWENTY (20) VISITS FOR FAMILY THERAPY FOR ALCOHOL ABUSE AND A MAXIMUM OF TWENTY (20) VISIT FOR MENTAL HEALTH. DO ANY OF THE VISITS HAVE TO BE RESERVED FOR SPECIFIED ME? CAN ALL OF THE VISITS BE USED FOR CHEMICAL DEPENDENCY, OR DO SOME HAVE TO BE RESERVED FOR MENTAL HEALTH? IS IT FIRST BILLED, FIRST PAID?

The visits in this category do not have to be reserved for specific use but are first billed, first paid.

47*. THE COVERED DURABLE MEDICAL EQUIPMENT ITEMS APPEARS TO BE FOR A MEDICARE POPULATION RATHER THAN A PEDIATRIC POPULATION. THE PLANS' MEDICAID EXPERIENCE SUGGESTS ITEMS SUCH AS NEBULIZERS SHOULD BE COVERED. IS THEN ANY FLEXIBILITY AS TO THE ITEMS REQUIRED FOR COVERAGE UNDER THIS BENEFIT?

There is no flexibility as to the items covered under this category. Only the items listed will be covered.

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 14

48.   ARE THERE ANY LIMITATIONS ON BENEFIT ENHANCEMENT?

 No enhancments should be offered to the benefit package. The benefit package is [ILLEGIBLE] Child Health Plus program providers.

49*.  COULD PLANS OPT NOT TO IMPOSE THE PHYSICIAN CO-PAYMENT?

There will be a $2 copayment required for all physician visits, except those provided on an inpatient basis, for well child care, or as other prohibited by Insurance Law.

50. PLEASE EXPLAIN THE TERM "SHORT TERM" AS IT IS USED WITH PHYSICAL AND OCCUPATIONAL THERAPIES.

The term is intentionally undefined to allow insurers the discretion to provide the benefit at a level they typically offer to non-Child Health Plus members. Acceptable levels have included a twenty visit per calendar standard as well as no specific visit limitations but a requirement that the condition in question be subject to significant clinical improvement through relatively short term therapy.

      E.      COORDINATION WITH THE MEDICAID PROGRAM

51*.  THE RFP MENTIONS THAT THE CHILD HEALTH PLUS ENROLLMENT FILES ARE
      COMPARED TO THE STATE'S MEDICAID ENROLLMENT FILES TO DETERMINE IF A CHILD IS CURRENTLY ENROLLED IN BOTH PROGRAMS. HOW WILL THE INSURER BE NOTIFIED OF THE CHILD'S INELIGIBILITY? WILL THE CHILD HEALTH PLUS PROGRAM TERMINATION IN COVERAGE BE RETROACTIVE, SAME DAY AS DISCOVERY, OR AT THE END OF THE MONTH?

As stated in the RFP, the Child Health Plus billing/enrollment file is compared to the current Medicaid enrollment file on a monthly basis to produce a list of children dually enrolled in both programs. Each insurer receives a letter transmitting their list of dually enrolled children. The insurer must inform the parent/guardian of the child's dual enrollment status using a letter provided by the Department. In this letter, the family is given ten business days from the date of the letter to respond with proof of Medicaid disenrollment or Medicaid spend down. If this cannot be provided, the child must be disenrolled from Child Health Plus within 60 days from the first day of the month where the match was performed.

52*. UNDER THE CURRENT PROGRAM, INSURERS ARE REQUIRED TO REFER APPLICANTS WHO APPEAR ELIGIBLE FOR MEDICAID TO THE MEDICAID PROGRAM. APPLICANTS ARE NOT REQUIRED, HOWEVER, TO APPLY FOR MEDICAID, NOR TO DEMONSTRATE THAT THEY HAVE BEEN REJECTED BY MEDICAID IN ORDER TO BE ELIGIBLE FOR CHILD HEALTH PLUS ENROLLMENT. CONTRARY TO WHAT HAD BEEN INDICATED BY SDOH AT THE

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 15

      SEPTEMBER INSURERS' MEETING, THE RFP APPEARS TO CONTINUE THE CURRENT PRACTICE, I.E., UNDER THE NEW PROGRAM, INSURERS MUST MAKE MEDICAID REFERRALS [ILLEGIBLE] APPROPRIATE, BUT ONLY THOSE CHILDREN WHO ARE ACTUALLY "ON MEDICAID SHALL BE INELIGIBLE FOR CHILD HEALTH PLUS. IS THIS UNDERSTANDING CORRECT?

The existing policy where children who appear Medicaid eligible must be referred by the insurer to Medicaid will remain in effect. Applicants who appear Medicaid eligible will not be required to produce documentation of Medicaid denial in order to be eligible to enroll in Child Health Plus.

53. IS THE ON-SITE REVIEW SEPARATE AND IN ADDITION TO THE MEDICAID ANNUAL REVIEW? WILL ANY EFFORTS BE MADE TO COORDINATE THE TWO VISITS?

The on-site reviews which will be conducted for the Child Health Plus program are separate and in addition to the Medicaid annual review. The Child Health Plus site visit will be for the purposes of reviewing Child Health Plus applications and enrollment documentation.

54*. PLEASE CLARIFY WHAT INFORMATION YOU ARE LOOKING FOR IN RESPONSE TO THE REQUEST THAT WE DISCUSS HOW CHILD HEALTH PLUS WILL "INTERACT" WITH OTHER INSURANCE PRODUCTS, INCLUDING MEDICAID.

With regard to interaction of Child Health Plus insurers with other products, including Medicaid, the plan should discuss areas such as referral of children that appear Medicaid eligible to the Medicaid program and how that process will occur, review of other policies the child may be covered under to determine if coverage is equivalent, coordination of benefits if coverage is not equivalent, coordination of duplicates among other Child Health Plus plans, assisting enrollees who move from the service area of one plan to another to avoid a lapse in coverage, and implementation of the joint Child Health Plus/Medicaid/WIC application.

55*. IS IT CORRECT THAT PREGNANT TEENS WHO DO NOT QUALIFY FOR MEDICAID ARE COVERED FOR PRENATAL CARE AND DELIVERY?

Subsidized enrollees under Child Health Plus who become pregnant should be qualified for the Medicaid program. However, if an enrollee chooses not to apply to the Medicaid program, or the enrollee is not subsidized, maternity care is a covered benefit.

56. FOR INSURERS WHO ARE LICENSED HEALTH MAINTENANCE ORGANIZATIONS, DO MANAGED CARE RULES APPLY FOR THE CHILD HEALTH PLUS PROGRAM? SPECIFICALLY, IS IT REASONABLE FOR THE HMO TO EXPECT CHILD HEALTH PLUS MEMBERS TO

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 16

      FOLLOW THE SAME BASIC REFERRAL POLICIES THAT HMO AND MEDICAID MANAGED CARE MEMBERS ABIDE? IF YES, WILL THE INSURER BE ALLOWED TO DISENROLL ENROLLEES WHO [ILLEGIBLE] SHOW" OR CREATE DISTURBANCES AT SCHEDULED DOCTOR APPOINTMENT [ILLEGIBLE] HABITUALLY MISUSE THE HMO'S REFERRAL SYSTEM DESPITE THE EDUCATION EFFORTS OF THE INSURER?

It is reasonable for the HMO/insurer to expect Child Health Plus members to follow the same referral policies that non-Child health Plus members are required to follow. The subscriber contract and any other member education document should clearly set forth the insurers protocol for receipt of covered services.

With respect to disenrolling a recalcitrant enrollee, the Insurance Department, after consulting with the Department of Health and recognizing the HMOs dual role as provider and payor of health care services, did permit HMOs the option of adopting termination provisions to address the non-compliant enrollee. However, it has always been understood that such termination provisions would only be invoked in the most egregious of circumstance. For example, where an enrollee's persistent refusal to follow recommended treatment has resulted in an irreparable breach of the provider-patient relationship, termination may be invoked. Also, where an enrollee is physically or verbally threatening to HMO staff or providers, termination may be pursued. It was never contemplated that an HMO invoke termination for "no shows" or the misuse of the referral system. The HMOs recourse in this latter case is to deny coverage for the unauthorized service.

57. IN SITUATIONS WHERE ENROLLEES ARE COVERED BY TWO INSURANCE POLICIES, IS THE CHILD HEALTH PLUS POLICY ALWAYS CONSIDERED SECONDARY PAYER TO THE OTHER POLICY?

With the exception of Medicaid, Child Health Plus is always considered the secondary payer to the other policy when an enrollee is covered by two insurance policies. However, if a child is enrolled in Medicaid and Child Health Plus for the period covered by both, prior to disenrollment from Child Health Plus, Medicaid will be the secondary payer to Child Health Plus.

58. BECAUSE THE STAFFING REQUIREMENTS ARE VERY SIMILAR FOR MEMBER/CUSTOMER SERVICE FOR CHILD HEALTH PLUS AND MEDICAID, IS IT POSSIBLE FOR THE CHILD HEALTH PLUS TWENTY-FOUR HOUR 1800 PHONE LINE TO BE THE SAME NUMBER AS THE TWENTY-FOUR 1-800 PHONE LINE FOR MEDICAID?

It is possible to use the same Member/Customer Service hotline for Child Health Plus and Medicaid.

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 17

59*. ON PAGE 47 OF THE RFP IN THE [ILLEGIBLE] ENTITLED "R. TRADEMARK," THE RFP INDICATES THAT EACH INSURER [ILLEGIBLE] THE NYSDOH DESIGNATED LOGO FOR CHILD HEALTH PLUS IN ANY [ILLEGIBLE] DOES THIS INCLUDE THE ID CARD WHICH ALL MEMBERS RECEIVE? PLEASE [ILLEGIBLE] IN ACCORDANCE WITH THE NYSDOH'S POSITION, MEDICAID MEMBERS HAVE THE SAME ID CARD AS COMMERCIAL MEMBERS. IF THE STATE REQUIRES THE CHILD HEALTH PLUS LOGO ON MEMBERS' ID CARDS: 1) IT IS AN OPPOSING POSITION TO THE ONE REQUIRED FOR MEDICAID MEMBERS; AND 2) IT MAY CREATE A LARGE ADMINISTRATIVE EXPENSE TO PLANS -(I.E., ORDERING NEW ID CARD STOCK, PROGRAMMING COMPUTERS, ETC.).

After further consideration, the Child Health Plus logo does not have to be included on a subscriber's identification card. The State will require an identification process of the Child Health Plus program on an enrollees card (e.g., stick-on tabs may be used). The State designated logo should be used on all marketing materials, subscriber contracts, and on any appropriate correspondence with enrollees related to the program.

60. IS THE STATE MANDATING THE USE OF THE CHILD HEALTH PLUS NAME ON THE PLAN'S BENEFIT CARD OR THE ACTUAL LOGO?

After further consideration of the cost to insurers of such a mandate, the State withdraws its mandate to have plans use the Child Health Plus logo on benefit cards.

61*. FOR PREGNANT ENROLLEES: CAN A MEDICAID MANAGED CARE PROVIDER WHICH ALSO COVERS CHILD HEALTH PLUS EASILY TRANSFER PREGNANT MEMBERS OVER TO THEIR MEDICAID MANAGED CARE PROGRAM, OR IS THE PLAN OBLIGATED TO OFFER OTHER PRENATAL CARE OPTIONS?

However, once a plan discovers an enrollee is pregnant, that individual should be referred to Medicaid (presumptive eligibility provider, local DSS Medicaid office, or outstation) as a subsidized enrollee under Child Health Plus should qualify for the Medicaid program. It should also be noted that a newborn child will also qualify for Medicaid coverage. Plans should specify the identification procedure(s) that will be implemented to expedite the referral of a pregnant women to the Medicaid program. For example, a plan may require their prenatal care providers to automatically notify the plan when a pregnant women, covered by the Child Health Plus program, presents for her first prenatal visit.

62*. IS THE CHILD HEALTH PLUS PROGRAM GOVERNED BY THE SAME STATE, AND WHERE APPLICABLE, CITY MARKETING GUIDELINES?

All insurers must perform their own marketing and outreach activities in accordance

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 18

with the guidelines found in the RFP. There will also be an independent Child Health Plus marketing and outreach contractor in place as well as independent Department of Health marketing activities.

63. WHAT PROCEDURES WILL BE ADOPTEED TO ENSURE A "SEAMLESS" TRANSITION BETWEEN MEDICAID AND CHILD HEALTH PLUS? FOR EXAMPLE, WILL A MEDICAID MANAGED CARE ENROLLEE BE DEEMED PRESUMPTIVELY ELIGIBLE FOR CHILD HEALTH PLUS AT THE TIME S/HE IS DISENROLLED FROM MEDICAID?

A child who is disenrolled from Medicaid must apply and complete a Child Health Plus application and can be presumptively enrolled if the application is complete, signed, and the applicant appears to meet all eligibility requirements but lacks documentation. However, they will not be deemed presumptively enrolled if they do not apply for the Child Health Plus program.

64*. CAN A CHILD HEALTH PLUS PROVIDER REACH OUT DIRECTLY TO FORMER MEDICAID MANAGED CARE ENROLLEES WHO HAVE BECOME DISENROLLED FROM THAT PLAN'S MEDICAID PROGRAM?

A Child Health Plus provider can reach out directly to former Medicaid managed care enrollees who have become disenrolled from the plans Medicaid managed care program.

65*. WILL A CHILD HEALTH PLUS ENROLLEE WHO BECOMES ELIGIBLE FOR MEDICAID BE AUTOMATICALLY ENROLLED IN THE SAME PLAN?

A Child Health Plus enrollee who become eligible for Medicaid will not automatically be enrolled in the same plan. The child must first be determined eligible for Medicaid and then select a Medicaid managed care plan.

66. MAY AN ENROLLEE CHOOSE TO MAKE SUCH "AUTOMATIC" TRANSITIONS AT THE TIME S/HE ENROLLS IN EITHER MEDICAID MANAGED CARE OR CHILD HEALTH PLUS?

An enrollee may not choose to make such an automatic transition at the time of enrollment in either Medicaid or Child Health Plus.

        F.    CONTRACT ISSUES

67*. THE CURRENT CHILD HEALTH PLUS SUBSCRIBER AGREEMENTS, UNDER DEPARTMENT OF HEALTH REGULATIONS, ARE FOR ONE YEAR FROM THE DATE OF ENROLLMENT. CONSEQUENTLY, THE MAJORITY OF CHILD HEALTH PLUS ENROLLEES WILL HAVE AN EXISTING SUBSCRIBER AGREEMENT AT THE TIME WHEN THE BENEFIT PACKAGE CHANGES WHICH EXPIRES AFTER THE BEGINNING OF THE NEW CONTRACT.

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 19

      A. WILL EXISTING CONTRACTS CONTINUE THROUGH THE EXPIRATION DATE WITH THE EXISTING BENEFIT PACKAGE OR

      B. WILL EXISTING CONTRACTS BE TERMINATED/[ILLEGIBLE] TO INCLUDE THE ADDITIONAL BENEFITS AND WILL ENROLLEES BE ASPECTED TO PAY THE MONTHLY PREMIUM AND COPAYMENTS? IF YES:

            (1) WILL ENROLLEES WHO DO NOT PAY THE MONTHLY PREMIUM BE TERMINATED FROM THE PROGRAM? IF SO, HAS THE NYSDOH CONDUCTED A SURVEY OR STUDY TO ESTIMATE THE NUMBER OF CURRENT CHILD HEALTH PLUS ENROLLEES WHO WILL NO LONGER BE IN THE PROGRAM DUE TO NON-PAYMENT OF PREMIUM?

The current Child Health Plus subscriber agreements are not technically one year contracts. The contract will continue in force until termination for one of the reasons set forth in the contract. It is anticipated that the existing contracts will be terminated and replaced by the new contract if the existing insurer continues in the Child Health Plus program. Existing Child Health Plus enrollees will be transitioned to the expanded program prior to their recertification date. Insurers participating in the current program and the expanded program will be given a 90 day period to transition enrollees to the expanded program. Existing enrollees will not need to submit a new application for the expanded program and will be allowed to maintain their current recertification date. However, insurers will be required to review income levels on all existing enrollment to determine new family contribution levels. If enrollees fail to make the required family contribution, they will be terminated from the program. If family income level does not require a family contribution, or if the first month's family contribution is paid prior to the implementation of the expanded program, the child can transition to the expanded program at implementation. Others will have up to 90 days to make payment and transition to the expanded program.

If the family income level does not require a family contribution or if the first months family contribution is paid prior to implementation, the child can transition to expanded program at implementation. Others will have up to 90 days to make payment and transition to the expanded program.

68*. HOW WILL THE STATE ESTABLISH THE MAXIMUM COMPENSATION AMOUNT FOR EACH CONTRACT?

Maximum compensation will be established based upon the number of approved organizations, their enrollment projections, and the total available funding for the program.

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 20

69. WILL THE MAXIMUM COMPENSATION AMOUNT FOR A CHILD HEALTH PLUS CONTRACT BE ESTABLISHED FOR THE ENTIRE CONTRACT PERIOD THROUGH DECEMBER 31, 1999, OR WILL THE AMOUNT BE NEGOTIATED ON AN ANNUAL BASIS, ALONG [ILLEGIBLE] ANNUAL RATE FILING?

Contracts for successful bidders will be for the period May 1, 1997 through December 31, 1999, however, the funding amounts for each contract year will be identified and will be subject to adjustment by the State as needed based on enrollment trends and premiums.

70. WILL THE STATE FREEZE A CONTRACTOR'S ENROLLMENT IF THE MAXIMUM COMPENSATION IS REACHED?

Contract provisions will allow DOH to change funding levels (subject to available program funding) as needed if a plan's enrollment exceeds their maximum funding level. If in the aggregate the Child Health Plus program reaches its approved funding levels then enrollment freezes could be implemented.

71*. THEM RFP INDICATES THAT THE CONTRACT PERIOD WILL BE FROM MAY 1, 1997 THROUGH DECEMBER 31, 1999, A 32 MONTH PERIOD. WILL PLAN CONTRACTS WITH THE NYSDOH BE FOR THE SAME 32 MONTH PERIOD OR WILL CONTRACTS BE AWARDED ON A YEAR TO YEAR BASIS?

      a. IF THE CONTRACT AWARD PERIODS ARE FOR ONE YEAR ONLY, HOW ARE PLANS EXPECTED TO REACH A FINANCIAL BREAK EVEN WITHIN THAT PERIOD (ESPECIALLY IN LIGHT OF THE LOW ADMINISTRATIVE PERCENTAGE ALLOWED IN THE RFP).

Contracts for successful bidders will be for the period May 1, 1997 through December 31, 1999, however, the funding amounts for each contract year will be identified and will be subject to adjustment by the State as needed based on enrollment trends and premiums.

72*. PAGE 44, SECTION K. DO APPLICANTS DEVISE THEIR OWN ADDITIONAL REPORTING FORMATS, OR ARE THE REQUIRED REPORTS LIMITED TO THE THREE OUTLINED IN APPENDIX G?

At the present time, the forms contained in Appendix G are draft documents which summarize what the DOH anticipates to be comprehensive reporting formats for essential data elements which need to be collected for monitoring and evaluation of the expanded program. Applicants do not devise their own report forms and DOH will provide final reporting documents to selected contractors prior to implementation.

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 21

73. SUBCONTRACTS: DOES SECTION III, J "SOLE SOURCE RESPONSIBILITY" REFER TO ADMINISTRATIVE SUBCONTRACTS, MEDICAL SERVICES SUBCONTRACTS (PROVIDER CONTRACTS) OR BOTH? PLEASE IDENTIFY THE KIND OF SUBCONTRACTS OR SERVICE IN WHICH SDOH IS INTERESTED.

This refers to subcontracts relevant to any and all of the insurer's operation and performance of the requirements of the Child Health Plus program.

      G.    PROPOSAL SUBMISSION

74. PLEASE DESCRIBE IN DETAIL THE INFORMATION YOU WOULD LIKE US TO INCLUDE IN THE PLAN OUTLINE CONTAINED IN APPENDIX L.

The data summary sheet which is provided should be completed by the bidder. However, please disregard the plan outline as it is no longer necessary to provide that information.

75. WHEN APPROPRIATE, CAN WE SUBSTITUTE (AS AN EXHIBIT) A DOCUMENT THAT ANSWERS THE QUESTION RATHER THAN DRAFTING A WRITTEN RESPONSE? FOR EXAMPLE, CAN WE SUBMIT OUR QUALITY ASSURANCE PLAN, WHICH OUTLINES ALL THE STANDARDS, POLICIES AND PROCEDURES THAT APPLY TO OUR CHILD HEALTH PLUS PROGRAM AS AN EXHIBIT IN LIEU OF DRAFTING A TEXTUAL RESPONSE.

A document that answers specific questions in the RFP can be used in place of drafting a written response to that question.

76. WE ASSUME THAT PHSPS, AS WELL AS HMOS, LICENSED UNDER ARTICLE 44 ARE ELIGIBLE ORGANIZATIONS, CORRECT?

Yes. However, Prepaid Health Services Plans (PHSPs) licensed under Article 44 of the Public Health Law are eligible organizations only if the operating certificate of the PHSP allows for non-Medicaid enrollment.

77. WHAT SPECIFIC DOCUMENTATION DOES THE STATE REQUIRE TO DEMONSTRATE COMPLIANCE WITH THE NON-CONCLUSIVE BIDDING REQUIREMENT ON PAGE 47 OF THE RFP?

There is no specific documentation required by the State, but it must be stated clearly in the bidders proposal that there were no special agreements made between parties in the formulation of the bid and that the bid which is submitted was reached in accordance with Section 139-d of State Finance Law and is free from fraud and collusion.

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 22

At this time it is important to note that there was a typographical error in the RFP. The section should read Non-collusive, not non-conclusive.

78. ARE APPLICANTS EXPECTED TO SUBMIT PROOF OF WORKERS' COMPENSATION INSURANCE WITH THEIR RFP RESPONSES, OR, ONLY IF APPROVED, PRIOR TO EXECUTION OF THE STATE CONTRACT?

Proof of Worker's Compensation Insurance should be provided with the response to the RFP.

79. WHY DOES THE STATE NEED FIFTEEN (15) COPIES OF THE PROPOSAL? THAT SEEMS EXCESSIVE COMPARED TO THAT REQUIRED BY OTHER STATE RFPS (E.G., THE MEDICAID MANAGED CARE RFP), AND TRANSLATES INTO AN ENORMOUS AMOUNT OF PAPER AND DELIVERY COSTS. WOULD THE STATE CONSIDER REDUCING THE NUMBER OF COPIES?

The State cannot reduce the number of copies because of the following needs: seven (7) copies of the proposal must be submitted to the Office of the State Comptroller (OSC). The additional copies are needed for contract managers and the members of the review teams.

80. THE RFP (PAGE 50) ASKS PLANS TO IDENTIFY THEIR "CAPABILITY TO MEET THE DEPARTMENT'S ELECTRONIC PREMIUM PAYMENT," AND REFERS TO APPENDIX J. HOWEVER, APPENDIX J,"ELECTRONIC BILLING PROCESS" DOES NOT CONTAIN THE DEPARTMENT'S SPECIFICATIONS FOR ELECTRONIC PREMIUM PAYMENTS.

Appendix J of the RFP outlines an example of the draft data guidelines and data elements. The draft file layout is to give the bidder's an idea of what elements will be required by the State. A formalized data specification layout will be provided to all selected bidders.

81. ON PAGE 9 OF THE RFP IN THE SECTION ENTITLED "A. ELIGIBLE ORGANIZATIONS," THE SECOND BULLET POINT STATES "A CORPORATION OR HEALTH MAINTENANCE ORGANIZATION LICENSED UNDER ARTICLE 43 OF THE INSURANCE LAW." DOES THIS MEAN THAT AN HMO LICENSED BY ARTICLE 44 OF THE PUBLIC HEALTH LAW AND
      ARTICLE 43 OF THE INSURANCE LAW MAY PROPOSE TO OPERATE A CHILD HEALTH PLUS PROGRAM IN A COUNTY OUTSIDE OF ITS ARTICLE 44 TERRITORY? WHAT IS THE SERVICE AREA TO WHICH THE PROPOSAL APPLIES?

If an insurer has dual licensure they need to choose one license under which to apply to the Child Health Plus program. The service area it will be permitted to serve will depend on the license under which it applies.

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 23

82.   ON PAGE 59 OF THE RFP IN THE SECTION ENTITLED "C. PROJECT DESIGN AND
      TIME PLAN FOR IMPLEMENTATION," THE NYSDOH REQUESTS CURRICULUM VITAE OF KEY PERSONNEL. WILL A RESUME BE ACCEPTABLE? IF NOT, COULD A DESCRIPTION OF THE STATE'S REQUEST BE INCLUDED IN THE RESPONSE TO THE BIDDER'S QUESTIONS?

A resume or a Curriculum Vitae will be acceptable.

83. WE NEED THE MOST CURRENT LIST OF SCHOOL-BASED HEALTH CENTERS IN NEW YORK STATE.

A list of current school based health care centers will be provided to you by the Department as an attachment to the written response to questions.

84.   WE NEED THE MOST CURRENT LIST OF PRESUMPTIVE ELIGIBILITY PROVIDERS.

A list of the most current presumptive eligibility providers will be provided to you by the Department as an attachment to the written response to questions.

85.   ENROLLMENT PROJECTIONS ARE TO BE PROVIDED FOR WHAT PERIOD OF TIME?

Enrollment projections should be included for the full contract period of May 1, 1997 through December 31, 1999. These projections should also be broken down by county/borough, calendar year and monthly within the calendar year.

86.   CAN SDOH PROVIDE A LIST OF MEDICAID "OUTSTATIONS"?

The Department will provide a list of Medicaid outstations as an attachment to the written response to questions.

87. WITH REGARD TO THE PROVISION OF A "TIMELINE" FOR PROGRAM IMPLEMENTATION, FOR MATURE CHILD HEALTH PLUS PROVIDERS, DOES THIS PERTAIN TO THE IMPLEMENTATION OF CHANGES IN THE PROGRAM?

The timeline for program implementation for purposes of this RFP refers to implementation of programmatic changes.

88. RESOURCES THAT WILL BE COMMITTED TO IMPLEMENTING AND OPERATING THIS PROGRAM. WHAT TYPE OF RESOURCES DOES THIS REFER TO: FINANCIAL, STAFF, PROGRAMMATIC?

Resources refer to financial, staff and programmatic areas.

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 24

89. SHOULD THE INDIVIDUAL RESPONSES TO QUESTIONS BE DIVIDED BY TABS? ARE THERE ANY INSTRUCTIONS REGARDING TABS FOR ATTACHMENTS AND APPENDICES?

Use of tabs or any other organizing aid, which facilitates the review of a proposal, is welcome.

90. IN THE GENERAL REQUIREMENTS SECTION, PARAGRAPH 1, THE INSTRUCTIONS STATE THAT "THE BIDDER SHOULD STATE HOW THE ENROLLMENT, MARKETING AND OTHER OPERATING PLANS MAY CHANGE DURING THE LENGTH OF THE PROGRAM". IS THIS A QUESTION THAT SHOULD BE ANSWERED WITH A SEPARATE NARRATIVE UNDER THE GENERAL REQUIREMENTS SECTION OR SHOULD THIS INFORMATION BE INCORPORATED WITH THE RESPONSES TO OTHER QUESTIONS?

The proposal should follow the outline offered in Section IV of the RFP. Specifies about a bidder's proposal, such as the aspects of plan operations noted in this question, should be provided under sections of the proposal.

91. THE RFP STATES THAT A NARRATIVE DESCRIPTION OF THE ORGANIZATION, INCLUDING THE PARENT COMPANY AND ALL SUBSIDIARY COMPANIES SHOULD BE PROVIDED. SHOULD THIS NARRATIVE BE INCLUDED AS PART OF APPENDIX I, OR SHOULD IT BE INCLUDED IN THE RESPONSES TO THE QUESTIONS? A SIMILAR NARRATIVE IS REQUESTED IN CONJUNCTION WITH APPENDIX III. SHOULD THIS NARRATIVE BE INCLUDED WITH THE APPENDIX OR SHOULD IT BE INCLUDED AS PART OF THE QUESTIONS?

A narrative description of the organization should be provided in Appendix I. Appendix III addresses the plan's financial operations, not organizational descriptions.

92. GIVEN THE COST AND LABOR INTENSIVE PROCESS ASSOCIATED WITH THE RFP APPLICATION, HOW WILL NON-MEDICAID PLANS BE EVALUATED FOR PARTICIPATION IN THE CHILD HEALTH PLUS PROGRAM (I.E. WILL IT ONLY BE CONSIDERED AFTER THE MEDICAID CERTIFIED PLANT ARE EVALUATED)?

All submissions will be given the attention and consideration they are due and will be evaluated on the same criteria. However, the evaluation of network composition will reflect the appropriate Medicaid managed care criteria applicable to the Child Health Plus program objectives.

93. SECTION L, 2 ON PAGE 37 OF THE RFP STATES THAT "INSURERS MUST SUBMIT A GENERAL PLAN OF A MARKETING PROGRAM OUTLINE WITH THEIR PROPOSAL ALONG WITH A COMPLETE DESCRIPTION OF HOW THEY EXPECT TO CONDUCT COMMUNITY OUTREACH AND MARKETING ACTIVITIES". "GENERAL PLAN" AND "OUTLINE" SEEM CONTRADICTORY TO "COMPLETE DESCRIPTION".

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 25

The bidder should submit a general plan of a marketing proposal, not an outline.

94. PLEASE CLARIFY THE DIFFERENCE AND EXACTLY WHAT SDOH EXPECTS APPLICANTS TO SUBMIT WITH THEIR PROPOSALS.

Bidders should include in their proposals a plan which describes the marketing services and resources devoted to this plan.

95.   WHAT INFORMATION MUST BE INCLUDED IN THE "TRANSMITTAL LETTER".

Transmittal letters should include, but not be limited to, the bidder's name, address, and phone number, including appropriate contact person(s); a statement that the plan and all provisions of the offer price are to remain in effect for one-hundred and twenty (120) days from the date of the letter; and be signed by an official of the organization authorized to bind the bidder to the requirements of the RFP.

96. IN SECTION IV, B, 3, B, PLEASE CLARIFY THE DIFFERENCE, IF ANY, BETWEEN THE USE OF THE WORDS "PROGRAM" AND "PROJECT" IN THE FORTH, FIFTH AND SIXTH BULLETS. DO BOTH REFER TO THE ACTUAL PROGRAM IMPLEMENTED AFTER CONTRACT AWARD?

The words "program" and "project" have been used here interchangeably.

97. THERE IS REDUNDANT INFORMATION REQUESTED IN THE BULLETS UNDER SECTION IV, C (E.G., ONE BULLETS REQUESTS "EXPECTED NUMBER OF COVERED LIVES AND ANOTHER THE "NUMBER OF INDIVIDUALS EXPECTED TO BE SERVED; AND TWO BULLETS REQUEST THE COUNTIES TO BE SERVED). CAN APPLICANTS USE THEIR JUDGEMENT IN ELIMINATING SUCH REDUNDANCIES OR DOES SDOH WANT THIS INFORMATION INCLUDED IN THE RESPONSES TO THE EACH BULLET WHERE REQUESTED?

These appear to be redundancies, and bidders may use their best judgment in responding to the information requested.

98. WHY DOES THE EVALUATION CRITERIA SECTION OF THE RFP (SECTION V) INDICATE THAT SDOH WILL EVALUATE PROPOSALS BASED ON INFORMATION NOT
      REQUESTED/REQUIRED TO BE INCLUDED IN PROPOSALS AS PER SECTION IV.

While the DOH requests or requires certain specific information be included in submissions, the DOH is free to consider any information voluntarily offered by a bidder and which may enhance the evacuation of that bidder's proposal.

99. WITH REGARD TO THE REQUIREMENT TO LIST NAME AND ADDRESS OF APPROPRIATE OFFICERS, WILL BUSINESS ADDRESSES SUFFICE IN RESPONDING TO THE QUESTION?

Business addresses of appropriate officers will suffice.

                                    PART II -

                           NETWORK COMPREHENSIVENESS

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 27

II.   NETWORK QUESTIONS

      A.    [ILLEGIBLE] SUBMISSION

100*. WHAT FORMAT SHOULD WE USE TO DESCRIBE OUR PROVIDER NETWORK? FOR EXAMPLE,
      CAN WE USE THE SPREADSHEET FORMATS THAT WERE REQUIRED FOR THE RECENT MEDICAID MANAGED CARE REQUEST FOR PROPOSALS? IF SO, CAN WE USE THE CODING SPECIFIED IN THE "DATA DICTIONARY FOR MANAGED CARE PROVIDER NETWORK INFORMATION, VERSION 1.0" AS PUBLISHED BY THE SDOH OFFICE OF MANAGED CARE?

Insurers currently participating in the NYS Medicaid Managed Care initiative are not required to submit descriptions of their provider networks except for aspects of their networks which may not be reflected in their submission to the DOH's Office of Managed Care which are due January 23, 1997. Applicants that are not participants in the Medicaid Managed Care initiative should submit provider network composition information on diskette (.WK3 or Excel) as required by the Child Health Plus request for proposal, preferably following the spreadsheet formats developed by the Office of Managed Care. These formats will be made available to applicants by forwarding a request to the Bureau of Health Economics.

101. MANY OF THE RFP REQUIREMENTS ARE EQUIVALENT TO THOSE IN THE RECENTLY COMPLETED MEDICAID MANAGED CARE PROCUREMENT PROCESS. HEALTH PLANS WHICH ARE APPROVED UNDER THAT PROCUREMENT, THEREFORE, HAVE ALREADY MET THE DEPARTMENT'S EXTENSIVE MEDICAID MANAGED CARE REQUIREMENTS. PLEASE CLARIFY EXACTLY WHAT INFORMATION MUST BE PROVIDED BY THESE PLANS IN RESPONSE TO THE CHILD HEALTH PLUS RFP, ESPECIALLY RELATED TO THE PROVIDER NETWORK, QUALITY ASSURANCE, UTILIZATION REVIEW, MANAGED CARE MECHANISMS, PROVIDER SUB-CONTRACTS, AND OTHER FEATURES WHICH ARE EQUIVALENT TO THOSE OF THE MEDICAID PROGRAM. WILL THE STATE CONSIDER "DEEMED" STATUS FOR PROGRAM-EQUIVALENT FEATURES OF SUCH PLANS, I.E., IS MEDICAID APPROVAL SUFFICIENT EVIDENCE OF PROVIDER NETWORK, ETC., THUS WAIVING THE NECESSITY TO DISCUSS THOSE FEATURES, IN DETAIL, IN THE CHILD HEALTH PLUS RESPONSE?

Only the network composition component of the Medicaid managed care participant will be used for evaluation by the Child Health Plus program. The network composition evaluation will be done on data submitted to the Office of Managed Care on January 23, 1997. All other aspects of the RFP need to be addressed within a bidder's proposal.

102. THE RFP STATES THAT HEALTH PLANS MUST INSTITUTE A PROCESS FOR OBTAINING AND VERIFYING THE NAMES OF HOSPITALS, HMOS, PHPS, AND MEDICAL GROUPS WITH WHICH THE PROVIDER HAS BEEN ASSOCIATED, AS WELL AS INFORMATION FROM

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 28

      OTHER HMOS OR HOSPITALS REGARDING PROFESSIONAL MISCONDUCT OR MEDICAL MALPRACTICE, AND ASSOCIATED JUDGEMENTS/SETTLEMENTS, AND ANY REPORTS OF PROFESSIONAL [ILLEGIBLE] BY A HOSPITAL PURSUANT TO NYS PUBLIC HEALTH LAW
      SECTION 2803-E. [ILLEGIBLE], THE STATE HAS NOT REQUIRED PLANS TO OBTAIN INFORMATION FROM HMOS, PHPS, AND MEDICAL GROUPS. IS IT SUFFICIENT TO OBTAIN THIS INFORMATION FROM THE NEW YORK STATE DEPARTMENT OF HEALTH AND THE EDUCATION DEPARTMENT, AS WELL AS FROM THE INDIVIDUAL PHYSICIANS, RATHER THAN REQUIRE THE HEALTH PLAN TO OBTAIN THIS INFORMATION DIRECTLY FROM HMOS, PHPS, AND MEDICAL GROUPS?

To the extent possible, information about potential providers should be obtained from all possible sources. Health plans must describe the process used for credentialling/recredentialling.

103. WILL THERE BE AN ON-SITE REVIEW OF THE PLAN BY DEPARTMENT OF HEALTH PRIOR TO THE CONTRACT AWARD?

None are planned at this time. However, the State reserves the right to conduct an on-site review.

104. APPLICANT IS ASKED TO IDENTIFY THE ADDITIONAL NUMBER OF CHILD HEALTH PLUS ENROLLEES THAT THE PRIMARY CARE PROVIDERS ARE WILLING TO ACCEPT. PLEASE CLARIFY WHETHER YOU ARE ASKING FOR AN AGGREGATE NUMBER OF ENROLLEES FOR THE PCPS IN A COUNTY'S NETWORK OR ARE YOU ASKING FOR A SPECIFIC NUMBER BY PCP?

We are asking for a specific number by PCP.

105. ON PAGE 50 OF THE RFP IN THE SECTION ENTITLED "C. PLAN AND PROJECT DESIGN," THE SECOND BULLET POINT REFERS TO IDENTIFYING AN ADDITIONAL NUMBER OF CHILD HEALTH PLUS ENROLLEES THAT A PROVIDER IS WILLING TO ACCEPT. DURING THE READINESS REVIEW PROCESS FOR MEDICAID, THE NYSDOH PROVIDED A DEFAULT NUMBER IF THE PLAN INDICATED A PROVIDER HAD AN OPEN PANEL. IS THIS DEFAULT NUMBER APPLICABLE TO THE CHILD HEALTH PLUS PROPOSAL?

No. You must provide the number of enrollees that each PCP is willing to accept. If no number is provided, that PCP will not be counted in your network.

      B.    EXPANSION / SERVICE AREA

106*. IF A PLAN IS APPROVED BY NYSDOH TO EXPAND INTO ADDITIONAL
      COUNTIES/BOROUGHS AND THERE IS AN ADEQUATE PEDIATRIC NETWORK IN THESE COUNTIES/BOROUGHS WILL THE PLAN BE ABLE TO EXPAND ITS CHILD HEALTH PLUS

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 29

      SERVICE AREA (AS IS CURRENTLY PERMITTED UNDER THE EXISTING CHILD HEALTH PLUS PROGRAM)?

Yes, however the plan needs to secure approval from the State before offering the Child Health Plus program in the expanded service area. The State reserves the right to limit an insurer's service area in the Child Health Plus program even though the insurer may be certified.

107* IS THERE ANY GEOGRAPHIC SERVICE AREA REQUIREMENTS, SUCH AS INSURERS COVERING THE SAME SERVICE AREA FOR CHILD HEALTH PLUS AS WELL AS ITS OTHER LINES OF BUSINESS?

No such requirement exists. However, if applicable, insurers can only participate in Child Health Plus in service areas in which they are certified to operate. The Department expects that proposed service areas will cover the entire county.

108*. IS THERE A TARGETED NUMBER OF CHILD HEALTH PLUS INSURERS THAT THE
      DEPARTMENT OF HEALTH HOPES TO ACHIEVE OR LIMIT IN EACH COUNTY?

There is no targeted number of insurers to be approved. However, the State reserves the right to limit an insurer's service area or, on the other hand, to waive certain restrictions to permit any expansion of coverage where deemed necessary.

109. WHAT INFORMATION WOULD YOU LIKE US TO PROVIDE IN RESPONSE TO THE REQUEST THAT WE DESCRIBE THE GEOGRAPHIC ACCESSIBILITY OF OUR PROVIDERS TO OUR MEMBERS? DO YOU WANT A MAP OF OUR PROVIDER LOCATIONS? IS THERE A SPECIFIC FORMAT YOU WOULD LIKE US TO USE IN MAPPING OUR PROVIDER NETWORK?

For non-Medicaid managed care plans, maps can be submitted which provide some indication of potential enrollee clusters, the locations of network providers, and approximate travel times or distances between these clusters and providers. Separate maps depicting provider types (e.g., primary care, specialties, hospitals, etc.) are preferred.

      C.    QARR AND OTHER STANDARDS

110*. THE PROPOSED REPORTING REQUIREMENTS (RFP PAGE 45) REFER TO "NEW BORN CARE"
      UTILIZATION MEASURES. IT IS OUR UNDERSTANDING THAT, SINCE CHILD HEALTH PLUS IS AN INDIVIDUAL ENROLLMENT PROGRAM (I.E., THERE IS NO "FAMILY" COVERAGE) AND THERE IS NO RETROACTIVE ENROLLMENT, THERE IS NO MECHANISM FOR A NEWBORN TO BE ENROLLED FROM DATE OF BIRTH. IS THIS CORRECT? IF SO, HOW CAN THERE BE ANY "NEWBORN CARE" MEASUREMENTS IN THIS PROGRAM?

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 30

This measure was included due to the remote possibility of a newborn having a prolonged hospital stay after becoming enrolled in Child Health Plus. However, newborn coverage would not be retroactive to any [ILLEGIBLE] prior to the actual enrollment date. If upon further analysis reporting of such measures is determined to be of marginal, if any, usefulness, consideration can be given to removing them from future reporting.

111*. ON PAGE 24 OF THE RFP IN THE SECTION ENTITLED "(9) SERVICE ACCESSIBILITY,"
      THE NARRATIVE STATES THAT "HEALTH PLANS WILL BE EXPECTED TO TAKE ALL NECESSARY MEASURES TO ENSURE COMPLIANCE WITH THE ACCESS STANDARDS ISSUED." PRESENTLY, PHP MONITORS ACCESS WITH PERIODIC SATISFACTION SURVEYS OF A SAMPLE OF EACH PCP'S PATIENTS. IS THIS METHOD ACCEPTABLE TO THE STATE AND TRANSFERABLE TO THE CHILD HEALTH PLUS POPULATION?

Periodic satisfaction surveys can be considered part of a program intended to monitor compliance with access standards. However, an insurer will be responsible for taking all necessary measures to ensure compliance with these standards. Such measures may include appointment availability and 24-hour access studies.

112*. ON PAGE 25 OF THE RFP IN THE SECTION ENTITLED "(E) DAYS TO APPOINTMENT,"
      WILL THERE BE ANY STANDARDS GOVERNING PRENATAL, NEWBORN OR FAMILY PLANNING HEALTH CARE TO ABIDE BY?

Such standards include: initial prenatal visits within three weeks during the first trimester and two weeks thereafter initial visit for newborns to their PCP within two weeks of hospital discharge; and initial family planning visits within two weeks.

113*. WHEN WILL THE FIRST SET OF QARR-LIKE INDICATORS BE DUE AND FOR WHAT
      ENROLLMENT PERIOD?

The set of QARR indicators presented in the RFP is provided as a proposed set of variables that will be more definitively developed over time. It is expected that insurers will be required to submit the first set of indicators, which will reflect the first year's enrollment period (from the implementation date of May 1, 1997), during the third quarter of calendar year 1998.

114*. THE CHART ON PAGE 45 INDICATES THE DATA MUST BE REPORTED ON MATERNITY CARE
      FOR MEMBERS. DOES THE STATE ANTICIPATE THAT A PREGNANT FEMALE WILL BE ENROLLED IN CHILD HEALTH PLUS AS WELL AS PCAP? IF YES, HOW WILL HEALTH PLANS OBTAIN ENCOUNTER DATA IN ORDER TO MEET THE REQUIREMENTS LISTED ON PAGE 45?

No. Although a provider may be both a Medicaid and a Child Health Plus provider, an

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 31

individual will be enrolled in either Medicaid or Child Health Plus, not both.

115*. THE "QUALITY" SECTION OF THE REPORTING TABLE ON PAGE [ILLEGIBLE] OF THE
      RFP INDICATES THAT "LOW BIRTH WEIGHT, AND WELL CHILD [ILLEGIBLE] VISITS IN THE FIRST YEAR OF LIFE" AND "PREGNANT AT TIME OF ENROLLMENT" NEEDS TO BE REPORTED. ADDITIONALLY, THE "UTILIZATION" SECTION OF THE SAME TABLE INDICATES THAT NEWBORN CARE NEEDS TO BE REPORTED. ARE THE ABOVE REPORTING REQUIREMENTS NEEDED TO ACCOUNT FOR THE PREGNANT WOMEN AND NEWBORNS WHO ARE ENROLLED DUE TO INELIGIBILITY FOR MEDICAID?

Yes, in the situation where an individual either is not enrolled in Medicaid or chooses not to enroll in Medicaid.

116*. WHY WILL PLANS BE REQUIRED TO REPORT THIS DATA GIVEN SDOH'S EXPECTATION
      THAT SUCH A SMALL NUMBER OF PREGNANT WOMEN AND CHILDREN UNDER 1 YEAR WILL BE ENROLLED OR STAY ENROLLED IN CHILD HEALTH PLUS?

Such data are considered important indicators of quality of services offered by a provider network and are required variables for other enrollees covered by non-public services. However, if analyses indicates that such data is not of significant effect, consideration will be given to eliminating reporting requirements.

      D.    NETWORK COMPOSITION / SELECTION

117* CAN WE INCLUDE ALL OF OUR CONTRACTED MEDICAID PROVIDERS IN THE NETWORK SUBMISSION IF THEY HAVE ORALLY CONFIRMED THEIR WILLINGNESS TO EXTEND THEIR CONTRACT TO THE CHILD HEALTH PLUS PROGRAM? IS IT NECESSARY TO HAVE A SIGNED LETTER OF INTENT FROM EACH PROVIDER BY THE TIME OF THE NETWORK SUBMISSION?

The insurer should identify in their submission those providers who have signed at least a letter of intent to participate in the Child Health Plus program or have previously contract to provide services to any product lines of the insurer. Insurers will be required to demonstrate that providers who have filed a letter of intent are under contract for Child Health Plus program services at the time of contract negotiations.

118. PLEASE PROVIDE GUIDANCE FOR THE MEASURE WE SHOULD USE TO DETERMINE THE ADDITIONAL NUMBER OF CHILD HEALTH PLUS ENROLLEES THAT A PRIMARY CARE PROVIDER IS WILLING TO ACCEPT. IS THERE A MAXIMUM ALLOWABLE PANEL SIZE? SHOULD WE ASSUME THAT THE MAXIMUM CAPACITY FOR CHILD HEALTH PLUS AND MEDICAID ENROLLEES CANNOT EXCEED 1,500 PER PROVIDER?

The maximum allowable panel size of 1,500 enrollees is applicable to the Medicaid

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 32

Managed Care program only.

119.  CAN FEMALES SELECT AN OB/GYN AS A SECOND PRIMARY CARE PROGRAM?

Health plans, at their option, may permit OB/GYN providers to serve as PCPs, subject to DOH qualifications. Plans must also permit direct access for female members to obstetrics and gynecology services pursuant to Public Health Law
Section 4406-b(1).

120* GIVEN THAT PLANS MUST PERMIT DIRECT ACCESS TO OBSTETRICAL AND GYNECOLOGICAL SERVICES PURSUANT TO PHL SECTION 4406-b, CAN PLANS LIMIT THE REIMBURSEMENT TO THESE PROVIDERS TO THE AMOUNT THAT WOULD HAVE BEEN PAID TO A COMPARABLE IN-NETWORK PROVIDER?

The provisions concerning direct access to obstetrical and gynecological services pursuant to PHL Section 4406-b, are limited to in-network providers and therefore reimbursement arrangements would be in place.

121* WILL SUBSCRIBERS HAVE THE OPTION OF SELECTING A CLINIC OR HEALTH CENTER IN ADDITION TO A PRIMARY CARE PROVIDER?

Staff or group practice or center-based models may require that enrollees first select a site (clinic or health center) and subsequently select a PCP from among those available at the site.

122. WILL A BIDDER RECEIVE CREDIT FOR PAST SUCCESSFUL EXPERIENCE IN ADMINISTERING A CHILD HEALTH PLUS PLAN IF IT NOW PROPOSES AN ENTIRELY NEW NETWORK?

Additional "credit" is not awarded to current insurers.

123*  WHAT PEDIATRIC SPECIALISTS ARE NECESSARY FOR A CHILD HEALTH PLUS NETWORK?

A network must include an array of pediatric specialists required to meet the medical needs of enrollees.

124. For Primary CARE Providers you must identify the additional number of CHILD HEALTH PLUS ENROLLEES THE PROVIDER IS WILLING TO ACCEPT. DOES THIS QUESTION REFER TO EXISTING PLANT AND PROVIDER NETWORKS WHICH ARE ALREADY SERVING CHILD HEALTH PLUS ENROLLEES? SPECIFICALLY, COMMUNITY PREMIER PLUS WILL BEGIN OPERATIONS IN THE FIRST QUARTER OF 1997, AND ITS PRIMARY CARE PROVIDERS DO NOT YET SERVE CHILD HEALTH PLUS ENROLLEES. IN THIS CASE, DOES COMMUNITY PREMIER PLUS PROVIDE AN ESTIMATE OF THE TOTAL NUMBER OF CHILD HEALTH PLUS ENROLLEES THAT THESE PROVIDERS COULD SERVE?

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 33

Insurers are required to identify the total number of Child Health Plus enrollees that each PCP is willing to accept.

125.  WHAT IS THE MEDICAID CERTIFICATE OF AUTHORITY?

The certificate of authority that is required pertains to the Article 44 certificate of authority that is issued by the NYSDOH for an entity to operate a HMO or PHSP. It is not specific to the Medicaid program.

126. NOTIFICATION TO MEMBERS MUST BE PROVIDED WITHIN 30 DAYS OR 3 DAYS AS REQUIRED IN CURRENT PARTNERSHIP PLAN AGREEMENTS (PAGE 22, SECTION 3(h)).?

Health plans must notify their members of any of the following PCP changes within thirty (30) business days of the effective date of change: office address/telephone number change; office hours change; and separation from plan (termination from network).

127. PAGE 25, SECTION 9(d). WOULDN'T PLANS HAVE TO REQUIRE NOTIFICATION WITHIN 24 HOURS GIVEN $35 CO-PAYMENT? WHAT OBLIGATIONS MUST A PLAN INCUR FOR PAYMENT OF OUT-OF-NETWORK EMERGENCY MEDICAL CARE? IS IT ACCEPTABLE TO LIMIT SUCH PAYMENTS, EVEN FOR EMERGENCY CARE, EITHER TO MEDICAID RATES OR TO A PERCENTAGE OF REASONABLE AND CUSTOMARY CHARGES?

Under the statute, insurers have the option of imposing a $35 copayment on emergency room services when the member fails to provide notice to the insurer of receipt of emergency services within 24 hours. The 24 hours is viewed as a minimum. An insurer can allow for a longer period of time in which notice must be given.

Covered emergency services received "out of network" are viewed as authorized out of plan care. The enrollee incurs no financial liability beyond that which would have been incurred if a participating provider were used, i.e., the copayment, if applicable. Thus, the insurer may not limit its payment for out-of-network services to Medicaid rates or to a percentage of UCR unless the out of network provider agrees

      E.    SCHOOL BASED HEALTH CENTERS

128*. ON PAGE 55, SECTION 3 OF THE REQUEST FOR PROPOSAL, THE INCLUSION OF
      SCHOOL-BASED HEALTH CENTERS IS MENTIONED AS A CRITERIA FOR EVALUATION OF THE ACCESSIBILITY OF THE NETWORK. IS THE STATE GOING TO PROVIDE GUIDANCE TO THE PLANS FOR CONTRACTING WITH SCHOOL-BASED HEALTH CENTERS?

Contract guidelines will be made available shortly which can be used for the Child Health Plus program. In year one of the program, insurers are encouraged but not required to contract with school-based health centers. Such contracts are required in the second and subsequent years of the Child Health Plus contract.

129* IS THERE A REQUIRED PERCENTAGE OF SCHOOL-BASED HEALTH CENTERS WITH WHICH BIDDERS MUST CONTRACT IN YEAR 1 OF THE CHILD HEALTH PLUS PROGRAM? ARE THE CONTRACT EXPECTATIONS COMPARABLE TO THOSE UNDER PARTNERSHIP PLAN GUIDELINES?

No. In year one, insurers are encouraged but not required to contract with school-based health centers. Such contracts are required in the second and subsequent years of the Child Health Plus contract. The contract expectations are comparable to those under the Partnership Plan.

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 35

                                   PART III-

                               FISCAL EVALUATION

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 36

PREMIUM / FISCAL

130. ARE THE PARENTS OF CHILDREN ENROLLED IN CHILD HEALTH PLUS PROGRAM INSULATED FROM LIABILITY, BY OPERATION OF LAW, FOR THE COST OF MEDICAL CARE DELIVERED TO THEIR CHILDREN AS PARTICIPANTS IN THIS PROGRAM TO THE EXTENT THAT THESE COSTS EXCEED THE AMOUNT THAT PROVIDERS ARE PAID AS REIMBURSEMENT?

This situation should never occur as the insurance carrier will have arrangements in place with participating providers for reimbursement of services. However, parents of enrollees are not insulated from costs of services not covered under the program.

131. THE BILL TO THE STATE MAY BE SENT BEFORE THE SUBSCRIBER HAS PAID THAT MONTHLY PREMIUM. THIS MAY RESULT IN A CANCELLATION FOR NON-PAYMENT WHERE THE SUBSCRIBER'S PAID TO DATE AND THE STATE'S PAID TO DATE ARE NOT EQUAL. HOW SHOULD THE CANCELLATION FOR NON-PAYMENT BE HANDLED? (CLAIMS MAY HAVE BEEN PAID DURING THE PERIOD THAT THE SUBSCRIBER WAS ACTIVE WITH THE STATE, YET THE SUBSCRIBER'S PREMIUM PORTION WAS NOT PAID.)

Since all family contributions to premium must be paid in advance, an insurer would not be billing the State for the remaining portion of the premium if the family contribution was not paid. Cancellation for non-payment should be immediate to avoid retroactive disenrollment.

132* IT IS OUR UNDERSTANDING THAT AT LEAST ONE (1) MONTH OF THE FAMILY'S SHARE OF THE PREMIUM FOR EACH APPLICANT MUST BE PAID AT THE TIME OF APPLICATION. THE BALANCE DUE WILL BE PAID ON A MONTHLY BASIS ONE (1) MONTH BEFORE THE PERIOD IT COVERS TO ALLOW FOR A THIRTY (30) DAY GRACE PERIOD PRIOR TO THE EFFECTIVE DATE OF COVERAGE. WILL FAMILIES OR INSURERS HAVE THE OPTION OF SELECTING A DIFFERENT BILLING CYCLE (I.E., QUARTERLY, SEMI-ANNUALLY, OR ANNUALLY)?

Insurers may offer families the option of quarterly, semi-annual, or annual modes in addition to a monthly mode of payment, but the choice of mode lies with the family. A monthly mode option must always be available.

133* "GRACE PERIODS" GENERALLY REFER TO A PERIOD OF TIME, AFTER A PAYMENT IS DUE, DURING WHICH PAYMENT MAY BE MADE WITHOUT PENALTY OR DISENROLLMENT. THE RFP (PAGE 16) APPEARS TO DEFINE THE SUBSCRIBER PREMIUM PAYMENT GRACE PERIOD AS THE 30 DAYS PRIOR TO THE PAYMENT DUE DATE. THIS WOULD MEAN THAT THE INSURER MUST TERMINATE COVERAGE FOR A CHILD HEALTH PLUS ENROLLEE IF THE PREMIUM CONTRIBUTION IS NOT PREPAID, I.E., RECEIVED BY THE FIRST MONTH FOR THE MONTH COVERED BY THAT PAYMENT. IS THIS CORRECT? IF SO,

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 37

      IT IS NOT ONLY DIFFICULT TO ADMINISTER, IT IS ALSO A MORE SEVERE PAYMENT RULE THAT APPLIES TO THE STATE WHICH, ACCORDING TO THE RFP, WOULD NOT PAY THE SUBSIDY PORTION OF THE PREMIUM UNTIL AT LEAST THE MONTH FOLLOWING THE MONTH OF COVERAGE. WHAT IS THE RATIONALE FOR THIS INEQUITY IN PAYMENT RULES BETWEEN THE SUBSCRIBER AND THE STATE? IS THE STATE WILLING TO RECONSIDER THE GRACE PERIOD PROVISION?

The RFP states that the family contribution to the premium is due 30 days in advance for the period of coverage. However, the insurer may allow the family an additional 30 days to submit the payment. For example, for coverage for the month of October, payment is due on September 1. However, the family has until September 30 to submit the payment without disenrollment. The rationale for requiring advance payment on behalf of the family is to avoid retroactive disenrollment for failure to pay subsequent to the covered period and so that families do not insure medical expenses for a period where the family fails to make payment and was disenrolled resulting in denied claims for that period.

134. WHAT ARE THE PROCEDURES FOR THE $25.00 ANNUAL FEE ALREADY PAID BY SUBSCRIBERS WHO HAVE BEEN APPROVED BEYOND MAY 1, 1997?

If the family requests a refund of any unused portion of the $25.00 annual premium family contribution the plan must pay the refund.

135.  WILL RETROACTIVE BILLING BE ALLOWED?

No retroactive billing will be allowed.

136. DOES THE PLAN HAVE THE OPTION TO WAIVE THE PREMIUM IN ANY SPECIAL CIRCUMSTANCE?

No. The intent of legislation was to have families contribute to the cost of the premium.

137. PAGE 16, SECTION I. THE RFP STATES THAT MEMBER PREMIUMS MUST BE PAID 30 DAYS IN ADVANCE, BUT THAT ONLY ONE MONTH'S PREMIUM MUST BE TENDERED AT THE TIME OF ENROLLMENT? WON'T IT BE NECESSARY TO COLLECT TWO MONTHS' PREMIUM AT THE TIME OF ENROLLMENT IN ORDER TO MAINTAIN THE PRINCIPLE OF ADVANCE PAYMENT?

The first month's premium must be paid with the application. The next month's premium will be required prior to the last day of the first month of coverage.

138. PAGE 33, SECTION 3. ARE THERE ANY PARAMETERS FOR AN ACCEPTABLE POLICY REGARDING TERMINATION FOR NON-PAYMENT OF PREMIUMS? MAY A PLAN

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 38

      IMMEDIATELY TERMINATE AN ENROLLEE FOR NON-PAYMENT, SUBJECT TO THE GENERAL REQUIREMENTS OF THE INSURANCE LAW?

Insurance Law does not require notification of termination due to nonpayment of premium. Termination may be immediate as of the last day for which the premium has been paid.

139*. WHAT INFORMATION WOULD YOU LIKE US TO PROVIDE IN RESPONSE TO THE REQUEST
      THAT WE DETAIL THE ARRANGEMENTS FOR THE REIMBURSEMENT OF PARTICIPATING PROVIDERS? IS THERE A SPECIFIC FORMAT YOU WOULD LIKE US TO USE IN DETAILING THESE ARRANGEMENTS?

We need to know the specific payment arrangements that will be used to compensate your providers and any related fee schedules or payment rates that will be used for payment purposes. For example, if primary care providers are paid on a global capitation basis you need to identify the specific components of the payment model including monthly payment levels, utilization targets etc. If specialist are paid on a discounted fee for service basis you need to identify what fee schedule you are using (e.g. RBRVS) and the level of compensation. The fee schedule(s) however, do not have to be transmitted to the Department. The compensation arrangements can be presented in narrative format. All shared risk or profit management should be described as well any reinsurance or stop-loss available to providers.

140. FOR THE FINANCIAL RATE FILING, CAN THE PLAN PROPOSE DIFFERENT RATES FOR DIFFERENT AGE/SEX CLASSES OR IS THE PROPOSAL ONLY FOR ONE GLOBAL RATE FOR ALL PARTICIPANTS? IS THERE ANY CAP ON THE ADMINISTRATIVE SHARE THAT WILL BE ALLOWED?

Since this product is considered a community rated product the plan must propose a single global rate for all participants. The administrative portion of the rate proposal will be reviewed in relation to the overall rate request. However, the rate filing guidelines require that the actuarial memorandum include the specific formulas, methods, and assumptions used in calculating the premium rates and requires identification of any special assumptions with respect to children under one year of age and children ages 15-19.

141*. PLEASE CLARIFY WHETHER THE FINANCIAL RESERVE REQUIREMENTS WILL BE BASED
      UPON ANTICIPATED ENROLLMENT AND HOW THEY SHOULD BE COMPUTED? AT WHAT POINT MUST THESE RESERVES BE PUT IN ESCROW?

The financial reserve and escrow requirements, as they pertain to Health Maintenance Organizations and Prepaid Health Service Plans, are set forth in
Article 44 of the Public Health Law and Part 98 of the Commissioner of Health's Rules and

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 39

Regulations. The reserve requirement is based on current year premium revenue. The escrow requirement is based on total projected health care expenditures for the upcoming year.

142.  PLEASE SPECIFY THE CONTENTS TO BE INCLUDED IN THE ACTUARIAL MEMORANDUM.

The contents of the actuarial memorandum are identified in Appendix F of the Request for Proposal.

143. PLEASE CLARIFY HOW POINTS WILL BE AWARDED BASED UPON THE "FISCAL EVALUATION CRITERIA". FOR EXAMPLE, CAN A PLAN RECEIVE A FULL 20 POINTS IF ITS PREMIUM RATE PROPOSAL IS OBJECTIVELY "REASONABLE IN RELATION TO THE BENEFITS PROVIDED", EVEN IF THE PROPOSED PREMIUM RATE IS SOMEWHAT HIGHER THAN THAT PROPOSED BY OTHER PLANS OFFERING THE SAME BENEFITS?

While the scoring algorithm for the evaluation criteria was identified in the proposal, the specific weighting scheme for each section of the proposal has not been finalized at this time.

144. WILL THE DEPARTMENT OF HEALTH PROVIDE BUDGET, RATE CALCULATION, AND PROVIDER SPREADSHEETS, TO ASSIST INSURERS INTERESTED IN RESPONDING TO THE RFP?

An example of a provider rate filing has been included as Attachment F in the proposal. The Department will not provide any additional rate filing materials except for the data reports that are being made available.

145*. IS AN ACTUARIAL DATA BOOK AVAILABLE FOR ANALYSIS?

The Department will forward the following data reports to all insurers that submitted a letter of intent within the required time frame.

            - 1992 Maternal, Child & Adolescent Health Profile - (please note: selected hospital inpatient discharge tables have been updated using 1994 data);

            - A schedule listing the current approved Child Health Plus premiums;

            - A schedule listing the December 1996 Child Health Plus enrollment by county; and

            -     A schedule projecting the number of uninsured children for New

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 40

                  York City and rest of state by age and federal poverty level based on the 1995 Current Population Survey (CPS).

      In addition to the above, data reports, the Department is also making available for public inspection and photocopying the 1995 annual financial and statistical reports filed by the current Child Health Plus insurers. To date, thirteen 1995 annual reports have been filed with the Department. The reports can be accessed by calling the Departments' Records Access Officer Gene Therriault, at (518) 474-8734 for an appointment.

146*. AS LISTED IN THE APPENDIX F, PROCEDURES FOR PREMIUM RATE FILING, PREMIUM
      RATE DEVELOPMENT FORM, PLEASE EXPLAIN WHAT COMPRISES THE 2% STATUTORY CONTRIBUTION.

The 2% reference in the premium rate development form does not apply to the Child Health Plus program.

147. TO WHAT EXTENT WILL THE RATE FILING BE A FACTOR IN THE SELECTION PROCESS (i.e. IS THERE AN ACCEPTABLE RANGE OF PREMIUMS, AS THERE WAS WITH THE MEDICAID MANAGED CARE PROCUREMENT PROCESS)?

As stated in the RFP, all proposals will be evaluated on a competitive basis based on the scoring algorithm that was identified. Premiums submitted as part of this process will be evaluated for their reasonableness in relation to the benefits provided.

148.* WE WANT TO ENCOURAGE GOOD PRENATAL CARE, THEREFORE DOES THE $2.00
      PHYSICIAN CO-PAYMENT APPLY TO OBSTETRICAL CARE, OR IS IT WAIVED IN THIS SITUATION?

The statute states that, with limited exception, a $2 co-payment shall be imposed on a per visit basis for physician services. To the extent that the prenatal visit constitutes a visit for physician services, the $2 co-payment may not be waived.

149. WILL THE BUREAU OF HEALTH ECONOMICS BE PROVIDING ANY RATE GUIDELINES, OR INSTRUCTIONS REGARDING THE CALCULATION OF RATES?

The Department will not be providing any additional guidelines or instructions regarding the calculation of the rates. The rate filing guidelines are presented in Appendix F of the proposal.

150.  ARE PLANS REQUIRED TO CARRY STOP-LOSS INSURANCE FOR CHILD HEALTH PLUS?

Plans that are governed by Article 44 of the Public Health Law are generally required

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 41

to have stop-loss or re-insurance coverage.

151* SDOH HAS RECOGNIZED THAT THE [ILLEGIBLE] OF HEALTH CARE VARIES FROM ONE REGION TO THE NEXT, AS WELL AS FROM [ILLEGIBLE] PREMIUM GROUP (AGE AND
      SEX) TO THE NEXT. CONSEQUENTLY, EACH REGION AND PREMIUM GROUP HAS DIFFERENT RATES. ARE APPLICANTS TO PROPOSE UNIFORM RATES ACROSS ALL COUNTIES OR DIFFERENT RATES FOR EACH COUNTY/REGION? FOR ENROLLEES IN DIFFERENT PREMIUM GROUPS (AGE AND SEX)?

Since this product is considered a community rated product, the plan must propose a single global rate for all participants within a region. The rates can be varied by county/region as actuarial justified and in accordance with State Insurance regulations. However, the rate filing guidelines require that the actuarial memorandum include the specific formulas, methods, and assumptions used in calculating the premium rates and requires identification of any special assumptions with respect to children under one year of age and children ages 15-19.

152*  ARE THE CO-PAYS FOR EMERGENCY ROOM USAGE AND PHARMACY REQUIRED OR
      OPTIONAL?

The co-payments identified in the proposal for emergency room usage and pharmacy are optional, however, if co-payments are proposed, they cannot exceed $3 for prescriptions and nutritional supplements, as defined in the benefit package, or $35 for failure to notify an insurer within 24 hours of emergency room use and/or inappropriate emergency room visits.

153. PLEASE CLARIFY THE LINK BETWEEN THE NEW YORK STATE/FAMILY'S SHARE PREMIUM REVENUE AND THE BUDGET FORM 1, APPENDIX K. SHOULD THE BUDGET ALSO INCLUDE ESTIMATED MEDICAL EXPENSES?

The reference to submission of an agency's budget on page 51 of the proposal relates only to the administrative costs of the organization submitting the proposal. The proposal inappropriately referenced the inclusion of the family's share of the premium and New York State' premium. Do not include these items or medical expenses on the budget forms in Appendix K.

154*. IS IT NECESSARY FOR APPLICANTS TO PROVIDE SALARY INFORMATION FOR ALL THE
      PERSONNEL (BOTH DIRECTED AND ALLOCATED) IN BUDGET FORM 1 ?

Salary information and related fringe benefit costs must be reported for personnel who are directly charged to the program. Salary and related fringe benefit costs can be allocated for indirect personnel however, the statistical bases which supports the allocation must be provided.

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 42

155*  APPLICANTS ARE TO PROVIDE ACTUAL EXPERIENCE FOR THE BASE PERIOD (APPENDIX
      F). WHAT IS THE "BASE PERIOD"? HOW CAN APPLICANTS PROVIDE ACTUAL EXPERIENCE FOR INPATIENT BENEFITS WHEN IT [ILLEGIBLE] HERETOFORE NOT BEEN A COVERED BENEFIT?

The base period is the most current 12 month period, or other period, for which actual data is available. The Department recognizes that applicants will be using other inpatient or ambulatory information as a basis for their projections where specific Child Health Plus experience may be insufficient for premium development. Utilization and cost variances between the base period (actual experience) and rate period should be detailed in the actuarial memorandum.

156. UNDER MEDICAID MANAGED CARE, SCHOOL BASED HEALTH CENTERS WILL NOT BE INCLUDED IN THE BENEFIT PACKAGE BEFORE THE NEXT MEDICAID PROCUREMENT. GOOD UTILIZATION DATA HAS BEEN UNAVAILABLE. HOW WILL THESE SERVICES, THEREFORE, BE FACTORED INTO THE CHILD HEALTH PLUS PREMIUM?

The New York State School Health Program and the Department's Office of Managed Care are working with managed care plans and school based health centers to [ILLEGIBLE], utilization data which will be available to estimate primary care needs.

157. REFERENCE IS MADE THAT THERE IS LANGUAGE REGARDING PAYMENT AND REPORTING REQUIREMENTS. WILL THERE BE MANDATED PAYMENT LEVELS? IF SO, WHAT ARE THEY? WHAT ARE THE REPORTING REQUIREMENTS?

Mandated payment levels will not be specified in the model contract. The reporting requirements have not been finalized at this time.

158. IF THE PROGRAM IS BEING ADMINISTERED VIA A MANAGEMENT SERVICES ARRANGEMENT, IS IT ACCEPTABLE TO SHOW THE ADMINISTRATIVE BUDGET AS THE AMOUNT PAID TO THE MANAGEMENT SERVICES COMPANY?

The administrative budget would reflect the amount paid to the management services company as a sub contracted administrative expense however, the cost for specific administrative functions (i.e. data processing, marketing, legal, accounting etc.) need to be identified in a supporting schedule.

159. EVALUATION OF THE CHILD HEALTH PLUS IN NEW YORK STATE SUMMARY, PAGE 5, TABLES 3 & 4: REFERENCE CHILD HEALTH PLUS ELIGIBLES BY REGION. IS THIS INFORMATION AVAILABLE BY ZIP CODE AND/OR BOROUGH?

No. This information is not available by zip code and/or borough.

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 43

160. APPENDIX K APPEARS TO CONTAIN ONLY ONE SCHEDULE RELATED TO PERSONNEL COSTS. ARE OTHER SCHEDULES GOING TO BE ADDED?

Appendix K is a double sided copy. Please turn the page over to complete the non personnel related expense section.

161* PLEASE CLARIFY WHAT THE DEPARTMENT WOULD LIKE SUBMITTED IN RESPONSE TO THE REQUEST TO "DEMONSTRATE THE FINANCIAL FEASIBILITY OF YOUR ORGANIZATION'S PROPOSED CHILD HEALTH PLUS PROGRAM, INCLUDING THE FINANCIAL REQUIREMENTS OF THE NEW YORK STATE INSURANCE LAW AND PUBLIC HEALTH LAW".

The Department is requesting that revenue and expense projections be provided for the Child Health Plus program for 1997 and 1998. In addition, the applicant must identify the current financial condition of the corporation (latest available certified financial statements are acceptable) and the financial condition projected to the end of the first period (e.g. 12/31/97) during which the new rates will be effective. The plan must demonstrate that it is able to meet reserve and escrow requirements in its financial projections as well.

162.  WHAT COUNTIES COMPRISE EACH NEW YORK STATE REGION?

The Department does not have sufficient information to respond to this question.

163. ARE APPLICANTS TO PROJECT ONE TOTAL ENROLLMENT NUMBER OR ENROLLMENT FOR EACH COUNTY THEY PROPOSED TO SERVE AND TOTAL ENROLLMENT FOR ALL COUNTIES?

The applicant needs to identify projected enrollment for each county they propose to serve and total projected enrollment for all counties.

                       NEW YORK STATE DEPARTMENT OF HEALTH
                       OFFICE OF HEALTH SYSTEMS MANAGEMENT
                        DIVISION OF HEALTH CARE FINANCING
                           BUREAU OF HEALTH ECONOMICS

                            CHILD HEALTH PLUS PROGRAM
                      INSURANCE PLAN REQUEST FOR PROPOSAL

                              QUESTIONS AND ANSWERS
                        RECEIVED AT BIDDER'S CONFERENCE

                              BIDDER'S CONFERENCE:
                            FRIDAY, JANUARY 10, 1997

                                  INTRODUCTION

      This document contains answers to questions submitted by health plans with respect to the Child Health. Plus Insurance Plan Request for Proposal (RFP). The questions and answers are grouped in this document as follows:

      I.    General Technical - Read at Bidder's Conference;

      II.   Network Comprehensiveness - Read at Bidder's Conference;

      III.  Fiscal Evaluation Criteria - Read at Bidder's Conference; and

      IV.   Additional Questions - Not Read at Bidder's Conference.

      The questions and answers presented here are questions which were submitted in writing on index cards to the Department at the Bidder's Conference held in Albany, New York on January 10, 1997. All of these questions were received at the bidder's conference, however, some were not presented at the Bidder's Conference because they required additional research and discussion. (Answers to the questions that were submitted by plans and received by the Department by December 30, 1996 is a separate document which all plans received at the Bidder's Conference and/or a separate mailing after the Bidder's Conference.)

      Plans are reminded that in many instances, similar questions were asked by multiple organizations. Where this occurred, the State in some cases selected one or more representative questions to answer, rather than responding in writing to every question asked. In doing so, the State has made a good faith effort to ensure that all material issues raised by health plans are being responded to in as complete a manner as possible.

      It is important to read this document in its entirety to assure that you are informed about all policy statements being made with respect to individual issues.

      To the extent to which answers contained in this document are in conflict with information provided at the Bidder's Conference, and in the RFP, these answers shall control.

CHILD HEALTH PLUS INSURANCE PLAN RFP
ADDITIONAL QUESTIONS AND ANSWERS                                          PAGE 3

1.    GENERAL TECHNICAL
      (READ AT BIDDER'S CONFERENCE)

A1.   MUST THE MODEL SUBSCRIBER APPLICATION BE USED AS IS?

      No, as stated in the RFP, each insurer will be allowed to use an application form that is unique to their plan, but the variables identified in the Model will need to be collected.

A2. REGARDING EMERGENCY SERVICES, IF THE ENROLLEE FAILS TO NOTIFY THE PLAN WITHIN 24 HOURS OF A VISIT FOR A "TRUE EMERGENCY," CAN THE $35 COPAYMENT BE CHARGED?

      Yes.

A3.   CAN IT BE LESS THAN $35?

      Yes.

A4. WHEN A MEMBER IS DELINQUENT ON PREMIUM PAYMENT, THERE IS A 30 DAY GRACE PERIOD. IF A MEMBER HAS NOT PAID FOR JANUARY, THEY ARE STILL CONSIDERED ACTIVE MEMBERS UNTIL JANUARY 30TH. IF PAYMENT IS NOT RECEIVED, THEY ARE TERMINATED EFFECTIVE JANUARY 1ST. HOWEVER, THE PLAN WOULD HAVE SUBMITTED A BILL FOR THIS MEMBER ON JANUARY 10TH. DO YOU MEAN THESE MEMBERS SHOULD BE RECONCILED IN FEBRUARY OR IS IT THAT WE SHOULD BE BILLING THE STATE ON FEBRUARY 10TH FOR JANUARY MEMBERSHIP?

      The payment for January coverage would be due on December 1st with 30 days grace ending December 31st. Failure to pay by December 31st would result in disenrollment on December 31 as the last day of paid coverage. Therefore, there would not be any retroactive disenrollment nor would the state be billed for January in this case.

A5. IT IS OUR UNDERSTANDING THAT THERE ARE SOME EXCLUSIONS IN THE CURRENT PHARMACY BENEFIT. IS THAT TRUE? IF SO, WILL THOSE EXCLUSIONS REMAIN IN THE NEW PROGRAM?

      Any pharmaceutical the state has previously excluded will continue to be excluded.

A6. WHAT IS CONSIDERED SUFFICIENT DOCUMENTATION OF INCOME AND OVER WHAT TIMEFRAME IS ONE MONTH OF PAY STUBS THAT WAS EARNED WITHIN THE PAST THREE MONTHS SUFFICIENT?

      Advisory memorandum A-1 and A-16 address documentation of income sources. Most recent tax returns must be submitted if available. If income has changed since the last tax return was filed, then other documentation must be submitted to support current income. Three months would be an acceptable current period. Therefore, one month of paystubs earned within the past 3 months would be sufficient.

A7. DOES THE PLAN OR THE STATE DETERMINE THE CUTOFF DATE FOR APPLICATIONS FOR THE EFFECTIVE MONTH OF MEMBERSHIP?

CHILD HEALTH PLUS INSURANCE PLAN RFP
ADDITIONAL QUESTIONS AND ANSWERS                                          PAGE 4

      For processing applications, the plan will utilize their internal procedures and cutoff dates which must be acceptable to the Department of Health.

A8.   IS THERE A LIMIT TO THE NUMBER OF PARTICIPATING PLANS IN EACH
      COUNTY/REGION?

      No, there is no absolute limit. However, we will be accepting plans based on need to assure adequate statewide coverage.

A9. WILL EXISTING ENROLLEES BE GIVEN THE OPPORTUNITY TO SWITCH PLANS ON 5/1/97 IF THERE ARE NEW ENTRANTS IN THE MARKETPLACE?

      Yes.

A10. DOES THE STATE HAVE ESTIMATES OF ELIGIBLE CHILDREN FOR CHILD HEALTH PLUS BY COUNTY OR REGION?

      No, the CPS data set does not break down the uninsured any further geographically then New York City and the rest of the State.

A11. FOR PLANS THAT ALREADY HAVE A CHILD HEALTH PLUS CONTRACT: WE MUST SIGN AN ADDENDUM TO OUR EXISTING CONTRACT? WHAT IS THE TERM OF THIS CONTRACT AND WHEN WILL THE DEPARTMENT OF HEALTH ISSUE THE CONTRACT EXTENSION?

      New contracts will be issued to those plans selected for the expanded program.

A12. IN AREAS WITH MORE THAN ONE PARTICIPATING PLAN, WILL THE OUTREACH ORGANIZATION INCLUDE ALL PLANS ON ITS EFFORTS OR WILL STEERAGE OCCUR BY SOME CRITERIA?

      The outreach organization will provide families with a list of all insurers available in their area.

A13. IN REFERENCE TO THE RESPONSE TO QUESTION 8, WHAT IS MEANT BY "IT IS AT THE DISCRETION OF THE FAMILY AS TO WHAT PAYMENT SCHEDULE THEY CHOOSE TO ABIDE BY?" THE RFP STATES THAT PAYMENT IS ON A MONTHLY BASIS.

      Insurers will have the option of offering alternative modes of premium payment, for example, quarterly, annually or semi-annually, in addition to a monthly rate. It is up to the family to decide the mode from the options offered by the insurer.

A14. PLEASE CLARIFY WHETHER CHILDREN UNDER AGE ONE MAY ENROLL IN CHILD HEALTH PLUS?

      Children under age one may enroll in Child Health Plus. However, if family income is below 222% of gross Federal Poverty Level, then the children should be referred to Medicaid.

A15.  BACK TO QUESTION 59 AND THE RESPONSE READ TODAY, DOES THE PROGRAM NAME
      "CHILD

CHILD HEALTH PLUS INSURANCE PLAN RFP
ADDITIONAL QUESTIONS AND ANSWERS                                          PAGE 5

      HEALTH PLUS" IMPRINTED ON A CARD SUFFICE AS AN IDENTIFICATION PROCESS ON ID CARDS?

      Yes.

A16. IS THERE DATA ON THE NUMBER OF CHILDREN DISENROLLED FROM CHILD HEALTH PLUS DUE TO NON-PAYMENT OF PREMIUMS?

      No data is available at this time regarding disenrollment due to non-payment. However, under the current system, with the exception of families between 160 and 222 of gross Federal Poverty Level with multiple children, the $25 family contribution must be paid with application prior to enrollment. For families with multiple children, only the first $25 must be paid initially. The $25 for remaining children is paid based upon procedures of the individual plan.

A17. MAY A MEDICAID MANAGED CARE PLAN ASSUME PRESUMPTIVE ELIGIBILITY FOR A MEDICAID MEMBER WHERE THE ROSTER INDICATES THE CASE HAS BEEN CLOSED?

      No, children cannot be assumed presumptive eligible for Child Health Plus just because they were disenrolled from Medicaid? The family must apply to Child Health Plus, submit a completed and signed application. However if the child appears eligible but lacks documentation needed to support the application, the child can be enrolled presumptively for sixty (60) days.

A18. WILL THE STATE TRANSMIT INFORMATION FOR A PLAN'S MEDICAID MEMBERS THAT WOULD INDICATE THAT A CASE IS CLOSED DUE TO INCOME REASONS?

      No, the state will not transmit data as to reason for closure of Medicaid case as cases are closed at the local district.

A19. QUESTION 41 OF BIDDER'S CONFERENCE DOCUMENT STATES THAT NO FROM OF TRANSPORTATION IS COVERED BY CHILD HEALTH PLUS. HOWEVER, THE BENEFIT PACKAGE EXCLUSIONS ONLY REFER TO "NON-EMERGENCY" TRANSPORTATION, AND THE RATE FILING WORKSHEET IN APPENDIX F INCLUDES A LINE FOR AMBULANCE SERVICE. IS AMBULANCE USE FOR AN EMERGENCY A COVERED BENEFIT?

      The exclusions to the benefit package should have indicated that all transportation is excluded. The rate filling application should not have emergency transportation included.

A20. WILL THERE BE AN ON-SITE REVIEW OF SELECTED BIDDERS PRIOR TO PROGRAM START UP?

      On site review is not planned. However, the Department of Health reserves the right to do a site visit if questions should arise.

A21. MUST PLANS HAVE THE ABILITY TO BILL ELECTRONICALLY BY THE TIME PROPOSALS ARE SUBMITTED OR BY THE PROGRAM START DATE?

      Plans must guarantee within their proposal that they have the ability to submit electronic

CHILD HEALTH PLUS INSURANCE PLAN REP
ADDITIONAL QUESTIONS AND ANSWERS                                          PAGE 6

      billing data by implementation date.

A22. PLEASE RE-CLARIFY - CAN A PLAN DENY A MEDICALLY APPROPRIATE ER VISIT FOR FAILURE TO NOTIFY THE PLAN OF THE VISIT?

      The plan may impose a $35 copayment for failure to notify.

A23.  ARE MEDICAID DRG RATES AVAILABLE TO PARTICIPATING PLANS BY STATUTE?

      Yes, this is available under FOIL (Freedom of Information Law).

A24. PLEASE CLARIFY: IS THERE AN APPLICATION FEE OF $25 AS THERE IS IN THE CURRENT PROGRAM?

      No, the application/enrollment fee has been replaced by the statutory family contribution to premium.

A25.  WHAT ARE THE PRESCRIPTION DRUG EXCLUSIONS?

      The exclusions would be those typically permitted under Insurance Law and Regulation such as those for experimental or investigational drugs, drugs prescribed for a cosmetic purpose, etc.

A26. WHEN THE ENROLLEE AGES OUT OF A HEALTH PLAN, THE PLAN IS THEN RESPONSIBLE TO OFFER THEM A CONVERSION PACKAGE; ARE THERE ANY SPECIFIC BENEFITS THAT HAVE TO BE OFFERED?

      No, those plans capable of issuing conversion coverage must make the contract they generally offer available to Child Health Plus enrollees.

A27. IF THE PLAN ASSESSES THE $35 ER CO-PAY FOR FAILURE TO NOTIFY PLAN OF AN ER VISIT ON INAPPROPRIATE ER VISIT AND THE MEMBER IS DELINQUENT, DOES THIS DELINQUENCY APPLY TO THE DELINQUENCY OF THE PREMIUM?

      No, failure to pay a copayment is unrelated to failure to pay a premium.

A28. MAY A CHILD BE ENROLLED IN CHILD HEALTH PLUS PRIOR TO BIRTH AS IS CURRENTLY THE CASE UNDER MEDICAID.

      No, in order for enrollment in Child Health Plus, the family must submit an application with the child's name and date of birth as well as required documentation. Enrollment is established for the first day of a future month unlike Medicaid who enrolls retroactive to the date of application and at any point within the month. There is no family coverage in this program, only individual coverage.

A29. WHAT HAPPENS WHEN A CHILD WHO IS RECEIVING CHILD HEALTH PLUS SERVICES BECOMES ELIGIBLE FOR MEDICAID AND THE PLAN DOES NOT KNOW ABOUT THE MEDICAID COVERAGE FOR SEVERAL MONTHS? ARE WE TO RETURN PREMIUMS? ARE WE TO DISENROLL RETROACTIVELY?

CHILD HEALTH PLUS INSURANCE PLAN REP
ADDITIONAL QUESTIONS AND ANSWERS                                          PAGE 7

      The Department has a procedure to match Child Health Plus enrollment/billing files against the Medicaid enrollment file to identify children dually enrolled in both programs. The Department notifies the plans of the dual enrollment status of these children and advises the plan to disenroll children prospectively for a future month and not retroactively. The premium for the month where the child is identified as a duplicate is not recouped.

A30. PLEASE CLARIFY WHAT BIRTH CONTROL/PRESCRIPTIONS, DEVICES, AND SUPPLIES ARE COVERED IN CHILD HEALTH PLUS.

      Any family planning services or birth control/prescriptions, devices and supplies that are prescribed by a qualified, participating provider are covered.

A31. HOW WILL DOH CHOOSE QUALIFIED PLAN - MINIMUM SCORE, # PLANS PER COUNTY, # IN THE WHOLE STATE?

      Total score of all parts of the proposal will be considered. A ranking will be assigned. Plans will be chosen in order to ensure an adequate statewide coverage.

A32. WHAT FACTORS WILL BE EVALUATED IN DETERMINING THE EFFECTIVENESS OF PLANS IN TARGETING MINORITY POPULATION?

      We will evaluate the reasonableness of the plan's proposed marketing plan and outreach efforts with respect to achieving their projected enrollments and particularly including under-represented minorities in the current program.

A33. CLARIFY CHILD HEALTH PLUS COVERAGE FOR CHILDREN LESS THAN 1 IF THE MOTHER DOESN'T OBTAIN MEDICAID COVERAGE FOR HIM/HER.

      A child maintains Child Health Plus enrollment until he or she is enrolled in Medicaid.

A34. APPENDIX D HAS A PIE CHART THAT SHOWS THE SECOND QUARTER 1996 ENROLLMENT BY SUBSIDY AND AGE. TWO OF THE AGE CATEGORIES AN 0-1 AND 1-5. DOES THE 0-1 CATEGORY REPRESENT CHILDREN UNDER 12 MONTHS? IF SO, THIS SEEMS TO BE INCONSISTENT WITH PAGE 13 OF THE RFP WHICH SAID THAT THERE IS VERY LITTLE ENROLLMENT UNDER AGE 1 (PIE CHART SHOWS 5.4% OF ENROLLMENT 0-1). PLEASE CLARIFY THIS.

      Under the new program, it is expected that insurers' referrals to Medicaid for this population will be more aggressive than under the existing program.

CHILD HEALTH PLUS INSURANCE PLAN RFP
ADDITIONAL QUESTIONS AND ANSWERS                                          PAGE 8

II.   NETWORK COMPREHENSIVENESS
      (READ AT [ILLEGIBLE] CONFERENCE)

A35. UNDER ELIGIBLE ORGANIZATIONS, PLEASE DEFINE: A COMPREHENSIVE HEALTH SERVICE PLAN OPERATING UNDER THE REGULATIONS OF THE DEPARTMENT OF HEALTH.

      These organizations are Article 44 health maintenance organizations and prepaid health services plans.

A36. RE: PAGE 57 - EVALUATION CRITERIA PLEASE EXPLAIN WHAT IS EXPECTED FOR INFORMATION. THE RFP ALREADY DESCRIBES THE BENEFIT PACKAGE. PMPMs WILL BE IN THE RATE SUBMISSION.

      The benefit package evaluation will be based on the narrative description of the benefit package which should be provided in the proposal.

A37. RE: PATIENT EDUCATION. THE TITLE STATES "PATIENT" EDUCATION BUT THE TERM "PUBLIC" EDUCATION IS USED WITHIN THE SECTION. PLEASE CLARITY.

      These terms are used interchangeably

A38. QUESTION #62 INDICATES THAT "INSURERS MUST PERFORM THEIR OWN MARKETING AND OUTREACH IN ACCORDANCE WITH THE GUIDELINES IN THE RFP. MAY THE INSURERS SUB-CONTRACT WITH COMMUNITY BASED ORGANIZATIONS TO CONDUCT THIS OUTREACH?

      Yes. However, the insurer remains responsible for assuring that the sub-contractor performs these activities consistent with program requirements. In addition, the proposal should include the actual outreach and education strategies that may be subcontracted.

A39. YOUR ANSWER TO QUESTION #100 REFERS TO A PROVIDER NETWORK SUBMISSION "DUE JANUARY 23, 1997." IS THIS THE QUARTERLY PROVIDER NETWORK SUBMISSION FOR MEDICAID MANAGED CARE PLANS OR IS IT SOME OTHER SUBMISSION?

      It is the quarterly provider network submission for Medicaid Managed Care plans.

A40. FOR PLANS WHO SUBMITTED THE LETTER OF INTENT WITHIN THE APPROPRIATE TIME FRAME, WHEN CAN WE EXPECT TO RECEIVE THE DATA REPORTS MENTIONED IN QUESTION 145?

      These reports are included in your packet.

A41. RE: QUESTION 121 - HOW MUCH TIME IS PERMITTED TO ELAPSE BETWEEN SELECTION OF A CENTER AND SELECTION OF A SPECIFIC PCP FROM THAT CENTER.

      The Child Health Plus program does not intend to specify any time limits in this selection. However, since PCPs coordinate care and are required to be available 24 hours per day, 7 days per week, it is in the insurer's and enrollee's best interest that PCP selection or

CHILD HEALTH PLUS INSURANCE PLAN RFP
ADDITIONAL QUESTIONS AND ANSWERS                                          PAGE 9

      assignment occur shortly after enrollment.

A42. ARE WE EXPECTED TO POLL EACH AND EVERY PARTICIPATING PCP TO DETERMINE THE NUMBER OF CHILD HEALTH PLUS ENROLLEES HE OR SHE IS WILLING TO ACCEPT? WILL YOU ACCEPT WHATEVER NUMBER THE PCP SUPPLIES, EVEN IF IT FILES IN THE FACE OF REASON?

      Non-Medicaid managed care plans will need to provide PCP specific enrollment information with their submissions. The numbers provided by each PCP should realistically reflect that the PCP can actually accommodate those enrollees. For Managed care plans participating in the Partnership Plan, the quarterly provider network submission will be used to assess PCP capacity.

A43. DO THE PLANS NEED TO PROVIDE ENROLLMENT PROJECTIONS BY REGION OR WILL OVERALL PROJECTIONS SUFFICE?

      Enrollment projections should be submitted by county.

A44. PLEASE CLARIFY THAT APPLICANTS WILL NEED TO SUBMIT A COMPREHENSIVE LIST OF PHARMACIES AND LABS AS PART OF APPENDIX L.

      The applicant summary forms contained in Appendix L must be completed for any subcontracted provider.

A45. THE ANSWER TO QUESTION #118 SAYS THAT 1500 MAX IS APPLICABLE TO MEDICAID ONLY, BUT DOES THIS MEAN THERE'S NO MAXIMUM FOR CHILD HEALTH PLUS? (I.E.. SO THAT A PROVIDER CAN HAVE 1500 FOR MEDICAID AND ANOTHER 1000 FOR CHILD HEALTH PLUS?)

      Yes. However, plans must abide by appointment availability standards and networks will be monitored to assure service accessibility.

A46. WILL THE STATE ALLOW PAPER SUBMISSIONS OF SOME OF THE NETWORK IF THE PLAN HAS DIFFICULTY IN SUBMITTING COMPLETE NETWORK INFORMATION IN THE FORMAT REQUIRED BY THE STATE JANUARY 23, 1997.

      Medicaid managed care plans must submit their provider network information by January 23, 1997 in the format specified by the Office of Managed Care. For non-Medicaid managed care plans, network submissions may be in paper medium, however, we prefer the spreadsheet format previously specified.

A47. FOR MEDICAID MANAGED CARE PLANS, WILL THE STATE DETERMINE EACH PCP's ADDITIONAL CAPACITY BASED ON THE 1/23/97 QUARTERLY PROVIDER NETWORK SUBMISSION, OR ARE THE PLANS EXPECTED TO DETERMINE THIS CAPACITY? SPECIFICALLY, WHAT DOES THE MEDICAID MANAGED CARE PLAN NEED TO SUBMIT UNDER PROVIDER NETWORK? (ASIDE FROM NETWORK CHANGES AFTER THE 1/23/97 SUBMISSION.)

      The 1/23/97 quarterly network submission to the Office of Managed Care will be utilized

CHILD HEALTH PLUS INSURANCE PLAN RFP
ADDITIONAL QUESTIONS AND ANSWERS                                         PAGE 10

      to determine adequacy of network as well as capacity to serve Child Health Plus enrollees. No additional network information is required for managed care plans participating in the Medicaid program.

A48. THE RFP REQUESTS THAT PLANS IDENTIFY ANY SERVICES TO BE PROVIDED BY SUBCONTRACTORS, INCLUDING PROVIDERS, PHARMACEUTICAL AND DIAGNOSTIC LABORATORY NETWORKS. PLEASE PROVIDE A DEFINITION OF "SUBCONTRACTORS" AND EXPLAIN HOW THIS QUESTION DIFFERS FROM THE QUESTION ON PAGE 50 OF THE RFP, "IDENTIFY THE PROVIDER NETWORK (BY TYPE, NUMBER, AND COUNTY)..."

      Plans may have to enter into subcontracts for certain services which are not part of their existing network. The insurer should identify which services - physician, hospital, laboratory, pharmacy, home health care, etc. - will be subcontracted.

CHILD HEALTH PLUS INSURANCE PLAN RFP
ADDITIONAL QUESTIONS AND ANSWERS                                         PAGE 11

III.  FISCAL EVALUATION
      (READ AT BIDDER'S CONFERENCE)

A49. IS IT A REGULATORY REQUIREMENT FOR A LICENSED ACTUARY TO SIGN OFF ON THE RATE SUBMISSION OR CAN ANY QUALIFIED FINANCIAL STAFF PERSON PERFORM THIS FUNCTION?

      The actuarial memorandum should be signed by a member of the American Academy of Actuaries or a Fellow of the Society of Actuaries. Attestation from other financial officers of the plan will be acceptable provided they are able to demonstrate appropriate qualifications and experience. An FSA signature can be from an independent actuarial firm or an employee of the plan.

A50.  PLEASE CONFIRM THE PERIOD OF TIME THAT THE RATE PROPOSAL WILL COVER?

      We would anticipate that the rate proposals will be for a 12 month period but should at least be through December 31, 1997.

A51.  WHAT SHOULD WE ANTICIPATE THE PREMIUM RECEIVABLE LAG TO BE?

      Billing are required monthly and the Department will process bills within 30 days. Please refer to sections 5 on pages 30 and 31 for the specific billing timelines.

A52.  IS REINSURANCE AVAILABLE FROM THE STATE?

      No. Reinsurance is not available from the state.

A53. CAN THE FORM IN APPENDIX K BE COMPUTED BY FUNCTIONAL AREA (E.G., MMIS CLAIMS ETC.) RATHER THAN BY LISTING OF INDIVIDUAL PERSONNEL?

      The key administrative staff need to be identified on the form. All support staff can be grouped by functional area.

A54. PER THE DRAFT RATE FILING GUIDELINES UNDER APPENDIX F OF THE RFP, IS THE EXPECTED INCURRED LOSS RATIO MANDATED TO BE 90% OR MAY PLANS PROVIDE ALTERNATE PROJECTIONS?

      No. plans may provide alternate projections. The 90% referenced in Appendix F was for illustrative purposes.

A55. WILL FAMILY PLANNING SERVICES BE CONSIDERED FOR A REIMBURSEMENT CARVE-OUT, AND/OR MAY PLANS SUBCONTRACT WITH OTHER PLANS TO PROVIDE FAMILY PLANNING SERVICES?

      Plans may subcontract with other plans to provide services subject to approval by the State DOH.

A56. CPS DATA IS NOT BROKEN DOWN BY COUNTY. WHEN WILL PLANS RECEIVE COUNTY SPECIFIC INFORMATION?

CHILD HEALTH PLUS INSURANCE PLAN RFP
ADDITIONAL QUESTIONS AND ANSWERS                                         PAGE 12

      The state released CPS data for New York City and rest of state by age and income category at the bidders conference on January 10, 1997. No [ILLEGIBLE] breakdown will be provided by the state.

A57.  ARE THERE ASSUMPTIONS REGARDING TREND FACTORS FOR OUTLYING YEARS?

      No. We are not offering any actuarial assumptions regarding trend factors. However, we do expect the plans to provide them in their bid.

A58. WHY IS AN ACTUARIAL CERTIFICATION NEEDED FOR THIS PROGRAM WHEN IT WAS NOT REQUIRED FOR MEDICAID?

      It is required by New York State Insurance regulation.

A59. PERTAINING TO QUESTION 162 ABOUT RATING REGIONS- WHEN WILL THIS BE AVAILABLE? WHAT COUNTIES WILL BE INCLUDED IN WHAT REGIONS?

      Please refer to question #151. The rates can be varied by county/region as actuarially justified...

A60. STATUTORY CONTRIBUTION- SINCE THE 2% CONTRIBUTION DOES NOT APPLY TO CHILD HEALTH PLUS, I ASSUME THAT A 1% CONTRIBUTION IS ACCEPTABLE. IS THIS SO?

      Statutory contributions are described in State Insurance Law Section 4310.

A61. BASE PERIOD TO RATE PERIOD -- IS IT ACCEPTABLE TO HAVE A BASE PERIOD OF 1995 AND A RATE PERIOD OF 5/12/97? (1995 IS TOO INCOMPLETE TO SERVE AS A BASE PERIOD).

      Please refer to question 155. The most current available credible data should be used, however the data need not be for a calendar year period.

A62. THE STATE HAS CAPPED THE MAXIMUM FAMILY CONTRIBUTION AT FOUR CHILDREN? HOWEVER, WILL THE STATE BE PAYING THE PLANS AN INDIVIDUAL PREMIUM FOR EACH WHERE THERE ARE MORE THAN FOUR CHILDREN IN THE FAMILY? WILL IT BE THE SAME SUBSIDIZED PREMIUM AMOUNT AS THE OTHER CHILDREN OR WILL IT BE A HIGHER AMOUNT THAT ADDS IN THE CONTRIBUTION THE FAMILY WOULD HAVE MADE IF THE HOUSEHOLD HAD FOUR KIDS OR LESS?

      The insurer will bill the State the total premium for all children that are fully subsidized. However, for partially subsidized children, the insurer will "net out" the monthly family contribution that is required for each child from the total premium to arrive at the State share. In those instances where more than four children from a partially subsidized family are enrolled in a plan, there is no family contribution offset to the total premium for the fifth or more child(ren).

A63.  ARE THE RATES TO BE AGE ADJUSTED IN ANY WAY?

CHILD HEALTH PLUS INSURANCE PLAN RFP
ADDITIONAL QUESTIONS AND ANSWERS                                         PAGE 13

      No, please refer to question #140 for additional information.

A64. CAN CONSULTANTS (ACTUARIES) NOT AFFILIATED WITH A PLAN RECEIVE COPIES OF THE DATA?

      Yes, it will be made available. Please call the Bureau of Health
      Economics.

A65.  CAN YOU PROVIDE A PHONE NUMBER FOR THE BUREAU OF HEALTH ECONOMICS?

      As listed on page 41 of the RFP, the official phone for inquiries regarding this RFP process is (518)486-7897.

CHILD HEALTH PLUS INSURANCE PLAN RFP
ADDITIONAL QUESTIONS AND ANSWERS                                         PAGE 14

IV.   ADDITIONAL QUESTIONS
      (NOT READ AT BIDDER'S CONFERENCE)

A66. DOES NYHCRA ALLOW CHILD HEALTH PLUS PLANS THE ABILITY TO PAY MEDICAID DRGs FOR INPATIENT CARE, OR MUST THE REIMBURSEMENT BE NEGOTIATED?

      The New York State Health Care Reform Act of 1996 (HCRA of 1996) allows any Child Health Plus insurer to negotiate an inpatient rate with hospitals. The rate can be based on the DRG but that is between the payer and provider.

A67. CAN A HEALTH CARE PROVIDER PAY ALL OR PART OF A MEMBER'S PREMIUM ON THEIR BEHALF TO ASSIST THEM IN REMAINING ENROLLED IN CHILD HEALTH PLUS?

      The insurer will only bill the family for the family contribution of the premium, not a third party. However, if someone chooses to pay the family contribution on behalf of the family, that is permitted. If the "health care provider" referenced in this question is the insurer, the insurer does not have the option to waive the family contribution to the premium as legislative intent was to have families contribute to the cost of the premium.

A68. CAN AN INSURER CHOOSE TO COVER CHILDREN WITHIN THE < 19 GROUP, i.e., 0-14 FOR EXAMPLE?

      An insurer cannot choose to cover only a subset of the Child Health Plus population of less than 19 year of age.

A69. IN APPENDIX L, BIDDER'S SUMMARY OF PROPOSAL, WHAT IS A CHARITY REGISTRATION NUMBER? DOES THIS APPLY ONLY TO NOT-FOR-PROFITS?

      Charitable organizations are required to be registered with the Secretary of State pursuant to Article 7-A of the New York State Executive Law. The charity registration number is proof that an organization has registered with the Secretary of State.

A70. RELATED TO QUESTION 67 REGARDING CURRENT MEMBERS IN THE PROGRAM TRANSITIONS TO THE EXPANDED PROGRAM, IF A MEMBER EITHER PAYS A PARTIAL OR FULL PREMIUM, WILL THE AMOUNT THEY-PAID AT THE LAST RECERTIFICATION DATE NEED TO BE CREDITED TO ANY REMAINING MONTHS NEW PREMIUM AMOUNTS, i.e., MEMBER PAYS $25 PER YEAR NOW. RECERTIFIED IN JANUARY AND PAID $25. AS OF JULY, THEY NEED TO PAY $9 PER MONTH (OR $36 UNTIL THE END OF THE YEAR). DOES THIS AMOUNT NEED TO BE ADJUSTED AGAINST THE $25 ALREADY PAID?

      If the family requests a refund of any unused portion of the $25 annual premium contribution, the plan must pay the refund. If the family and the insurer wish to apply this to the newly required family contribution rather than refund the unused portion, this can be done. However, the insurer must document this in the enrollment file.

CHILD HEALTH PLUS INSURANCE PLAN RFP
ADDITIONAL QUESTIONS AND ANSWERS                                         PAGE 15

A71. EQUIVALENT COVERAGE: PLEASE CONFIRM THAT ANY DIFFERENCE IN COVERAGE BETWEEN CHILD HEALTH PLUS AND ANOTHER COVERAGE IS CONSIDERED NON-EQUIVALENT COVERAGE DESPITE HOW SIMILAR THE TWO WOULD BE.

      The current definition of equivalent coverage is stated in Child Health Plus Advisory Memoranda A-12 found in Appendix B of the Request for Proposals(RFP). A revised equivalent coverage policy will be formulated prior to the implementation of the expanded program. It is anticipated that under the expanded program, the current definition will merely be expanded to include inpatient care.

A72. DO THE NYHCRA SURCHARGES AND/OR ASSESSMENTS APPLY TO THE CHILD HEALTH PLUS PROGRAM?

      The New York State Health Care Reform Act surcharges and/or assessments currently apply to the Child Health Plus program.

A73. RFP ASKS FOR RESOURCES COMMITTED TO IMPLEMENT/OPERATE: IF PLAN ALREADY OPERATIONAL, DO WE JUST STATE HUMAN RESOURCES CURRENTLY IN PLACE? IS THE "MANAGEMENT TEAM" ALSO THE PERSONS RESPONSIBLE IN EACH DEPARTMENT?

      If a plan is currently a Child Health Plus insurer, they can state that the resources to operate the expanded program are in place. The "management team" should be a list of the persons responsible in each Department.

A74. WHAT FACTORS WILL BE EVALUATED IN DETERMINING THE EFFECTIVENESS OF PLANS IN TARGETING MINORITY POPULATIONS?

      As part of the response to the Request for Proposals, the bidder must submit a general plan for marketing the program along with a description of how community outreach and marketing activities will be conducted to attract applicants. This should include a discussion of the strategies the bidder will use to target minority populations in their service area. The overall marketing plan will be evaluated as a component of the General Technical Evaluation Criteria.

A75. A RECENT SURVEY WE CONDUCTED ON OUR CURRENT CHILD HEALTH PLUS ENROLLEES REVEALED THAT MANY FAMILIES, ESPECIALLY THOSE WITH MORE THAN ONE CHILD, WOULD NOT ENROLL IN THE NEW PROGRAM DUE TO THE REQUIRED PREMIUM CONTRIBUTION. CLIENTS CURRENTLY ENROLLING IN OUR PLAN - PLUS THOSE WHO WILL ENROLL BETWEEN NOW AND MAY 1ST - MAY ACCUSE US OF "BAIT AND SWITCH" TECHNIQUES, i.e., WE "SELL" THEM A FREE PROGRAM, AND THEN CHANGE IT TO ONE WITH A PREMIUM CONTRIBUTION REQUIREMENT. THIS SITUATION WILL CAST OUR PLAN AND THE STATE IN A POOR LIGHT. WHAT IS THE STATE WILLING AND ABLE TO DO TO ADDRESS, AVOID, AND/OR MINIMIZE THE POTENTIAL NEGATIVE CONSEQUENCES OF THIS SITUATION?

      The dollar amounts are defined by Statute.

CHILD HEALTH PLUS INSURANCE PLAN RFP
ADDITIONAL QUESTIONS AND ANSWERS                                         PAGE 16

A76. A RECENT SURVEY WE CONDUCTED OF OUR CHILD HEALTH PLUS SUBSCRIBERS REVEALED EXTREME PRICE SENSITIVITY, i.e., OVER 50% OF RESPONDENTS INDICATED THEY WOULD BE UNWILLING AND/OR UNABLE TO MAKE THE REQUIRED PREMIUM CONTRIBUTIONS, AND, THEREFORE, WOULD NOT ENROLL THEIR CHILDREN. ONE IMPLICATION OF THIS FUNDING IS POTENTIAL ADVERSE SELECTION. WILL THE STATE FACTOR THIS INTO THE EVALUATION OF RATE FILINGS?

      The State will consider all supportable actuarial methods and assumptions utilized in the rate making process as submitted by bidders.

A77. DOES THE STATE HAVE PARTICULAR REQUIREMENTS FOR CHILD HEALTH PLUS PROVIDER CONTRACTS, AS IT DOES FOR MEDICAID MANAGED CARE? DO INSURERS HAVE TO SUBMIT MODEL CONTRACTS TO SDOH FOR REVIEW AND APPROVAL?

      There are no specific requirements for Child Health Plus provider contracts other than those contract provisions that are otherwise required of health plans (e.g. enrollee non liability language, access to medical records etc.)

A78. CURRENT CHILD HEALTH PLUS INSURERS RECEIVED CONTRACT EXTENSIONS FROM JULY 1, 1996 THROUGH DECEMBER 31, 1996, WHEN WILL DOH ISSUE EXTENSIONS FOR THE PERIOD OF JANUARY 1, 1997 - JUNE 30, 1997?

      It is anticipated that DOH will issue contract extensions to current Child Health Plus insurers within the next month. These extensions will be for the period January 1, 1997 through September 30, 1997 to allow for transition of current enrollees to the expanded program. If a current insurer is selected to continue in the expanded program, the terms of the new contract will supersede the extension.

A79. ARE THERE GUIDELINES RELATIVE TO THE RATIO BETWEEN PROVIDER SERVICES STAFF AND ENROLLEES?

      There are no guidelines relative to the ratio between provider services staff and enrollees.

A80.  SHOULD THE CHILD HEALTH PLUS PREMIUM RATE INCLUDE THE GME ADD ON?

      The New York State Health Care Reform Act surcharges and/or assessments currently apply to the Child Health Plus program.

A81.  WHAT IS THE DEFINITION OF SCHOOL BASED HEALTH CENTER?

      A school-based health center is a clinic established at a school site. It's purpose is to provide convenient access to medical and/or behavioral services to the children.

A82. HOW SHOULD OLDER CHILDREN LIVING ON THEIR OWN BE ENROLLED? WHAT SHOULD BE USED AS INCOME VERIFICATION? CAN THE TEENS SIGN THEIR OWN APPLICATION? WHAT WOULD THE INSURERS DO ABOUT PROOF OF RESIDENCY IN THE CASE OF HOMELESS CHILDREN?

CHILD HEALTH PLUS INSURANCE PLAN RFP
ADDITIONAL QUESTIONS AND ANSWERS                                         PAGE 17

      The issue of older children living on their own is currently under investigation by the Department's Office of Counsel. A policy concerning this issue and the related issues surrounding it will be issued prior to implementation of the expanded program. With regard to the question of proof of residency in the case of homeless children, legislation requires proof of New York State residency. No specific provision is made for homeless children.

A83. THE RFP STATES THAT ROUTINE OB/GYN VISITS WILL NOT BE COVERED. WILL THE OB/GYN MANDATE REGARDING ANNUAL VISITS AND PAP SMEARS FOR WOMEN 18 YEARS AND OVER BE COVERED?

      Consistent with Insurance Law, a pelvic exam, pap smear and the laboratory testing related to the pap smear must be offered as a routine, preventive benefit for women 18 years and older. For females under age 18, this service would be covered for purposes of diagnosis and treatment of illness or injury. Pelvic exams and pap smears that are performed more than once a year for diagnosis of illness or injury are also a covered benefit. As stated in the American Academy of Pediatric Guidelines found in Appendix E of the RFP, all sexually active patients should be screened for sexually transmitted diseases and should have a pelvic exam.

A84. THE RFP STATES THAT ENROLLEES MUST PAY THEIR PREMIUM CONTRIBUTION MONTHLY, AND THAT THEY WILL BE ALLOWED A 30 DAY GRACE PERIOD. ENROLLEES WHO HAVE NOT PAID THEIR CONTRIBUTION WITHIN THIS TIME WILL BE RETROACTIVELY DISENROLLED. RETROACTIVE DISENROLLMENT PRESENTS SEVERAL ISSUES, FOR EXAMPLE, WHAT WILL INSURERS BE REQUIRED TO DO IN THE EVENT THAT THEY RECEIVE CLAIMS FOR THIS PERIOD?

      The RFP states that family contributions to premium must be paid 30 days in advance of the period of coverage. However, the insurer may allow the family an additional 30 days to submit payment before disenrolling the child from the program. Family contributions are due in advance to avoid retroactive disenrollment as retroactive enrollment and disenrollment is not permitted under this program.

A85. WE WOULD LIKE TO BE ABLE TO PROVIDE CONTINUOUS COVERAGE VIA CHILD HEALTH PLUS TO THOSE TERMINATING FROM MEDICAID DUE TO LOSS OF ELIGIBILITY DUE TO INCOME REASONS. WHAT PRELIMINARY INFORMATION WOULD BE REQUIRED FOR PRESUMPTIVE ELIGIBILITY AND IN WHAT TIME FRAME IF WE ARE TO TRY TO AVOID ANY GAPS IN MEMBERSHIP? WOULD THE PREMIUM PAYMENT ALSO BE REQUIRED AT THE TIME OF APPLICATION?

      To be deemed presumptively eligible under Child Health Plus, a family must submit a completed, signed enrollment application to a participating insurer. The insurer must determine that the applicant appears to meet all eligibility requirements but lacks the documentation necessary to support the application. Plans will enroll children based on their internal processing cut-off dates. Enrollment will be for the first day of the month with no retroactive enrollment permitted. The first month's family premium contribution is required prior to enrollment. If an individual submits an application to Child Health Plus knowing they will be disenrolled from Medicaid at a point during that month, the child can

CHILD HEALTH PLUS INSURANCE PLAN RFP
ADDITIONAL QUESTIONS AND ANSWERS                                         PAGE 18

      apply to Child Health Plus in advance of the disenrollment. For example, if a child is due to be disenrolled from Medicaid for the 15th of a particular month, the child can apply in advance for Child Health Plus and can enroll for the first day of the month if the application is completed and any required family contribution is paid prior to the insurer's internal processing schedule to avoid a lapse in coverage.

A86. CONVERSELY, WHAT ACTIONS CAN BE TAKEN TO ELIMINATE ANY GAPS IN COVERAGE FOR A CHILD HEALTH PLUS MEMBER WHO IS APPLYING FOR MEDICAID? THERE IS USUALLY A GAP OF TIME BETWEEN WHEN THE RECIPIENT IS EFFECTIVE FOR MEDICAID AND WHEN THEY CAN BE ENROLLED IN A PLAN.

      if a Child Health Plus member applies for Medicaid, there will not be a gap in coverage as the member would not be disenrolled from Child Health Plus until after they are enrolled in Medicaid. The enrollee would also be retroactively enrolled in Medicaid back to the date of application.

A87. THE INCOME TABLES START WITH A HOUSEHOLD OF ONE. IS IT TO BE ASSUMED THAT THE NUMBER IN THE HOUSEHOLD REFERS TO THE NUMBER OF CHILDREN AND NO ADULTS ARE TO BE COUNTED?

      Income guidelines are based on the family's gross household income. The number in the household refers to both the number of children and the number of adults residing in the households.

A88. SHOULD A NEW HOUSEHOLD BUDGET BE CALCULATED FOR A PREGNANT TEEN BASED ON THE UNBORN AND HER FINANCIAL RESPONSIBILITY FOR IT. THAT IS, IF SHE CHOOSES NOT TO APPLY FOR MEDICAID?

      No, a household budget should not be calculated for a pregnant teen which includes an unborn child.

                                  APPENDIX B-2

                 BIDDER'S NAME: WellCare of New York, Inc.
                 RFP NUMBER___________

                        STANDARD CONTRACT/BID INSERT FORM

      This form must be completed and returned with your response to this proposal. If awarded to you, the contract will incorporate this form as completed by you.

              NONDISCRIMINATION IN EMPLOYMENT IN NORTHERN IRELAND:
                      MacBRIDE FAIR EMPLOYMENT PRINCIPLES

      Note: Failure to stipulate to these principles may result in the contract being awarded to another bidder. Governmental and non-profit organizations are exempted from this stipulation requirement.

      In accordance with Chapter 807 of the Laws of 1992 (State Finance Law
Section 174-b), the bidder, by submission of this bid, certifies that it or any individual or legal entity in which the bidder holds a 10% or greater ownership interest, or any individual or legal entity that holds a 10% or greater ownership interest in the bidder, either:

      -     has business operations in Northern Ireland: Y [ ] N [X]

      - if yes to above, shall take lawful steps in good faith to conduct any business operations they have in Northern Ireland in accordance with the MacBride Fair Employment Principles relating to nondiscrimination in employment and freedom of workplace opportunity regarding such operations in Northern Ireland, and shall permit independent monitoring of their compliance with such Principles:
            Y [ ] N [X]

                         OMNIBUS PROCUREMENT ACT OF 1992

      Is the Bidder a New York State Business Enterprise? Y [X] N [ ]

      The State Finance Law defines a "New York State Business Enterprise" as a business enterprise, including a sole proprietorship, partnership, or corporation, which offers for sale or lease or other form of exchange, goods which are sought by the department and which are substantially manufactured produced or assembled in New York State, or services which are sought by the department and which are substantially performed within New York State. The Department of Health considers "substantially" to mean "over 50%".

                                  INTRODUCTION

      This document contains answers to questions submitted by health plans with respect to the Child Health Plus Insurance Plan Request for Proposal (RFP). The questions and answers are grouped in this document as follows:

      I. General Technical - Read at Bidder's Conference;

      II. Network Comprehensiveness - Read at Bidder's Conference;

      III. Fiscal Evaluation Criteria - Read at Bidder's Conference; and

      IV. Additional Questions - Not Read at Bidder's Conference.

      The questions and answers presented here are questions which were submitted in writing on index cards to the Department at the Bidder's Conference held in Albany, New York on January 10, 1997. All of these questions were received at the bidder's conference, however, some were not presented at the Bidder's Conference because they required additional research and discussion. (Answers to the questions that were submitted by plans and received by the Department by December 30, 1996 is a separate document which all plans received at the Bidder's Conference and/or a separate mailing after the Bidder's Conference.)

      Plans are reminded that in many instances, similar questions were asked by multiple organizations. Where this occurred, the State in some cases selected one or more representative questions to answer, rather than responding in writing to every question asked. In doing so, the State has made a good faith effort to ensure that all material issues raised by health plans are being responded to in as complete a manner as possible.

      It is important to read this document in its entirety to assure that you are informed about all policy statements being made with respect to individual issues.

      To the extent to which answers contained in this document are in conflict with information provided at the Bidder's Conference, and in the RFP, these answers shall control.

CHILD HEALTH PLUS INSURANCE PLAN RFP
ADDITIONAL QUESTIONS AND ANSWERS                                          PAGE 3

I.    GENERAL TECHNICAL
      (READ AT BIDDER'S CONFERENCE)

A1.   MUST THE MODEL SUBSCRIBER APPLICATION BE USED AS IS?

      No, as stated in the RFP, each insurer will be allowed to use an application form that is unique to their plan, but the variables identified in the Model will need to be collected.

A2. REGARDING EMERGENCY SERVICES, IF THE ENROLLEE FAILS TO NOTIFY THE PLAN WITHIN 24 HOURS OF A VISIT FOR A "TRUE EMERGENCY " CAN THE $35 COPAYMENT BE CHARGED?

      YES.

A3.   CAN IT BE LESS THAN $35?

      Yes.

A4. WHEN A MEMBER IS DELINQUENT ON PREMIUM PAYMENT, THERE IS A 30 DAY GRACE PERIOD. IF A MEMBER HAS NOT PAID FOR JANUARY, THEY ARE STILL CONSIDERED ACTIVE MEMBERS UNTIL JANUARY 30TH. IF PAYMENT IS NOT RECEIVED, THEY ARE TERMINATED EFFECTIVE JANUARY 1ST. HOWEVER, THE PLAN WOULD HAVE SUBMITTED A BILL FOR THIS MEMBER ON JANUARY 10TH. DO YOU MEAN THESE MEMBERS SHOULD BE RECONCILED IN FEBRUARY OR IS IT THAT WE SHOULD BE BILLING THE STATE ON FEBRUARY 10TH FOR JANUARY MEMBERSHIP?

      The payment for January coverage would be due on December 1st with 30 days grace ending December 31st. Failure to pay by December 31st would result in disenrollment on December 31 as the last day of paid coverage. Therefore, there would not be any retroactive disenrollment nor would the state be billed for January in this case.

A5. IT IS OUR UNDERSTANDING THAT THERE ARE SOME EXCLUSIONS IN THE CURRENT PHARMACY BENEFIT. IS THAT TRUE? IF SO, WILL THOSE EXCLUSIONS REMAIN IN THE NEW PROGRAM?

      Any pharmaceutical the state has previously excluded will continue to be excluded.

A6. WHAT IS CONSIDERED SUFFICIENT DOCUMENTATION OF INCOME AND OVER WHAT TIMEFRAME IS ONE MONTH OF PAY STUBS THAT WAS EARNED WITHIN THE PAST THREE MONTHS SUFFICIENT?

      Advisory memorandum A-1 and A-16 address documentation of income sources. Most recent tax returns must be submitted if available. If income has changed since the last tax return was filed, then other documentation must be submitted to support current income. Three months would be an acceptable current period. Therefore, one month of paystubs earned within the past 3 months would be sufficient.

A7. DOES THE PLAN OR THE STATE DETERMINE THE CUTOFF DATE FOR APPLICATIONS FOR THE EFFECTIVE MONTH OF MEMBERSHIP?

CHILD HEALTH PLUS INSURANCE PLAN
BIDDER'S CONFERENCE QUESTIONS AND ANSWERS                                PAGE 43

160. APPENDIX K APPEARS TO CONTAIN ONLY ONE SCHEDULE RELATED TO PERSONNEL COSTS. ARE OTHER SCHEDULES GOING TO BE ADDED?

Appendix K is a double sided copy. Please turn the page over to complete the non personnel related expense section.

161 PLEASE CLARIFY WHAT THE DEPARTMENT WOULD LIKE SUBMITTED IN RESPONSE TO THE REQUEST TO "DEMONSTRATE THE FINANCIAL FEASIBILITY OF YOUR ORGANIZATION'S PROPOSED CHILD HEALTH PLUS PROGRAM, INCLUDING THE FINANCIAL REQUIREMENTS OF THE NEW YORK STATE INSURANCE LAW AND PUBLIC HEALTH LAW".

The Department is requesting that revenue and expense projections be provided for the Child Health Plus program for 1997 and 1998. In addition, the applicant must identify the current financial condition of the corporation (latest available certified financial statements are acceptable) and the financial condition projected to the end of the first period (e.g. 12/31/97) during which the new rates will be effective. The plan must demonstrate that it is able to meet reserve and escrow requirements in its financial projections as well.

162.  WHAT COUNTIES COMPRISE EACH NEW YORK STATE REGION?

The Department does not have sufficient information to respond to this question.

163. ARE APPLICANTS TO PROJECT ONE TOTAL ENROLLMENT NUMBER OR ENROLLMENT FOR EACH COUNTY THEY PROPOSED TO SERVE AND TOTAL ENROLLMENT FOR ALL COUNTIES?

The applicant needs to identify projected enrollment for each county they propose to serve and total projected enrollment for all counties.

                       NEW YORK STATE DEPARTMENT OF HEALTH
                       OFFICE OF HEALTH SYSTEMS MANAGEMENT
                        DIVISION OF HEALTH CARE FINANCING
                           BUREAU OF HEALTH ECONOMICS

                            CHILD HEALTH PLUS PROGRAM
                       INSURANCE PLAN REQUEST FOR PROPOSAL

                              QUESTIONS AND ANSWERS
                        RECEIVED AT BIDDER'S CONFERENCE

                              BIDDER'S CONFERENCE:
                            FRIDAY, JANUARY 10, 1997

      - It is the policy of New York State to maximize opportunities for the participation of New York State business enterprises, including minority- and women-owned business enterprises as bidders, subcontractors and suppliers on its procurement contracts.

      - Information on the availability of New York State subcontractors and suppliers is available from:

               NYS Department of Economic Development
               Division for Small Business
               (518) 474-7756

      - A directory of minority- and women-owned business enterprises is available from:

               NYS Department of Economic Development
               Minority and Women's Business Development Division
               (518) 474-6346

      FOR ALL CONTRACTS WHERE THE TOTAL BID AMOUNT IS $1 MILLION OR MORE

      The Omnibus Procurement Act of 1992 requires that, by signing this bid proposal, contractors certify that whenever the total bid amount is greater than $1 million:

      1. The contractor has made all reasonable efforts to encourage the participation of New York State Business Enterprises as suppliers and subcontractors on this project, and has retained the documentation of these efforts to be provided upon request to the State;

      2. The contractor has complied with the Federal Equal Opportunity Act of 1972 (P.L. 92-261), as amended;

      3. The contractor agrees to make all reasonable efforts to provide notification to New York State residents of employment opportunities on this project through listing any such positions with the Job Service Division of the New York State Department of Labor, or providing such notification in such manner as is consistent with existing collective bargaining contracts or agreements. The contractor agrees to document these efforts and to provide said documentation to the State upon request;

      4. The contractor acknowledges notice that New York State may seek to obtain offset credits from foreign countries as a result of this contract and agrees to cooperate with the State in these efforts.

                   CHECKLIST TO DETERMINE "REASONABLE" EFFORT

            BY BIDDERS/CONTRACTORS FOR CONTRACTS OF $1 MILLION OR MORE

      A copy of this form should be completed and retained on file by the Contractor. The completed form should be available for review for the duration of the contract.

      The contractor:

      1. has a copy of the NYS Directory of Certified Minority and Women-Owned Business Enterprises? Y [ ] N [X]

      2.    has solicited quotes from firms listed in the Directory?
            Y [ ] N [X]

      3. has contacted the NYS Department of Economic Development to obtain listings of NYS subcontractors and suppliers for products and services currently purchased from out-of-state/foreign firms?
            Y [X] N [ ]

      4. has utilized other sources to identify NYS subcontractors and suppliers (such as Thomas Register, in-house vendor list)?

            Y [X] N [ ] (If YES, Source: in-house vendor list)

      5.    has placed advertisements in NYS newspapers? Y [X] N [ ]

      6.    has participated in vendor outreach conferences? Y [ ] N [ ]

      7. has provided New York State residents notice of new employment opportunities resulting from this contract through listing any such positions with the Job Service Division of the NYS Department of Labor, or providing such notification by another method? Y [X] N [ ]

                       NEW YORK STATE DEPARTMENT OF HEALTH
                       STOCK ITEM SPECIFICATION FORM
                       (Submission of this form is optional)

      Whenever possible, practical, feasible and consistent with open competitive bidding, the stock item specifications of manufacturers, producers and/or assemblers located in New York State are used in the preparation of bid documents for the commodity requirements of State agencies. Companies are responsible for updating information as changes are made in their stocked items' technology and/or design.

      The DOH maintains Stock Item Specification Forms and corresponding specifications for a two year period; it is anticipated that within that time companies will refile with updated information. These forms and updates may be submitted to:

                       New York State
                       Department of Health
                       Purchase Unit
                       Corning Tower Room 1354
                       Albany, New York 12237-0016

      Please provide the information requested below, sign and date this form where indicated, and submit the completed form and accompanying specifications to the address given above.

      1.    Company Name and Principal Place of Business:

      2.    Number of persons employed at above location: 273

      3.    Stocked Item (only one per form):

      4. Production of Stocked Item (Name and address of Manufacturer, Producer, and/or assembler):

      5.    Product Specification (briefly below, or attach specification):

      WellCare of New York, Inc. (WCNY), a Health Maintenance Organization (HMO) licensed as an Article 44 for-profit corporation under the New York Public Health Law, is a subsidiary of The WellCare Management Group, Inc. (WCMG).

      To the best of my knowledge, the information provided is accurate. It may be used by the State for the purpose of helping to retain jobs, business and industry presently in the State of New York and attracting new business and industry to the State of New York. False statements knowingly made herein are punishable as a Class A misdemeanor under Section 210.45 of the Penal Law of the State of New York.

      Company Representative (please print):Donald A. [ILLEGIBLE]

      Title and Telephone:

      Signature and Date:[ILLEGIBLE] 9/26/97

                                   APPENDIX D
                            SCHEDULE OF DELIVERABLES

Relevant Dates
Ongoing             Marketing Plans

                    a. Design and develop marketing materials as approved by DOH.

                    b. Implement marketing strategies specified in the proposal/workplan and consistent with subsequently issued STATE guidelines.

                    c. Coordinate marketing and outreach activities consistent with the designated STATE Outreach CONTRACTOR and the STATE DOH Mass Media Marketing Campaign.

Ongoing             Enrollment Activities

                    a. Design and finalize revised enrollment process and forms.

                    b. Hire enrollment staff as necessary.

                    c. Develop and finalize eligibility determination mechanisms.

                    d. Implement enrollment process. The CONTRACTOR may process new enrollment applications in accordance with its own internal processing schedule. However, the cut off date for processing new applications effective the first day of the following month can be no earlier than the 20th day of the previous month and for recertification, any application received through the last day of the twelve(12) month enrollment period must be processed as a recertification effective the first day of the following month.

                    e. Participate in the development and implementation of the Medicaid linkage and referral process with State and local agencies in order to maximize the use of Medicaid for eligible children. The referral process shall include use of the Medicaid screening and referral form provided by the STATE, a copy of which must be maintained in the enrollment file and use of the joint Medicaid, WIC and Child Health Plus enrollment form.

                    f. Participate in the monthly match process to eliminate duplicate enrollment in Child Health Plus and Medicaid. The STATE may recoup premiums from the CONTRACTOR when a Medicaid/Child Health Plus duplicate is identified and not disenrolled from Child Health Plus within the specified timeframe.

                    g. Capture data on marketing and enrollment outcomes.

                    h. Capture data on demographic characteristics of enrollees.

Ongoing             Quality Assurance

                    a. Adapt and finalize quality assurance and utilization review mechanisms.

                    b. Maintain quality assurance and utilization review mechanisms in accordance with STATE issued guidelines and/or advisory memoranda in cooperation with STATE designated CONTRACTORS and provide requested data to STATE and any designated CONTRACTORS.

Ongoing             Billing/Electronic Mail

                    a. Implement billing processing systems such that:

                    The CONTRACTOR shall prepare and submit to the STATE monthly voucher bills and adjustments pursuant to this AGREEMENT through the electronic mail system.

Ongoing             Insurance Coverage/Miscellaneous

                    a. Provide insurance coverage for enrollees.

                    b. Implement project such that health services are provided to enrollees. Continue enrollment and marketing programs as needed in cooperation with other STATE CONTRACTORS and the DOH Mass Media Marketing Campaign as directed by the STATE.

                    c. Initiate the collection of utilization data on enrollees.

                    d. Monitor program enrollment to ensure that enrollment does not reach a number that would result in exceeding the annual funding allocation as specified in Appendix E.

                    e. Meet data requirements of an independent evaluator as needed.

Ongoing             Reporting Requirements

                    a. Initiate subsidy process with STATE. Thereafter, the submittal of monthly voucher bills and supporting documentation shall be on a monthly basis, pursuant to this AGREEMENT.

                    b. Cost and utilization data reports shall be submitted at least on a semi-annual and annual basis, based on a calendar year, due seventy five (75) days after the close of the second quarter and one hundred and twenty (120) days after the close of the calendar year, respectively, using the forms and format supplied by the STATE.

                    c. Submit other reports as required by Appendix F.

                    d. Conform with additional reporting requirements imposed by the STATE which are based on need or as legislatively mandated.

December 31, 1999   Conclusion of insurance coverage for enrollees unless
                    continuation of the Child Health Plus program is approved by the New York State Legislature.

January 1, 2000     Initiate conversion coverage as stipulated in the request
                    for proposals, proposal/workplan and benefit contract.

April 1, 2000       Final report due from the CONTRACTOR.

December 31, 2001   Data relating to the Child Health Plus program shall be
                    maintained and retained by the CONTRACTOR until this date.

                                   APPENDIX E
                              FINANCIAL INFORMATION

Wellcare shall receive, for the period effective the date of this contract through December 31, 1997, an amount up to, but not to exceed, the sum of $802,430 to provide and administer a Child Health Plus program for uninsured children in the counties identified in Appendix A-2, Section II B 1 of this AGREEMENT or as modified by the STATE. The premium identified below will be valid at least through December 31, 1997. Premiums may be modified periodically under the Child Health Plus program subject to approval of a request from the CONTRACTOR through the New York State Department of Health and the State Insurance Department. In the absence of an approved premium modification by the New York State Department of Health and the State Insurance Department, the premium contained herein or any subsequent premium (whichever is in effect), shall continue as the premium for the STATE's subsidy through December 31, 1999. Payment of this amount is based on the CONTRACTOR meeting the responsibilities provided in this AGREEMENT.

Wellcare shall receive, for the period of January 1, 1998 through December 31, 1998, an amount up to, but not to exceed, the sum of $2,681,222 to provide and administer a Child Health Plus program for uninsured children in the counties identified in Appendix A-2, Section II B 1 of this AGREEMENT or as modified by the STATE. Payment of this amount is based on the CONTRACTOR meeting the responsibilities provided in this AGREEMENT.

Wellcare shall receive, for the period of January 1, 1999 through December 31, 1999, an amount up to, but not to exceed, the sum of $3,720,880 to provide and administer a Child Health Plus program for uninsured children in the counties identified in Appendix A-2, Section II B 1 of this AGREEMENT or as modified by the STATE. Payment of this amount is based on the CONTRACTOR meeting the responsibilities provided in this AGREEMENT.

Premium Information:

Upstate Counties

- For Upstate counties defined as Albany, Broome, Columbia, Delaware, Dutchess, Greene, Orange, Otsego, Rensselaer, Rockland, Schoharie, Sullivan and Ulster the total monthly premium shall be: $75.93.

- The State Share of the total monthly premium shall be $75.93 or the total monthly premium for children in families with gross household income less than 120% of the federal poverty level.

- The State Share of the total monthly premium shall be $66.93 or the total monthly premium minus $9 for children in families with gross household income between 120 and 159% of the federal poverty level.

- The State Share of the total monthly premium shall be $62.93 or the total monthly premium minus $13 for children in families with gross household income between 160 and 222% of the federal poverty level.

Downstate Counties

- For Downstate counties defined as Kings, New York and Queens, the total monthly premium shall be: $93.81.

- The State Share of the total monthly premium shall be $93.81 or the total monthly premium for children in families with gross household income less than 120% of the federal poverty level.

- The State Share of the total monthly premium shall be $84.81 or the total monthly premium minus $9 for children in families with gross household income between 120 and 159% of the federal poverty level.

- The State Share of the total monthly premium shall be $80.81 or the total monthly premium minus $13 for children in families with gross household income between 160 and 222% of the federal poverty level.

                                   APPENDIX F

                         PAYMENT AND REPORTING SCHEDULE

I.    Payment and Reporting Terms and Conditions

      A. The STATE may, at its discretion, make an advance payment to the CONTRACTOR, during the initial or any subsequent PERIOD, in an amount to be determined by the STATE but not to exceed twenty five percent of the maximum amount indicated in the budget as set forth in the most recently approved Appendix E. If this payment is to be made, it will be due thirty calendar days, excluding legal holidays, after the later of either:

            - the first day of the contract term specified in the Initial Contract Period identified on the face page of the AGREEMENT or, if renewed, in the PERIOD identified in the Appendix X, OR

            - if this contract is wholly or partially supported by Federal funds, availability of the federal funds;

provided, however, that the STATE has not determined otherwise in a written notification to the CONTRACTOR suspending a Written Directive associated with this AGREEMENT, and that a proper voucher for such advance has been received in the STATE's designated payment office. If no advance payment is to be made, the initial payment under this AGREEMENT shall be due thirty calendar days, excluding legal holidays, after the later of either:

            -     the end of the first quarterly period of this AGREEMENT; or

            - if this contract is wholly or partially supported by federal funds, availability of the federal funds;

provided, however, that a proper voucher for this payment has been received in the STATE's designated payment office.

      B. No payment under this AGREEMENT, other than advances as authorized herein, will be made by the STATE to the CONTRACTOR unless proof of performance of required services or accomplishments is provided. If the CONTRACTOR fails to perform the services required under this AGREEMENT the STATE shall, in addition to any remedies available by law or equity, recoup payments made but not earned, by set-off against any other public funds owed to CONTRACTOR.

      C. Any optional advance payment(s) shall be applied by the STATE to future payments due to the CONTRACTOR for services provided during initial or subsequent PERIODS. Should funds for subsequent PERIODS not be appropriated or budgeted by the STATE for the purpose herein specified, the STATE shall, in accordance with Section 41 of the State Finance Law, have no liability under this AGREEMENT to the CONTRACTOR, and this AGREEMENT shall be considered terminated and cancelled.

      D. The CONTRACTOR will be entitled to receive payments for work, projects, and services rendered as detailed and described in the program workplan/proposal, Appendix C. All payments shall be in conformance with the rules and regulations of the Office of the State Comptroller.

      E. The CONTRACTOR will provide the STATE with the reports of progress or other specific work products pursuant to this AGREEMENT as described in this Appendix F, below. In addition, a final report must be submitted by the CONTRACTOR no later than March 31, 2000. All required reports or other work products developed under this AGREEMENT must be completed as provided by the agreed upon work schedule in a manner satisfactory and acceptable to the STATE in order for the CONTRACTOR to be eligible for payment.

      F. By the tenth (10th) business day of the month, the CONTRACTOR shall submit to the STATE monthly billing information electronically to the Department of Health through an electronic mail (E-Mail) account established by the Department of Health. In addition, an original signed voucher must be submitted to the Department of Health by the tenth (10th) business day of the month. Reimbursement shall be based on the actual number of children enrolled in the program during the month for which payment is being claimed who are eligible for a subsidy. All billing adjustments shall include a listing by enrollee of any change in enrollment occurring in that period. The CONTRACTOR shall submit vouchers to the State's designated payment office located in the New York State Department of Health.

      In no event shall the amount received by the CONTRACTOR exceed the budget amount approved by the STATE as stated in Appendix E, and, if actual disbursements by the CONTRACTOR are less than such sum, the amount payable by the STATE to the CONTRACTOR shall not exceed the amount of actual disbursements. All contract advances in excess of actual disbursements will be recouped by the STATE prior to the end of the applicable budget period.

II.   Reporting Requirements

      The CONTRACTOR is responsible for submitting reports to DOH as defined in the Appendix G of the RFP (Appendix B) contained herein. Additional reporting requirements may be imposed based on need or legislative requirements. The following are the reports currently required:

A. Monthly enrollment reports which detail new and ongoing enrollment and disenrollment. These reports are due by the tenth (10th) business day of the report period month.

B. Quarterly report on the reasons for denied applicants and disenrollment due thirty (30) days after the close of the quarter.

C. Semi-annual and annual financial and utilization reports. The semi-annual report is due seventy five (75) days after the close of the second quarter and the annual report is due one hundred and twenty (120) days after the end of the calendar year.


D. An annual progress report detailing marketing and enrollment outcomes, demographic characteristics of enrollees and utilization outcomes. This report will be required ninety (90) days after the close of the calendar year.

E. Plans must provide quality performance data which is consistent with the New York State Department of Health Quality Assurance Reporting Requirements (QARR) data specifications, on an annual basis for the Child Health Plus population. Some of the general QARR data categories which will be required to be collected include membership, utilization, quality, access, member satisfaction and general plan management.

F. The CONTRACTOR will submit a final report, as required by the contract, reporting on all aspects of the program, detailing how the use of funds were utilized in achieving the goals set forth in the program workplan/proposal.
This report will be due ninety (90) days after the close of the contract period.

                                   APPENDIX X

Agency Code_______________               Contract No.____________________
                                         Period __________________________
                                          Funding Amount for Period_______

This is an AGREEMENT between THE STATE OF NEW YORK, acting by and through ____________________________________, having its principal office at
___________________________________, (hereinafter referred to as the STATE), and ____________________________________(hereinafter referred to as the
CONTRACTOR), for modification of Contract Number ____________, as amended in attached Appendix (ices)_____________________________________.

All other provisions of said AGREEMENT shall remain in full force and effect

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the dates appearing under their signatures.

___________________________________       _____________________________________

CONTRACTOR SIGNATURE                      STATE AGENCY SIGNATURE

By:________________________________       By:__________________________________

   ________________________________          __________________________________
            Printed Name                               Printed Name

Title:_____________________________       Title:_______________________________

Date:______________________________       Date:________________________________

                                          State Agency Certification:
                                          "In addition to the acceptance
                                          of this contract, I also
                                          certify that original copies
                                          of this signature page will be
                                          attached to all other exact
                                          copies of this contract."
___________________________________         ___________________________________
   STATE OF NEW YORK               )
                                   )      SS.:
      County of ___________________)

On the_____day of________, 19___, before me personally appeared_______, to me known, who being by me duly sworn, did depose and say that he she resides at______________, that he/she is the_______________of the_________________, the
corporation described herein which executed the foregoing instrument; and that he/she signed his/her name thereto by order of the board of directors of said corporation. Notary)___________________________

                                          STATE COMPTROLLER'S SIGNATURE

                                          _______________________________

                                          Title:_________________________

                                           Date:_________________________

CHILD HEALTH PLUS INSURANCE PLAN RFP
ADDITIONAL QUESTIONS AND ANSWERS                                          PAGE 4

      For processing applications, the plan will utilize their internal procedures and cutoff dates which must be acceptable to the Department of Health.

A8.   IS THERE A LIMIT TO THE NUMBER OF PARTICIPATING PLANS IN EACH
      COUNTY/REGION?

      No, there is no absolute limit. However, we will be accepting plans based on need to assure adequate statewide coverage.

A9. WILL EXISTING ENROLLEES BE GIVEN THE OPPORTUNITY TO SWITCH PLANS ON 5/1/97 IF THERE AN NEW ENTRANTS IN THE MARKETPLACE?

      Yes.

A10. DOES THE STATE HAVE ESTIMATES OF ELIGIBLE CHILDREN FOR CHILD HEALTH PLUS BY COUNTY OR REGION?

      No, the CPS data set does not break down the uninsured any further geographically then New York City and the rest of the State.

A11. FOR PLANS THAT ALREADY HAVE A CHILD HEALTH PLUS CONTRACT: WE MUST SIGN AN ADDENDUM TO OUR EXISTING CONTRACT? WHAT IS THE TERM OF THIS CONTRACT AND WHEN WILL THE DEPARTMENT OF HEALTH ISSUE THE CONTRACT EXTENSION?

      New contracts will be issued to those plans selected for the expanded program.

A12. IN AREAS WITH MORE THAN ONE PARTICIPATING PLAN, WILL THE OUTREACH ORGANIZATION INCLUDE ALL PLANS ON ITS EFFORTS OR WILL STEERAGE OCCUR BY SOME CRITERIA?

      The outreach organization will provide families with a list of all insurers available in their area.

A13. IN REFERENCE TO THE RESPONSE TO QUESTION 8, WHAT IS MEANT BY "IT IS AT THE DISCRETION OF THE FAMILY AS TO WHAT PAYMENT SCHEDULE THEY CHOOSE TO ABIDE BY?" THE RFP STATES THAT PAYMENT IS ON A MONTHLY BASIS.

      Insurers will have the option of offering alternative modes of premium payment, for example, quarterly, annually or semi-annually, in addition to a monthly rate. It is up to the family to decide the mode from the options offered by the insurer.

A14. PLEASE CLARIFY WHETHER CHILDREN UNDER AGE ONE MAY ENROLL IN CHILD HEALTH PLUS?

      Children under age one may enroll in Child Health Plus. However, if family income is below 222% of gross Federal Poverty Level, then the children should be referred to Medicaid.

A15.  BACK TO QUESTION 59 AND THE RESPONSE READ TODAY, DOES THE PROGRAM NAME
      "CHILD

CHILD HEALTH PLUS INSURANCE PLAN RFP
ADDITIONAL QUESTIONS AND ANSWERS                                          PAGE 5

      HEALTH PLUS" IMPRINTED ON A CARD SUFFICE AS AN IDENTIFICATION PROCESS ON ID CARDS?

      Yes.

A16. IS THERE DATA ON THE NUMBER OF CHILDREN DISENROLLED FROM CHILD HEALTH PLUS DUE TO NON-PAYMENT OF PREMIUMS ?

      No data is available at this time regarding disenrollment due to non-payment. However, under the current system, with the exception of families between 160 and 222 of gross Federal Poverty Level with multiple children, the $25 family contribution must be paid with application prior to enrollment. For families with multiple children, only the first $25 must be paid initially. The $25 for remaining children is paid based upon procedures of the individual plan.

A17. MAY A MEDICAID MANAGED CARE PLAN ASSUME PRESUMPTIVE ELIGIBILITY FOR A MEDICAID MEMBER WHERE THE ROSTER INDICATES THE CASE HAS BEEN CLOSED?

      No, children cannot be assumed presumptive eligible for Child Health Plus just because they were disenrolled from Medicaid? The family must apply to Child Health Plus, submit a completed and signed application. However if the child appears eligible but lacks documentation needed to support the application, the child can be enrolled presumptively for sixty (60) days.

A18. WILL THE STATE TRANSMIT INFORMATION FOR A PLAN'S MEDICAID MEMBERS THAT WOULD INDICATE THAT A CASE IS CLOSED DUE TO INCOME REASONS?

      No, the state will not transmit data as to reason for closure of Medicaid case as cases are closed at the local district.

A19. QUESTION 41 OF BIDDER'S CONFERENCE DOCUMENT STATES THAT NO FROM OF TRANSPORTATION IS COVERED BY CHILD HEALTH PLUS. HOWEVER, THE BENEFIT PACKAGE EXCLUSIONS ONLY REFER TO "NON-EMERGENCY" TRANSPORTATION, AND THE RATE FILING WORKSHEET IN APPENDIX F INCLUDES A LINE FOR AMBULANCE SERVICE. IS AMBULANCE USE FOR AN EMERGENCY A COVERED BENEFIT?

      The exclusions to the benefit package should have indicated that all transportation is excluded. The rate filling application should not have emergency transportation included.

A20. WILL THERE BE AN ON-SITE REVIEW OF SELECTED BIDDERS PRIOR TO PROGRAM START UP?

      On site review is not planned. However, the Department of Health reserves the right to do a site visit if questions should arise.

A21. MUST PLANS HAVE THE ABILITY TO BILL ELECTRONICALLY BY THE TIME PROPOSALS ARE SUBMITTED OR BY THE PROGRAM START DATE?

      Plans must guarantee within their proposal that they have the ability to submit electronic

CHILD HEALTH PLUS INSURANCE PLAN RFP
ADDITIONAL QUESTIONS AND ANSWERS                                          PAGE 6

      billing data by implementation date.

A22. PLEASE RE-CLARIFY - CAN A PLAN DENY A MEDICALLY APPROPRIATE ER VISIT FOR FAILURE TO NOTIFY THE PLAN OF THE VISIT?

      The plan may impose a $35 copayment for failure to notify.

A23.  ARE MEDICAID DRG RATES AVAILABLE TO PARTICIPATING PLANS BY STATUTE?

      Yes, this is available under FOIL (Freedom of Information Law).

A24. PLEASE CLARIFY: IS THERE AN APPLICATION FEE OF $25 AS THERE IS IN THE CURRENT PROGRAM?

      No, the application/enrollment fee has been replaced by the statutory family contribution to premium.

A25.  WHAT ARE THE PRESCRIPTION DRUG EXCLUSIONS?

      The exclusions would be those typically permitted under Insurance Law and Regulation such as those for experimental or investigational drugs, drugs prescribed for a cosmetic purpose, etc.

A26. WHEN THE ENROLLEE AGES OUT OF A HEALTH PLAN, THE PLAN IS THEN RESPONSIBLE TO OFFER THEM A CONVERSION PACKAGE; ARE THERE ANY SPECIFIC BENEFITS THAT HAVE TO BE OFFERED?

      No, those plans capable of issuing conversion coverage must make the contract they generally offer available to Child Health Plus enrollees.

A27. IF THE PLAN ASSESSES THE $35 ER CO-PAY FOR FAILURE TO NOTIFY PLAN OF AN ER VISIT ON INAPPROPRIATE ER VISIT AND THE MEMBER IS DELINQUENT, DOES THIS DELINQUENCY APPLY TO THE DELINQUENCY OF THE PREMIUM?

      No, failure to pay a copayment is unrelated to failure to pay a premium.

A28. MAY A CHILD BE ENROLLED IN CHILD HEALTH PLUS PRIOR TO BIRTH AS IS CURRENTLY THE CASE UNDER MEDICAID.

      No, in order for enrollment in Child Health Plus, the family must submit an application with the child's name and date of birth as well as required documentation. Enrollment is established for the first day of a future month unlike Medicaid who enrolls retroactive to the date of application and at any point within the month. There is no family coverage in this program, only individual coverage.

A29. WHAT HAPPENS WHEN A CHILD WHO IS RECEIVING CHILD HEALTH PLUS SERVICES BECOMES ELIGIBLE FOR MEDICAID AND THE PLAN DOES NOT KNOW ABOUT THE MEDICAID COVERAGE FOR SEVERAL MONTHS? ARE WE TO RETURN PREMIUMS? ARE WE TO DISENROLL RETROACTIVELY?

CHILD HEALTH PLUS INSURANCE PLAN RFP
ADDITIONAL QUESTIONS AND ANSWERS                                          PAGE 7

      The Department has a procedure to match Child Health Plus enrollment/billing files against the Medicaid enrollment file to identify children dually enrolled in both programs. The Department notifies the plans of the dual enrollment status of these children and advises the plan to disenroll children prospectively for a future month and not retroactively. The premium for the month where the child is identified as a duplicate is not recouped.

A30. PLEASE CLARIFY WHAT BIRTH CONTROL/PRESCRIPTIONS, DEVICES, AND SUPPLIES ARE COVERED IN CHILD HEALTH PLUS.

      Any family planning services or birth control/prescriptions, devices and supplies that are prescribed by a qualified, participating provider are covered.

A31. HOW WILL DOH CHOOSE QUALIFIED PLAN - MINIMUM SCORE, # PLANS PER COUNTY, # IN THE WHOLE STATE?

      Total score of all parts of the proposal will be considered. A ranking will be assigned. Plans will be chosen in order to ensure an adequate statewide coverage.

A32. WHAT FACTORS WILL BE EVALUATED IN DETERMINING THE EFFECTIVENESS OF PLANS IN TARGETING MINORITY POPULATION?

      We will evaluate the reasonableness of the plan's proposed marketing plan and outreach efforts with respect to achieving their projected enrollments and particularly including under-represented minorities in the current program.

A33. CLARIFY CHILD HEALTH PLUS COVERAGE FOR CHILDREN LESS THAN 1 IF THE MOTHER DOESN'T OBTAIN MEDICAID COVERAGE FOR HIM/HER.

      A child maintains Child Health Plus enrollment until he or she is enrolled in Medicaid.

A34. APPENDIX D HAS A PIE CHART THAT SHOWS THE SECOND QUARTER 1996 ENROLLMENT BY SUBSIDY AND AGE. TWO OF THE AGE CATEGORIES ARE 0-1 AND 1-5. DOES THE 0-1 CATEGORY REPRESENT CHILDREN UNDER 12 MONTHS? IF SO, THIS SEEMS TO BE INCONSISTENT WITH PAGE 13 OF THE RFP WHICH SAID THAT THERE IS VERY LITTLE ENROLLMENT UNDER AGE 1 (PIE CHART SHOWS 5.4% OF ENROLLMENT 0-1). PLEASE CLARIFY THIS.

      Under the new program, it is expected that insurers' referrals to Medicaid for this population will be more aggressive than under the existing program.

CHILD HEALTH PLUS INSURANCE PLAN RFP
ADDITIONAL QUESTIONS AND ANSWERS                                          PAGE 8

II.   NETWORK COMPREHENSIVENESS
      (READ AT [ILLEGIBLE] CONFERENCE)

A35. UNDER ELIGIBLE ORGANIZATIONS, PLEASE DEFINE: A COMPREHENSIVE HEALTH SERVICE PLAN OPERATING UNDER THE REGULATIONS OF THE DEPARTMENT OF HEALTH.

      These organizations are Article 44 health maintenance organizations and prepaid health services plans.

A36. RE: PAGE 57 - EVALUATION CRITERIA PLEASE EXPLAIN WHAT IS EXPECTED FOR INFORMATION. THE RFP ALREADY DESCRIBES THE BENEFIT PACKAGE. PMPMS WILL BE IN THE RATE SUBMISSION.

      The benefit package evaluation will be based on the narrative description of the benefit package which should be provided in the proposal.

A37. RE: PATIENT EDUCATION. THE TITLE STATES "PATIENT" EDUCATION BUT THE TERM "PUBLIC" EDUCATION IS USED WITHIN THE SECTION. PLEASE CLARIFY.

      These terms are used interchangeably.

A38. QUESTION #62 INDICATES THAT "INSURERS MUST PERFORM THEIR OWN MARKETING AND OUTREACH IN ACCORDANCE WITH THE GUIDELINES IN THE RFP. MAY THE INSURERS SUB-CONTRACT WITH COMMUNITY BASED ORGANIZATIONS TO CONDUCT THIS OUTREACH?

      Yes. However, the insurer remains responsible for assuring that the sub-contractor performs these activities consistent with program requirements. In addition, the proposal should include the actual outreach and education strategies that may be subcontracted.

A39. YOUR ANSWER TO QUESTION #100 REFERS TO A PROVIDER NETWORK SUBMISSION "DUE JANUARY 23, 1997", IS THIS THE QUARTERLY PROVIDER NETWORK SUBMISSION FOR MEDICAID MANAGED CARE PLANS OR IS IT SOME OTHER SUBMISSION?

      It is the quarterly provider network submission for Medicaid Managed Care plans.

A40. FOR PLANS WHO SUBMITTED THE LETTER OF INTENT WITHIN THE APPROPRIATE TIME FRAME, WHEN CAN WE EXPECT TO RECEIVE THE DATA REPORTS MENTIONED IN QUESTION 145?

      These reports are included in your packet.

A41. RE: QUESTION 121 - HOW MUCH TIME IS PERMITTED TO ELAPSE BETWEEN SELECTION OF A CENTER AND SELECTION OF A SPECIFIC PCP FROM THAT CENTER.

      The Child Health Plus program does not intend to specify any time limits in this selection. However, since PCPs coordinate care and are required to be available 24 hours per day, 7 days per week, it is in the insurer's and enrollee's best interest that PCP selection or

CHILD HEALTH PLUS INSURANCE PLAN RFP
ADDITIONAL QUESTIONS AND ANSWERS                                          PAGE 9

      assignment occur shortly after enrollment.

A42. ARE WE EXPECTED TO POLL EACH AND EVERY PARTICIPATING PCP TO DETERMINE THE NUMBER OF CHILD HEALTH PLUS ENROLLEES HE OR SHE IS WILLING TO ACCEPT? WILL YOU ACCEPT WHATEVER NUMBER THE PCP SUPPLIES, EVEN IF IT FLIES IN THE FACE OF REASON?

      Non-Medicaid managed care plans will need to provide PCP specific enrollment information with their submissions. The numbers provided by each PCP should realistically reflect that the PCP can actually accommodate those enrollees. For Managed care plans participating in the Partnership Plan, the quarterly provider network submission will be used to assess PCP capacity.

A43. DO THE PLANS NEED TO PROVIDE ENROLLMENT PROJECTIONS BY REGION OR WILL OVERALL PROJECTIONS SUFFICE?

      Enrollment projections should be submitted by county.

A44. PLEASE CLARIFY THAT APPLICANTS WILL NEED TO SUBMIT A COMPREHENSIVE LIST OF PHARMACIES AND LABS AS PART OF APPENDIX L.

      The applicant summary forms contained in Appendix L must be completed for any sub-contracted provider.

A45. THE ANSWER TO QUESTION #118 SAYS THAT 1500 MAX IS APPLICABLE TO MEDICAID ONLY, BUT DOES THIS MEAN THERE'S NO MAXIMUM FOR CHILD HEALTH PLUS? (I.E. SO THAT A PROVIDER CAN HAVE 1500 FOR MEDICAID AND ANOTHER 1000 FOR CHILD HEALTH PLUS?)

      Yes. However, plans must abide by appointment availability standards and networks will be monitored to assure service accessibility.

A46. WILL THE STATE ALLOW PAPER SUBMISSIONS OF SOME OF THE NETWORK IF THE PLAN HAS DIFFICULTY IN SUBMITTING COMPLETE NETWORK INFORMATION IN THE FORMAT REQUIRED BY THE STATE JANUARY 23, 1997.

      Medicaid managed care plans must submit their provider network information by january 23, 1997 in the format specified by the Office of Managed Care. For non-Medicaid managed care plans, network submissions may be in paper medium, however, we prefer the spreadsheet format previously specified.

A47. FOR MEDICAID MANAGED CARE PLANS, WILL THE STATE DETERMINE EACH PCP'S ADDITIONAL CAPACITY BASED ON THE 1/23/97 QUARTERLY PROVIDER NETWORK SUBMISSION, OR ARE THE PLANS EXPECTED TO DETERMINE THIS CAPACITY? SPECIFICALLY, WHAT DOES THE MEDICAID MANAGED CARE PLAN NEED TO SUBMIT UNDER PROVIDER NETWORK? (ASIDE FROM NETWORK CHANGES AFTER THE 1/23/97 SUBMISSION.)

      The 1/23/97 quarterly network submission to the Office of Managed care will be utilized

CHILD HEALTH PLUS INSURANCE PLAN RFP
ADDITIONAL QUESTIONS AND ANSWERS                                         PAGE 10

      to determine adequacy of network as well as capacity to serve Child Health Plus enrollees. No additional network information is required for managed care plans participating in the Medicaid program.

A48. THE RFP REQUESTS THAT PLANS IDENTIFY ANY SERVICES TO BE PROVIDED BY SUBCONTRACTORS, INCLUDING PROVIDERS, PHARMACEUTICAL AND DIAGNOSTIC LABORATORY NETWORKS. PLEASE PROVIDE A DEFINITION OF "SUBCONTRACTORS" AND EXPLAIN HOW THIS QUESTION DIFFERS FROM THE QUESTION ON PAGE 50 OF THE RFP, "IDENTIFY THE PROVIDER NETWORK (BY TYPE, NUMBER, AND COUNTY)..."

      Plans may have to enter into subcontracts for certain services which are not part of their existing network. The insurer should identify which services-physician, hospital, laboratory, pharmacy, home health care, etc.
      - will be subcontracted.

CHILD HEALTH PLUS INSURANCE PLAN RFP
ADDITIONAL QUESTIONS AND ANSWERS                                         PAGE 11

III.  FISCAL EVALUATION
      (READ AT BIDDER'S CONFERENCE)

A49. IS IT A REGULATORY REQUIREMENT FOR A LICENSED ACTUARY TO SIGN OFF ON THE RATE SUBMISSION OR CAN ANY QUALIFIED FINANCIAL STAFF PERSON PERFORM THIS FUNCTION?

      The actuarial memorandum should be signed by a member of the American Academy of Actuaries or a Fellow of the Society of Actuaries. Attestation from other financial officers of the plan will be acceptable provided they are able to demonstrate appropriate qualifications and experience. An FSA signature can be from an independent actuarial firm or an employee of the plan.

A50.  PLEASE CONFIRM THE PERIOD OF TIME THAT THE RATE PROPOSAL WILL COVER?

      We would anticipate that the rate proposals will be for a 12 month period but should at least be through December 31, 1997.

A51.  WHAT SHOULD WE ANTICIPATE THE PREMIUM RECEIVABLE LAG TO BE?

      Billing are required monthly and the Department will process bills within 30 days. please refer to sections 5 on pages 30 and 31 for the specific billing timelines.

A52.  IS REINSURANCE AVAILABLE FROM THE STATE?

      No. Reinsurance is not available from the state.

A53. CAN THE FORM IN APPENDIX K BE COMPUTED BY FUNCTIONAL AREA (E.G., MMIS CLAIMS ETC.) RATHER THAN BY LISTING OF INDIVIDUAL PERSONNEL?

      The key administrative staff need to be identified on the form. All support staff can be grouped by functional area.

A54. PER THE DRAFT RATE FILING GUIDELINES UNDER APPENDIX F OF THE RFP, IS THE EXPECTED INCURRED LOSS RATIO MANDATED TO BE 90% OR MAY PLANS PROVIDE ALTERNATE PROJECTIONS?

      No, plans may provide alternate projections. The 90% referenced in Appendix F was for illustrative purposes.

A55. WILL FAMILY PLANNING SERVICES BE CONSIDERED FOR A REIMBURSEMENT CARVE-OUT, AND/OR MAY PLANS SUBCONTRACT WITH OTHER PLANS TO PROVIDE FAMILY PLANNING SERVICES ?

      Plans may subcontract with other plans to provide services subject to approval by the State DOH.

A56. CPS DATA IS NOT BROKEN DOWN BY COUNTY. WHEN WILL PLANS RECEIVE COUNTY SPECIFIC INFORMATION?

CHILD HEALTH PLUS INSURANCE PLAN RFP
ADDITIONAL QUESTIONS AND ANSWERS                                         PAGE 12

      The state released CPS data for New York City and rest of state by age and income category at the bidders conference on January 10, 1997. No other breakdown will be provided by the state.

A57.  ARE THERE ASSUMPTIONS REGARDING TREND FACTORS FOR OUTLYING YEARS?

      No. We are not offering any actuarial assumptions regarding trend factors. However, we do expect the plans to provide them in their bid.

A58. WHY IS AN ACTUARIAL CERTIFICATION NEEDED FOR THIS PROGRAM WHEN IT WAS NOT REQUIRED FOR MEDICAID?

      It is required by New York State Insurance regulation.

A59. PERTAINING TO QUESTION 162 ABOUT RATING REGIONS- WHEN WILL THIS BE AVAILABLE? WHAT COUNTIES WILL BE INCLUDED IN WHAT REGIONS?

      Please refer to question #151. The rates can be varied by county/region as actuarially justified...

A60. STATUTORY CONTRIBUTION- SINCE THE 2% CONTRIBUTION DOES NOT APPLY TO CHILD HEALTH PLUS, I ASSUME THAT A 1% CONTRIBUTION IS ACCEPTABLE. IS THIS SO?

      Statutory contributions are described in State Insurance Law Section 4310.

A61. BASE PERIOD TO RATE PERIOD -- IS IT ACCEPTABLE TO HAVE A BASE PERIOD OF 1995 AND A RATE PERIOD OF 5/12/97? (1995 IS TOO INCOMPLETE TO SERVE AS A BASE PERIOD).

      Please refer to question 155. The most current available credible data should be used, however the data need not be for a calendar year period.

A62. THE STATE HAS CAPPED THE MAXIMUM FAMILY CONTRIBUTION AT FOUR CHILDREN? HOWEVER, WILL THE STATE BE PAYING THE PLANS AN INDIVIDUAL PREMIUM FOR EACH WHERE THERE ARE MORE THAN FOUR CHILDREN IN THE FAMILY? WILL IT BE THE SAME SUBSIDIZED PREMIUM AMOUNT AS THE OTHER CHILDREN OR WILL IT BE A HIGHER AMOUNT THAT ADDS IN THE CONTRIBUTION THE FAMILY WOULD HAVE MADE IF THE HOUSEHOLD HAD FOUR KIDS OR LESS?

      The insurer will bill the State the total premium for all children that are fully subsidized. However, for partially subsidized children, the insurer will "net out" the monthly family contribution that is required for each child from the total premium to arrive at the State share. In those instances where more than four children from a partially subsidized family are enrolled in a plan, there is no family contribution offset to the total premium for the fifth or more child(ren).

A63.  AT THE RATES TO BE AGE ADJUSTED IN ANY WAY?

CHILD HEALTH PLUS INSURANCE PLAN RFP
ADDITIONAL QUESTIONS AND ANSWERS                                         PAGE 13

      No, please refer to question #140 for additional information.

A64. CAN CONSULTANTS (ACTUARIES) NOT AFFILIATED WITH A PLAN RECEIVE COPIES OF THE DATA?

      Yes, it will be made available. Please call the Bureau of Health
      Economics.

A65.  CAN YOU PROVIDE A PHONE NUMBER FOR THE BUREAU OF HEALTH ECONOMICS?

      As listed on page 41 of the RFP, the official phone for inquiries regarding this RFP process is (518)486-7897.

CHILD HEALTH PLUS INSURANCE PLAN RFP
ADDITIONAL QUESTIONS AND ANSWERS                                         PAGE 14

IV.   ADDITIONAL QUESTIONS
      (NOT READ AT BIDDER'S CONFERENCE)

A66. DOES NYHCRA ALLOW CHILD HEALTH PLUS PLANS THE ABILITY TO PAY MEDICAID DRGS FOR INPATIENT CARE, OR MUST THE REIMBURSEMENT BE NEGOTIATED?

      The New York State Health Care Reform Act of 1996 (HCRA of 1996) allows any Child Health Plus insurer to negotiate an inpatient rate with hospitals. The rate can be based on the DRG but that is between the Payer and provider.

A67. CAN A HEALTH CARE PROVIDER PAY ALL OR PART OF A MEMBER'S PREMIUM ON THEIR BEHALF TO ASSIST THEM IN REMAINING ENROLLED IN CHILD HEALTH PLUS?

      The insurer will only bill the family for the family contribution of the premium, not a third party. However, if someone chooses to pay the family contribution on behalf of the family, that is permitted. If the "health care provider" referenced in this question is the insurer, the insurer does not have the option to waive the family contribution to the premium as legislative intent was to have families contribute to the cost of the premium.

A68. CAN AN INSURER CHOOSE TO COVER CHILDREN WITHIN THE <19 GROUP, I.E., 0-14 FOR EXAMPLE?

      An insurer cannot choose to cover only a subset of the Child Health Plus population of less than 19 year of age.

A69. IN APPENDIX L, BIDDER'S SUMMARY OF PROPOSAL, WHAT IS A CHARITY REGISTRATION NUMBER? DOES THIS APPLY ONLY TO NOT-FOR-PROFITS?

      Charitable organizations are required to be registered with the Secretary of State pursuant to Article 7-A of the New York State Executive Law. The charity registration number is proof that an organization has registered with the Secretary of State.

A70. RELATED TO QUESTION 67 REGARDING CURRENT MEMBERS IN THE PROGRAM TRANSITIONS TO THE EXPANDED PROGRAM, IF A MEMBER EITHER PAYS A PARTIAL OR FULL PREMIUM, WILL THE AMOUNT THEY-PAID AT THE LAST RECERTIFICATION DATE NEED TO BE CREDITED TO ANY REMAINING MONTHS NEW PREMIUM AMOUNTS, I.E., MEMBER PAYS $25 PER YEAR NOW. RECERTIFIED IN JANUARY AND PAID $25. AS OF JULY, THEY NEED TO PAY $9 PER MONTH (OR $36 UNTIL THE END OF THE YEAR). DOES THIS AMOUNT NEED TO BE ADJUSTED AGAINST THE $25 ALREADY PAID?

      If the family requests a refund of any unused portion of the $25 annual premium contribution, the plan must pay the refund. If the family and the insurer wish to apply this to the newly required family contribution rather than refund the unused portion, this can be done. However, the insurer must document this in the enrollment file.

CHILD HEALTH PLUS INSURANCE PLAN RFP
ADDITIONAL QUESTIONS AND ANSWERS                                         PAGE 15

A71. EQUIVALENT COVERAGE: PLEASE CONFIRM THAT ANY DIFFERENCE IN COVERAGE BETWEEN CHILD HEALTH PLUS AND ANOTHER COVERAGE IS CONSIDERED NON-EQUIVALENT COVERAGE DESPITE HOW SIMILAR THE TWO WOULD BE.

      The current definition of equivalent coverage is stated in Child Health Plus Advisory Memoranda A-12 found in Appendix B of the Request for Proposals(RFP). A revised equivalent coverage policy will be formulated prior to the implementation of the expanded program. It is anticipated that under the expanded program, the current definition will merely be expanded to include inpatient care.

A72. DO THE NYHCRA SURCHARGES AND/OR ASSESSMENTS APPLY TO THE CHILD HEALTH PLUS PROGRAM?

      The New York State Health Care Reform Act surcharges and/or assessments currently apply to the Child Health Plus program.

A73. RFP ASKS FOR RESOURCES COMMITTED TO IMPLEMENT/OPERATE: IF PLAN ALREADY OPERATIONAL, DO WE JUST STATE HUMAN RESOURCES CURRENTLY IN PLACE? IS THE "MANAGEMENT TEAM" ALSO THE PERSONS RESPONSIBLE IN EACH DEPARTMENT?

      If a plan is currently a Child Health Plus insurer, they can state that the resources to operate the expanded program are in place. The "management team" should be a list of the persons responsible in each Department.

A74. WHAT FACTORS WILL BE EVALUATED IN DETERMINING THE EFFECTIVENESS OF PLANS IN TARGETING MINORITY POPULATIONS?

      As part of the response to the Request for Proposals, the bidder must submit a general plan for marketing the program along with a description of how community outreach and marketing activities will be conducted to attract applicants. This should include a discussion of the strategies the bidder will use to target minority populations in their service area. The overall marketing plan will be evaluated as a component of the General Technical Evaluation Criteria.


A75. A RECENT SURVEY WE CONDUCTED ON OUR CURRENT CHILD HEALTH PLUS ENROLLEES REVEALED THAT MANY FAMILIES, ESPECIALLY THOSE WITH MORE THAN ONE CHILD, WOULD NOT ENROLL IN THE NEW PROGRAM DUE TO THE REQUIRED PREMIUM CONTRIBUTION. CLIENTS CURRENTLY ENROLLING IN OUR PLAN - PLUS THOSE WHO WILL ENROLL BETWEEN NOW AND MAY 1ST - MAY ACCUSE US OF "BAIT AND SWITCH" TECHNIQUES, I.E., WE "SELL" THEM A FREE PROGRAM, AND THEN CHANGE IT TO ONE WITH A PREMIUM CONTRIBUTION REQUIREMENT. THIS SITUATION WILL CAST OUR PLAN AND THE STATE IN A POOR LIGHT. WHAT IS THE STATE WILLING AND ABLE TO DO TO ADDRESS, AVOID, AND/OR MINIMIZE THE POTENTIAL NEGATIVE CONSEQUENCES OF THIS SITUATION?

      The dollar amounts are defined by Statute.

CHILD HEALTH PLUS INSURANCE PLAN RFP
ADDITIONAL QUESTIONS AND ANSWERS                                         PAGE 16

A76. A RECENT SURVEY WE CONDUCTED OF OUR CHILD HEALTH PLUS SUBSCRIBERS REVEALED EXTREME PRICE SENSITIVITY, I.E., OVER 50% OF RESPONDENTS INDICATED THEY WOULD BE UNWILLING AND/OR UNABLE TO MAKE THE REQUIRED PREMIUM CONTRIBUTIONS, AND, THEREFORE, WOULD NOT ENROLL THEIR CHILDREN. ONE IMPLICATION OF THIS FUNDING IS POTENTIAL ADVERSE SELECTION. WILL THE STATE FACTOR THIS INTO THE EVALUATION OF RATE FILLINGS?

      The State will consider all supportable actuarial methods and assumptions utilized in the rate making process as submitted by bidders.

A77. DOES THE STATE HAVE PARTICULAR REQUIREMENTS FOR CHILD HEALTH PLUS PROVIDER CONTRACTS, AS IT DOES FOR MEDICAID MANAGED CARE? DO INSURERS HAVE TO SUBMIT MODEL CONTRACTS TO SDOH FOR REVIEW AND APPROVAL?

      There are no specific requirements for Child Health Plus provider contracts other than those contract provisions that are otherwise required of health plans (e.g. enrollee non liability language, access to medical records etc.)

A78. CURRENT CHILD HEALTH PLUS INSURERS RECEIVED CONTRACT EXTENSIONS FROM JULY 1, 1996 THROUGH DECEMBER 31, 1996, WHEN WILL DOH ISSUE EXTENSIONS FOR THE PERIOD OF JANUARY 1, 1997, JUNE 30, 1997

      It is anticipated that DOH will issue contract extensions to current Child Health Plus insurers within the next month. These extensions will be for the period January 1, 1997 through September 30, 1997 to allow for transition of current enrollees to the expanded program. If a current insurer is selected to continue in the expanded program, the terms of the new contract will supersede the extension.

A79. ARE THERE GUIDELINES RELATIVE TO THE RATIO BETWEEN PROVIDER SERVICES STAFF AND ENROLLEES?

      There are no guidelines relative to the ratio between provider services staff and enrollees.

A80.  SHOULD THE CHILD HEALTH PLUS PREMIUM RATE INCLUDE THE GME ADD ON?

      The New York State Health Care Reform Act surcharges and/or assessments currently apply to the Child Health Plus program.

A81.  WHAT IS THE DEFINITION OF SCHOOL BASED HEALTH CENTER?

      A school-based health center is a clinic established at a school site. It's purpose is to provide convenient access to medical and/or behavioral services to the children.

A82. HOW SHOULD OLDER CHILDREN LIVING ON THEIR OWN BE ENROLLED? WHAT SHOULD BE USED AS INCOME VERIFICATION? CAN THE TEENS SIGN THEIR OWN APPLICATION? WHAT WOULD THE INSURERS DO ABOUT PROOF OF RESIDENCY IN THE CASE OF HOMELESS CHILDREN?

CHILD HEALTH PLUS INSURANCE PLAN RFP
ADDITIONAL QUESTIONS AND ANSWERS                                         PAGE 17

      The issue of older children living on their own is currently under investigation by the Department's Office of Counsel. A policy concerning this issue and the related issues surrounding it will be issued prior to implementation of the expanded program. With regard to the question of proof of residency in the case of homeless children, legislation requires proof of New York State residency. No specific provision is made for homeless children.

A83. THE RFP STATES THAT ROUTINE OB/GYN VISITS WILL NOT BE COVERED. WILL THE OB/GYN MANDATE REGARDING ANNUAL VISITS AND PAP SMEARS FOR WOMEN 18 YEARS AND OVER BE COVERED?

      Consistent with Insurance Law, a pelvic exam, pap smear and the laboratory testing related to the pap smear must be offered as a routine, preventive benefit for women 18 years and older. For females under age 18, this service would be covered for purposes of diagnosis and treatment of illness or injury. Pelvic exams and pap smears that are performed more than once a year for diagnosis of illness or injury are also a covered benefit. As stated in the American Academy of Pediatric Guidelines found in Appendix E of the RFP, all sexually active patients should be screened for sexually transmitted diseases and should have a pelvic exam.

A84. THE RFP STATES THAT ENROLLEES MUST PAY THEIR PREMIUM CONTRIBUTION MONTHLY, AND THAT THEY WILL BE ALLOWED A 30 DAY GRACE PERIOD. ENROLLEES WHO HAVE NOT PAID THEIR CONTRIBUTION WITHIN THIS TIME WILL BE RETROACTIVELY DISENROLLED. RETROACTIVE DISENROLLMENT PRESENTS SEVERAL ISSUES, FOR EXAMPLE, WHAT WILL INSURERS BE REQUIRED TO DO IN THE EVENT THAT THEY RECEIVE CLAIMS FOR THIS PERIOD?

      The RFP states that family contributions to premium must be paid 30 days in advance of the period of coverage. However, the insurer may allow the family an additional 30 days to submit payment before disenrolling the child from the program. Family contributions are due in advance to avoid retroactive disenrollment as retroactive enrollment and disenrollment is not permitted under this program.

A85. WE WOULD LIKE TO BE ABLE TO PROVIDE CONTINUOUS COVERAGE VIA CHILD HEALTH PLUS TO THOSE TERMINATING FROM MEDICALID DUE TO LOSS OF ELIGIBILITY DUE TO INCOME REASONS. WHAT PRELIMINARY INFORMATION WOULD BE REQUIRED FOR PRESUMPTIVE ELIGIBILITY AND IN WHAT TIME FRAME IF WE ARE TO TRY TO AVOID ANY GAPS IN MEMBERSHIP? WOULD THE PREMIUM PAYMENT ALSO BE REQUIRED AT THE TIME OF APPLICATION?

      To be deemed presumptively eligible under Child Health Plus, a family must submit a completed, signed enrollment application to a participating insurer. The insurer must determine that the applicant appears to meet all eligibility requirements but lacks the documentation necessary to support the application. Plans will enroll children based on their internal processing cut-off dates. Enrollment will be for the first day of the month with no retroactive enrollment permitted. The first month's family premium contribution is required prior to enrollment. If an individual submits an application to Child Health Plus knowing they will be disenrolled from Medicaid at a point during that month, the child can

CHILD HEALTH PLUS INSURANCE PLAN RFP
ADDITIONAL QUESTIONS AND ANSWERS                                         PAGE 18

      apply to Child Health Plus in advance of the disenrollment. For example, if a child is due to be disenrolled from Medicaid for the 15th of a particular month, the child can apply in advance for Child Health Plus and can enroll for the first day of the month if the application is completed and any required family contribution is paid prior to the insurer's internal processing schedule to avoid a lapse in coverage.

A86. CONVERSELY, WHAT ACTIONS CAN BE TAKEN TO ELIMINATE ANY GAPS IN COVERAGE FOR A CHILD HEALTH PLUS MEMBER WHO IS APPLYING FOR MEDICAID? THERE IS USUALLY A GAP OF TIME BETWEEN WHEN THE RECIPIENT IS EFFECTIVE FOR MEDICAID AND WHEN THEY CAN BE ENROLLED IN A PLAN.

      If a Child Health Plus member applies for Medicaid, there will not be a gap in coverage as the member would not be disenrolled from Child Health Plus until after they are enrolled in Medicaid. The enrollee would also be retroactively enrolled in Medicaid back to the date of application.

A87. THE INCOME TABLES START WITH A HOUSEHOLD OF ONE. IS IT TO BE ASSUMED THAT THE NUMBER IN THE HOUSEHOLD REFERS TO THE NUMBER OF CHILDREN AND NO ADULTS ARE TO BE COUNTED?

      Income guidelines are based on the family's gross household income. The number in the household refers to both the number of children and the number of adults residing in the households.

A88. SHOULD A NEW HOUSEHOLD BUDGET BE CALCULATED FOR A PREGNANT TEEN BASED ON THE UNBORN AND HER FINANCIAL RESPONSIBILITY FOR IT. THAT IS, IF SHE CHOOSES NOT TO APPLY FOR MEDICAID?

      No, a household budget should not be calculated for a pregnant teen which includes an unborn child.

[DOH LOGO]                     STATE OF NEW YORK
                              DEPARTMENT OF HEALTH
      Corning Tower The Governor Nelson A. Rockefeller Empire State Plaza
                             Albany, New York 12237

Antonia C. Novello, M.D., M.P.H., Dr.P.H.         Dennis P. Whalen
  Commissioner                                     Executive Deputy Commissioner

DATE:             Aug. 10, 2004

CONTRACT  #:      C014386

CONTRACTOR:       WELLCARE  OF  NEW  YORK, INC.

CONTRACT PERIOD:  Oct. 01, 1997 - Dec. 31, 2004

      Attached is your copy of the approved contract. The Contract number must appear on all vouchers and correspondence.

      Reports of the Expenditures and Budget Statements should be submitted as outlined in the Contract.

      In accordance with the contract, properly completed vouchers and/or programmatic questions should be addressed to the State's designated payment office as stated in the Contract.

      Failure of the contracting Agency to comply with payment provisions as set forth in the approved Contract may result in non-payment.

      An additional supply of vouchers to be used in submitting claims may be obtained by written request from the Office of the State Comptroller, Supply Room, 110 State Street, 2nd Floor, Albany, New York 12236.

New York State Department of Health
Contract Unit

      Please note the following new information regarding payments:

                  OSC now offers Electronic Payments. Payments formerly made by check can be made by electronic funds transfer through the Automated Clearinghouse (ACH) network, and with OSC optional e-mail notification service, you will receive advance notice of your electronic payments. Additional information is available on-line at http://www.osc.state.ay.us/epay/how.htm or by calling 518-474-4032.

                                STATE OF NEW YORK
                                    AGREEMENT

Section I.B.1. is revised to read as follows:

I. Conditions of Agreement

B.1. This AGREEMENT is extended through December 31, 2004.

                                   APPENDIX E
                             FINANCIAL INFORMATION

 Sections A is revised to read as follows:

A. WellCare of New York, Inc. shall receive, for the period July 1, 2004 through December 31, 2004 an amount up to, but not to exceed, $ 5,900,000.00 to provide and administer a Child Health Plus program for uninsured children in the counties identified in Appendix A-2, Section II.B.1 of this AGREEMENT or as modified by the STATE. Payment of this amount is based on the CONTRACTOR meeting the responsibilities provided in this AGREEMENT.

Additional Premium Information:

For Columbia, Greene, Albany:

      The total monthly premium shall be: $ 96.63

      The State share of the total monthly premium shall be $ 96.63 or the total monthly premium for children in families with gross household income less than 160% of the federal poverty level and children who are American Indians or Alaskan Natives (AI/AN).

      The State share of the total monthly premium shall be $ 87.63 or the total monthly premium minus $9 for children in families with gross household income between 160% and 222% of the federal poverty level with a maximum of $27 per month per family. The State share is the total monthly premium less $9 for each of the first three children. For additional children, the State share is the total monthly premium.

      The State share of the total monthly premium shall be $ 81.63 or the total monthly premium minus $15 for children in families with gross household income between 223% and 250% of the federal poverty level with a maximum of $45 per month per family. The State share is the total monthly premium less $15 for each of the first three children. For additional children, the State share is the total monthly premium.

For Rensselaer:

      The total monthly premium shall be: $ 95.93

      The State share of the total monthly premium shall be $ 95.93 or the total monthly premium for children in families with gross household income less than 160% of the federal poverty level and children who are American Indians or Alaskan Natives- AI/AN.

      The State share of the total monthly premium shall be $ 86.93 or the total monthly premium minus $9 for children in families with gross household income between 160% and 222% of the federal poverty level with a maximum of $27 per month per family. The State share is the total monthly premium less $9 for each of the first three children. For additional children, the State share is the total monthly premium.

      The State share of the total monthly premium shall be $ 80.93 or the total monthly premium minus $15 for children in families with gross household income between 223% and 250% of the federal poverty level with a maximum of $45 per month per family. The State share is the total monthly premium less $15 for each of the first three children. For additional children, the State share is the total monthly premium.

For Bronx, Kings, New York, Queens:

      The total monthly premium shall be: $ 20.84

      The State share of the total monthly premium shall be $ 120.84 or the total monthly premium for children in families with gross household income less than 160% of the federal poverty level and children who are American Indians or Alaskan Natives (AI/AN).

      The State share of the total monthly premium shall be $ 111.84 or the total monthly premium minus $9 for children in families with gross household income between 160% and 222% of the federal poverty level with a maximum of $27 per month per family. The State share is the total monthly premium less $9 for each of the first three children. For additional children, the State share is the total monthly premium.

      The State share of the total monthly premium shall be $ 105.84 or the total monthly premium minus $15 for children in families with gross household income between 223% and 250% of the federal poverty level with a maximum of $45 per month per family. The State share is the total monthly premium less $15 for each of the first three children. For additional children, the State share is the total monthly premium.

For Dutchess, Orange, Rockland, Ulster, Sullivan:

      The total monthly premium shall be: $ 97.62

      The State share of the total monthly premium shall be $ 97.62 or the total monthly premium for children in families with gross household income less than 160% of the federal poverty level and children who are American Indians or Alaskan Natives (AI/AN).

      The State share of the total monthly premium shall be $ 88.62 or the total monthly premium minus $9 for children in families with gross household income between 160% and 222% of the federal poverty level with a maximum of $27 per month per family. The State share is the total monthly premium less $9 for each of the first three children. For additional children, the State share is the total monthly premium.

      The State share of the total monthly premium shall be $ 82.62 or the total monthly premium minus $15 for children in families with gross household income between 223% and 250% of the federal poverty level with a maximum of $45 per month per family. The State share is the total monthly premium less $15 for each of the first three children. For additional children, the State share is the total monthly premium.

      In the absence of an approved premium modification by the Department of Health and State Insurance Department, the premium above or subsequent premium approved (whichever is in effect) shall continue as the State's subsidy through December 31, 2004.

                                   Appendix L
                           PRIVACY AND CONFIDENTIALITY

Section II is revised as follows:

      II. Effective April 14, 2003, the CONTRACTOR shall comply with the following agreement:

       Federal Health Insurance Portability and Accountability Act (HIPAA)
                   Business Associate Agreement ("Agreement")

      This Business Associate Agreement between the New York State Department of Health and Wellcare of New York, Inc., hereinafter referred to as the Business Associate, is effective on April 14, 2003 to December 31, 2004.

                                   APPENDIX X

AGENCY CODE 12000                       CONTRACT NO. C-014386
PERIOD 10/1/1997 TO 12/31/04            FUNDING AMOUNT FOR PERIOD $71,010,771.00

This is an AGREEMENT between THE STATE OF NEW YORK, acting by and through the Department of Health, having its principal office at Corning Tower, Empire State Plaza, Albany, NY, (hereinafter referred to as the STATE), and WELLCARE OF NEW YORK, INC. hereinafter referred to as the CONTRACTOR), for modification of Contract Number C-014386 as reflected in the attached provisions to Section I.B.I. of the Agreement and Appendices E and L, and to extend the period of the contract through December 31, 2004.

All other provisions of said AGREEMENT shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the dates appearing under their signatures.

_________________________________              _________________________________

CONTRACTOR SIGNATURE                           STATE AGENCY SIGNATURE

By: /s/ Todd S. Farha                          By: /s/ Judith Arnold
    -----------------------------                  -----------------------------
    Todd S. Farha                                  Judith Arnold
    -----------------------------                  -----------------------------
      Printed Name                                   Printed Name

Title: President & Chief                       Title: Deputy Commissioner
       Executive Officer                               Division of Planning,
                                                       Policy, and Resource
                                                       Development

Date: June 3, 2004                             Date: 6/7/04

                                                 State Agency Certification:
                                                 "In addition to the acceptance
                                                 of this contract, I also
                                                 certify that original copies of
                                                 this signature page will be
                                                 attached to all other exact
                                                 copies of this contract."

_________________________________
STATE OF FLORIDA                  ) SS.:
                                  )
 County of Hillsborough           )

On the 3rd day of June 2004, before me personally appeared Jodd S. Farha, to me known, who being by me duly sworn, did depose and say that he resides at [ILLEGIBLE], Florida, that he is the President & CEO of the [ILLEGIBLE] the corporation described herein which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.

(Notary) Kathleen R. Casey

STATE COMPTROLLER SIGNATURE                [SEAL]

_________________________________          Title: ______________________________

                                           Date: _______________________________

                                                          [APPROVED
                                                     DEPT. OF AUDIT & CONTROL
                                                           AUG 04 2004
                                                           ILLEGIBLE]